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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on July 3, 2013

Registration Statement No. 333-189188

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	23-2930022 (I.R.S. Employer Identification Number)

6711 Columbia Gateway Drive
Suite 300
Columbia, Maryland 21046
(443) 285-5400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Roger A. Waesche, Jr.
President and Chief Executive Officer
Corporate Office Properties Trust
6711 Columbia Gateway Drive
Suite 300
Columbia, MD 21046
(443) 285-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Justin W. Chairman, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 (215) 963-5000	Karen M. Singer, Esq. Senior Vice President, General Counsel and Secretary Corporate Office Properties Trust 6711 Columbia Gateway Drive, Suite 300 Columbia, MD 21046 (443) 285-5400

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

             If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

             If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee

3.600% Senior Notes due 2023	$350,000,000	100%	$350,000,000	$47,740(2)

Guarantees of 3.600% Senior Notes due 2023	(3)	(3)	(3)	(3)

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).

(2)
The registrant previously paid $47,740 in connection with the initial filing of this registration statement.

(3)
No separate consideration will be received with respect to these guarantees and, therefore, no registration fee is attributed to them.

             The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTOR

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Registrant's Principal Executive Offices
Corporate Office Properties Trust	Maryland	6798	23-2947217	6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 (443) 285-5400

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 3, 2013

PROSPECTUS

CORPORATE OFFICE PROPERTIES, L.P.

OFFER TO EXCHANGE

$350,000,000 aggregate principal amount of its
3.600% Senior Notes due 2023
which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 3.600% Senior Notes due 2023

Guaranteed by Corporate Office Properties Trust

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                  , 2013, unless extended.

  •
  We will exchange all outstanding private notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act.

  •
  The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

  •
  You may withdraw tenders of outstanding private notes at any time before the exchange offer expires.

  •
  The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  The terms of the new series of notes are substantially identical to the outstanding private notes, except for transfer restrictions and registration rights relating to the outstanding private notes.

  •
  The outstanding private notes are, and the new series of notes will be, fully and unconditionally guaranteed by Corporate Office Properties Trust, a Maryland real estate investment trust, our sole general partner, which has no material assets other than its investment in us.

  •
  You may tender outstanding private notes only in denominations of $1,000 and integral multiples thereof.

  •
  Our affiliates may not participate in the exchange offer.

  •
  No public market exists for the outstanding private notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated for the exchange notes.

  •
  Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding private notes where such outstanding private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

        You should carefully read and consider the risk factors beginning on page 16 of this prospectus, and other information that we file with the Securities and Exchange Commission, before you invest in the securities described in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2013.

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, as well as information that COPT has previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus, and such information is available without charge to holders of the notes upon written or oral request to Investor Relations, Corporate Office Properties Trust, 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046 (telephone: (443) 285-5400). To obtain timely delivery, note holders must request the information no later than five business days prior to the expiration of the exchange offer contemplated by this prospectus, or ,                    2013.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer will acknowledge by participating in this exchange offer, as a condition to participating in this exchange offer, that it will deliver a prospectus in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding private notes where such outstanding private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after such expiration date, subject to extension in limited circumstances, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

PROSPECTUS SUMMARY

        This summary highlights some of the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all information that may be important to you or that you should consider before participating in this exchange offer. For a more complete understanding of the exchange offer and the exchange notes, we encourage you to read this entire prospectus, including the information under the caption "Risk Factors," and the documents incorporated by reference. Corporate Office Properties, L.P ("COPLP"), or the Operating Partnership, is a Delaware limited partnership. Corporate Office Properties Trust ("COPT"), or the Company or guarantor, is the sole general partner of the Operating Partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus, "we," "us" and "our" refer collectively to COPT, COPLP and their subsidiaries, references to "Company common shares" or similar references refer to the common shares of beneficial interest, par value $0.01 per share, of COPT and references to "common units" or similar references refer to the common units of COPLP.

 Explanatory Note

        This prospectus includes combined disclosure for Corporate Office Properties Trust ("COPT") and Corporate Office Properties, L.P. ("COPLP").

        COPT is a real estate investment trust, or REIT, and the sole general partner of COPLP. As of March 31, 2013, COPT owned 96% of the outstanding common units and 97% of the outstanding preferred units in COPLP The remaining common and preferred units are owned by certain trustees of COPT and certain non-affiliated investors. As the sole general partner of COPLP, COPT controls COPLP and can cause it to enter into major transactions including acquisitions, dispositions, and refinancings and cause changes in its line of business, capital structure, and distribution policies.

        There are a few differences between COPT and COPLP which are reflected in the disclosure in this prospectus. We believe it is important to understand the differences between COPT and COPLP in the context of how COPT and COPLP operate as an interrelated, consolidated company. COPT is a real estate investment trust, whose only material asset is its ownership of partnership interests of COPLP. As a result, COPT does not conduct business itself, other than acting as the sole general partner of COPLP, issuing public equity from time to time and guaranteeing certain debt of COPLP. COPT itself is not directly obligated under any indebtedness, but guarantees some of the debt of COPLP, as disclosed in this prospectus. COPLP owns substantially all the assets of COPT either directly or through its subsidiaries, conducts the operations of the business and is structured as a limited partnership with no publicly traded equity. Except for net proceeds from public equity issuances by COPT, which are contributed to COPLP in exchange for partnership units, COPLP generates the capital required by COPT's business through COPLP's operations, by COPLP's direct or indirect incurrence of indebtedness or through the issuance of partnership units.

        Noncontrolling interests and shareholders' equity and partners' capital are the main areas of difference between the consolidated financial statements of COPT and those of COPLP. The common limited partnership interests in COPLP not owned by COPT are accounted for as partners' capital in COPLP's financial statements and as noncontrolling interests in COPT's financial statements. COPLP's financial statements also reflect COPT's noncontrolling interests in certain real estate partnerships, limited liability companies ("LLCs"), business trusts and corporations; the differences between shareholders' equity, partners' capital and noncontrolling interests result from the differences in the equity issued at COPT and the COPLP levels and in COPT's noncontrolling interests in these real estate partnerships, LLCs, business trusts and corporations. The only other significant differences between the consolidated financial statements of COPT and those of COPLP are assets in connection with a non-qualified elective deferred compensation plan (comprised primarily of mutual funds and equity securities) and the corresponding liability to the plan's participants that are held directly by COPT.

 OUR COMPANY

        General.    COPT is an office real estate investment trust ("REIT") that focuses primarily on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. COPT generally acquires, develops, manages and leases office and data center properties concentrated in large office parks located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of March 31, 2013, investments in real estate included the following:

  •
  210 operating office properties totaling 19.1 million square feet;

  •
  ten office properties under construction or redevelopment, or for which we were contractually committed to construct, that we estimate will total approximately 1.3 million square feet upon completion, including one partially operational property included above;

  •
  land held or under pre-construction totaling 1,703 acres (including 561 controlled but not owned) that we believe is potentially developable into approximately 19.7 million square feet; and

  •
  a partially operational, wholesale data center which upon completion and stabilization is expected to have a critical load of 18 megawatts.

        COPT conducts almost all of its operations through COPLP, a Delaware limited partnership, of which it is the sole general partner. COPLP owns real estate both directly and through subsidiary partnerships, corporations, business trusts and limited liability companies. COPLP also owns subsidiaries that provide real estate services such as property management, construction and development services primarily for our properties but also for third parties.

        Interests in COPLP are in the form of common and preferred units. As of March 31, 2013, COPT owned 96% of the outstanding common units and 97% of the outstanding preferred units in COPLP. The remaining common and preferred units in COPLP were owned by third parties, which included certain of COPT's Trustees.

        We believe that COPT is organized and has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the Internal Revenue Code of 1986, as amended, and we intend to continue to operate COPT in such a manner. If COPT qualifies for taxation as a REIT, it generally will not be subject to U.S. federal income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute to its shareholders at least 90% of its annual taxable income (excluding net capital gains).

        Our executive offices are located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046 and our telephone number is (443) 285-5400.

THE EXCHANGE OFFER

The exchange offer	We are offering to exchange the 3.600% Senior Notes due 2023 offered by this prospectus, referred to as the exchange notes, for the outstanding 3.600% Senior Notes due 2023, referred to as the private notes, that are properly tendered and accepted. You may tender outstanding private notes only in denominations of $1,000 and integral multiples thereof. We will issue the exchange notes on or promptly after the exchange offer expires. As of the date of this prospectus, $350,000,000 aggregate principal amount of private notes is outstanding.
Expiration date

The exchange offer will expire at 5:00 p.m., New York City time, on                    , 2013 (the 21st business day following commencement of the exchange offer), unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the exchange offer

The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement with respect to the private notes and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations of the SEC.

Procedures for tendering private notes

If you wish to tender your private notes for the exchange notes pursuant to the exchange offer, you must complete and sign a letter of transmittal in accordance with the instructions contained in the letter and forward it by mail, facsimile or hand delivery, together with any other documents required by the letter of transmittal, to the exchange agent (as defined below), either with the private notes to be tendered or in compliance with the specified procedures for guaranteed delivery of notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of private notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender private notes pursuant to the exchange offer. See "The Exchange Offer—Procedures for Tendering."

Letters of transmittal and certificates representing private notes should not be sent to us. Such documents should only be sent to the exchange agent. Questions regarding how to tender private notes and requests for information should be directed to the exchange agent. See "The Exchange Offer—Exchange Agent." You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer.

Acceptance of the private notes and delivery of the exchange notes

Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.

Withdrawal rights

You may withdraw the tender of your private notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading "The Exchange Offer—Withdrawal of Tenders."

U.S. federal tax consequences

The exchange of notes will not be a taxable event for U.S. federal income tax purposes. For a discussion of material federal tax considerations relating to the exchange of notes, see "U.S. Federal Income Tax Consequences."

Exchange agent	U.S. Bank National Association, the registrar and paying agent for the notes under the indenture governing the notes, is serving as the exchange agent for the notes.
Consequences of failure to exchange

If you do not exchange your private notes for the exchange notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the private notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the resale of the private notes under the Securities Act.

Registration rights agreement

You are entitled to exchange your private notes for the exchange notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your private notes.

        We explain the exchange offer in greater detail beginning on page 33.

THE EXCHANGE NOTES

        The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the exchange notes, please refer to the section entitled "Description of Notes."

        The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes, and both the private notes and the exchange notes are governed by the same indenture.

        The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see "Description of Notes."

Issuer of notes	Corporate Office Properties, L.P.
Guarantor	Corporate Office Properties Trust
Notes offered	$350,000,000 aggregate principal amount.
Ranking of notes	The notes will be our general unsecured and unsubordinated obligations and will:
• rank equally in right of payment with all of COPLP's existing and future senior unsecured and unsubordinated indebtedness;
• be effectively subordinated in right of payment to all of COPLP's existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and
• be effectively subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of our subsidiaries.

As of March 31, 2013, we had approximately $1.01 billion of secured indebtedness and $951.7 million of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries.
Guarantee
The notes will be fully and unconditionally guaranteed by COPT. The guarantee will be an unsecured and unsubordinated obligation of COPT and will rank equally in right of payment with other unsecured and unsubordinated obligations of COPT.
Interest	The notes will bear interest at a rate of 3.600% per year. Interest will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2013.
Maturity	The notes will mature on May 15, 2023 unless previously redeemed by COPLP at its option prior to such date.

COPLP's redemption rights	COPLP may redeem the notes at its option and in its sole discretion, at any time in whole or from time to time in part, at the applicable redemption price specified herein. If the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. See "Description of Notes—COPLP's Redemption Rights."
Sinking fund	None.
Certain covenants	The indenture governing the notes contains certain covenants that, among other things, limit COPLP, its guarantor's and its subsidiaries' ability to:
• consummate a merger, consolidation or sale of all or substantially all of their assets; and
• incur secured and unsecured indebtedness.
These covenants are subject to a number of important exceptions and qualifications. See "Description of Notes."
Use of Proceeds
The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer. The net proceeds from the sale of the private notes after deducting discounts and offering expenses, were approximately $346.1 million. COPLP used the net proceeds from the sale of the private notes to repay borrowing under its unsecured revolving credit facility and for general corporate purposes, including partial repayment of certain of our unsecured term loans.
Trading
The notes are a new issue of securities with no established trading market. COPLP does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
Book-entry form
The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Additional notes	COPLP may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price, issue date, interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby.
Risk factors
See "Risk Factors" included in this prospectus and in COPT's most recent Annual Report on Form 10-K, as updated by its subsequent filings under the Exchange Act, as well as other information included in this prospectus, for a discussion of factors you should carefully consider before deciding to invest in the notes.
Trustee and paying agent	U.S. Bank National Association is the trustee and paying agent under the indenture relating to the notes.
Governing law	The indenture, the notes and the guarantees endorsed on the notes will be governed by the laws of the State of New York.

SUMMARY HISTORICAL FINANCIAL DATA

        The following tables set forth summary historical consolidated financial and operating data for COPLP and COPT and their respective subsidiaries. You should read the following summary historical financial data in conjunction with the consolidated historical financial statements and notes thereto of COPLP and its subsidiaries, included elsewhere in this prospectus, and COPT and its subsidiaries, incorporated by reference into this prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus.

Corporate Office Properties, L.P.

        The consolidated balance sheet data as of December 31, 2012 and 2011 and the consolidated statement of operations data for the years ended December 31, 2012, 2011 and 2010 have been derived from the historical consolidated financial statements of COPLP audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2010, 2009 and 2008 and the consolidated statement of operations data for each of the years ended December 31, 2009 and 2008 have been derived from the unaudited historical consolidated financial statements of COPLP, not included in this prospectus. The consolidated balance sheet data as of March 31, 2013 and the consolidated statement of operations data for the three months ended March 31, 2013 and 2012 have been derived from the unaudited historical consolidated financial statements of COPLP, which are included elsewhere in this prospectus and include all adjustments of a normal and recurring nature that management considers necessary for a fair presentation of such information. COPLP's consolidated results of operations and financial condition as of and for the three months ended March 31, 2013 do not purport to be indicative of its financial condition or results of operations as of or for the year ending December 31, 2013.

 Corporate Office Properties, L.P. and Subsidiaries
(in thousands, except per unit data and number of properties)

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Revenues
Revenues from real estate operations	$116,735	$110,661	$454,171	$428,496	$387,559	$349,463	$326,223
Construction contract and other service revenues	14,262	21,534	73,836	84,345	104,675	343,087	188,385

Total revenues	130,997	132,195	528,007	512,841	492,234	692,550	514,608

Expenses
Property operating expenses	42,575	41,253	167,161	162,397	146,617	123,769	109,967
Depreciation and amortization associated with real estate operations	28,252	27,834	113,480	113,111	97,897	81,446	75,264
Construction contract and other service expenses	13,477	20,607	70,576	81,639	102,302	336,519	184,142
Impairment losses	1,857	(4,836)	43,214	83,478	—	—	—
General, administrative and leasing expenses	7,820	9,569	31,900	30,308	28,477	27,853	28,707
Business development expenses and land carry costs	1,359	1,576	5,711	6,122	6,403	5,259	2,206

Total operating expenses	95,340	96,003	432,042	477,055	381,696	574,846	400,286

Operating income	35,657	36,192	95,965	35,786	110,538	117,704	114,322
Interest expense	(22,307)	(24,431)	(94,624)	(98,222)	(95,729)	(76,718)	(79,542)
Interest and other income	946	1,217	7,172	5,603	9,568	5,164	2,070
(Loss) gain on early extinguishment of debt	(5,184)	—	(943)	(1,639)	—	—	8,101
Loss on interest rate derivatives	—	—	—	(29,805)	—	—	—

Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	9,112	12,978	7,570	(88,277)	24,377	46,150	44,951
Equity in (loss) income of unconsolidated entities	41	(89)	(546)	(331)	1,376	(941)	(147)
Income tax (expense) benefit	(16)	(204)	(381)	6,710	(108)	(196)	(201)

Income (loss) from continuing operations	9,137	12,685	6,643	(81,898)	25,645	45,013	44,603
Discontinued operations(1)	3,786	(2,450)	13,677	(48,404)	17,054	16,310	15,655

Income (loss) before gain on sales of real estate	12,923	10,235	20,320	(130,302)	42,699	61,323	60,258
Gain on sales of real estate, net of income taxes(2)	2,354	—	21	2,732	2,829	—	1,090

Net income (loss)	15,277	10,235	20,341	(127,570)	45,528	61,323	61,348
Net loss (income) attributable to noncontrolling interests	336	570	507	244	(61)	66	(353)

Net income (loss) attributable to COPLP	15,613	10,805	20,848	(127,326)	45,467	61,389	60,995
Preferred unit distributions	(6,271)	(4,190)	(21,504)	(16,762)	(16,762)	(16,762)	(16,762)
Issuance costs associated with redeemed preferred units(3)	—	—	(1,827)	—	—	—	—

Net income (loss) attributable to COPLP common unitholders	$9,342	$6,615	$(2,483)	$(144,088)	$28,705	$44,627	$44,233

Basic earnings per common unit(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.33)	$0.17	$0.46	$0.51
Net income (loss)	$0.11	$0.09	$(0.04)	$(2.00)	$0.44	$0.73	$0.80
Diluted earnings per common unit(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.33)	$0.17	$0.46	$0.51
Net income (loss)	$0.11	$0.09	$(0.04)	$(2.00)	$0.44	$0.72	$0.79
Weighted average common units outstanding—basic	85,290	75,739	77,689	72,564	62,553	59,981	54,573
Weighted average common units outstanding—diluted	85,342	75,783	77,689	72,564	62,886	60,458	55,261

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Balance Sheet Data (as of period end):
Total properties, net	$3,189,973	$3,338,291	$3,163,044	$3,352,975	$3,445,455	$3,029,900	$2,778,466
Total assets	$3,678,041	$3,790,595	$3,646,983	$3,855,967	$3,836,329	$3,373,337	$3,109,690
Debt	$1,957,360	$2,418,078	$2,019,168	$2,426,303	$2,323,681	$2,053,841	$1,856,751
Total liabilities	$2,127,142	$2,589,799	$2,200,186	$2,641,160	$2,512,504	$2,252,051	$2,026,650
Redeemable noncontrolling interest	$10,356	$9,237	$10,298	$8,908	$9,000	$—	$—
Total equity	$1,540,543	$1,191,559	$1,436,499	$1,205,899	$1,314,825	$1,121,286	$1,083,040
Other Financial Data (for the period ended):
Cash flows provided by (used in):
Operating activities	$47,311	$43,787	$191,838	$152,149	$156,460	$194,838	$182,039
Investing activities	$(60,176)	$7,791	$13,744	$(260,387)	$(479,167)	$(349,076)	$(290,822)
Financing activities	$25,780	$(49,150)	$(200,547)	$103,695	$324,547	$155,725	$90,920
Numerator for diluted EPU(4)	$9,224	$6,474	$(2,952)	$(145,125)	$27,634	$43,617	$43,505
Cash distributions declared per common unit	$0.275	$0.275	$1.100	$1.650	$1.610	$1.530	$1.425
Property Data (as of period end):
Number of properties owned(5)	210	231	208	238	256	253	240
Total rentable square feet owned(5)	19,128	20,237	18,831	20,514	20,432	19,543	18,559

(1)
Includes income derived from three operating properties disposed in 2008, three operating properties disposed in 2010, 23 operating properties disposed in 2011, 35 operating properties disposed in 2012 and 17 operating properties classified as held for sale at March 31, 2013.

(2)
Reflects gain from sales of properties and unconsolidated real estate joint ventures not associated with discontinued operations.

(3)
Reflects a decrease to net income available to common unitholders pertaining to the original issuance costs recognized upon the redemption of the Series G preferred units in 2012.

(4)
Basic and diluted earnings per common unit are calculated based on amounts attributable to common unitholders of COPLP.

(5)
Amounts reported reflect only operating office properties.

Corporate Office Properties Trust

        The consolidated balance sheet data as of December 31, 2012 and 2011 and the consolidated statement of operations data for the years ended December 31, 2012, 2011 and 2010 have been derived from the historical consolidated financial statements of COPT audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report with respect thereto is incorporated by reference in this prospectus. The consolidated balance sheet data as of December 31, 2010, 2009 and 2008 and the consolidated statement of operations data for each of the years ended December 31, 2009 and 2008 have been derived from the historical consolidated financial statements of COPT, not included in or incorporated by reference in this prospectus. The consolidated balance sheet data as of March 31, 2013 and the consolidated statement of operations data for the three months ended March 31, 2013 and 2012 have been derived from the unaudited historical consolidated financial statements of COPT, which are incorporated by reference in this prospectus and include all adjustments of a normal and recurring nature that management considers necessary for a fair presentation of such information. COPT's consolidated results of operations and financial condition as of and for the three months ended March 31, 2013 do not purport to be indicative of its financial condition or results of operations as of or for the year ending December 31, 2013.

 Corporate Office Properties Trust and Subsidiaries
(in thousands, except per share data and number of properties)

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Revenues
Revenues from real estate operations	$116,735	$110,661	$454,171	$428,496	$387,559	$349,463	$326,223
Construction contract and other service revenues	14,262	21,534	73,836	84,345	104,675	343,087	188,385

Total revenues	130,997	132,195	528,007	512,841	492,234	692,550	514,608

Expenses
Property operating expenses	42,575	41,253	167,161	162,397	146,617	123,769	109,967
Depreciation and amortization associated with real estate operations	28,252	27,834	113,480	113,111	97,897	81,446	75,264
Construction contract and other service expenses	13,477	20,607	70,576	81,639	102,302	336,519	184,142
Impairment losses (recoveries)	1,857	(4,836)	43,214	83,478	—	—	—
General, administrative and leasing expenses	7,820	9,569	31,900	30,314	28,501	27,877	28,739
Business development expenses and land carry costs	1,359	1,576	5,711	6,122	6,403	5,259	2,206

Total operating expenses	95,340	96,003	432,042	477,061	381,720	574,870	400,318

Operating income	35,657	36,192	95,965	35,780	110,514	117,680	114,290
Interest expense	(22,307)	(24,431)	(94,624)	(98,222)	(95,729)	(76,718)	(79,542)
Interest and other income	946	1,217	7,172	5,603	9,568	5,164	2070
Loss on early extinguishment of debt	(5,184)	—	(943)	(1,639)	—	—	8,101
Loss on interest rate derivatives	—	—	—	(29,805)	—	—	—

Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	9,112	12,978	7,570	(88,283)	24,353	46,126	44,919
Equity in income (loss) of unconsolidated entities	41	(89)	(546)	(331)	1,376	(941)	(147)
Income tax (expense) benefit	(16)	(204)	(381)	6,710	(108)	(196)	(201)

Income (loss) from continuing operations	9,137	12,685	6,643	(81,904)	25,621	44,989	44,571
Discontinued operations(1)	3,786	(2,450)	13,677	(48,404)	17,054	16,310	15,655

Income (loss) before gain on sales of real estate	12,923	10,235	20,320	(130,308)	42,675	61,299	60,226
Gain on sales of real estate, net of income taxes(2)	2,354	—	21	2,732	2,829	—	1,090

Net income (loss)	15,277	10,235	20,341	(127,576)	45,504	61,299	61,316
Net (income) loss attributable to noncontrolling interests	(257)	60	636	8,148	(2,744)	(4,970)	(7,351)

Net income (loss) attributable to COPT	15,020	10,295	20,977	(119,428)	42,760	56,329	53,965
Preferred share dividends	(6,106)	(4,025)	(20,844)	(16,102)	(16,102)	(16,102)	(16,102)
Issuance costs associated with redeemed preferred shares(3)	—	—	(1,827)	—	—	—	—

Net income (loss) attributable to COPT common shareholders	$8,914	$6,270	$(1,694)	$(135,530)	$26,658	$40,227	$37,863

Basic earnings per common share(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.31)	$0.17	$0.44	$0.50
Net income (loss)	$0.11	$0.09	$(0.03)	$(1.97)	$0.43	$0.70	$0.77
Diluted earnings per common share(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.31)	$0.17	$0.44	$0.49
Net income (loss)	$0.11	$0.09	$(0.03)	$(1.97)	$0.43	$0.70	$0.76
Weighted average common shares outstanding—basic	81,397	71,458	73,454	69,382	59,611	55,930	48,132
Weighted average common shares outstanding—diluted	81,449	71,502	73,454	69,382	59,944	56,407	48,820

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Balance Sheet Data (as of period end):
Total properties, net	$3,189,973	$3,338,291	$3,163,044	$3,352,975	$3,445,455	$3,029,900	$2,778,466
Total assets	$3,685,099	$3,797,368	$3,653,759	$3,863,555	$3,844,517	$3,380,022	$3,114,239
Debt	$1,957,360	$2,418,078	$2,019,168	$2,426,303	$2,323,681	$2,053,841	$1,856,751
Total liabilities	$2,134,200	$2,596,572	$2,206,962	$2,648,748	$2,521,379	$2,259,390	$2,031,816
Redeemable noncontrolling interest	$10,356	$9,237	$10,298	$8,908	$9,000	$—	$—
Total equity	$1,540,543	$1,191,559	$1,436,499	$1,205,899	$1,323,138	$1,120,632	$1,082,423
Other Financial Data (for the period ended):
Cash flows provided by (used in):
Operating activities	$47,311	$43,787	$191,838	$152,143	$156,436	$194,817	$180,892
Investing activities	$(60,176)	$7,791	$13,744	$(260,387)	$(479,167)	$(349,076)	$(290,822)
Financing activities	$25,780	$(49,150)	$(200,547)	$103,701	$324,571	$155,746	$92,067
Numerator for diluted EPS(4)	$8,796	$6,129	$(2,163)	$(136,567)	$25,587	$39,217	$37,135
Cash dividends declared per common share	$0.275	$0.275	$1.10	$1.65	$1.61	$1.53	$1.425
Property Data (as of period end):
Number of properties owned(5)	210	231	208	238	256	253	240
Total rentable square feet owned(5)	19,128	20,237	18,831	20,514	20,432	19,543	18,559

(1)
Includes income derived from three operating properties disposed in 2008, three operating properties disposed in 2010, 23 operating properties disposed in 2011, 35 operating properties disposed in 2012 and 17 operating properties classified as held for sale at March 31, 2013.

(2)
Reflects gain from sales of properties and unconsolidated real estate joint ventures not associated with discontinued operations.

(3)
Reflects a decrease to net income available to common shareholders pertaining to the original issuance costs recognized upon the redemption of the Series G preferred shares of beneficial interest in 2012.

(4)
Basic and diluted earnings per common share are calculated based on amounts attributable to common shareholders of COPT.

(5)
Amounts reported reflect only operating office properties.

RISK FACTORS

        You should carefully consider the risks described below as well as other information and data included in this prospectus before making a decision to exchange your private notes for the exchange notes in the exchange offer. If any of the events described in the risk factors below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes. The risk factors set forth below are generally applicable to the private notes as well as the exchange notes.

 Risks Relates to our Business, Operations and Organizational Structure

        Our performance and value are subject to risks associated with our properties and with the real estate industry.    Real estate investments are subject to various risks and fluctuations in value and demand, many of which are beyond our control. Our economic performance and the value of our real estate assets may decline due to conditions in the general economy and the real estate business which, in turn, could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our shareholders. These conditions include, but are not limited to:

  •
  downturns in national, regional and local economic environments, including increases in the unemployment rate and inflation or deflation;

  •
  competition from other properties;

  •
  deteriorating local real estate market conditions, such as oversupply, reduction in demand and decreasing rental rates;

  •
  declining real estate valuations;

  •
  increasing vacancies and the need to periodically repair, renovate and re-lease space;

  •
  adverse developments concerning our tenants, which could affect our ability to collect rents and execute lease renewals;

  •
  government actions and initiatives, including risks associated with the impact of government shutdowns and budgetary reductions or impasses, such as a reduction of rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers;

  •
  increasing operating costs, including insurance expenses, utilities, real estate taxes and other expenses, much of which we may not be able to pass through to tenants;

  •
  increasing interest rates and unavailability of financing on acceptable terms or at all;

  •
  trends in office real estate that may adversely affect future demand, including telecommuting and flexible workplaces that increase the population density per square foot;

  •
  adverse changes in taxation or zoning laws;

  •
  potential inability to secure adequate insurance;

  •
  adverse consequences resulting from civil disturbances, natural disasters, terrorist acts or acts of war; and

  •
  potential liability under environmental or other laws or regulations.

        We may suffer adverse consequences as a result of adverse economic conditions.    Our business may be affected by adverse economic conditions in the United States economy or real estate industry as a whole or by the local economic conditions in the markets in which our properties are located, including the impact of high unemployment and constrained credit. Adverse economic conditions could increase the likelihood of tenants encountering financial difficulties, including bankruptcy, insolvency or general downturn of business, and as a result could increase the likelihood of tenants defaulting in their lease obligations to us. Such conditions also could increase the likelihood of our being unsuccessful in renewing tenants, renewing tenants on terms less favorable to us or being unable to lease newly constructed properties. In addition, such conditions could increase the level of risk that we may not be able to obtain new financing for development activities, acquisitions, refinancing of existing debt or other capital requirements at reasonable terms, if at all. As a result, adverse economic conditions could collectively have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may suffer adverse consequences as a result of our reliance on rental revenues for our income.    We earn revenue from renting our properties. Our operating costs do not necessarily fluctuate in relation to changes in our rental revenue. This means that our costs will not necessarily decline and may increase even if our revenues decline.

        For new tenants or upon lease expiration for existing tenants, we generally must make improvements and pay other leasing costs for which we may not receive increased rents. We also make building-related capital improvements for which tenants may not reimburse us.

        If our properties do not generate revenue sufficient to meet our operating expenses and capital costs, we may have to borrow additional amounts to cover these costs. In such circumstances, we would likely have lower profits or possibly incur losses. We may also find in such circumstances that we are unable to borrow to cover such costs, in which case our operations could be adversely affected. Moreover, there may be less or no cash available for distributions to our unitholders.

        In addition, the competitive environment for leasing is affected considerably by a number of factors including, among other things, changes due to economic factors such as supply and demand. These factors may make it difficult for us to lease existing vacant space and space associated with future lease expirations at rental rates that are sufficient to meet our short-term capital needs.

        We rely on the ability of our tenants to pay rent and would be harmed by their inability to do so.    Our performance depends on the ability of our tenants to fulfill their lease obligations by paying their rental payments in a timely manner. If one or more of our major tenants, or a number of our smaller tenants, were to experience financial difficulties, including bankruptcy, insolvency, government shutdown, or general downturn of business, there could be an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may be adversely affected by developments concerning some of our major tenants and sector concentrations, including shutdowns of the United States Government and actual, or potential, reductions in government spending targeting United States Government agencies and defense contractors engaged in knowledge-based activities.    As of March 31, 2013, our 20 largest tenants accounted for 64.4% of the total annualized rental revenue of our office properties, and the four largest of these tenants accounted for 62.9% of that portion. We computed the annualized rental revenue by multiplying by 12 the sum of monthly contractual base rents and estimated monthly expense reimbursements under active leases in our portfolio of office properties as of March 31, 2013. Information regarding our four largest tenants is set forth below:

Tenant	Annualized Rental Revenue at March 31, 2013	Percentage of Total Annualized Rental Revenue of Office Properties	Number of Leases
	(in thousands)
United States of America	$112,280	24.0%	64
Northrop Grumman Corporation(1)	29,129	6.2%	12
Booz Allen Hamilton, Inc.	26,368	5.6%	10
Computer Sciences Corporation(1)	22,062	4.7%	7

(1)
Includes affiliated organizations and agencies and predecessor companies.

        Most of our leases with the United States Government provide for a series of one-year terms or provide for early termination rights. The United States Government may terminate its leases if, among other reasons, the United States Congress fails to provide funding. If any of our four largest tenants fail to make rental payments to us, including as a result of a government shutdown, or if the United States Government elects to terminate some or all of its leases and the space cannot be re-leased on satisfactory terms, there would be an adverse effect on our financial performance and ability to make distributions to our unitholders.

        As of March 31, 2013, 70.2% of the total annualized rental revenue of our office properties held for long-term investment was from properties located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% occupied by United States Government agencies or defense contractors. We expect to further increase our reliance on United States Government agencies and defense contractors, most of whom are engaged in knowledge-based defense and security activities, for revenue. A reduction in government spending targeting these activities could affect the ability of these tenants to fulfill lease obligations, decrease the likelihood that these tenants will renew their leases or enter into new leases and limit our future growth from these sectors. Moreover, uncertainty regarding the potential for future reduction in government spending targeting these activities could also decrease or delay leasing activity from tenants engaged in these activities. The Budget Control Act passed in 2011, which imposed caps on the Federal budget in order to achieve targeted spending levels over the 2013-2021 fiscal years, has fueled further uncertainty regarding future government spending reductions. A reduction in government spending targeting knowledge-based defense and security activities and/or uncertainty regarding the potential for future spending reductions could have an adverse effect on our results of operations, financial condition, cash flows and ability to make distributions to our unitholders.

        We may be unable to successfully execute plans to dispose of properties.    In 2011, we implemented our Strategic Reallocation Plan to dispose of office properties and land that are no longer closely aligned with our strategy. In 2012, our Board of Trustees also approved a plan by management to shorten the holding period for office properties and developable land in Greater Philadelphia, Pennsylvania because the properties no longer meet our strategic investment criteria. Our failure to successfully execute these and other future disposition plans could adversely affect our ability to effectively execute our business strategy, which in turn could affect our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may suffer adverse consequences due to our inexperience in developing, managing and leasing wholesale data centers.    We have significant experience in developing, managing and leasing single user data center space. However, we do not have the same depth and length of experience in relation to wholesale data centers, having acquired our wholesale data center in 2010 and having made limited progress leasing that center through March 31, 2013. This may increase the likelihood of us being unsuccessful in executing our plans with respect to our existing wholesale data center or any such centers that we may acquire or develop in the future. If we are unsuccessful in executing our wholesale data center plans, it could adversely affect our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        Most of our properties are geographically concentrated in the Mid-Atlantic region, particularly in the Greater Washington, DC/Baltimore region, or in particular office parks. We may suffer economic harm in the event of a decline in the real estate market or general economic conditions in those regions or parks.    Most of our properties are located in the Mid-Atlantic region of the United States and, as of March 31, 2013, our properties located in the Greater Washington, DC/Baltimore region accounted for a combined 83.2% of our total annualized rental revenue from office properties. Our properties are also often concentrated in office parks in which we own most of the properties. Consequently, we do not have a broad geographic distribution of our properties. As a result, a decline in the real estate market or general economic conditions in the Mid-Atlantic region, the Greater Washington, DC/Baltimore region or the office parks in which our properties are located could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We would suffer economic harm if we were unable to renew our leases on favorable terms.    When leases expire, our tenants may not renew or may renew on terms less favorable to us than the terms of their original leases. If a tenant vacates a property, we can expect to experience a vacancy for some period of time, as well as incur higher leasing costs than we would likely incur if a tenant renews. As a result, our financial performance and ability to make expected distributions to our unitholders could be adversely affected if we experience a high volume of tenant departures at the end of their lease terms.

        We may be adversely affected by trends in the office real estate industry.    Some businesses are rapidly evolving to increasingly permit employee telecommuting, flexible work schedules, open workplaces and teleconferencing. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may encounter a decline in the value of our real estate.    The value of our real estate could be adversely affected by general economic and market conditions connected to a specific property, a market or submarket, a broader economic region or the office real estate industry. Examples of such conditions include a broader economic recession, declining demand and decreases in market rental rates and/or market values of real estate assets. If our real estate assets decline in value, it could result in our recognition of impairment losses. Moreover, a decline in the value of our real estate could adversely affect the amount of borrowings available to us under credit facilities and other loans, which could, in turn, adversely affect our cash flows and financial condition.

        We may not be able to compete successfully with other entities that operate in our industry.    The commercial real estate market is highly competitive. We compete for the purchase of commercial property with many entities, including other publicly traded commercial REITs. Many of our competitors have substantially greater financial resources than we do. If our competitors prevent us from buying properties that we target for acquisition, we may not be able to meet our property acquisition goals. Moreover, numerous commercial properties compete for tenants with our properties. Some of the properties competing with ours may be newer or in more desirable locations, or the competing properties' owners may be willing to accept lower rates than are acceptable to us. Competition for property acquisitions, or for tenants for properties that we own, could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We are dependent on external sources of capital for future growth.    Because COPT is a REIT, it must distribute at least 90% of its annual taxable income to its shareholders. Due to this requirement, we are not able to significantly fund our acquisition, construction and development activities using retained cash flow from operations. Therefore, our ability to fund these activities is dependent on our ability to access capital funded by third parties. Such capital could be in the form of new debt, equity issuances of common shares, preferred shares, common and preferred units in COPLP or joint venture funding. These capital sources may not be available on favorable terms or at all. Moreover, additional debt financing may substantially increase our leverage and subject us to covenants that restrict management's flexibility in directing our operations, and additional equity offerings may result in substantial dilution of our unitholders' interests. Our inability to obtain capital when needed could have a material adverse effect on our ability to expand our business and fund other cash requirements.

        We use our Revolving Credit Facility to initially finance much of our investing and financing activities. We also use other credit facilities to fund a significant portion of our construction activities. Our lenders under these and other facilities could, for financial hardship or other reasons, fail to honor their commitments to fund our requests for borrowings under these facilities. In the event that one or more lenders under these facilities are not able or willing to fund a borrowing request, it would adversely affect our ability to access borrowing capacity under these facilities, which would in turn adversely affect our financial condition, cash flows and ability to make expected distributions to our unitholders.

        We may be unable to successfully execute our plans to acquire existing commercial real estate properties.    We intend to acquire existing commercial real estate properties to the extent that suitable acquisitions can be made on advantageous terms. Acquisitions of commercial properties entail risks, such as the risks that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected. The failure of our acquisitions to perform as expected could adversely affect our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may be exposed to unknown liabilities from acquired properties.    We may acquire properties that are subject to liabilities in situations where we have no recourse, or only limited recourse, against the prior owners or other third parties with respect to unknown liabilities. As a result, if a liability were asserted against us based upon ownership of those properties, we might have to pay substantial sums to settle or contest it, which could adversely affect our results of operations and cash flow. Examples of unknown liabilities with respect to acquired properties include, but are not limited to:

  •
  liabilities for clean-up of disclosed or undisclosed environmental contamination;

  •
  claims by tenants, vendors or other persons dealing with the former owners of the properties;

  •
  liabilities incurred in the ordinary course of business; and

  •
  claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

        We may suffer economic harm as a result of making unsuccessful acquisitions in new markets.    We may pursue selective acquisitions of properties in regions where we have not previously owned properties. These acquisitions may entail risks in addition to those we face in other acquisitions where we are familiar with the regions, such as the risk that we do not correctly anticipate conditions or trends in a new market and are therefore not able to operate the acquired property profitably. If this occurs, it could adversely affect our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may be unable to execute our plans to develop and construct additional properties.    Although the majority of our investments are in currently leased properties, we also develop, construct and redevelop properties, including some that are not fully pre-leased. When we develop, construct and redevelop properties, we assume the risk that actual costs will exceed our budgets, that we will experience conditions which delay or preclude project completion and that projected leasing will not occur, any of which could adversely affect our financial performance, results of operations and our ability to make distributions to our unitholders. In addition, we generally do not obtain construction financing commitments until the development stage of a project is complete and construction is about to commence. We may find that we are unable to obtain financing needed to continue with the construction activities for such projects.

        Our data centers may become obsolete.    Data centers are much more expensive investments on a per square foot basis than office properties due to the level of infrastructure required to operate the centers. At the same time, technology, industry standards and service requirements for data centers are rapidly evolving and, as a result, the risk of investments we make in data centers becoming obsolete is higher than office properties. Our data centers may become obsolete due to the development of new systems to deliver power to, or eliminate heat from, the servers housed in the properties. Our data centers could also become obsolete from new server technology that requires less critical load and heat removal than our facilities are designed to provide. In addition, we may not be able to efficiently upgrade or change power and cooling systems to meet new demands or industry standards without incurring significant costs that we may not be able to pass on to our tenants. The obsolescence of our data centers could adversely affect our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        Certain of our properties containing data centers contain space not suitable for lease other than as data centers, which could make it difficult or impractical to reposition them for alternative use.    Certain of our properties contain data center space, which is highly specialized space containing extensive electrical and mechanical systems that are designed uniquely to run and maintain banks of computer servers. As a result, in the event that we needed to reposition such data center space for another use, major renovations and expenditures could be required.

        Real estate investments are illiquid, and we may not be able to sell our properties on a timely basis when we determine it is appropriate to do so.    Real estate investments can be difficult to sell and convert to cash quickly, especially if market conditions are not favorable. Such illiquidity could limit our ability to quickly change our portfolio of properties in response to changes in economic or other conditions. Moreover, under certain circumstances, the Internal Revenue Code imposes certain penalties on a REIT that sells property held for less than two years and limits the number of properties it can sell in a given year. In addition, for certain of our properties that we acquired by issuing units in COPLP, we are restricted by agreements with the sellers of the properties for a certain period of time from entering into transactions (such as the sale or refinancing of the acquired property) that will result in a taxable gain to the sellers without the seller's consent. Due to these factors, we may be unable to sell a property at an advantageous time.

        We may suffer adverse effects as a result of the indebtedness that we carry and the terms and covenants that relate to this debt.    Some of our properties are pledged by us to support repayment of indebtedness. In addition, we rely on borrowings to fund some or all of the costs of new property acquisitions, construction and development activities and other items. Our organizational documents do not limit the amount of indebtedness that we may incur.

        Payments of principal and interest on our debt may leave us with insufficient cash to operate our properties or pay distributions to COPT's shareholders required to maintain its qualifications as a REIT. We are also subject to the risks that:

  •
  we may not be able to refinance our existing indebtedness, or may refinance on terms that are less favorable to us than the terms of our existing indebtedness;

  •
  in the event of our default under the terms of our Revolving Credit Facility, the Operating Partnership could be restricted from making cash distributions, which could result in reduced distributions to unitholders or the need for us to incur additional debt to fund distributions; and

  •
  if we are unable to pay our debt service on time or are unable to comply with restrictive financial covenants in certain of our debt, our lenders could foreclose on our properties securing such debt or, with respect to our unsecured debt, other properties and assets that we own.

        Some of our unsecured debt is cross-defaulted, which means that failure to pay interest or principal on the debt above a threshold value will create a default on certain of our other debt. Any foreclosure of our properties could result in loss of income and asset value that would negatively affect our financial condition, results of operations, cash flows and ability to make expected distributions to our unitholders. In addition, if we are in default and the value of the properties securing a loan is less than the loan balance, we may be required to pay the resulting shortfall to the lender using other assets.

        If short-term interest rates were to rise, our debt service payments on debt with variable interest rates would increase, which would lower our net income and could decrease our distributions to our unitholders. We use interest rate swap agreements from time to time to reduce the impact of changes in interest rates. Decreases in interest rates would result in increased interest payments due under interest rate swap agreements in place and, in the event we decided to unwind such agreements, could result in our recognizing a loss and remitting a payment.

        We must refinance our debt in the future. As of March 31, 2013, our scheduled debt payments through 2017, including maturities, were as of follows:

Year	Amount(1)
(in thousands)
Nine Months Ending December 31, 2013	$87,790
2014	158,697
2015	745,635
2016	279,025
2017	551,789

(1)
Represents principal maturities only and therefore excludes net discounts of $6.3 million. Maturities include $21.1 million in 2013 and $414.3 million in 2015 that may each be extended for one year, subject to certain conditions.

Our operations likely will not generate enough cash flow to repay some or all of this debt without additional borrowings, equity issuances and/or property sales. If we cannot refinance our debt, extend the repayment dates, or raise additional equity prior to the dates when our debt matures, we would default on our existing debt, which would have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We have certain distribution requirements that reduce cash available for other business purposes.    Since COPT is a REIT, COPT must distribute at least 90% of its annual taxable income (excluding capital gains), which limits the amount of cash that can be retained for other business purposes, including amounts to fund acquisitions and development activity. Also, it is possible that because of the differences between the time we actually receive revenue or pay expenses and the period during which we report those items for distribution purposes, we may have to borrow funds for COPT to meet the 90% distribution requirement.

        We may be unable to continue to make unitholder distributions at expected levels.    We expect to make regular quarterly cash distributions to our unitholders. However, our ability to make such distributions depends on a number of factors, some of which are beyond our control. Some of our loan agreements contain provisions that could restrict future distributions. Our ability to make distributions at expected levels will also be dependent, in part, on other matters, including, but not limited to:

  •
  continued property occupancy and timely receipt of rent obligations;

  •
  the amount of future capital expenditures and expenses relating to our properties;

  •
  the level of leasing activity and future rental rates;

  •
  the strength of the commercial real estate market;

  •
  our ability to compete;

  •
  our costs of compliance with environmental and other laws;

  •
  our corporate overhead levels;

  •
  our amount of uninsured losses; and

  •
  our decision to reinvest in operations rather than distribute available cash.

In addition, we can make distributions to the holders of our common units only after we make preferential distributions to holders of our preferred shares.

        Our ability to pay distributions may be limited, and we cannot provide assurance that we will be able to pay distributions regularly.    Our ability to pay distributions will depend on our ability to operate profitably and generate cash flow from our operations. We cannot guarantee that we will be able to pay distributions on a regular quarterly basis in the future. Additionally, the terms of some of COPLP's debt may limit its ability to make some types of payments and other distributions to us. This in turn may limit our ability to make some types of payments, including payment of dividends on common or preferred shares, unless we meet certain financial tests or such payments or dividends are required to maintain COPT's qualification as a REIT. As a result, if we are unable to meet the applicable financial tests, we may not be able to pay distributions in one or more periods. Furthermore, any new units in COPLP issued in capital-raising transactions will increase the cash required to continue to pay cash distributions at current levels. Any common or preferred units that may in the future be issued for financing acquisitions, share-based compensation arrangements or otherwise would have a similar effect.

        We may incur additional indebtedness, which may harm our financial position and cash flow and potentially impact our ability to pay distributions to unitholders.    Our governing documents do not limit us from incurring additional indebtedness and other liabilities. As of March 31, 2013, we had $2.0 billion of indebtedness outstanding. We may incur additional indebtedness and become more highly leveraged, which could harm our financial position and potentially limit our cash available to pay distributions to unitholders. As a result, we may not have sufficient funds remaining to make expected distributions to our unitholders if we incur additional indebtedness.

        Our ability to pay distributions is further limited by the requirements of Maryland law.    As a Maryland REIT, COPT may not under applicable Maryland law make a distribution if either of the following conditions exist after giving effect to the distribution: (1) the REIT would not be able to pay its debts as the debts become due in the usual course of business; or (2) the REIT's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the REIT were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Therefore, we may not be able to make expected distributions to our unitholders if either of the above described conditions exists for COPT after giving effect to the distribution.

        We may issue additional common or preferred units that dilute our unitholders' interests.    We may issue additional common units and preferred units without unitholder approval. Similarly, we may cause COPLP to issue its common or preferred units for contributions of cash or property without approval by the limited partners of COPLP or our unitholders. Our existing unitholders' interests could be diluted if such additional issuances were to occur.

        We may suffer economic harm as a result of the actions of our partners in real estate joint ventures and other investments.    We invest in certain entities in which we are not the exclusive investor or principal decision maker. Investments in such entities may, under certain circumstances, involve risks not present when a third party is not involved, including the possibility that the other parties to these investments might become bankrupt or fail to fund their share of required capital contributions. Our partners in these entities may have economic, tax or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also lead to impasses, for example, as to whether to sell a property, because neither we nor the other parties to these investments may have full control over the entity. In addition, we may in certain circumstances be liable for the actions of the other parties to these investments. Each of these factors could have an adverse effect on our financial condition, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may elect to make additional cash outlays to protect our investment in loans we make that are subordinate to other loans.    We have made and may in the future make loans under which we have a secured interest in the ownership of a property that is subordinate to other loans on the property. If a default were to occur under the terms of any such loans with us or under the first mortgage loans related to the properties on such loans, we may, in order to protect our investment, elect to either: (1) purchase the other loan; or (2) foreclose on the ownership interest in the property and repay the first mortgage loan, either of which could have an adverse effect on our financial condition, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may be subject to possible environmental liabilities.    We are subject to various Federal, state and local environmental laws, including air and water quality, hazardous or toxic substances and health and safety. These laws can impose liability on current and prior property owners or operators for the costs of removal or remediation of hazardous substances released on a property, even if the property owner was not responsible for, or even aware of, the release of the hazardous substances. Costs resulting from environmental liability could be substantial. The presence of hazardous substances on our properties may also adversely affect occupancy and our ability to sell or borrow against those properties. In addition to the costs of government claims under environmental laws, private plaintiffs may bring claims for personal injury or other reasons. Additionally, various laws impose liability for the costs of removal or remediation of hazardous substances at the disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances at such a facility is potentially liable under such laws. These laws often impose liability on an entity even if the facility was not owned or operated by the entity.

        Although most of our properties have been subject to varying degrees of environmental assessment, many of these assessments are limited in scope and may not include or identify all potential environmental liabilities or risks associated with the property. Identification of new compliance concerns or undiscovered areas of contamination, changes in the extent or known scope of contamination, discovery of additional sites, human exposure to the contamination or changes in cleanup or compliance requirements could result in significant costs to us that could have an adverse effect on our financial condition, results of operations, cash flows and ability to make expected distributions to our unitholders.

        Terrorist attacks may adversely affect the value of our properties, our financial position and cash flows.    We have significant investments in properties located in large metropolitan areas and near military installations. Future terrorist attacks could directly or indirectly damage our properties or cause losses that materially exceed our insurance coverage. After such an attack, tenants in these areas may choose to relocate their businesses to areas of the United States that may be perceived to be less likely targets of future terrorist activity, and fewer customers may choose to patronize businesses in these areas. This in turn would trigger a decrease in the demand for space in these areas, which could increase vacancies in our properties and force us to lease space on less favorable terms. As a result, the occurrence of terrorist attacks could adversely affect our financial position, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may be subject to other possible liabilities that would adversely affect our financial position and cash flows.    Our properties may be subject to other risks related to current or future laws, including laws benefiting disabled persons, state or local laws relating to zoning, construction, fire and life safety requirements and other matters. These laws may require significant property modifications in the future and could result in the levy of fines against us. In addition, although we believe that we adequately insure our properties, we are subject to the risk that our insurance may not cover all of the costs to restore a property that is damaged by a fire or other catastrophic events, including acts of war or, as mentioned above, terrorism. The occurrence of any of these events could have an adverse effect on our financial condition, results of operations, cash flows and ability to make expected distributions to our unitholders.

        We may be subject to increased costs of insurance and limitations on coverage, particularly regarding acts of terrorism.    Our portfolio of properties is insured for losses under our property, casualty and umbrella insurance policies through September 30, 2013. These policies include coverage for acts of terrorism. Future changes in the insurance industry's risk assessment approach and pricing structure may increase the cost of insuring our properties and decrease the scope of insurance coverage, either of which could adversely affect our financial position and operating results. Most of our loan agreements contain customary covenants requiring us to maintain insurance. Although we believe that we have adequate insurance coverage for purposes of these agreements, we may not be able to obtain an equivalent amount of coverage at reasonable costs, or at all, in the future. In addition, if lenders insist on greater coverage than we are able to obtain, it could adversely affect our ability to finance and/or refinance our properties and execute our growth strategies, which, in turn, would have an adverse effect on our financial condition, results of operations, cash flows and ability to make expected distributions to our unitholders.

        Our business could be adversely affected by a negative audit by the United States Government.    Agencies of the United States, including the Defense Contract Audit Agency and various agency Inspectors General, routinely audit and investigate government contractors. These agencies review a contractor's performance under its contracts, cost structure and compliance with applicable laws, regulations, and standards. The United States Government also reviews the adequacy of, and a contractor's compliance with, its internal control systems and policies. Any costs found to be misclassified may be subject to repayment. If an audit or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or prohibition from doing business with the United States Government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us.

        Our business could be adversely affected by security breaches through cyber attacks, cyber intrusions or otherwise.    We face risks associated with security breaches, whether through cyber attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our information technology networks and related systems. Our information technology networks and related systems are essential to our business operations. Despite our activities to maintain the security and integrity of our networks and related systems, there can be no absolute assurance that these activities will be effective. A security breach involving our networks and related systems could disrupt out operations in numerous ways that could ultimately have an adverse effect on our financial condition, results of operations, cash flows and ability to make expected distributions to our unitholders.

        COPT's ownership limits are important factors.    COPT's Declaration of Trust limits ownership of its common shares by any single shareholder to 9.8% of the number of the outstanding common shares or 9.8% of the value of the outstanding common shares, whichever is more restrictive. COPT's Declaration of Trust also limits ownership by any single shareholder of our common and preferred shares in the aggregate to 9.8% of the aggregate value of the outstanding common and preferred shares. We call these restrictions the "Ownership Limit." COPT's Declaration of Trust allows our Board of Trustees to exempt shareholders from the Ownership Limit. The Ownership Limit and the restrictions on ownership of COPT's common shares may delay or prevent a transaction or a change of control that might involve a premium price for our common units or otherwise be in the best interest of our unitholders.

        COPT's Declaration of Trust includes other provisions that may prevent or delay a change of control.    Subject to the requirements of the New York Stock Exchange, our Board of Trustees has the authority, without shareholder approval, to issue additional securities on terms that could delay or prevent a change in control. In addition, our Board of Trustees has the authority to reclassify any of our unissued common shares into preferred shares. Our Board of Trustees may issue preferred shares with such preferences, rights, powers and restrictions as our Board of Trustees may determine, which could also delay or prevent a change in control.

        The Maryland business statutes impose potential restrictions that may discourage a change of control of our company.    Various Maryland laws may have the effect of discouraging offers to acquire us, even if the acquisition would be advantageous to unitholders. Resolutions adopted by our Board of Trustees and/or provisions of our bylaws exempt us from such laws, but our Board of Trustees can alter its resolutions or change our bylaws at any time to make these provisions applicable to us.

        COPT's failure to qualify as a REIT would have adverse tax consequences, which would substantially reduce funds available to make distributions to our unitholders.    We believe that since 1992 that COPT has qualified for taxation as a REIT for Federal income tax purposes. We plan for COPT to continue to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. The determination that we are a REIT requires an analysis of various factual matters and circumstances that may not be totally within our control. For example, to qualify as a REIT, at least 95% of COPT's gross income must come from certain sources that are specified in the REIT tax laws. COPT is also required to distribute to shareholders at least 90% of its REIT taxable income (excluding capital gains). The fact that COPT holds most of its assets through COPLP and its subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize COPT's REIT status. Furthermore, Congress and the Internal Revenue Service might make changes to the tax laws and regulations and the courts might issue new rulings that make it more difficult or impossible for COPT to remain qualified as a REIT.

        If COPT fails to qualify as a REIT, it would be subject to Federal income tax at regular corporate rates. Also, unless the Internal Revenue Service granted relief under certain statutory provisions, COPT would remain disqualified as a REIT for four years following the year it first fails to qualify. If COPT fails to qualify as a REIT, it would have to pay significant income taxes and would therefore have less money available for investments or for COPLP to make distributions to its unitholders. In addition, if COPT fails to qualify as a REIT, it will no longer be required to pay dividends. As a result of all these factors, COPT's failure to qualify as a REIT could impair our ability to expand our business and raise capital and would likely have a significant adverse effect on the value of our units.

        We could face possible adverse changes in tax laws, which may result in an increase in our tax liability.    From time to time changes in state and local tax laws or regulations are enacted, which may result in an increase in our tax liability. The shortfall in tax revenues for states and municipalities in recent years may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income. These increased tax costs could adversely affect our financial condition and results of operations and the amount of cash available for payment of dividends.

        We may experience significant losses and harm to our financial condition if financial institutions holding our cash and cash equivalents file for bankruptcy protection.    We believe that we maintain our cash and cash equivalents with high quality financial institutions. We have not experienced any losses to date on our deposited cash. However, we may incur significant losses and harm to our financial condition in the future if any of these financial institutions files for bankruptcy protection.

        Certain of our Trustees have potential conflicts of interest.    Certain members of our Board of Trustees own partnership units in COPLP. These individuals may have interests that conflict with the interests of our unitholders or COPT's shareholders. For example, if COPLP sells or refinances certain of the properties that these Trustees contributed to COPLP, the Trustees could suffer adverse tax consequences. Their personal interests could conflict with our interests if such a sale or refinancing would be advantageous to us. We have certain policies in place that are designed to minimize conflicts of interest. We cannot, however, provide assurance that these policies will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all of our unitholders.

Risks Relates to this Offering and the Exchange Notes

        The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.    The notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The indenture governing the notes places limitations on our ability to incur secured indebtedness, but does not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full. As of March 31, 2013, we had $1.01 billion of secured indebtedness and $951.7 million of unsecured indebtedness, including $180.0 million in 4.25% exchangeable senior notes (including unamortized discount totaling $6.3 million).

        In addition, none of our subsidiaries will guarantee the notes. Payments on the notes are only required to be made by COPLP and by COPT. As a result, no payments are required to be made by, and holders of notes will not have a claim against the assets of, our subsidiaries, except if those assets are transferred, by dividend or otherwise, to COPLP or to COPT.

        Therefore, although the notes are unsubordinated obligations, they will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of COPLP's subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary's creditors, including trade creditors, and preferred equity holders. All of the $1.01 billion of secured indebtedness we had as of March 31, 2013 was indebtedness of our subsidiaries.

        We may not be able to generate sufficient cash flow to meet our debt service obligations.    Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

        Holders of our currently outstanding 4.25% exchangeable senior notes due 2030 (the "2030 Notes") have the right to require us to repurchase such 2030 Notes for cash on specified dates or upon the occurrence of designated events. As of March 31, 2013, we had $186.3 million principal amount of 2030 Notes outstanding. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to make the required repurchase or settlement of such 2030 Notes in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms, or at all. Similarly, COPT may not have sufficient funds with which to pay such amounts in respect of its guarantee of the notes. In addition, our ability to make the required repurchase or settlement may be limited by law or the terms of other debt agreements or securities, as may be COPT's ability to make payments in respect of its guarantee on such notes. However, our failure to make the required repurchase or settlement of the 2030 Notes, and COPT's failure to pay such amounts pursuant to its guarantee of the 2030 Notes, would constitute an event of default under the applicable indentures which, in turn, could constitute an event of default under other debt agreements, thereby resulting in their acceleration and required prepayment and further restricting our ability to make such payments and repurchases.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

        We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

  •
  our financial condition and market conditions at the time; and

  •
  restrictions in the agreements governing our indebtedness.

        As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

        COPT has no significant operations and no material assets, other than its investment in COPLP.    The notes will be fully and unconditionally guaranteed by COPT which has no significant operations and no material assets, other than its investment in COPLP. Furthermore, COPT's guarantee of the notes will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries (including us and any entity COPT accounts for under the equity method of accounting). As of March 31, 2013, the total indebtedness of COPT's subsidiaries (including

COPLP) was approximately $1.96 billion (excluding trade payables, distributions payable, accrued expenses and committed letters of credit).

        There is currently no public trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, may not be maintained or be liquid. The failure of an active public trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

        The notes are a new issue of securities, and there is currently no existing trading market for the notes. COPLP does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

        The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of COPLP, COPT and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of COPLP, COPT or their respective subsidiaries' financial condition, results of operations, business, prospects or credit quality.

        The indenture and our existing credit facilities governing the notes contains restrictive covenants that limit our operating flexibility.    The indenture governing the notes contains financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

  •
  consummate a merger, consolidation or sale of all or substantially all of our assets; and

  •
  incur additional secured and unsecured indebtedness.

In addition, the credit agreements governing our unsecured revolving credit facility and unsecured term loans require us to meet specified financial covenants relating to the minimum amounts of net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured indebtedness, leverage ratio and certain investment limitations. These covenants may restrict our ability to expand or fully pursue our business strategies. The indentures governing our 2030 Notes also contain certain covenants. Our ability to comply with these and other provisions of the indenture governing the notes, the indentures governing the 2030 Notes and our credit agreements may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. The breach of any of these covenants, including those contained in our credit agreements, the indentures governing the 2030 Notes and the indenture governing the notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

        Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the notes.    As of March 31, 2013, we had $1.01 billion of secured indebtedness and $951.7 million of unsecured indebtedness, including $180.0 million in 4.25% exchangeable senior notes. We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The indenture governing the 2030 Notes does not limit our ability or that of our subsidiaries to incur additional debt. Although the credit agreements governing our unsecured and secured indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the notes.

        Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by COPT, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  either:

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital;

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature;

  or

  •
  intended to hinder, delay or defraud creditors.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void COPT's guarantee, we cannot assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.

        An increase in interest rates could result in a decrease in the relative value of the notes.    In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

        A downgrade in our credit ratings could materially adversely affect our business and financial condition.    In April 2013, we received investment grade corporate credit ratings from Fitch, Moody's and S&P. We plan to manage our operations to maintain investment grade status with a capital structure consistent with our current profile, but there can be no assurance that we will be able to maintain our current credit ratings. Any downgrades in terms of ratings or outlook by any of the noted rating agencies could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.

        We may choose to redeem the notes when prevailing interest rates are relatively low.    The notes are redeemable at our option and we may choose to redeem some or all of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See "Description of Notes—COPLP's Redemption Rights."

        The market price of the notes may fluctuate significantly.

        The market price of the notes may fluctuate significantly in response to many factors, including:

  •
  actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

  •
  changes in our earnings estimates or those of analysts;

  •
  publication of research reports about us or the real estate industry or the office and industrial sectors in which we operate;

  •
  the failure to maintain our current credit ratings or comply with our debt covenants;

  •
  increases in market interest rates;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any securities we may issue or additional debt we incur in the future;

  •
  additions or departures of key management personnel;

  •
  actions by institutional investors;

  •
  speculation in the press or investment community;

  •
  continuing high levels of volatility in the credit markets;

  •
  the realization of any of the other risk factors included in or incorporated by reference in this prospectus; and

  •
  general market and economic conditions.

        In addition, many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

        If the procedures for tendering your private notes in this exchange offer are not followed, you may not receive exchange notes in exchange for your private notes.    We will issue the exchange notes in exchange for your private notes only if you tender the private notes and deliver a properly completed and duly executed letter of transmittal and other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of private notes for exchange. If you are the beneficial holder of private notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender private notes in the exchange offer, you should promptly contact the person in whose name your private notes are registered and instruct that person to tender your private notes on your behalf.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain "forward-looking" statements, within the meaning of federal securities law, that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Additionally, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements.

        Forward-looking statements can be identified by the use of words such as "may," "will," "should," "could," "believe," "anticipate," "expect," "estimate," "plan" or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Accordingly, future events and actual results may differ materially from those addressed in the forward-looking statements. We caution readers that forward-looking statements reflect our opinion only as of the date on which they were made. You should not place undue reliance on forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

  •
  adverse changes in the real estate markets, including, among other things, increased competition with other companies;

  •
  governmental actions and initiatives, including risks associated with the impact of a government shutdown and budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers;

  •
  our ability to borrow on favorable terms;

  •
  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

  •
  our ability to sell properties included in our Strategic Reallocation Plan (as defined herein);

  •
  risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives;

  •
  changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

  •
  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

  •
  the dilutive effects of issuing additional common shares;

  •
  our ability to achieve projected results; and

  •
  environmental requirements.

        We undertake no obligation to publicly update or supplement forward-looking statements, whether as a result of new information, future events or otherwise. For further information on these and other factors that could impact COPT and our future results, see "Risk Factors."

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        On May 6, 2013, COPLP issued $350.0 million of the private notes to J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the private notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and to certain non-U.S. persons located outside the United States, in reliance on Regulation S under the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on May 6, 2013. The registration rights agreement provides that:

        (1)   COPLP and COPT must use commercially reasonable efforts to cause an exchange offer registration statement to be declared effective by the SEC on or prior to 180 days after the closing date of the offering of the private notes; and

        (2)   unless the exchange offer would not be permitted by applicable law or SEC policy or applicable interpretation of the staff of the SEC, COPLP and COPT will:

          (a)   commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and keep the exchange offer open for at least 20 business days (or longer, if required by applicable securities laws) after the date notice is sent to holders of entitled securities (as defined below); and

          (b)   use all commercially reasonable efforts to complete the exchange offer on or prior to 60 days (or longer, if required by applicable securities laws) after the date on which the exchange offer registration statement is declared effective by the SEC; and

        (3)   if obligated to file the shelf registration statement, COPLP and COPT will use all commercially reasonable efforts to file a shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises, to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after such filing obligation arises and to keep the shelf registration statement continuously effective for a period of one year after the effective date of the shelf registration statement.

        Upon the effectiveness of the exchange offer registration statement, we will offer the exchange notes in exchange for the private notes. The registration rights agreement is listed as an exhibit to the registration statement of which this prospectus is part.

Resale of the Exchange Notes

        Under existing interpretations by the staff of the SEC contained in no-action letters to third parties, the exchange notes will generally be freely transferable by holders (other than by any holder that is an affiliate (as defined in Rule 405 of the Securities Act) of COPLP or COPT) after the exchange offer without further registration under the Securities Act, except that participating broker-dealers (as defined below) will be required to deliver a prospectus in connection with any resale or other transfer of the exchange notes as described below.

        If you wish to exchange your private notes for exchange notes in the exchange offer, you will be required to make certain representations. If you are not able to make these representations, you will not be entitled to participate in the exchange offer or to exchange your private notes for exchange notes.

        Any broker-dealer who holds private notes acquired for its own account as a result of market-making activities or other trading activities (a participating broker-dealer) who exchanges those private notes for exchange notes in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. We understand that the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes, other than a resale of an unsold allotment from the initial offering of the private notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, for a period of 180 days following the expiration date of the exchange offer, participating broker-dealers will be entitled to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes (and we will agree to keep the exchange offer registration statement continuously effective and the related prospectus current during such period).

Terms of the Exchange Offer

        Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in integral multiples of $1,000.

        The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

  •
  the exchange notes will be registered with the SEC and thus will not be subject to restrictions on transfer or bear legends restricting their transfer; and

  •
  the exchange notes will not provide for the payment of additional interest as described below or be entitled to registration rights under the registration rights agreement.

        The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.

        As of the date of this prospectus, $350.0 million in aggregate principal amount of the private notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.

        You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

        We will be deemed to have accepted validly tendered private notes when, as and if we have given written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

        If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.

Expiration Date; Extensions; Amendments

        The term "expiration date" will mean 5:00 p.m., New York City time on        , 2013 (the 21st business day following commencement of the exchange offer), unless we extend the exchange offer, in which case the term expiration date will mean the latest date and time to which we extend the exchange offer.

        To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension in writing by a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the private notes that have been tendered as of the date of such notice.

        We reserve the right, in our reasonable discretion:

  •
  to delay accepting any private notes due to an extension of the exchange offer; or

  •
  if any conditions listed below under "—Conditions" are not satisfied, to terminate the exchange offer,

in each case by written notice of the delay, extension or termination to the exchange agent and by press release or other public announcement.

        We will follow any delay in acceptance, extension or termination as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

Interest on the Exchange notes

        The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 3.600% per year (calculated using a 360-day year). Interest will be payable on the exchange notes semi-annually on each May 15 and November 15.

        Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the private notes or, if no interest has been paid on the private notes, from the date of initial issuance of the private notes. We will deem the right to receive any interest accrued but unpaid on the private notes waived by you if we accept your private notes for exchange.

Procedures for Tendering

  Valid Tender

        Except as described below, a tendering holder must, prior to the expiration date, transmit to the exchange agent, at the address listed under the heading "—Exchange Agent":

  •
  a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

  •
  if the private notes are tendered in accordance with the book-entry procedures listed below, an agent's message.

        In addition, a tendering holder must:

  •
  deliver certificates, if any, for the private notes to the exchange agent at or before the expiration date; or

  •
  deliver a timely confirmation of book-entry transfer of the private notes into the exchange agent's account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent's message; or

  •
  comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

        If the letter of transmittal is signed by a person other than the registered holder of private notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The private notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the private notes must be signed exactly as the name of any registered holder appears on the private notes.

        If the letter of transmittal or any private notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

        By tendering private notes pursuant to the exchange offer, each holder will represent to us that the holder (1) owns the private notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the private notes and to acquire exchange notes issuable upon the exchange of such tendered private notes, and that, when the same are accepted for exchange, COPLP will acquire good, marketable and unencumbered title to the tendered private notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind. Each holder will warrant that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or COPLP to be necessary or desirable to complete the sale, exchange, assignment and transfer of tendered private notes or to transfer ownership of such notes on the account books maintained by DTC.

        In addition, unless a box under the heading "Special Issuance Instructions" in the letter of transmittal is checked by a holder, by tendering private notes and executing the letter of transmittal, each holder will represent and warrant that:

          (1)   the holder or any beneficial owner of the private notes is acquiring the exchange notes in the ordinary course of business of the holder (or such other beneficial owner);

          (2)   neither the holder nor any beneficial owner is engaging in or intends to engage in a distribution of the private notes within the meaning of the federal securities laws;

          (3)   neither the holder nor any beneficial owner has an arrangement or understanding with any person or entity to participate in a distribution of the private notes;

          (4)   neither the holder nor any beneficial owner is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of COPLP or of COPT. Upon request by COPLP, the holder or such beneficial owner will deliver to COPLP a legal opinion confirming it is not such an affiliate;

          (5)   the holder and each beneficial owner acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act, or is participating in the exchange offer for the purpose of distributing the exchange notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes or interests therein acquired by such person and cannot rely on the position of the staff of the SEC set forth in certain no-action letters;

          (6)   a secondary resale transaction described in clause (5) above and any resales of exchange notes or interests therein obtained by such holder in exchange for private notes or interests therein originally acquired by such holder directly from COPLP should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC; and

          (7)   the holder is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

        If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for private notes, it will represent that the private notes to be exchanged for the exchange notes were acquired by it for its own account as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes; however, by so acknowledging and delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the holder is a broker-dealer and private notes held for its own account were not acquired as a result of market-making or other trading activities, such private notes cannot be exchanged pursuant to the exchange offer.

        The method of delivery of private notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or private notes to us.

        If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the private notes by causing DTC to transfer the private notes into the exchange agent's account, including by means of DTC's Automated Tender Offer Program.

  Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the private notes surrendered for exchange are tendered:

  •
  by a registered holder of the private notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an "eligible institution."

        If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is an "eligible guarantor institution" meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other "signature guarantee program" as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

  Book-Entry Transfer

        The exchange agent will make a request to establish an account for the private notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of private notes by causing DTC to transfer those private notes into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered private notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

        Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

  •
  be transmitted to and received by the exchange agent at the address listed under "—Exchange Agent" at or prior to the expiration date; or

  •
  comply with the guaranteed delivery procedures described below.

        Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

  Guaranteed Delivery

        If a registered holder of private notes desires to tender the private notes, and the private notes are not immediately available, or time will not permit the holder's private notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

  1.
  stating the name and address of the holder of private notes and the amount of private notes tendered;

  2.
  stating that the tender is being made; and

  3.
  guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent's message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or any agent's message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

  Determination of Validity

        We will determine in our sole discretion all questions as to the validity, form and eligibility of private notes tendered for exchange. This discretion extends to the determination of all questions concerning the time of receipt, acceptance and withdrawal of tendered private notes. These determinations will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular private note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular private note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, you must cure any defects or irregularities with respect to tenders of private notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until you cure the defects or irregularities.

  Other Rights

        While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date.

Acceptance of Private Notes for Exchange; Issuance of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration date, all private notes properly tendered. We will issue the exchange notes promptly after acceptance of the private notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered private notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

        In all cases, issuance of exchange notes for private notes will be made only after timely receipt by the exchange agent of:

  •
  certificates for the private notes, or a timely book-entry confirmation of the private notes, into the exchange agent's account at the book-entry transfer facility;

  •
  a properly completed and duly executed letter of transmittal or an agent's message; and

  •
  all other required documents.

        For each private note accepted for exchange, the holder of the private note will receive an exchange note having a principal amount equal to that of the surrendered private note.

Return of Notes

        Unaccepted or non-exchanged private notes will be returned without expense to the tendering holder of the private notes. In the case of private notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged private notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under "—Exchange Agent" before the expiration date. Any notice of withdrawal must:

  •
  specify the name of the person, referred to as the depositor, having tendered the private notes to be withdrawn;

  •
  identify the private notes to be withdrawn, including the certificate number or numbers and principal amount of the private notes;

  •
  contain a statement that the holder is withdrawing its election to have the private notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the private notes register the transfer of the private notes in the name of the person withdrawing the tender; and

  •
  specify the name in which the private notes are registered, if different from that of the depositor.

        If certificates for private notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If private notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn private notes.

        We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following the procedures described above under "—Procedures for Tendering" at any time before 5:00 p.m., New York City time, on the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the expiration of the exchange offer, if the exchange offer violates applicable law or an applicable interpretation of the staff of the SEC.

Termination of Rights

        All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer, except with respect to our continuing obligations:

  •
  to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

  •
  to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.

Shelf Registration

        If:

  (1)
  COPLP and COPT:

  (a)
  do not cause the exchange offer registration statement to become effective on or prior to 240 days after the closing of the offering of private notes; or

  (b)
  determine that the consummation of the exchange offer is not permitted because the exchange offer is not permitted by applicable law or SEC policy or applicable interpretations of the staff of the SEC; or

  (c)
  receive a written request from any initial purchasers representing that it holds registrable securities that are or were ineligible to be exchange in the exchange offer; or

COPLP and COPT will use commercially reasonable efforts to cause to be filed with the SEC as soon as reasonably practicable but in no event more than 30 days after such determination, date, or request, a shelf registration statement, and will use commercially reasonable efforts to have the shelf registration statement declared effective by the SEC within 90 days after such determination, date, or request.

        If:

  (1)
  any registration statement as required by the registration rights agreement is not declared effective by the SEC on or prior to the date specified for such effectiveness; or

  (2)
  the exchange offer is not completed within 240 days of the closing of the offering of private notes; or

  (3)
  the shelf registration statement is declared effective but thereafter ceases to be effective (other than under circumstances described below) during the periods specified in the registration rights agreement, or if COPLP and COPT through their omission fail to name as a selling security holder any holder that had complied timely with its obligations under the registration rights agreement in a manner to entitle such holder to be named in the shelf registration statement or any prospectus (each such event referred to in clauses (1) through (3) above, a registration default), then COPLP will pay additional interest to each holder of registrable securities from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured or cease to exist.

        With respect to the first 90-day period during which a registration default is continuing, additional interest will be paid at a rate equal to 0.25% per annum of the principal amount of entitled securities outstanding. If all registration defaults are not cured or cease to exist prior to the end of such 90-day period, then, from and including the first day after such 90-day period, the rate at which additional interest is payable will increase by an additional 0.25% per annum. However, the maximum rate of additional interest will in no event exceed 0.50% per annum. Additional interest will accrue and be payable to but excluding the date on which all registration defaults have been cured or cease to exist.

        Additional interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be paid to the holders of the registrable securities in the same manner and times as interest is otherwise payable on the registrable securities. From and including the date on which all registration defaults have been cured or otherwise ceased to exist, additional interest will cease to accrue unless and until a subsequent registration default occurs. Additional interest will not be payable on any private notes or exchange notes other than registrable securities.

        Holders of the notes will be required to make certain representations to COPLP (as described in the registration rights agreement) in order to participate in the exchange offer. In order to include registrable securities in the shelf registration statement, if filed, and receive additional interest relating to a registration default with respect to the shelf registration statement, a holder will be required to provide certain information to COPLP and to be named as a selling security holder in the shelf registration statement and the related prospectus, and will be subject to certain civil liability provisions under the Securities Act in connection with sales under the shelf registration statement. By including registrable securities in the shelf registration statement, if any, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement.

        If a shelf registration statement becomes effective under the Securities Act then, during any 365-day period thereafter COPLP may, by notice to holders of entitled securities registered pursuant to the shelf registration statement, suspend the availability of the shelf registration statement and the use of the related prospectus for up to two periods not to exceed a total of 60 days during any such 365-day period if:

  •
  such action is required by applicable law; or

  •
  the happening of any event or the discovery of any fact makes any statement made in the shelf registration statement or the related prospectus untrue in any material respect or constitutes an omission to state a material fact in the shelf registration statement or related prospectus.

        Each holder of registrable securities will be required to discontinue disposition of those registrable securities pursuant to the shelf registration statement upon receipt from us of notice of any events described in the preceding sentence but will not be entitled to receive additional interest unless such suspension exceeds the number of days or periods specified above. If we effect the exchange offer, we will also be permitted to require any broker-dealers to discontinue disposition of exchange notes pursuant to this prospectus on the same terms and conditions described in this paragraph. If we suspend the use of the shelf registration statement or this prospectus during the period we are otherwise required to keep such registration statement effective, then the period that COPLP and COPT are required to keep the shelf registration statement effective or during which the exchange offer registration statement must remain effective and participating broker-dealers are entitled to use such prospectus, as the case may be, will be extended by a number of days equal to the period of any such suspension.

Exchange Agent

        We have appointed U.S. Bank National Association as exchange agent for the exchange offer of notes. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association
Global Corporate Trust Services
1021 East Cary Street
Richmond, VA 23219
Attention: Becky D. Burton Corporate Trust Department
Reference: Corporate Office Properties Trust
3.600% Senior Notes due 2023

Fees and Expenses

        We will bear the expenses of soliciting tenders. We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

        We will pay the cash expenses incurred in connection with the exchange offer. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

        We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.

Consequence of Failures to Exchange

        Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

  •
  to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

  •
  in a transaction meeting the requirements of Rule 144 under the Securities Act;

  •
  outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

  •
  in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

  •
  to us; or

  •
  pursuant to an effective registration statement.

        In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

USE OF PROCEEDS

        The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

        The net proceeds from the sale of the private notes after deducting discounts and offering expenses, were approximately $346.1 million. We used the net proceeds from the sale of the private notes to repay borrowing under our unsecured revolving credit facility and for general corporate purposes, including partial repayment of certain of our unsecured term loans.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following tables set forth summary historical consolidated financial and operating data for COPLP and COPT and their respective subsidiaries. You should read the following summary historical financial data in conjunction with the consolidated historical financial statements and notes thereto of COPLP and its subsidiaries, included elsewhere in this prospectus, and COPT and its subsidiaries, incorporated by reference into this prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus.

Corporate Office Properties, L.P.

        The consolidated balance sheet data as of December 31, 2012 and 2011 and the consolidated statement of operations data for the years ended December 31, 2012, 2011 and 2010 have been derived from the historical consolidated financial statements of COPLP audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2010, 2009 and 2008 and the consolidated statement of operations data for each of the years ended December 31, 2009 and 2008 have been derived from the unaudited historical consolidated financial statements of COPLP, not included in this prospectus. The consolidated balance sheet data as of March 31, 2013 and the consolidated statement of operations data for the three months ended March 31, 2013 and 2012 have been derived from the unaudited historical consolidated financial statements of COPLP, which are included elsewhere in this prospectus and include all adjustments of a normal and recurring nature that management considers necessary for a fair presentation of such information. COPLP's consolidated results of operations and financial condition as of and for the three months ended March 31, 2013 do not purport to be indicative of its financial condition or results of operations as of or for the year ending December 31, 2013.

 Corporate Office Properties, L.P. and Subsidiaries
(in thousands, except per unit data and number of properties)

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Revenues
Revenues from real estate operations	$116,735	$110,661	$454,171	$428,496	$387,559	$349,463	$326,223
Construction contract and other service revenues	14,262	21,534	73,836	84,345	104,675	343,087	188,385

Total revenues	130,997	132,195	528,007	512,841	492,234	692,550	514,608

Expenses
Property operating expenses	42,575	41,253	167,161	162,397	146,617	123,769	109,967
Depreciation and amortization associated with real estate operations	28,252	27,834	113,480	113,111	97,897	81,446	75,264
Construction contract and other service expenses	13,477	20,607	70,576	81,639	102,302	336,519	184,142
Impairment losses	1,857	(4,836)	43,214	83,478	—	—	—
General, administrative and leasing expenses	7,820	9,569	31,900	30,308	28,477	27,853	28,707
Business development expenses and land carry costs	1,359	1,576	5,711	6,122	6,403	5,259	2,206

Total operating expenses	95,340	96,003	432,042	477,055	381,696	574,846	400,286

Operating income	35,657	36,192	95,965	35,786	110,538	117,704	114,322
Interest expense	(22,307)	(24,431)	(94,624)	(98,222)	(95,729)	(76,718)	(79,542)
Interest and other income	946	1,217	7,172	5,603	9,568	5,164	2,070
(Loss) gain on early extinguishment of debt	(5,184)	—	(943)	(1,639)	—	—	8,101
Loss on interest rate derivatives	—	—	—	(29,805)	—	—	—

Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	9,112	12,978	7,570	(88,277)	24,377	46,150	44,951
Equity in (loss) income of unconsolidated entities	41	(89)	(546)	(331)	1,376	(941)	(147)
Income tax (expense) benefit	(16)	(204)	(381)	6,710	(108)	(196)	(201)

Income (loss) from continuing operations	9,137	12,685	6,643	(81,898)	25,645	45,013	44,603
Discontinued operations(1)	3,786	(2,450)	13,677	(48,404)	17,054	16,310	15,655

Income (loss) before gain on sales of real estate	12,923	10,235	20,320	(130,302)	42,699	61,323	60,258
Gain on sales of real estate, net of income taxes(2)	2,354	—	21	2,732	2,829	—	1,090

Net income (loss)	15,277	10,235	20,341	(127,570)	45,528	61,323	61,348
Net loss (income) attributable to noncontrolling interests	336	570	507	244	(61)	66	(353)

Net income (loss) attributable to COPLP	15,613	10,805	20,848	(127,326)	45,467	61,389	60,995
Preferred unit distributions	(6,271)	(4,190)	(21,504)	(16,762)	(16,762)	(16,762)	(16,762)
Issuance costs associated with redeemed preferred units(3)	—	—	(1,827)	—	—	—	—

Net income (loss) attributable to COPLP common unitholders	$9,342	$6,615	$(2,483)	$(144,088)	$28,705	$44,627	$44,233

Basic earnings per common unit(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.33)	$0.17	$0.46	$0.51
Net income (loss)	$0.11	$0.09	$(0.04)	$(2.00)	$0.44	$0.73	$0.80
Diluted earnings per common unit(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.33)	$0.17	$0.46	$0.51
Net income (loss)	$0.11	$0.09	$(0.04)	$(2.00)	$0.44	$0.72	$0.79
Weighted average common units outstanding—basic	85,290	75,739	77,689	72,564	62,553	59,981	54,573
Weighted average common units outstanding—diluted	85,342	75,783	77,689	72,564	62,886	60,458	55,261

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Balance Sheet Data (as of period end):
Total properties, net	$3,189,973	$3,338,291	$3,163,044	$3,352,975	$3,445,455	$3,029,900	$2,778,466
Total assets	$3,678,041	$3,790,595	$3,646,983	$3,855,967	$3,836,329	$3,373,337	$3,109,690
Debt	$1,957,360	$2,418,078	$2,019,168	$2,426,303	$2,323,681	$2,053,841	$1,856,751
Total liabilities	$2,127,142	$2,589,799	$2,200,186	$2,641,160	$2,512,504	$2,252,051	$2,026,650
Redeemable noncontrolling interest	$10,356	$9,237	$10,298	$8,908	$9,000	$—	$—
Total equity	$1,540,543	$1,191,559	$1,436,499	$1,205,899	$1,314,825	$1,121,286	$1,083,040
Other Financial Data (for the period ended):
Cash flows provided by (used in):
Operating activities	$47,311	$43,787	$191,838	$152,149	$156,460	$194,838	$182,039
Investing activities	$(60,176)	$7,791	$13,744	$(260,387)	$(479,167)	$(349,076)	$(290,822)
Financing activities	$25,780	$(49,150)	$(200,547)	$103,695	$324,547	$155,725	$90,920
Numerator for diluted EPU(4)	$9,224	$6,474	$(2,952)	$(145,125)	$27,634	$43,617	$43,505
Cash distributions declared per common unit	$0.275	$0.275	$1.100	$1.650	$1.610	$1.530	$1.425
Property Data (as of period end):
Number of properties owned(5)	210	231	208	238	256	253	240
Total rentable square feet owned(5)	19,128	20,237	18,831	20,514	20,432	19,543	18,559

(1)
Includes income derived from three operating properties disposed in 2008, three operating properties disposed in 2010, 23 operating properties disposed in 2011, 35 operating properties disposed in 2012 and 17 operating properties classified as held for sale at March 31, 2013.

(2)
Reflects gain from sales of properties and unconsolidated real estate joint ventures not associated with discontinued operations.

(3)
Reflects a decrease to net income available to common unitholders pertaining to the original issuance costs recognized upon the redemption of the Series G preferred units in 2012.

(4)
Basic and diluted earnings per common share are calculated based on amounts attributable to common unitholders of COPLP.

(5)
Amounts reported reflect only operating office properties.

Corporate Office Properties Trust

        The consolidated balance sheet data as of December 31, 2012 and 2011 and the consolidated statement of operations data for the years ended December 31, 2012, 2011 and 2010 have been derived from the historical consolidated financial statements of COPT audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report with respect thereto is incorporated by reference in this prospectus. The consolidated balance sheet data as of December 31, 2010, 2009 and 2008 and the consolidated statement of operations data for each of the years ended December 31, 2009 and 2008 have been derived from the historical consolidated financial statements of COPT, not included in or incorporated by reference in this prospectus. The consolidated balance sheet data as of March 31, 2013 and the consolidated statement of operations data for the three months ended March 31, 2013 and 2012 have been derived from the unaudited historical consolidated financial statements of COPT, which are incorporated by reference in this prospectus and include all adjustments of a normal and recurring nature that management considers necessary for a fair presentation of such information. COPT's consolidated results of operations and financial condition as of and for the three months ended March 31, 2013 do not purport to be indicative of its financial condition or results of operations as of or for the year ending December 31, 2013.

 Corporate Office Properties Trust and Subsidiaries
(in thousands, except per share data and number of properties)

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Revenues
Revenues from real estate operations	$116,735	$110,661	$454,171	$428,496	$387,559	$349,463	$326,223
Construction contract and other service revenues	14,262	21,534	73,836	84,345	104,675	343,087	188,385

Total revenues	130,997	132,195	528,007	512,841	492,234	692,550	514,608

Expenses
Property operating expenses	42,575	41,253	167,161	162,397	146,617	123,769	109,967
Depreciation and amortization associated with real estate operations	28,252	27,834	113,480	113,111	97,897	81,446	75,264
Construction contract and other service expenses	13,477	20,607	70,576	81,639	102,302	336,519	184,142
Impairment losses (recoveries)	1,857	(4,836)	43,214	83,478	—	—	—
General, administrative and leasing expenses	7,820	9,569	31,900	30,314	28,501	27,877	28,739
Business development expenses and land carry costs	1,359	1,576	5,711	6,122	6,403	5,259	2,206

Total operating expenses	95,340	96,003	432,042	477,061	381,720	574,870	400,318

Operating income	35,657	36,192	95,965	35,780	110,514	117,680	114,290
Interest expense	(22,307)	(24,431)	(94,624)	(98,222)	(95,729)	(76,718)	(79,542)
Interest and other income	946	1,217	7,172	5,603	9,568	5,164	2070
Loss on early extinguishment of debt	(5,184)	—	(943)	(1,639)	—	—	8,101
Loss on interest rate derivatives	—	—	—	(29,805)	—	—	—

Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	9,112	12,978	7,570	(88,283)	24,353	46,126	44,919
Equity in income (loss) of unconsolidated entities	41	(89)	(546)	(331)	1,376	(941)	(147)
Income tax (expense) benefit	(16)	(204)	(381)	6,710	(108)	(196)	(201)

Income (loss) from continuing operations	9,137	12,685	6,643	(81,904)	25,621	44,989	44,571
Discontinued operations(1)	3,786	(2,450)	13,677	(48,404)	17,054	16,310	15,655

Income (loss) before gain on sales of real estate	12,923	10,235	20,320	(130,308)	42,675	61,299	60,226
Gain on sales of real estate, net of income taxes(2)	2,354	—	21	2,732	2,829	—	1,090

Net income (loss)	15,277	10,235	20,341	(127,576)	45,504	61,299	61,316
Net (income) loss attributable to noncontrolling interests	(257)	60	636	8,148	(2,744)	(4,970)	(7,351)

Net income (loss) attributable to COPT	15,020	10,295	20,977	(119,428)	42,760	56,329	53,965
Preferred share dividends	(6,106)	(4,025)	(20,844)	(16,102)	(16,102)	(16,102)	(16,102)
Issuance costs associated with redeemed preferred shares(3)	—	—	(1,827)	—	—	—	—

Net income (loss) attributable to COPT common shareholders	$8,914	$6,270	$(1,694)	$(135,530)	$26,658	$40,227	$37,863

Basic earnings per common share(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.31)	$0.17	$0.44	$0.50
Net income (loss)	$0.11	$0.09	$(0.03)	$(1.97)	$0.43	$0.70	$0.77
Diluted earnings per common share(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.31)	$0.17	$0.44	$0.49
Net income (loss)	$0.11	$0.09	$(0.03)	$(1.97)	$0.43	$0.70	$0.76
Weighted average common shares outstanding—basic	81,397	71,458	73,454	69,382	59,611	55,930	48,132
Weighted average common shares outstanding—diluted	81,449	71,502	73,454	69,382	59,944	56,407	48,820

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Balance Sheet Data (as of period end):
Total properties, net	$3,189,973	$3,338,291	$3,163,044	$3,352,975	$3,445,455	$3,029,900	$2,778,466
Total assets	$3,685,099	$3,797,368	$3,653,759	$3,863,555	$3,844,517	$3,380,022	$3,114,239
Debt	$1,957,360	$2,418,078	$2,019,168	$2,426,303	$2,323,681	$2,053,841	$1,856,751
Total liabilities	$2,134,200	$2,596,572	$2,206,962	$2,648,748	$2,521,379	$2,259,390	$2,031,816
Redeemable noncontrolling interest	$10,356	$9,237	$10,298	$8,908	$9,000	$—	$—
Total equity	$1,540,543	$1,191,559	$1,436,499	$1,205,899	$1,323,138	$1,120,632	$1,082,423
Other Financial Data (for the period ended):
Cash flows provided by (used in):
Operating activities	$47,311	$43,787	$191,838	$152,143	$156,436	$194,817	$180,892
Investing activities	$(60,176)	$7,791	$13,744	$(260,387)	$(479,167)	$(349,076)	$(290,822)
Financing activities	$25,780	$(49,150)	$(200,547)	$103,701	$324,571	$155,746	$92,067
Numerator for diluted EPS(4)	$8,796	$6,129	$(2,163)	$(136,567)	$25,587	$39,217	$37,135
Cash dividends declared per common share	$0.275	$0.275	$1.10	$1.65	$1.61	$1.53	$1.425
Property Data (as of period end):
Number of properties owned(5)	210	231	208	238	256	253	240
Total rentable square feet owned(5)	19,128	20,237	18,831	20,514	20,432	19,543	18,559

(1)
Includes income derived from three operating properties disposed in 2008, three operating properties disposed in 2010, 23 operating properties disposed in 2011, 35 operating properties disposed in 2012 and 17 operating properties classified as held for sale at March 31, 2013.

(2)
Reflects gain from sales of properties and unconsolidated real estate joint ventures not associated with discontinued operations.

(3)
Reflects a decrease to net income available to common shareholders pertaining to the original issuance costs recognized upon the redemption of the Series G preferred shares of beneficial interest in 2012.

(4)
Basic and diluted earnings per common share are calculated based on amounts attributable to common shareholders of COPT.

(5)
Amounts reported reflect only operating office properties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following discussion relates to the consolidated financial statements of COPLP and subsidiaries, and should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. For purposes of this section, the terms "we," "us" and "our" refer collectively to COPLP and its subsidiaries.

        This section contains "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "could," "believe," "anticipate," "expect," "estimate," "plan" or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements. Important factors that may affect these expectations, estimates and projections include, but are not limited to:

  •
  general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

  •
  adverse changes in the real estate markets, including, among other things, increased competition with other companies;

  •
  governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers;

  •
  our ability to borrow on favorable terms;

  •
  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

  •
  our ability to sell properties included in our Strategic Reallocation Plan;

  •
  risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives;

  •
  changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

  •
  our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

  •
  the dilutive effects of issuing additional common shares;

  •
  our ability to achieve projected results; and

  •
  environmental requirements.

We undertake no obligation to update or supplement forward-looking statements.

Overview

        COPLP is the entity through which COPT, a fully-integrated and self-managed REIT, and our sole general partner, conducts almost all of its operations and owns substantially all of its assets. We focus primarily on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. We generally acquire, develop, manage and lease office and data center properties concentrated in large office parks located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region.

        Our revenues relating to real estate operations are derived from rents and property operating expense reimbursements earned from tenants leasing space in our properties. Most of our expenses relating to our real estate operations take the form of: property operating costs, such as real estate taxes, utilities and repairs and maintenance; and depreciation and amortization associated with our operating properties. Most of our profitability from real estate operations depends on our ability to maintain high levels of occupancy and increase rents, which is affected by a number of factors, including, among other things, our tenants' ability to fulfill their lease obligations and their continuing space needs based on, among other things, employment levels, business confidence, competition and general economic conditions of the markets in which we operate.

        Our strategy for operations and growth focuses on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. These tenants' missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. As a result of this strategy, a large concentration of our revenue is derived from several large tenants. As of March 31, 2013, 64.4% of our annualized rental revenue (as defined below) from office properties was from our 20 largest tenants, 40.5% from our four largest tenants and 24.0% from our largest tenant, the United States Government. In addition, as of March 31, 2013, 70.2% of the total annualized rental revenue of our office properties held for long-term investment was from properties located near defense installations and other knowledge-based government demand drivers (referred to elsewhere as "Strategic Demand Drivers"), or that were otherwise at least 50% leased by United States Government agencies or defense contractors; we refer to these properties herein as "Strategic Tenant Properties."

        We made significant progress in 2012 under the Strategic Reallocation Plan that we launched in 2011, which entails the disposition by the end of 2013 of approximately $562.0 million in office properties and land no longer closely aligned with our strategy, and use of the proceeds to invest in Strategic Tenant Properties, to repay borrowings and for general corporate purposes. In 2012, we completed dispositions of 35 operating properties totaling 2.3 million square feet and non-operating properties for aggregate transaction values totaling $313.6 million. Aggregate dispositions since implementation of the Strategic Reallocation Plan total $390.3 million, including 58 operating properties totaling 3.2 million square feet. We used most of the proceeds from these sales to pay down our Revolving Credit Facility. In 2012, we also approved a plan for the future disposition of our office properties and developable land in Greater Philadelphia, Pennsylvania because the properties no longer meet our strategic investment criteria; we expect this disposition to occur in the next four years.

        Our operations in recent years have been hindered by continuing delays in Federal budget approvals and mounting uncertainty regarding the potential for future reductions in government spending targeting defense, as well as the otherwise challenging economic conditions in the United States. Furthermore, the Budget Control Act passed in 2011, which imposed caps on the Federal budget in order to achieve targeted spending levels over the 2013-2021 fiscal years, resulted in approximately $110 billion being sequestered from the United States Government's funding levels for the 2013 fiscal year beginning in March 2013, approximately 50% of which are scheduled to come from defense. We believe that this defense spending uncertainty has delayed our progress in leasing existing properties and new construction proximate to Strategic Demand Drivers. In addition, the otherwise challenging economic conditions have prompted certain tenants to consolidate operations and businesses to close, downsize their space requirements or cancel or delay expansion plans in our regions, placing downward pressure on occupancy and rental rates.

        Despite these challenges, our office property portfolio's occupancy improved to 87.8% as of December 31, 2012, a 1.6% increase over year end 2011. We also successfully completed 3.3 million square feet of leasing, including 1.2 million of construction and redevelopment space. The improvement in our portfolio's occupancy was attributable primarily to an improvement in occupancy of our Same Office Properties (defined below) to 89.1% at December 31, 2012 (up from 88.3% at December 31, 2011) and our dispositions in 2012 of lower occupancy properties under the Strategic Reallocation Plan. Our properties proximate to Strategic Demand Drivers were 92.1% occupied at December 31, 2012, notably stronger than our other properties, which were 84.4% occupied. Our office property portfolio's occupancy was 87.6% as of March 31, 2013.

        We believe that the continuing Federal budget discussions will eventually lead to modest additional reductions in defense spending. However, if such reductions were to occur, we continue to believe that our properties' proximate to Strategic Demand Drivers will not be significantly affected, and could position us for future growth, for reasons that include the following:

  •
  we expect defense spending reductions, should they occur, will be targeted more towards force structure (troops) and weapon system production than towards the knowledge-based activities of most of our tenants, which we believe are considered increasingly critical to our national security;

  •
  in 2011, Federal agencies completed their relocation to the following government installations that serve as demand drivers to our portfolio of Strategic Tenant Properties primarily in connection with mandates by the Base Realignment and Closure Commission of the United States Congress ("BRAC"): Fort George G. Meade (which also houses the recently-formed United States Cyber Command), Redstone Arsenal, Fort Belvoir, San Antonio and Aberdeen Proving Ground; the shifting of jobs by defense contractors supporting these agencies that we believe still needs to occur has been delayed by the defense spending uncertainty;

  •
  if defense construction spending is cut, government demand to lease space in our business parks could possibly increase if the government decides to lease space instead of build it.

We believe that the outlook for our properties proximate to Strategic Demand Drivers would be hindered more by an extended period of uncertainty regarding future defense spending reductions than by the actual spending reductions.

        The relative contribution to our operations by properties not proximate to Strategic Demand Drivers has decreased due to our property dispositions in 2011 and 2012, and we expect that trend to continue as we complete the Strategic Reallocation Plan. Nevertheless, our market strategy is to continue to own these types of properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes. These properties tend to be more subject to general market conditions that have been affected by the slow economic recovery. As a result, we expect a longer road to recovery to pre-recession occupancy levels for these properties.

        Our capital strategy is aimed at maintaining a flexible capital structure, and we believe that we significantly improved our balance sheet and expanded our access to capital in 2012 not only through our execution of the Strategic Reallocation Plan but also by:

  •
  COPT issuing 6.9 million Series L Cumulative Preferred Shares (the "Series L Preferred Shares") at a price of $25.00 per share for net proceeds of $165.7 million after underwriting discounts but before offering expenses. The Series L Preferred Shares are nonvoting, redeemable for cash at $25.00 per share at our option on or after June 27, 2017 and accrue dividends equal to 7.375% of the liquidation preference. COPT contributed the net proceeds from the sale to COPLP in exchange for 6.9 million Series L Preferred Units. The Series L Preferred Units carry terms that are substantially the same as the Series L Preferred Shares. The net proceeds were used to pay down our Revolving Credit Facility and for general corporate purposes;

  •
  COPT redeeming all of its Series G Preferred Shares of beneficial interest (the "Series G Preferred Shares") at a price of $25.00 per share, or $55.0 million in the aggregate, plus accrued and unpaid dividends thereon through the date of redemption. These shares accrued dividends equal to 8.0% of the liquidation preference. In connection with this redemption, COPLP redeemed the Series G Preferred Units previously owned by COPT that carried terms substantially the same as the Series G Preferred Shares;

  •
  COPT completing a public offering of 8.6 million common shares at a price of $24.75 per share for net proceeds of $204.9 million, after underwriter discounts but before offering expenses, that were contributed to COPLP in exchange for 8.6 million common units. The net proceeds were used to pay down our Revolving Credit Facility and for general corporate purposes;

  •
  entering into unsecured term loan agreements, under which we borrowed $370 million in the aggregate. The net proceeds from these borrowings were used to pay down our Revolving Credit Facility; and

  •
  establishing an at-the-market ("ATM") stock offering program under which we COPT may, from time to time, offer and sell common shares in "at the market" stock offerings having an aggregate gross sales price of up to $150.0 million. The proceeds from any such offering will be contributed to COPLP in exchange for common units.

        We further improved our balance sheet and expanded our access to capital during the three months ended March 31, 2013, and through the date of this prospectus, by:

  •
  COPT completing a public offering of 4,485,000 common shares at a price of $26.34 per share for net proceeds of $118.1 million, after underwriter discounts but before offering expenses, that were contributed to COPLP in exchange for 4,485,000 common units. The net proceeds were used to pay down our Revolving Credit Facility and for general corporate purposes;

  •
  repaying a $53.7 million principal amount of our 4.25% Exchangeable Senior Notes for an aggregate repayment amount of $56.4 million, and recognized a $5.3 million loss of early extinguishment of debt, including unamortized loan issuance costs;

  •
  COPT redeeming all of its outstanding Series J Preferred Shares at a price of $25 per share, or $84.8 million in the aggregate, plus accrued and unpaid dividends thereon through the date of redemption, using proceeds from the March 2013 public offering of common shares. These shares accrued dividends equal to 7.625% of the liquidation preference. In connection with this redemption, COPLP redeemed the Series J Preferred Units previously owned by COPT that carried terms substantially the same as the Series J Preferred Shares. We recognized a $2.9 million decrease to net income available to common unitholders pertaining to the original issuance costs incurred on the Series J Preferred Units at the time of the redemption; and

  •
  COPLP issuing a $350.0 million aggregate principal amount of 3.600% Senior Notes due 2023 at an initial offering price of 99.816% of their face value. The proceeds from the offering, after deducting discounts of the initial purchasers of the Notes, but before other offering expenses, were approximately $347.1 million. We used the net proceeds of the offering to repay borrowings under our Revolving Credit Facility and for general corporate purposes, including partial repayment of certain of our unsecured term loans.

These activities contributed towards our: improving the relationship of our outstanding debt relative to both assets and net operating income; and paying down our Revolving Credit Facility to zero as of March 31, 2013 and December 31, 2012, providing significant liquidity and flexibility for future investing and financing activities.

        Our 2012 investing activities grew our portfolio's concentration in Strategic Tenant Properties through the dispositions of nonstrategic properties discussed above and by:

  •
  placing into service an aggregate of 371,000 square feet in four newly constructed properties proximate to Strategic Demand Drivers that were 45.8% leased as of December 31, 2012; and

  •
  acquiring for $48.3 million a property in Herndon, Virginia totaling 202,000 square feet that was 100% leased to a defense contractor.

In addition, during the three months ended March 31, 2013, we placed into service an aggregate of 236,000 square feet in three newly constructed properties proximate to defense installations and other knowledge-based demand drivers that were 100% leased as of March 31, 2013.

        We discuss significant factors contributing to changes in our net income attributable to common shareholders and diluted earnings per share over the last three years and during the three month periods ended March 31, 2013 and 2012 in the section below entitled "Results of Operations." In addition, the section below entitled "Liquidity and Capital Resources" includes discussions of, among other things:

  •
  how we expect to generate cash for short and long-term capital needs;

  •
  our off-balance sheet arrangements in place that are reasonably likely to affect our financial condition; and

  •
  our commitments and contingencies.

        We refer to the measure "annualized rental revenue" in various sections of the Management's Discussion and Analysis of Financial Condition and Results of Operations section of this prospectus. Annualized rental revenue is a measure that we use to evaluate the source of our rental revenue as of a point in time. It is computed by multiplying by 12 the sum of monthly contractual base rents and estimated monthly expense reimbursements under active leases as of a point in time. Our computation of annualized rental revenue excludes the effect of lease incentives, although the effect of this exclusion is generally not material. We consider annualized rental revenue to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under generally accepted accounting principles in the United States of America ("GAAP") does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis.

Critical Accounting Policies and Estimates

        Our consolidated financial statements are prepared in accordance with GAAP, which require us to make certain estimates and assumptions. A summary of our significant accounting policies is provided in Note 2 to our 2012 annual consolidated financial statements. The following section is a summary of certain aspects of those accounting policies involving estimates and assumptions that (1) require our most difficult, subjective or complex judgments in accounting for uncertain matters or matters that are susceptible to change and (2) materially affect our reported operating performance or financial condition. It is possible that the use of different reasonable estimates or assumptions in making these judgments could result in materially different amounts being reported in our consolidated financial statements. While reviewing this section, you should refer to Note 2 to our 2012 annual consolidated financial statements, including terms defined therein.

Acquisitions of Properties

        When we acquire properties, we allocate the purchase price to numerous tangible and intangible components. Most of the terms in this bullet section are discussed in further detail in Note 2 to the 2012 annual consolidated financial statements entitled "Acquisitions of Properties." Our process for determining the allocation to these components requires many estimates and assumptions, including the following: (1) determination of market rental rates; (2) estimation of leasing and tenant improvement costs associated with the remaining term of acquired leases; (3) assumptions used in determining the in-place lease value, if-vacant value and tenant relationship value, including the rental rates, period of time that it will take to lease vacant space and estimated tenant improvement and leasing costs; and (4) allocation of the if-vacant value between land and building. A change in any of the above key assumptions, which are subjective, can materially change not only the presentation of acquired properties in our consolidated financial statements but also our reported results of operations. The allocation to different components affects the following:

  •
  the amount of the purchase price allocated among different categories of assets and liabilities on our consolidated balance sheets; the amount of costs assigned to individual properties in multiple property acquisitions; and the amount of gain recognized in our consolidated statements of operations should we determine that the fair value of the acquisition exceeds its cost;

  •
  where the amortization of the components appear over time in our consolidated statements of operations. Allocations to above- and below-market leases are amortized into rental revenue, whereas allocations to most of the other tangible and intangible assets are amortized into depreciation and amortization expense; and

  •
  the timing over which the items are recognized as revenue or expense in our consolidated statements of operations. For example, for allocations to the as-if vacant value, the land portion is not depreciated and the building portion is depreciated over a longer period of time than the other components (generally 40 years). Allocations to above- and below-market leases, in-place lease value and tenant relationship value are amortized over significantly shorter timeframes, and if individual tenants' leases are terminated early, any unamortized amounts remaining associated with those tenants are written off upon termination. These differences in timing can materially affect our reported results of operations. In addition, we establish lives for tenant relationship values based on our estimates of how long we expect the respective tenants to remain in the properties.

Impairment of Long-Lived Assets

        We assess each of our operating properties for impairment quarterly using cash flow projections and estimated fair values that we derive for each of the properties. We update the leasing and other assumptions used in these projections regularly, paying particular attention to properties that have experienced chronic vacancy or face significant market challenges. We review our plans and intentions for our development projects and land parcels quarterly. Each quarter, we also review the reasonableness of changes in our estimated operating property fair values from amounts estimated in the prior quarter. If events or changes in circumstances indicate that the carrying values of certain operating properties, properties in development or land held for future development may be impaired, we perform a recovery analysis for such properties. For long-lived assets to be held and used, we analyze recoverability based on the estimated undiscounted future cash flows expected to be generated from the operations and eventual disposition of the assets over, in most cases, a ten-year holding period. If we believe there is a significant possibility that we might dispose of the assets earlier, we analyze recoverability using a probability weighted analysis of the estimated undiscounted future cash flows expected to be generated from the operations and eventual disposition of the assets over the various possible holding periods. If the analysis indicates that the carrying value of a tested property is not recoverable from estimated future cash flows, it is written down to its estimated fair value and an impairment loss is recognized. If and when our plans change, we revise our recoverability analyses to use the cash flows expected from the operations and eventual disposition of each asset using holding periods that are consistent with our revised plans.

        Property fair values are determined based on contract prices, indicative bids, discounted cash flow analyses or yield analyses. Estimated cash flows used in such analyses are based on our plans for the property and our views of market and economic conditions. The estimates consider items such as current and future rental rates, occupancies for the tested property and comparable properties, estimated operating and capital expenditures and recent sales data for comparable properties; most of these items are influenced by market data obtained from third party sources such as CoStar Group and real estate leasing and brokerage firms and our direct experience with the properties and their markets. Determining the appropriate capitalization or yield rate also requires significant judgment and is typically based on many factors, including the prevailing rate for the market or submarket, as well as the quality and location of the properties. Changes in the estimated future cash flows due to changes in our plans for a property, views of market and economic conditions and/or our ability to obtain development rights could result in recognition of impairment losses which could be substantial.

        Properties held for sale are carried at the lower of their carrying values (i.e., cost less accumulated depreciation and any impairment loss recognized, where applicable) or estimated fair values less costs to sell. Accordingly, decisions to sell certain operating properties, properties in development or land held for development will result in impairment losses if carrying values of the specific properties exceed their estimated fair values less costs to sell. The estimates of fair value consider matters such as recent sales data for comparable properties and, where applicable, contracts or the results of negotiations with prospective purchasers. These estimates are subject to revision as market conditions, and our assessment of such conditions, change.

Assessment of Lease Term

        As discussed above, a significant portion of our portfolio is leased to the United States Government, and the majority of those leases consist of a series of one-year renewal options. Applicable accounting guidance requires us to recognize minimum rental payments on a straight-line basis over the terms of each lease and to assess the lease terms as including all periods for which failure to renew the lease imposes a penalty on the lessee in such amounts that a renewal appears, at the inception of the lease, to be reasonably assured. Factors to consider when determining whether a penalty is significant include the uniqueness of the purpose or location of the property, the availability of a comparable replacement property, the relative importance or significance of the property to the continuation of the lessee's line of business and the existence of leasehold improvements or other assets whose value would be impaired by the lessee vacating or discontinuing use of the leased property. We have concluded for a number of our leases, based on the factors above, that the United States Government's exercise of all of those renewal options is reasonably assured. Changes in these assessments could result in the write-off of any recorded assets associated with straight-line rental revenue and acceleration of depreciation and amortization expense associated with costs we have incurred related to these leases.

Revenue Recognition on Tenant Improvements

        Most of our leases involve some form of improvements to leased space. When we are required to provide improvements under the terms of a lease, we need to determine whether the improvements constitute landlord assets or tenant assets. If the improvements are landlord assets, we capitalize the cost of the improvements and recognize depreciation expense associated with such improvements over the shorter of the useful life of the assets or the term of the lease and recognize any payments from the tenant as rental revenue over the term of the lease. If the improvements are tenant assets, we defer the cost of improvements funded by us as a lease incentive asset and amortize it as a reduction of rental revenue over the term of the lease. Our determination of whether improvements are landlord assets or tenant assets also may affect when we commence revenue recognition in connection with a lease.

        In determining whether improvements constitute landlord or tenant assets, we consider numerous factors that may require subjective or complex judgments, including: whether the improvements are unique to the tenant or reusable by other tenants; whether the tenant is permitted to alter or remove the improvements without our consent or without compensating us for any lost fair value; whether the ownership of the improvements remains with us or remains with the tenant at the end of the lease term; and whether the economic substance of the lease terms is properly reflected.

Collectability of Accounts and Deferred Rent Receivable

        Allowances for doubtful accounts and deferred rent receivable are established based on quarterly analyses of the risk of loss on specific accounts. The analyses place particular emphasis on past-due accounts and consider information such as the nature and age of the receivables, the payment history of the tenants, the financial condition of the tenants and our assessment of their ability to meet their lease obligations, the basis for any disputes and the status of related negotiations. Our estimate of the required allowance is subject to revision as these factors change and is sensitive to the effects of economic and market conditions on tenants.

Accounting Method for Investments

        We use three different accounting methods to report our investments in entities: the consolidation method; the equity method; and the cost method (see Note 2 to our 2012 annual consolidated financial statements). We use the consolidation method when we own most of the outstanding voting interests in an entity and can control its operations. We also consolidate certain entities when control of such entities can be achieved through means other than voting rights ("variable interest entities" or "VIEs") if we are deemed to be the primary beneficiary. Generally, this applies to entities for which either: (1) the equity investors (if any) lack one or more of the essential characteristics of a controlling financial interest; (2) the equity investment at risk is insufficient to finance that entity's activities without additional subordinated financial support; or (3) the equity investors have voting rights that are not proportionate to their economic interests and the activities of the entity involve, or are conducted on behalf of, an investor with a disproportionately small voting interest. We use the equity method of accounting when we own an interest in an entity and can exert significant influence over, but cannot control, the entity's operations.

        In making these determinations, we need to make subjective estimates and judgments regarding the entity's future operating performance, financial condition, future valuation and other variables that may affect the cash flows of the entity. We must consider both our and our partner's ability to participate in the management of the entity's operations and make decisions that allow the parties to manage their economic risks. We may also need to estimate the probability of different scenarios taking place over time and their effect on the partners' cash flows. The conclusion reached as a result of this process affects whether or not we use the consolidation method in accounting for our investment or the equity method. Whether or not we consolidate an investment can materially affect our consolidated financial statements.

Accounting for Interest Rate Derivatives

        We use interest rate derivatives to hedge the cash flows associated with interest rates on debt, including forecasted borrowings. When we designate a derivative as a cash flow hedge, we defer the effective portion of changes in its fair value to the accumulated other comprehensive income (loss) section of shareholders' equity and recognize the ineffective portion of changes in fair value of derivatives in earnings. If and when a derivative ceases to qualify as a cash flow hedge, we reclassify the associated accumulated other comprehensive income (loss) to net earnings (loss). Our accounting for derivatives requires that we make judgments in determining the nature of the derivatives and their effectiveness as hedges, including ones regarding the likelihood that a forecasted transaction will take place. Therefore, these judgments could materially affect our consolidated financial statements.

Concentration of Operations

Customer Concentration of Property Operations

        The table below sets forth the 20 largest tenants in our portfolio of office properties based on percentage of annualized rental revenue:

	Percentage of Annualized Rental Revenue of Office Properties for 20 Largest Tenants as of
		December 31,
	March 31, 2013
Tenant		2012	2011	2010
United States of America	24.0%	24.2%	22.2%	21.6%
Northrop Grumman Corporation(1)	6.2%	6.3%	6.9%	7.2%
Booz Allen Hamilton, Inc.	5.6%	5.5%	5.1%	4.7%
Computer Sciences Corporation(1)	4.7%	4.8%	4.8%	4.1%
General Dynamics Corporation(1)	4.0%	3.6%	1.5%	1.0%
The MITRE Corporation	1.9%	1.9%	1.8%	1.8%
The Boeing Company(1)	1.8%	1.4%	1.3%	1.3%
CareFirst, Inc.	1.8%	1.9%	1.6%	1.7%
Wells Fargo & Company(1)	1.7%	1.7%	1.7%	1.6%
The Aerospace Corporation(1)	1.7%	1.7%	1.7%	1.7%
ITT Exelis(1)	1.6%	1.7%	1.7%	1.8%
Kratos Defense & Security Solution, Inc.(1)	1.5%	1.5%	1.4%	1.4%
L-3 Communications Holdings, Inc.(1)	1.4%	1.4%	1.6%	1.6%
AT&T Corporation(1)	1.2%	1.2%	1.2%	1.2%
Raytheon Company(1)	1.1%	1.1%	1.0%	N/A
Science Applications International Corporation(1)	0.9%	1.0%	0.9%	N/A
Lockheed Martin Corporation	0.8%	0.8%	N/A	N/A
The Johns Hopkins Institutions(1)	0.8%	0.8%	0.8%	0.8%
Unisys Corporation	0.8%	0.8%	0.8%	0.9%
TASC Inc.	0.8%	N/A	N/A	N/A
Ciena Corporation	N/A	1.0%	1.1%	1.0%
Comcast Corporation(1)	N/A	N/A	1.2%	1.3%
Merck & Co., Inc.(1)	N/A	N/A	N/A	0.6%
First Mariner Bank(1)	N/A	N/A	N/A	0.6%

Subtotal of 20 largest tenants	64.4%	64.5%	60.3%	57.9%
All remaining tenants	35.6%	35.5%	39.7%	42.1%

Total	100.0%	100.0%	100.0%	100.0%

(1)
Includes affiliated organizations and agencies and predecessor companies.

The United States Government's concentration increased each of the last two years in large part due to it taking occupancy of a significant portion of our newly-constructed square feet placed into service and our significant dispositions of properties in which it was not a tenant.

        Our Strategic Tenant Properties accounted for 70.2% of our annualized rental revenue from office properties held for long-term investment as of March 31, 2013 and 70.0% at December 31, 2012. We believe that we are well positioned for future growth in the concentration of our revenue derived from customers in these sectors, as discussed further in the section of this prospectus entitled "Business and Growth Strategies."

Geographic Concentration of Property Operations

        The table below sets forth the regional allocation of our annualized rental revenue of office properties as of the end of the last three calendar years:

	Percentage of Annualized Rental Revenue of Office Properties as of				Number of Office Properties as of
		December 31,				December 31,
	March 31, 2013				March 31, 2013
Region		2012	2011	2010		2012	2011	2010
Baltimore/Washington Corridor	46.8%	47.5%	45.6%	44.1%	99	98	111	112
Northern Virginia	19.6%	19.1%	16.0%	16.4%	19	19	17	17
San Antonio	6.2%	6.3%	5.8%	5.7%	8	8	9	8
Washington, DC—Capitol Riverfront	3.1%	3.1%	3.0%	3.4%	2	2	2	2
St. Mary's and King George Counties	3.5%	3.4%	3.4%	2.9%	19	19	19	18
Greater Baltimore	8.5%	8.8%	12.6%	14.9%	32	32	46	66
Suburban Maryland	1.7%	1.7%	4.1%	3.9%	3	3	8	8
Colorado Springs	5.5%	5.4%	5.1%	5.2%	21	21	21	21
Greater Philadelphia	2.0%	2.0%	1.7%	1.5%	3	3	2	2
Other	3.1%	2.7%	2.7%	2.0%	4	3	3	2

	100.0%	100.0%	100.0%	100.0%	210	208	238	256

The most significant changes in our regional allocations set forth above were due to newly-constructed properties placed into service and our significant dispositions of properties in the Greater Baltimore and Suburban Maryland regions.

Occupancy and Leasing

Office Properties

        The tables below set forth occupancy information pertaining to our portfolio of operating office properties:

		December 31,
	March 31, 2013
		2012	2011	2010
Occupancy rates at period end
Total	87.6%	87.8%	86.2%	87.6%
Baltimore/Washington Corridor	88.2%	89.4%	87.9%	88.1%
Northern Virginia	89.6%	89.2%	84.8%	91.9%
San Antonio	96.3%	96.4%	90.7%	100.0%
Washington, DC—Capitol Riverfront	88.1%	89.0%	91.6%	98.5%
St. Mary's and King George Counties	87.2%	85.9%	87.3%	86.8%
Greater Baltimore	78.9%	78.6%	84.5%	85.0%
Suburban Maryland	94.1%	94.1%	79.6%	76.5%
Colorado Springs	81.3%	77.8%	74.9%	76.2%
Greater Philadelphia	89.9%	100.0%	99.7%	100.0%
Other	95.8%	94.6%	100.0%	100.0%
Average contractual annual rental rate per square foot at year end(1)	$27.95	$27.92	$26.59	$25.58

(1)
Includes estimated expense reimbursements.

	Rentable Square Feet	Occupied Square Feet
	(in thousands)
December 31, 2011	20,514	17,685
Square feet vacated upon lease expiration(1)	—	(782)
Occupancy of previously vacated space in connection with new lease(2)	—	717
Square feet constructed or redeveloped	425	548
Acquisition	202	202
Dispositions	(2,302)	(1,833)
Other changes	(8)	4

December 31, 2012	18,831	16,541
Square feet vacated upon lease expiration(1)	—	(357)
Occupancy of previously vacated space in connection with new lease(2)	—	354
Square feet constructed or redeveloped	295	213
Other changes	2	(2)

March 31, 2013	19,128	16,749

(1)
Includes lease terminations and space reductions occurring in connection with lease renewals.

(2)
Excludes occupancy of vacant square feet acquired or developed.

Please refer to the section above entitled "Overview" for discussion regarding our leasing activity in 2012 and the three months ended March 31, 2013, and our expectations regarding the future outlook. As the table above reflects, much of the increase in our total occupancy since 2011 was attributable to our disposition of properties with lower occupancy rates. Occupancy of our 2012 Same Office Properties pool was 89.1% at December 31, 2012, up slightly from 88.3% at December 31, 2011.

        In 2012, we completed 3.3 million square feet of leasing, including 1.2 million of construction and redevelopment space. Our construction leasing was highlighted by: Strategic Demand Driver leasing of 363,000 square feet in three properties proximate to Redstone Arsenal in Huntsville (our first construction leasing in that region) and 115,000 square feet in Riverwood Corporate Park in the Baltimore/Washington Corridor; and 315,000 square feet in two properties on land we acquired in Ashburn, Virginia, a market we were targeting to add to our Northern Virginia holdings. At December 31, 2012, we had 1.4 million square feet under construction that was 67% leased.

        In 2012, we renewed 64.3% of the square footage of our lease expirations (including the effect of early renewals). The annualized rents of these renewals decreased on average by approximately 4.2% and revenue under GAAP increased on average by approximately 2.2% relative to the leases previously in place for the space; these leases had a weighted average lease term of approximately 3.3 years and the average estimated tenant improvements and lease costs associated with completing this leasing was approximately $6.35 per square foot.

        During the three months ended March 31, 2013, we completed 756,000 square feet of leasing and renewed 57.3% of the square footage of our lease expirations (including the effect of early renewals) for the period, which included the effect of an anticipated significant tenant move-out in one property.

        We believe that our continuing exposure to the challenging leasing environment described above in the section entitled "Overview" is mitigated to a certain extent by the generally long-term nature of our leases and the staggered timing of our future lease expirations. Our weighted average lease term for office properties at March 31, 2013 was approximately four years. The table below sets forth as of March 31, 2013 our scheduled lease expirations of office properties by region in terms of percentage of annualized rental revenue:

	Expiration of Annualized Rental Revenue of Office Properties
	Nine Months Ending 12/31/13	2014	2015	2016	2017	Thereafter	Total
Baltimore/Washington Corridor	8.5%	4.5%	7.5%	5.6%	7.5%	13.2%	46.8%
Northern Virginia	0.4%	5.8%	4.6%	1.1%	2.2%	5.5%	19.6%
San Antonio	0.0%	0.0%	0.0%	0.0%	0.0%	6.2%	6.2%
Washington, DC—Capitol Riverfront	1.1%	0.7%	0.3%	0.4%	0.0%	0.6%	3.1%
St. Mary's and King George Counties	0.7%	0.7%	1.1%	0.4%	0.0%	0.6%	3.5%
Greater Baltimore	0.2%	0.6%	0.9%	1.4%	1.2%	4.2%	8.5%
Suburban Maryland	0.0%	0.1%	0.0%	0.0%	0.1%	1.5%	1.7%
Colorado Springs	0.3%	0.7%	0.7%	0.6%	0.7%	2.5%	5.5%
Greater Philadelphia	0.0%	0.0%	0.6%	0.0%	0.0%	1.4%	2.0%
Other	0.0%	0.7%	0.0%	0.0%	0.0%	2.4%	3.1%

Total	11.2%	13.8%	15.7%	9.5%	11.7%	38.1%	100.0%

With regard to leases expiring during the remainder of 2013, we believe that the weighted average annualized rental revenue per occupied square foot for such leases at March 31, 2013 was, on average, approximately 5% to 8% higher than estimated current market contractual rents for the related space, with specific results varying by market.

        As noted above, most of the leases with our largest tenant, the United States Government, provide for consecutive one-year terms or provide for early termination rights; all of the leasing statistics set forth above assume that the United States Government will remain in the space that they lease through the end of the respective arrangements, without ending consecutive one-year leases prematurely or exercising early termination rights.

Wholesale Data Center Property

        Our wholesale data center property, which upon completion is expected to have a critical load of 18 megawatts, had six megawatts in operation at March 31, 2013, of which 4.3 were leased to tenants with further expansion rights of up to a combined 5.2 megawatts. This leasing includes our completion in 2012 and the three months ended March 31, 2013 of new leases that provide for initial commitments of 1.3 megawatts with further expansion rights for 0.9 additional megawatts. We expect that leasing of this property could continue to be slow, and expect, due to the long lease commencement lead time required for this type of property, that any new leasing completed in 2013 will contribute minimally to our income for that year. We plan to hold this property long-term. However, if our strategic plan for this property changes, we could recognize a significant impairment charge.

Results of Operations

        We evaluate the operating performance of our properties using NOI from real estate operations, our segment performance measure derived by subtracting property operating expenses from revenues from real estate operations. We view our NOI from real estate operations as comprising the following primary categories of operating properties:

  •
  office properties owned and 100% operational throughout the two periods being compared, excluding operating properties disposed or held for future disposition. We define these as changes from "Same Office Properties." For further discussion of the concept of "operational," you should refer to the section of Note 2 of the 2012 annual consolidated financial statements entitled "Properties";

  •
  office properties acquired during the two periods being compared;

  •
  constructed office properties placed into service that were not 100% operational throughout the two periods being compared;

  •
  office properties held for sale as of March 31, 2013;

  •
  office properties in the Greater Philadelphia region. In September 2012, we shortened the holding period for these properties because they no longer meet our strategic investment criteria; and

  •
  property dispositions.

You may refer to Note 14 to our consolidated quarterly financial statements and Note 17 to our consolidated annual financial statements for summaries of operating properties that were either disposed or classified as held for sale and therefore are included in discontinued operations.

        In addition to owning properties, we provide construction management and other services. The primary manner in which we evaluate the operating performance of our construction management and other service activities is through a measure we define as NOI from service operations, which is based on the net of the revenues and expenses from these activities. The revenues and expenses from these activities consist primarily of subcontracted costs that are reimbursed to us by customers along with a management fee. The operating margins from these activities are small relative to the revenue. We believe NOI from service operations is a useful measure in assessing both our level of activity and our profitability in conducting such operations.

        We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable generally accepted accounting principles ("GAAP") measure for both NOI from real estate operations and NOI from service operations. Since both of these measures exclude certain items includable in operating income, reliance on these measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are considered alongside other GAAP and non-GAAP measures.

        The table below reconciles NOI from real estate operations and NOI from service operations to operating income reported on our consolidated statement of operations:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(in thousands)
NOI from real estate operations	$78,011	$78,758	$312,365	$308,012	$288,959
NOI from service operations	785	927	3,260	2,706	2,373
NOI from discontinued operations	(3,851)	(9,350)	(25,355)	(41,913)	(48,017)
Depreciation and amortization associated with real estate operations	(28,252)	(27,834)	(113,480)	(113,111)	(97,897)
Impairment losses	(1,857)	4,836	(43,214)	(83,478)	—
General, administrative and leasing expenses	(7,820)	(9,569)	(31,900)	(30,308)	(28,477)
Business development expenses and land carry costs	(1,359)	(1,576)	(5,711)	(6,122)	(6,403)

Operating income	$35,657	$36,192	$95,965	$35,786	$110,538

Comparison of the Three Months Ended March 31, 2013 to the Three Months Ended March 31, 2012

	For the Three Months Ended March 31,
	2013	2012	Variance
	(in thousands)
Revenues
Revenues from real estate operations	$116,735	$110,661	$6,074
Construction contract and other service revenues	14,262	21,534	(7,272)

Total revenues	130,997	132,195	(1,198)

Expenses
Property operating expenses	42,575	41,253	1,322
Depreciation and amortization associated with real estate operations	28,252	27,834	418
Construction contract and other service expenses	13,477	20,607	(7,130)
Impairment losses (recoveries)	1,857	(4,836)	6,693
General, administrative and leasing expenses	7,820	9,569	(1,749)
Business development expenses and land carry costs	1,359	1,576	(217)

Total operating expenses	95,340	96,003	(663)

Operating income	35,657	36,192	(535)
Interest expense	(22,307)	(24,431)	2,124
Interest and other income	946	1,217	(271)
Loss on early extinguishment of debt	(5,184)	—	(5,184)
Equity in income (loss) of unconsolidated entities	41	(89)	130
Income tax expense	(16)	(204)	188

Income from continuing operations	9,137	12,685	(3,548)
Discontinued operations	3,786	(2,450)	6,236
Gain on sales of real estate	2,354	—	2,354

Net income	15,277	10,235	5,042
Net loss attributable to noncontrolling interests	336	570	(234)
Preferred unit distributions	(6,271)	(4,190)	(2,081)

Net income attributable to COPLP common unitholders	$9,342	$6,615	$2,727

NOI from Real Estate Operations

	For the Three Months Ended March 31,
	2013	2012	Variance
	(Dollars in thousands, except per square foot data)
Revenues
Same Office Properties	$108,413	$106,209	$2,204
Constructed office properties placed in service	2,821	563	2,258
Acquired office properties	1,606	—	1,606
Properties held for sale	5,308	4,926	382
Greater Philadelphia properties	2,487	2,172	315
Dispositions	35	9,982	(9,947)
Other	1,407	1,452	(45)

	122,077	125,304	(3,227)

Property operating expenses
Same Office Properties	38,887	38,725	162
Constructed office properties placed in service	851	119	732
Acquired office properties	432	—	432
Properties held for sale	1,749	1,628	121
Greater Philadelphia properties	838	513	325
Dispositions	—	4,626	(4,626)
Other	1,309	935	374

	44,066	46,546	(2,480)

NOI from real estate operations
Same Office Properties	69,526	67,484	2,042
Constructed office properties placed in service	1,970	444	1,526
Acquired office properties	1,174	—	1,174
Properties held for sale	3,559	3,298	261
Greater Philadelphia properties	1,649	1,659	(10)
Dispositions	35	5,356	(5,321)
Other	98	517	(419)

	$78,011	$78,758	$(747)

Same Office Properties rent statistics
Average occupancy rate	88.9%	87.7%	1.2%
Average straight-line rent per occupied square foot(1)	$5.93	$5.93	$—

(1)
Includes minimum base rents, net of abatements, and lease incentives on a straight-line basis for the three month periods set forth above.

        The increase in revenues from our Same Office Properties was attributable to a $1.7 million increase in rental revenue (including $454,000 in connection with lease terminations) and a $478,000 increase in tenant recoveries and other real estate operations revenue.

        Our Same Office Properties pool for purposes of comparing the three months ended March 31, 2013 and 2012 consisted of 183 office properties, comprising 86.1% of our operating office square footage as of March 31, 2013. This pool of properties included the following changes from the pool used for purposes of comparing 2012 and 2011: the addition of one property acquired and fully operational by January 1, 2012; and five properties placed in service and 100% operational by January 1, 2012. Operating office properties disposed, held for sale or otherwise no longer held for long-term investment (currently our Greater Philadelphia properties) by March 31, 2013 were also excluded from all presented Same Office Property pools.

Impairment Losses

        During the current period, we recognized a non-cash impairment loss of $1.9 million in connection with our shortening of the holding period for a property that we expect to sell. During the prior period, in connection primarily with the Strategic Reallocation Plan to dispose of office properties and land that are no longer aligned with our strategy, we determined that the carrying amounts of certain properties identified for disposition (the "Impaired Properties") will not likely be recovered from the cash flows from the operations and sales of such properties over the shorter holding periods; accordingly, we recognized aggregate impairment losses of $6.6 million in the prior period (including $11.4 million classified as discontinued operations and $1.1 million in exit costs).

General and Administrative Expenses

        The decrease in general and administrative expenses was attributable in large part to additional expenses incurred in 2012 in connection with our executive transition during the period and certain staffing reductions made to adjust the size of the organization due in large part to our property dispositions.

Interest Expense

        The decrease in interest expense was due primarily to a $433.3 million decrease in our average outstanding debt resulting from our repayments of debt using proceeds from property dispositions and equity issuances.

Loss on Early Extinguishment of Debt

        The loss on early extinguishment of debt in the current period was attributable primarily to a $5.3 million loss recognized on our repayment of a $53.7 million principal amount of our 4.25% Exchangeable Senior Notes.

Discontinued Operations

        The increase in discontinued operations was due primarily to $11.4 million in impairment losses and $4.1 million in gain on sales in the prior period primarily in connection with the Strategic Reallocation Plan.

Gain on Sales of Real Estate

        The increase in gain on sales of real estate was attributable to the condemnation of a land parcel in the Greater Baltimore region in connection with an interstate widening project.

Preferred Unit Distributions

        The increase in preferred unit distributions was due to distributions on the Series L Preferred Units issued in June 2012, partially offset by the decrease in distributions attributable to the Series G Preferred Units redeemed in August 2012.

Comparison of the Year Ended December 31, 2012 to the Year Ended December 31, 2011

	For the Years Ended December 31,
	2012	2011	Variance
	(in thousands)
Revenues
Revenues from real estate operations	$454,171	$428,496	$25,675
Construction contract and other service revenues	73,836	84,345	(10,509)

Total revenues	528,007	512,841	15,166

Expenses
Property operating expenses	167,161	162,397	4,764
Depreciation and amortization associated with real estate operations	113,480	113,111	369
Construction contract and other service expenses	70,576	81,639	(11,063)
Impairment losses	43,214	83,478	(40,264)
General, administrative and leasing expenses	31,900	30,308	1,592
Business development expenses and land carry costs	5,711	6,122	(411)

Total operating expenses	432,042	477,055	(45,013)

Operating income	95,965	35,786	60,179
Interest expense	(94,624)	(98,222)	3,598
Interest and other income	7,172	5,603	1,569
Loss on early extinguishment of debt	(943)	(1,639)	696
Equity in loss of unconsolidated entities	(546)	(331)	(215)
Income tax (expense) benefit	(381)	6,710	(7,091)
Loss on interest rate derivatives	—	(29,805)	29,805

Income (loss) from continuing operations	6,643	(81,898)	88,541
Discontinued operations	13,677	(48,404)	62,081
Gain on sales of real estate, net of income taxes	21	2,732	(2,711)

Net income (loss)	20,341	(127,570)	147,911
Net loss attributable to noncontrolling interests	507	244	263
Preferred unit distributions	(21,504)	(16,762)	(4,742)
Issuance costs associated with redeemed preferred units	(1,827)	—	(1,827)

Net loss attributable to COPLP common unitholders	$(2,483)	$(144,088)	$141,605

NOI from Real Estate Operations

	For the Years Ended December 31,
	2012	2011	Variance
	(Dollars in thousands, except per square foot data)
Revenues
Same Office Properties	$414,275	$404,617	$9,658
Constructed office properties placed in service	16,237	8,593	7,644
Acquired office properties	6,574	1,368	5,206
Properties held for sale	19,529	18,584	945
Greater Philadelphia properties	9,698	7,458	2,240
Dispositions	19,957	50,149	(30,192)
Other	6,830	5,063	1,767

	493,100	495,832	(2,732)

Property operating expenses
Same Office Properties	151,932	150,198	1,734
Constructed office properties placed in service	4,040	1,791	2,249
Acquired office properties	1,450	227	1,223
Properties held for sale	6,671	6,292	379
Greater Philadelphia properties	2,562	1,402	1,160
Dispositions	9,057	24,448	(15,391)
Other	5,023	3,462	1,561

	180,735	187,820	(7,085)

NOI from real estate operations
Same Office Properties	262,343	254,419	7,924
Constructed office properties placed in service	12,197	6,802	5,395
Acquired office properties	5,124	1,141	3,983
Properties held for sale	12,858	12,292	566
Greater Philadelphia properties	7,136	6,056	1,080
Dispositions	10,900	25,701	(14,801)
Other	1,807	1,601	206

	$312,365	$308,012	$4,353

Same Office Properties rent statistics
Average occupancy rate	88.6%	89.1%	-0.5%
Average straight-line rent per occupied square foot(1)	$23.57	$23.35	$0.22

(1)
Includes minimum base rents, net of abatements, and lease incentives on a straight-line basis for the years set forth above.

        The increase in revenues from our Same Office Properties was attributable to a $4.5 million increase in rental revenue (including $967,000 in connection with lease terminations) and a $5.2 million increase in tenant recoveries and other real estate operations revenue (most of which pertained to an increase in directly reimbursable expenses). The increase in property operating expenses from our Same Office Properties was primarily due to increases in expenses directly reimbursable from tenants, offset in part by decreases in snow removal and utility expenses resulting from a milder winter and spring in the Mid-Atlantic region.

        Our Same Office Properties pool for purposes of comparing 2012 and 2011 consisted of 177 office properties, comprising 84.0% of our operating office square footage as of December 31, 2012. This pool of properties included the following changes from the pool used for purposes of comparing 2011 and 2010: the addition of four properties acquired and fully operational by January 1, 2011; and five properties placed in service and 100% operational by January 1, 2011. Operating office properties disposed, held for sale or otherwise no longer held for long-term investment (currently our Greater Philadelphia properties) by December 31, 2012 were also excluded from all presented Same Office Property pools.

NOI from Service Operations

	For the Years Ended December 31,
	2012	2011	Variance
	(in thousands)
Construction contract and other service revenues	$73,836	$84,345	$(10,509)
Construction contract and other service expenses	70,576	81,639	(11,063)

NOI from service operations	$3,260	$2,706	$554

        Construction contract and other service revenue and expenses decreased due primarily to a lower volume of construction activity in connection with one large construction contract that was nearing completion. Construction contract activity is inherently subject to significant variability depending on the volume and nature of projects undertaken by us (primarily on behalf of tenants). Service operations are an ancillary component of our overall operations that should contribute little operating income relative to our real estate operations.

Impairment Losses

        We recognized the impairment losses described below in the current and prior years:

  •
  in September 2012, COPT's Board of Trustees approved a plan by Management to shorten the holding period for all of our office properties and developable land in Greater Philadelphia, Pennsylvania because the properties no longer meet our strategic investment criteria. We determined that the carrying amounts of these properties will not likely be recovered from the cash flows from the operations and sales of such properties over the likely remaining holding period. Accordingly, in 2012, we recognized aggregate non-cash impairment losses of $46.1 million for the amounts by which the carrying values of the properties exceeded their respective estimated fair values;

  •
  in connection primarily with the Strategic Reallocation Plan, we determined that the carrying amounts of certain properties identified for disposition (the "Impaired Properties") will not likely be recovered from the cash flows from the operations and sales of such properties over the shorter holding periods. Accordingly, we recognized aggregate impairment losses for the amounts by which the carrying values of the Impaired Properties exceeded their respective estimated fair values, plus any exit costs incurred, of: $19.0 million in 2012 ($23.7 million classified as discontinued operations and including $4.2 million in exit costs); and $122.5 million in 2011 ($67.5 million classified as discontinued operations and excluding $4.8 million in related income tax benefit);

  •
  in connection with construction costs incurred on a property held for future development, we recognized an impairment loss of $1.9 million in 2012;

  •
  on February 15 and 17, 2011, the United States Army (the "Army") provided us disclosures regarding the past testing and use of tactical defoliants/herbicides at a property we owned, and subsequently disposed of, in Cascade, Maryland that was formerly an Army base known as Fort Ritchie ("Fort Ritchie"). Upon receipt of these disclosures, we commenced a review of our development plans and prospects for the property. We believed that these disclosures by the Army were likely to cause further delays in the resolution of certain litigation related to the property, and that they also increased the level of uncertainty as to our ultimate development rights at the property and future residential and commercial demand for the property. We analyzed various possible outcomes and resulting cash flows expected from the operations and ultimate disposition of the property. After determining that the carrying amount of the property was not likely to be recovered from those cash flows, we recognized a non-cash impairment loss of $27.7 million in March 2011 for the amount by which the carrying value of the property exceeded its estimated fair value; and

  •
  $803,000 on goodwill associated with operating properties in 2011.

        The table below sets forth impairment losses (recoveries) recognized by property classification:

	For the Years Ended December 31,
	2012	2011
	(in thousands)
Operating properties	$70,263	$70,512
Non-operating properties	(3,353)	80,509

Total	$66,910	$151,021

The timely disposition of assets that no longer meet our strategic objectives is a key component of our strategy. Our identification of additional properties for disposition in future periods could result in our recognition of additional impairment losses in such periods.

General, Administrative and Leasing Expenses

        In 2012, we incurred additional expenses in connection with certain staffing reductions made to adjust the size of the organization due in large part to our property dispositions. In 2011, certain of our executives voluntarily cancelled performance share units ("PSUs") that were originally granted to them in 2010; we recognized a non-cash compensation charge of $1.2 million in 2011 in connection with these PSU cancellations, most of which was included in general, administrative and leasing expenses, and we will have no further compensation charges in the future in connection with the cancelled PSUs.

        We capitalize compensation and indirect costs associated with properties, or portions thereof, undergoing construction, development and redevelopment activities, and also capitalize such costs associated with internal-use software development. We also capitalize compensation costs associated with obtaining new tenant leases or extending existing tenants. Capitalized compensation and indirect costs were as follows:

	For the Years Ended December 31,
	2012	2011
	(in thousands)
Construction, development, redevelopment, capital and tenant improvements	$7,976	$10,394
Leasing	1,151	1,259

Total	$9,127	$11,653

The decrease in capitalized compensation and indirect costs from 2011 to 2012 was attributable in large part to a lower level of construction and development activity.

Interest Expense

        The table below sets forth the components of our interest expense included in continuing operations:

	For the Years Ended December 31,
	2012	2011	Variance
	(in thousands)
Interest on mortgage and other secured loans	$63,124	$75,760	$(12,636)
Interest on unsecured term loans	14,728	2,914	11,814
Interest on Exchangeable Senior Notes	13,851	20,267	(6,416)
Interest on Revolving Credit Facility	6,274	10,158	(3,884)
Interest expense recognized on interest rate swaps	3,697	4,600	(903)
Amortization of deferred financing costs	6,243	6,596	(353)
Other interest	2,784	1,406	1,378
Interest expense reclassified to discontinued operations	(2,174)	(6,079)	3,905
Capitalized interest	(13,903)	(17,400)	3,497

Total	$94,624	$98,222	$(3,598)

The decrease in interest expense included the effect of a $132.8 million decrease in our average outstanding debt resulting primarily from our repayments of debt using proceeds from property dispositions and equity issuances. Capitalized interest decreased from 2011 to 2012 due primarily to a decrease in the average costs associated with active construction projects resulting from projects being completed and our being slower to start new projects prior to definitive leasing being in place.

Loss on Interest Rate Swaps

        On April 5, 2011, we entered into two forward starting LIBOR swaps for an aggregate notional amount of $175 million designated as cash flow hedges of interest payments on ten-year, fixed-rate borrowings forecasted to occur between August 2011 and April 2012. After meeting with our Board of Trustees on December 21, 2011, we determined that we would pursue other financing options and concluded that the originally forecasted borrowings were expected not to occur. Accordingly, the swaps no longer qualified for hedge accounting and we recognized an aggregate loss of $29.8 million on these interest rate swaps in December 2011, most of which was reclassified from accumulated other comprehensive losses at the time the swaps entered into on April 5, 2011 no longer qualified for hedge accounting. On January 5, 2012, we cash settled all of the forward starting swaps entered into on April 5, 2011 and December 22, 2011 for an aggregate of $29.7 million using borrowings from our Revolving Credit Facility.

Discontinued Operations

        The increase in discontinued operations from 2011 to 2012 was due primarily to a $43.8 million decrease in impairment losses and a $16.1 million increase in gain on sales in the current period primarily in connection with the Strategic Reallocation Plan.

Income Tax (Expense) Benefit

        The income tax benefit in 2011 was due primarily to a $4.8 million benefit on impairment losses recognized by our taxable REIT subsidiary in connection with the Strategic Reallocation Plan, most of which was recognized in the three months ended June 30, 2011.

Preferred Unit Distributions

        The increase in preferred unit distributions was due to distributions on the newly issued Series L Preferred Units, partially offset by the decrease in distributions attributable to the Series G Preferred Units redeemed in August 2012.

Issuance Costs Associated with Redeemed Preferred Units

        In 2012, we recognized a $1.8 million decrease to net income available to common unitholders pertaining to the original issuance costs incurred on the Series G Preferred Units that were redeemed.

Comparison of the Year Ended December 31, 2011 to the Year Ended December 31, 2010

	For the Years Ended December 31,
	2011	2010	Variance
	(in thousands)
Revenues
Revenues from real estate operations	$428,496	$387,559	$40,937
Construction contract and other service revenues	84,345	104,675	(20,330)

Total revenues	512,841	492,234	20,607

Expenses
Property operating expenses	162,397	146,617	15,780
Depreciation and amortization associated with real estate operations	113,111	97,897	15,214
Construction contract and other service expenses	81,639	102,302	(20,663)
Impairment losses	83,478	—	83,478
General, administrative and leasing expense	30,308	28,477	1,831
Business development expenses and land carry costs	6,122	6,403	(281)

Total operating expenses	477,055	381,696	95,359

Operating income	35,786	110,538	(74,752)
Interest expense	(98,222)	(95,729)	(2,493)
Interest and other income	5,603	9,568	(3,965)
Loss on interest rate derivatives	(29,805)	—	(29,805)
Loss on early extinguishment of debt	(1,639)	—	(1,639)
Equity in (loss) income of unconsolidated entities	(331)	1,376	(1,707)
Income tax benefit (expense)	6,710	(108)	6,818

(Loss) income from continuing operations	(81,898)	25,645	(107,543)
Discontinued operations	(48,404)	17,054	(65,458)
Gain on sales of real estate, net of income taxes	2,732	2,829	(97)

Net (loss) income	(127,570)	45,528	(173,098)
Net loss (income) attributable to noncontrolling interests	244	(61)	305
Preferred unit distributions	(16,762)	(16,762)	—

Net (loss) income attributable to COPLP common unitholders	$(144,088)	$28,705	$(172,793)

NOI from Real Estate Operations

	For the Years Ended December 31,
	2011	2010	Variance
	(Dollars in thousands, except per square foot data)
Revenues
Same Office Properties	$362,237	$362,853	$(616)
Constructed office properties placed in service	27,048	8,789	18,259
Acquired office properties	25,293	7,315	17,978
Properties held for sale	18,584	18,704	(120)
Greater Philadelphia properties	7,458	6,299	1,159
Dispositions	50,149	56,706	(6,557)
Other	5,063	1,062	4,001

	495,832	461,728	34,104

Property operating expenses
Same Office Properties	137,286	132,768	4,518
Constructed office properties placed in service	5,705	1,993	3,712
Acquired office properties	9,225	2,317	6,908
Properties held for sale	6,292	5,831	461
Greater Philadelphia properties	1,402	2,131	(729)
Dispositions	24,448	25,974	(1,526)
Other	3,462	1,755	1,707

	187,820	172,769	15,051

NOI from real estate operations
Same Office Properties	224,951	230,085	(5,134)
Constructed office properties placed in service	21,343	6,796	14,547
Acquired office properties	16,068	4,998	11,070
Properties held for sale	12,292	12,873	(581)
Greater Philadelphia properties	6,056	4,168	1,888
Dispositions	25,701	30,732	(5,031)
Other	1,601	(693)	2,294

	$308,012	$288,959	$19,053

Same Office Properties rent statistics
Average occupancy rate	88.6%	90.2%	(1.6)%
Average straight-line rent per occupied square foot(1)	$22.50	$22.26	$0.24

(1)
Includes minimum base rents, net of abatements, and lease incentives on a straight-line basis for the nine month periods set forth above.

        As the table above indicates, our increase in NOI from real estate operations was attributable to the additions of properties through construction and acquisition activities.

        Our Same Office Properties for purposes of comparing 2011 and 2010 consisted of 168 office properties, comprising 70.8% of our operating office square footage as of December 31, 2011. With regard to changes in NOI from real estate operations attributable to Same Office Properties:

  •
  the decrease in revenues included the following:

  •
  a $2.3 million decrease in rental revenue attributable primarily to changes in occupancy and rental rates between the two years; and

    •
    a $1.5 million decrease in net revenue from the early termination of leases; offset in part by

    •
    a $3.2 million increase in tenant recoveries and other revenue due primarily to the increase in property operating expenses described below.

  •
  the increase in property operating expenses included the following:

  •
  a $1.9 million increase in costs for asset and property management labor, much of which was due to an increase in the size of our employee base supporting certain properties;

  •
  a $1.7 million increase in interior and other repairs and maintenance;

  •
  a $1.5 million increase in heating and air conditioning repairs and maintenance that was predominantly attributable to an increase in heating and air conditioning systems utilization at a property in San Antonio; and

  •
  a $1.0 million increase in cleaning services and related supplies due in large part to increased contract rates and increased space usage of leased space at certain properties; offset in part by

  •
  a $3.5 million decrease in snow removal expenses due primarily to record snowfall in Maryland and Northern Virginia in 2010.

NOI from Service Operations

	For the Years Ended December 31,
	2011	2010	Variance
	(in thousands)
Construction contract and other service revenues	$84,345	$104,675	$(20,330)
Construction contract and other service expenses	81,639	102,302	(20,663)

NOI from service operations	$2,706	$2,373	$333

        As evidenced in the changes set forth above, construction contract and other service revenue and expenses decreased due primarily to a lower volume of construction activity in connection with one large construction contract that was nearing completion, although the change in NOI from service operations was not significant.

Depreciation and Amortization Associated with Real Estate Operations

        Depreciation and amortization expense associated with real estate included in continuing operations increased due primarily to expense attributable to properties added into operations through construction and acquisition activities.

General, Administrative and Leasing Expenses

        As described above, we recognized a non-cash compensation charge of $1.2 million in 2011 in connection with voluntary executive PSU cancellations, most of which was included in general, administrative and leasing expenses.

        Capitalized compensation and indirect costs were as follows:

	For the Years Ended December 31,
	2011	2010
	(in thousands)
Construction, development, redevelopment, capital and tenant improvements	$10,394	$9,684
Leasing	1,259	1,222
Internal-use software development	—	126

Total	$11,653	$11,032

Impairment Losses

        We recognized impairment losses in 2011, as described above.

Interest Expense

        The table below sets forth the components of our interest expense included in continuing operations:

	For the Years Ended December 31,
	2011	2010	Variance
	(in thousands)
Interest on mortgage and other secured loans	$75,760	$82,635	$(6,875)
Interest on Exchangeable Senior Notes	20,267	19,348	919
Interest on Revolving Credit Facility	10,158	5,923	4,235
Interest expense recognized on interest rate swaps	4,600	3,689	911
Interest on unsecured term loans	2,914	—	2,914
Amortization of deferred financing costs	6,596	5,871	725
Other interest	1,406	1,186	220
Interest expense reclassified to discontinued operations	(6,079)	(6,399)	320
Capitalized interest	(17,400)	(16,524)	(876)

Total	$98,222	$95,729	$2,493

The increase in interest expense included the effect of a $181.4 million increase in our average outstanding debt resulting primarily from our financing of acquisition and construction activities. The table above reflects the effects of our repayments of secured debt and our maintaining a higher weighted average borrowing level on the Revolving Credit Facility in 2011.

Loss on Interest Rate Swaps

        As described above, we recognized an aggregate loss of $29.8 million on certain forward starting interest rate swaps in December 2011, most of which was reclassified from accumulated other comprehensive losses.

Interest and Other Income

        The decrease in interest and other income was due primarily to a decrease in gain recognized on our investment in common stock of The KEYW Holding Corporation ("KEYW"), an entity supporting the intelligence community's operations and transformation to Cyber Age mission by providing engineering services and integrated platforms that support the intelligence process. We used the equity method of accounting for our investment in KEYW common stock until the resignation of our Chief Executive Officer from the Board of Directors of KEYW effective July 1, 2011, at which time we began accounting for our investment in KEYW's common stock as a trading marketable equity security to be reported at fair value, with unrealized gains and losses recognized through earnings. Most of the decrease in gain was attributable to additional equity issued by KEYW in connection with its initial public offering of common stock in 2010; no similar event occurred in 2011.

Income Tax Benefit (Expense)

        As described above, the income tax benefit in 2011 was due primarily to impairment losses recognized by our taxable REIT subsidiary in connection with the Strategic Reallocation Plan.

Discontinued Operations

        The decrease in discontinued operations was due primarily to $67.5 million in impairment losses recognized in connection with the Strategic Reallocation Plan described above.

Property Additions

        The table below sets forth the major components of our additions to properties:

	For the Three Months Ended March 31,			For the Years Ended December 31,
	2013	2012	Variance	2012	2011	Variance
	(in thousands)
Construction, development and redevelopment(1)	$49,420	$33,546	$15,874	$165,523	$240,360	$(74,837)
Acquisition of operating properties(2)	—	—	—	33,684	26,887	6,797
Tenant improvements on operating properties(3)	2,229	948	1,281	22,068	47,147	(25,079)
Capital improvements on operating properties	1,709	1,694	15	26,827	16,572	10,255

	$53,358	$36,188	$17,170	$248,102	$330,966	$(82,864)

(1)
The decrease from 2011 to 2012 was attributable in large part to a slower pace of new construction projects started since we were less inclined to commence construction on projects prior to definitive leasing prospects being in place than we were historically. The increase in the three months ended March 31, 2013 includes the effect of additional projects underway due in large part to leasing completed on construction projects in 2012. Estimated remaining costs on existing construction projects totaled $99.5 million at March 31, 2013. We also have a significant pipeline of land, much of which we expect to use for the construction of new projects in the future, although the volume and pace of such new projects occurring will be dependent in large part on the leasing environment.

(2)
Excludes intangible assets and liabilities associated with such acquisition. Our level of future acquisitions will be dependent largely on our ability to identify strategic acquisition opportunities that meet our return criteria and our having sufficient capital available to complete such acquisitions.

(3)
Tenant improvement costs incurred on newly-constructed properties are classified in this table as construction, development and redevelopment. The decrease from 2011 to 2012 was due in large part to a decrease in leases executed on existing space in 2012 and 2011 including significant costs from leases executed in 2010.

Cash Flows

Three Months Periods Ended March 31, 2013 to 2012

        Net cash flow provided by operating activities increased $3.5 million when comparing the three months ended March 31, 2013 and 2012 due primarily to $29.7 million in cash paid to cash settle interest rate swaps in the prior period, offset in part by: a decrease in cash flow received from real estate operations, which was affected by the timing of cash receipts; a decrease in cash flow associated with the timing of cash flow from third-party construction projects; $7.1 million in previously accreted interest and early extinguishment of debt costs paid in connection with the repayment of our 4.25% Exchangeable Senior Notes in the current period; and $7.0 million in proceeds in the prior period from the our sale of stock in The KEYW Holding Corporation, including $5.1 million received in 2012 from sales completed in 2011.

        Net cash flow used in investing activities increased $68.0 million when comparing the three months ended March 31, 2013 and 2012 due mostly to a $61.2 million decrease in proceeds from sales of properties in the prior period.

        Net cash flow provided by financing activities in the three months ended March 31, 2013 was $25.8 million and included the following:

  •
  proceeds from the issuance of common shares of $118.4 million; offset in part by

  •
  net repayments of debt of $60.3 million; and

  •
  distributions of $29.8 million.

        Net cash flow used in financing activities in the three months ended March 31, 2012 was $49.2 million and included the following:

  •
  net repayments of debt of $9.2 million; and

  •
  dividends and distributions of $35.7 million.

Years Ended December 31, 2012 to 2011

        Net cash flow provided by operating activities increased $39.7 million from 2011 to 2012 due primarily to: an increase in cash flow received from real estate operations, which was affected by the timing of cash receipts; an increase in cash flow associated with the timing of cash flow from third-party construction projects; $19.0 million in proceeds in the current period from the sale of our KEYW common stock, including $5.1 million received from sales completed in 2011; and $17.3 million in previously accreted interest paid in the prior period in connection with our repurchase of exchangeable senior notes; offset in part by $29.7 million paid to cash settle interest rate swaps in the current period.

        Net cash flow provided by investing activities increased $274.1 million from 2011 to 2012 due mostly to a $211.0 million increase from sales of properties primarily in connection with the Strategic Reallocation Plan and lower levels of development spending.

        Net cash flow used in financing activities in 2012 was $200.5 million and included the following:

  •
  net repayments of debt of $395.0 million;

  •
  proceeds from the issuance of common and preferred units of $371.1 million;

  •
  payments to redeem the Series G Preferred Units of $55.0 million; and

  •
  distributions of $114.1 million.

        Net cash flow provided by financing activities in 2011 was $103.7 million and included the following:

  •
  net borrowings of $111.4 million;

  •
  proceeds from the issuance of common units of $147.8 million; and

  •
  distributions of $138.6 million.

Liquidity and Capital Resources

        Our primary cash requirements are for operating expenses, debt service, development of new properties, improvements to existing properties and acquisitions. We expect to continue to use cash flow provided by operations as the primary source to meeting our short-term capital needs, including property operating expenses, general and administrative expenses, interest expense, scheduled principal amortization of debt, distributions to our unitholders and improvements to existing properties. We believe that our liquidity and capital resources are adequate for our near-term and longer-term requirements without necessitating property sales. However, we expect to generate cash by selling properties included in the Strategic Reallocation Plan through 2013.

        We have historically relied on fixed-rate, non-recourse mortgage loans from banks and institutional lenders for long-term financing and to restore availability on our Revolving Credit Facility. In recent years, we have relied more on unsecured bank loans and publicly issued, convertible unsecured debt for long-term financing. COPT also periodically accesses the public equity markets to raise capital by issuing common and/or preferred shares, and contributes the proceeds to COPLP. In addition, with the completion of this prospectus, we may periodically access the unsecured debt market.

        We often use our Revolving Credit Facility to initially finance much of our investing activities. We then pay down the facility using proceeds from long-term borrowings, equity issuances and property sales. The lenders' aggregate commitment under the facility is $800 million, with the ability for us to increase the lenders' aggregate commitment to $1.3 billion, provided that there is no default under the facility and subject to the approval of the lenders. Amounts available under the facility are computed based on 60% of our unencumbered asset value, as defined in the agreement. The Revolving Credit Facility matures on September 1, 2014, and may be extended by one year at our option, provided that there is no default under the facility and we pay an extension fee of 0.20% of the total availability of the facility. As of March 31, 2013, the maximum borrowing capacity under this facility totaled $800.0 million, of which $792.3 million was available.

        We also have construction loan facilities that provide for aggregate borrowings of up to $70.8 million, $35.4 million of which was available at March 31, 2013 to fund future construction costs at specific projects.

        The following table summarizes our contractual obligations as of March 31, 2013 (in thousands):

	For the Periods Ending December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Contractual obligations(1)
Debt(2)
Balloon payments due upon maturity	$80,430	$151,681	$739,719	$274,605	$550,610	$135,913	$1,932,958
Scheduled principal payments	7,360	7,016	5,916	4,420	1,179	4,780	30,671
Interest on debt(3)	59,662	70,784	56,577	33,723	7,961	7,998	236,705
New construction and redevelopment obligations(4)(5)	34,819	29,172	—	—	—	—	63,991
Third-party construction and development obligations(5)(6)	30,295	11,601	—	—	—	—	41,896
Capital expenditures for operating properties(5)(7)	21,330	6,833	—	—	—	—	28,163
Operating leases(8)	947	1,204	1,081	1,019	1,008	83,842	89,101
Other purchase obligations(9)	2,799	2,029	1,088	565	103	—	6,584

Total contractual cash obligations	$237,642	$280,320	$804,381	$314,332	$560,861	$232,533	$2,430,069

(1)
The contractual obligations set forth in this table generally exclude property operations contracts that had a value of less than $20,000. Also excluded are contracts associated with the operations of our properties that may be terminated with notice of one month or less, which is the arrangement that applies to most of our property operations contracts.

(2)
Represents scheduled principal amortization payments and maturities only and therefore excludes a net discount of $6.3 million. The balloon payment maturities include $21.1 million in 2013 and $414.3 million in 2015 that may each be extended for one year, subject to certain conditions. We expect to refinance the remainder of the balloon payments that are due in 2013 and 2014 using primarily a combination of borrowings under our credit facilities and by accessing the unsecured debt market and/or secured debt market.

(3)
Represents interest costs for debt at March 31, 2013 for the terms of such debt. For variable rate debt, the amounts reflected above used March 31, 2013 interest rates on variable rate debt in computing interest costs for the terms of such debt.

(4)
Represents contractual obligations pertaining to new construction and redevelopment activities. Construction and redevelopment activities underway or contractually committed at March 31, 2013 included the following:

Activity	Number of Properties	Square Feet (in thousands)	Estimated Remaining Costs (in millions)	Expected Year For Costs to be Incurred Through
Construction of new office properties	9	1,147	$99.5	2015
Redevelopment of existing office properties	1	183	10.2	2014
(5)
Due to the long-term nature of certain construction and development contracts and leases included in these lines, the amounts reported in the table represent our estimate of the timing for the related obligations being payable.

(6)
Represents contractual obligations pertaining to projects for which we are acting as construction manager on behalf of unrelated parties who are our clients. We expect to be reimbursed in full for these costs by our clients.

(7)
Represents contractual obligations pertaining to recurring and nonrecurring capital expenditures for our operating properties. We expect to finance these costs primarily using cash flow from operations.

(8)
We expect to pay these items using cash flow from operations.

(9)
Primarily represents contractual obligations pertaining to managed-energy service contracts in place for certain of our operating properties. We expect to pay these items using cash flow from operations.

        We expect to spend more than $180.0 million on construction and development costs and approximately $50.0 million on improvements to operating properties (including the commitments set forth in the table above) during the remainder of 2013. We expect to fund the construction and development costs and our debt maturities during the remainder of 2013 using primarily a combination of borrowings under our Revolving Credit Facility and existing construction loan facilities. We expect to fund improvements to existing operating properties using cash flow from operations.

        As discussed above, on April 22, 2013, COPT redeemed all of its outstanding Series J Preferred Shares at a price of $25 per share, or $84.8 million in the aggregate, plus accrued and unpaid dividends thereon through the date of redemption. These shares accrued dividends equal to 7.625% of the liquidation preference. In connection with this redemption, COPLP redeemed the Series J Preferred Units previously owned by COPT that carried terms substantially the same as the Series J Preferred Shares.

        As discussed above, on May 6, 2013, COPLP issued a $350.0 million aggregate principal amount of 3.600% Senior Notes due 2023 at an initial offering price of 99.816% of their face value. The proceeds from the offering, after deducting discounts of the initial purchasers of the Notes, but before other offering expenses, were approximately $347.1 million. We used the net proceeds of the offering to repay borrowings under our Revolving Credit Facility and for general corporate purposes, including partial repayment of certain of our unsecured term loans.

        In addition, on May 29, 2013, we commenced a cash tender offer for the $186.3 million outstanding principal amount of our 4.25% Exchangeable Senior Notes. The consideration payable under the offer was $1,070 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the payment date for the notes purchased as a result of the tender offer. The tender offer expired on June 26, 2013. Notes in an aggregate principal amount of $185.7 million were tendered in the tender offer, and we purchased these notes on June 27, 2013 for an aggregate purchase price of $198.7 million.

        Certain of our debt instruments require that we comply with a number of restrictive financial covenants, including maximum leverage ratio, unencumbered leverage ratio, minimum net worth, minimum fixed charge coverage, minimum unencumbered interest coverage ratio, minimum debt service and maximum secured indebtedness ratio. As of March 31, 2013, we were in compliance with these financial covenants.

Off-Balance Sheet Arrangements

        During 2012, we owned an investment in an unconsolidated real estate joint venture into which we entered in 2005 to enable us to contribute office properties that were previously wholly owned by us into the joint venture in order to partially dispose of our interest in the properties. We managed the real estate joint venture's property operations and any required construction projects until January 1, 2013, at which time these responsibilities were assumed by a third party. This real estate joint venture has a two-member management committee that is responsible for making major decisions (as defined in the joint venture agreement) and we control one of the management committee positions.

        We and our partner may receive returns in proportion to our investments in the joint venture. As part of our obligations under the joint venture arrangement, we entered into standard nonrecourse loan guarantees (environmental indemnifications and guarantees against fraud and misrepresentation, and springing guarantees of partnership debt in the event of a voluntary bankruptcy of the partnership). The maximum amount we could be required to pay under the guarantees is approximately $65 million. We were entitled to recover 20% of any amounts paid under the guarantees from an affiliate of our partner pursuant to an indemnity agreement so long as we continued to manage the properties; in connection with the transition of our property management responsibilities to a third party effective January 1, 2013, the percentage that we are entitled to recover increased to 80%. In October 2012, the holder of the mortgage debt encumbering all of the joint venture's properties initiated foreclosure proceedings. Management considered this event and estimates that the aggregate fair value of the guarantees would not exceed the amounts included in distributions received in excess of investment in unconsolidated real estate joint venture reported on the consolidated balance sheets.

        While we historically accounted for our investment in this joint venture using the equity method, we discontinued our application of the equity method effective October 2012 due to our having neither the obligation nor intent to support the joint venture. We had distributions in excess of our investment in this unconsolidated real estate joint venture of $6.4 million as of December 31, 2012 due to the following: our deferral of gain in a prior period on our initial contribution of property to the joint venture due to our guarantees described above; and our subsequent recognition of losses under the equity method in excess of our investment due to such guarantees and our continued intent to support the joint venture prior to October 2012. We recognized equity in the losses of this joint venture of $349,000 in 2012.

        We had no other material off-balance sheet arrangements during 2012. For the three months ended March 31, 2013, we had no significant changes in our off-balance sheet arrangements from those described above.

Inflation

        Most of our tenants are obligated to pay their share of a building's operating expenses to the extent such expenses exceed amounts established in their leases, based on historical expense levels. Some of our tenants are obligated to pay their full share of a building's operating expenses. These arrangements somewhat reduce our exposure to increases in such costs resulting from inflation.

Recent Accounting Pronouncements

        We adopted guidance issued by the Financial Accounting Standards Board ("FASB") effective January 1, 2012 related to the presentation of comprehensive income that requires us to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. We adopted this guidance using retrospective application. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of equity. Our adoption of this guidance did not affect our financial position, results of operations, cash flows or measurement of comprehensive income but did change the location of our disclosure pertaining to comprehensive income in our consolidated financial statements.

        We adopted guidance issued by the FASB effective January 1, 2012 that amends measurement and disclosure requirements related to fair value measurements to improve consistency with International Financial Reporting Standards. In connection with our adoption of this guidance, we made an accounting policy election to use an exception provided for in the guidance with respect to measuring counterparty credit risk for derivative instruments; this election enables us to continue to measure the fair value of groups of assets and liabilities associated with derivative instruments consistently with how market participants would price the net risk exposure at the measurement date. Our adoption of this guidance did not affect our financial position, results of operations or cash flows but did result in additional disclosure pertaining to our fair value measurements.

        We adopted guidance issued by the FASB effective January 1, 2012 relating to the testing of goodwill for impairment that permits us to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a quantitative impairment test. This guidance eliminates the requirement to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. Our adoption of this guidance did not materially affect our consolidated financial statements or disclosures.

        We adopted guidance issued by the FASB effective January 1, 2013 related to the reporting of the effect of significant reclassifications from accumulated other comprehensive income. This guidance requires an entity to report, either parenthetically on the face of the financial statements or in a single footnote, changes in the components of accumulated other comprehensive income for the period. An entity is required to separately report the amount of such changes attributable to reclassifications (and the statements of operations line affected by such reclassifications) and the amount of such changes attributable to current period other comprehensive income. For amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures that provide additional detail about those amounts. Our adoption of this guidance did not affect our consolidated financial statements or disclosures.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        We are exposed to certain market risks, the most predominant of which is change in interest rates. Increases in interest rates can result in increased interest expense under our Revolving Credit Facility and other variable rate debt. Increases in interest rates can also result in increased interest expense when our fixed rate debt matures and needs to be refinanced.

        The following table sets forth as of March 31, 2013 our debt obligations and weighted average interest rates for fixed rate debt by expected maturity date (dollars in thousands):

	For the Periods Ending December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Long term debt:(1)
Fixed rate debt(2)	$66,081	$157,882	$294,489	$279,025	$301,789	$20,693	$1,119,959
Weighted average interest rate	5.43%	6.40%	4.74%	6.57%	5.54%	3.80%	5.67%
Variable rate debt	$21,709	$815	$451,146	$—	$250,000	$120,000	$843,670

(1)
Maturities include $21.1 million in 2013 and $414.3 million in 2015 that may each be extended for one year, subject to certain conditions.

(2)
Represents principal maturities only and therefore excludes net discounts of $6.3 million.

        The fair value of our debt was $2.0 billion at March 31, 2013 and $2.1 billion at December 31, 2012. If interest rates had been 1% lower, the fair value of our fixed-rate debt would have increased by approximately $59 million at March 31, 2013 and $63 million at December 31, 2012.

        The following table sets forth information pertaining to interest rate swap contracts in place as of March 31, 2013 and December 31, 2012 and their respective fair values (dollars in thousands):

						Fair Value at
Notional Amount		Fixed Rate	Floating Rate Index	Effective Date	Expiration Date	March 31, 2013	December 31, 2012
$100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014	$(495)	$(594)
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014	(492)	(591)
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,238)	(1,313)
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,238)	(1,313)
38,270	(1)	3.8300%	One-Month LIBOR + 2.25%	11/2/2010	11/2/2015	(1,176)	(1,268)
100,000		0.8055%	One-Month LIBOR	9/2/2014	9/1/2016	(329)	(263)
100,000		0.8100%	One-Month LIBOR	9/2/2014	9/1/2016	(339)	(272)
100,000		1.6730%	One-Month LIBOR	9/1/2015	8/1/2019	260	(154)
100,000		1.7300%	One-Month LIBOR	9/1/2015	8/1/2019	(33)	(417)

						$(5,080)	$(6,185)

(1)
The notional amount of this instrument is scheduled to amortize to $36.2 million.

        Based on our variable-rate debt balances, including the effect of interest rate swap contracts, our interest expense would have increased by $5.0 million in 2012 and $3.8 million in 2011, and by $1.1 million in the three months ended March 31, 2013, if short-term interest rates were 1% higher.

 BUSINESS AND PROPERTIES

Business

        General.    COPLP is the entity through which COPT, a fully-integrated and self-managed REIT, and our sole general partner, conducts almost all of its operations and owns substantially all of its assets. We focus primarily on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. We generally acquire, develop, manage and lease office and data center properties concentrated in large office parks located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of March 31, 2013, our investments in real estate included the following:

  •
  210 operating office properties totaling 19.1 million square feet;

  •
  ten office properties under construction or redevelopment, or for which we were contractually committed to construct, that we estimate will total approximately 1.3 million square feet upon completion, including one partially operational property included above;

  •
  land held or under pre-construction totaling 1,703 acres (including 561 controlled but not owned) that we believe are potentially developable into approximately 19.7 million square feet; and

  •
  a partially operational, wholesale data center which upon completion and stabilization is expected to have a critical load of 18 megawatts.

        COPLP owns real estate both directly and through subsidiary partnerships, LLCs, business trusts and corporations. COPLP also owns subsidiaries that provide real estate services such as property management, construction and development services primarily for our properties but also for third parties.

        Interests in COPLP are in the form of common and preferred units. As of March 31, 2013, we owned 96% of the outstanding common units and 97% of the outstanding preferred units in our Operating Partnership. The remaining common and preferred units in our Operating Partnership were owned by third parties, which included certain members of our Board of Trustees.

        We believe that we are organized and have operated in a manner that satisfies the requirements for taxation as a REIT under the Internal Revenue Code of 1986, as amended, and we intend to continue to operate in such a manner. Provided we continue to qualify for taxation as a REIT, we generally will not be subject to Federal income tax on our taxable income that is distributed to our shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute to its shareholders at least 90% of its annual taxable income (excluding net capital gains).

        Our executive offices are located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046 and our telephone number is (443) 285-5400.

        Our Internet address is www.copt.com. COPT makes available on our Internet website free of charge its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as soon as reasonably possible after it files such material with the Securities and Exchange Commission (the "SEC"). In addition, we have made available on our Internet website under the heading "Corporate Governance" the charters for our Board of Trustees' Audit, Nominating and Corporate Governance, Compensation and Investment Committees, as well as our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Financial Officers. We intend to make available on our website any future amendments or waivers to our Code of Business Conduct and Ethics and Code of Ethics for Financial Officers within four business days after any such amendments or waivers. The information on our Internet site is not part of this report.

        The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This Internet website can be accessed at www.sec.gov. The public may also read and copy paper filings that we have made with the SEC at the SEC's Public Reference Room, located at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330.

        Business and Growth Strategies.    Our primary objectives are to achieve sustainable long-term growth in results of operations and to maximize long-term shareholder value. This section sets forth key components of our business and growth strategies that we have in place to support these objectives.

Business Strategies

        Customer Strategy:    We focus on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. These tenants' missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. A high percentage of our revenue is concentrated in office and data center properties supporting this strategy, and we expect to further increase this concentration level through our:

  •
  properties' (existing buildings and land held for future development) proximity to defense installations and other knowledge-based government demand drivers, and our willingness to expand to new locations with similar proximities;

  •
  strong relationships with tenants engaged in knowledge-based defense and security activities;

  •
  depth of collective team knowledge, experience and capabilities in developing, operating and securing office properties and single user data centers that meet the United States Government's Force Protection requirements;

  •
  record for providing service that exceeds customer expectations both in terms of the quality of the space we provide and our level of responsiveness to their needs. We have won the CEL & Associates, Inc. award for quality service and tenant satisfaction among nationwide office operators in the large owner category every year since 2004. We believe that operating with such an emphasis on service enables us to be the landlord of choice with high quality customers and contributes to high levels of customer loyalty and retention; and

  •
  continued future investment focused on properties for United States Government agencies and defense contractors.

        Market Strategy:    In order to support our customer strategy, we focus on owning properties located near defense installations and other knowledge-based government demand drivers. We also focus on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes. The growth attributes we look for in selecting these markets or submarkets include, among others: (1) proximity to large demand drivers; (2) strong demographics; (3) attractiveness to high quality tenants; (4) continued potential for growth and stability in economic down cycles; and (5) future acquisition and development opportunities. We typically focus on owning and operating office properties in large business parks located outside of central business districts. We believe that such parks generally attract long-term, high-quality tenants seeking to attract and retain quality work forces because they are typically situated along major transportation routes with easy access to support services, amenities and residential communities.

        Capital Strategy:    Our capital strategy is aimed at maintaining a flexible capital structure in order to facilitate growth and performance in the face of differing market conditions in the most cost-effective manner by:

  •
  using debt comprised primarily of fixed-rate debt (including the effect of interest rate swaps) from banks and institutional lenders along with debt available from public debt markets;

  •
  using equity raised through issuances of common and preferred shares of beneficial interest, issuances of common and preferred units in our Operating Partnership and, to a lesser extent, joint venture structures for certain investments;

  •
  managing our debt by monitoring, among other things: (1) our debt levels relative to our overall capital structure; (2) the relationship of certain measures of earnings to certain financing cost requirements (commonly referred to as coverage ratios); (3) the relationship of our variable-rate debt to our total debt; and (4) the timing of debt maturities to ensure that maturities in any year do not exceed levels that we believe we can refinance;

  •
  using proceeds from sales under our disposition strategy to fund our investment activities, including our development pipeline, and to reduce overall debt; and

  •
  continuously evaluating the ability of our capital resources to accommodate our plans for future growth.

Growth Strategies

        Property Development and Acquisition Strategy:    We pursue property development and acquisition opportunities for properties that fit our customer and market strategies. As a result, the focus of our development and acquisition activities includes properties that are either: (1) located near defense installations and other knowledge-based government demand drivers; or (2) located in markets or submarkets in the Greater Washington, DC/Baltimore region that we believe meet the criteria set forth above in our market strategy. We may also develop or acquire properties that do not align with our customer or market strategies but which we believe provide opportunity for favorable returns on investment given the associated risks.

        We pursue development activities as market conditions and leasing opportunities support favorable risk-adjusted returns on investment. We typically seek to make acquisitions at attractive yields and below replacement cost, or that otherwise meet our strategic objectives. We also seek to increase operating cash flow of certain acquisitions by repositioning the properties and capitalizing on existing below market leases and expansion opportunities.

        Disposition Strategy:    We seek to dispose of properties and other investments that no longer meet our strategic objectives in order to remain aligned with such objectives, maximize our return on invested capital and be better positioned for long term growth.

        Internal Growth Strategy:    We aggressively manage our portfolio to maximize the operating value and performance of each property through: (1) proactive property management and leasing; (2) achieving operating efficiencies through increasing economies of scale and, where possible, aggregating vendor contracts to achieve volume pricing discounts; and (3) renewing tenant leases and re-tenanting at increased rents where market conditions permit. We also aim to develop and operate our properties in a manner that minimizes adverse impact on the environment by: (1) constructing new buildings designed to use resources with a higher level of efficiency and lower impact on human health and the environment during their life cycles than conventional buildings through our participation in the U.S. Green Building Council's Leadership in Energy and Environmental Design ("LEED") program; (2) retrofitting select existing office properties to operate more efficiently; and (3) registering our property portfolio in Energy Star, a joint program of the U.S. Environmental Protection Agency and the U.S. Department of Energy that focuses on protecting the environment through energy efficient products and practices.

        Industry Segments.    We operate in two primary industries: commercial office properties and our wholesale data center. We classify our properties containing data center space as commercial office real estate when tenants significantly fund the data center infrastructure costs. At March 31, 2013, our commercial office real estate operations were in geographical segments, as set forth below:

  •
  Baltimore/Washington Corridor (generally defined as the Maryland counties of Howard and Anne Arundel);

  •
  Northern Virginia (defined as Fairfax County, Virginia);

  •
  San Antonio, Texas;

  •
  Washington, DC—Capitol Riverfront;

  •
  St. Mary's & King George Counties (in Maryland and Virginia, respectively);

  •
  Greater Baltimore, Maryland (generally defined as the Maryland counties of Baltimore and Harford and Baltimore City);

  •
  Suburban Maryland (defined as the Maryland counties of Prince George's and Montgomery);

  •
  Colorado Springs, Colorado; and

  •
  Greater Philadelphia, Pennsylvania (in Blue Bell, Pennsylvania).

As of March 31, 2013, 174 of our office properties, or 81% of our square feet in operations, were located in the Greater Washington, DC/Baltimore region, which includes all the segments set forth above except for San Antonio, Colorado Springs and Greater Philadelphia. Our wholesale data center, which is comprised of one property in Manassas, Virginia, is reported as a separate segment.

        For information relating to our segments, you should refer to Note 11 to our consolidated quarterly financial statements and Note 15 to our consolidated annual financial statements, which is included in a separate section of this Form S-4 beginning on page F-1.

        Employees.    As of March 31, 2013, we had 383 employees, none of whom were parties to collective bargaining agreements. We believe that our relations with our employees are good.

        Competition.    The commercial real estate market is highly competitive. Numerous commercial properties compete with our properties for tenants. Some of the properties competing with ours may be newer or in more desirable locations, or the competing properties' owners may be willing to accept lower rents than are acceptable to us. We also compete with our own tenants, many of whom have the right to sublease their space. The competitive environment for leasing is affected considerably by a number of factors including, among other things, changes in economic factors and supply of and demand for space. These factors may make it difficult for us to lease existing vacant space and space associated with future lease expirations at rental rates that are sufficient to meeting our short-term capital needs.

        We compete for the acquisition of commercial properties with many entities, including other publicly-traded commercial REITs. Many of our competitors for such acquisitions have substantially greater financial resources than ours. In addition, our competitors may be willing to accept lower returns on their investments. If our competitors prevent us from buying properties that we have targeted for acquisition, we may not be able to meet our property acquisition goals.

        We also compete with many entities, including other publicly-traded commercial REITs, for capital. This competition could adversely affect our ability to raise capital we may need to fulfill our capital strategy.

        In addition, we also compete with other sellers of commercial properties for a limited number of buyers of properties. This competition could adversely affect our ability to complete property dispositions under existing or future disposition plans.

` Table of Contents

Properties

        The following table provides certain information about our office property markets and submarkets as of March 31, 2013:

Market/Submarket and Location	Number of Buildings	Rentable Square Feet	Occupancy(1)	Annualized Rental Revenue(2)	Annualized Rental Revenue per Occupied Square Foot(2)(3)
Baltimore /Washington Corridor:
Airport Square—Linthicum, MD	24	1,813,633	77.2%	$33,722,508	$24.07
Annapolis—Annapolis, MD	1	155,000	100.0%	2,307,308	14.89
Arundel Preserve—Hanover, MD	1	146,666	100.0%	3,737,998	25.49
BWI South—Hanover, MD	10	432,410	68.0%	6,591,215	22.41
Howard County Perimeter—Columbia, MD	34	2,771,630	86.0%	60,525,943	25.40
National Business Park—Annapolis Junction, MD	27	3,223,235	97.6%	109,167,947	34.72
UMBC—Catonsville, MD	2	127,258	94.5%	3,198,030	26.60

Subtotal / Average	99	8,669,832	88.2%	$219,250,949	$28.68

Northern Virginia:
Dulles South—Chantilly, VA	9	1,434,692	91.0%	$38,081,377	$29.16
Herndon—Herndon, VA	3	562,543	95.5%	17,288,677	32.18
Merrifield—Falls Church, VA	1	183,736	45.3%	3,072,681	36.92
Route 28 South—Herndon, VA	2	353,334	91.4%	8,354,487	25.86
Springfield—Springfield, VA	1	109,257	100.0%	4,680,177	42.84
Tyson's Corner—McLean, VA	3	605,091	91.4%	20,316,641	36.72

Subtotal / Average	19	3,248,653	89.6%	$91,794,040	$31.52

San Antonio. TX	8	915,093	96.3%	$29,102,691	$33.03

Washington DC—Capitol Riverfront	2	360,326	88.1%	$14,522,645	$45.76

St Mary's & King George Counties:
King George County—Dahlgren, VA	6	206,151	91.3%	$3,777,869	$20.06
St. Mary's County—California, MD	7	317,834	77.9%	4,798,306	19.39
St. Mary's County—Lexington Park, MD	6	379,565	92.7%	7,535,712	21.42

Subtotal / Average	19	903,550	87.2%	$16,111,887	$20.46

Greater Baltimore:
Baltimore City—Baltimore, MD	1	481,016	93.4%	$14,701,589	$32.71
Harford County—Aberdeen, MD	3	284,884	37.9%	3,351,507	31.06
Hunt Valley/RTE 83 Corridor—Timonium, MD	2	239,835	100.0%	5,570,295	23.41
White Marsh—White Marsh, MD	26	1,047,171	78.8%	16,337,332	19.81

Subtotal / Average	32	2,052,906	78.9%	$39,960,723	$24.67

Suburban Maryland:
College Park—College Park, MD	2	242,070	94.9%	$7,266,900	$31.65
Lanham—Lanham, MD(4)	1	55,866	90.9%	607,420	11.96

Subtotal / Average	3	297,936	94.1%	$7,874,320	$28.08

Market/Submarket and Location	Number of Buildings	Rentable Square Feet	Occupancy(1)	Annualized Rental Revenue(2)	Annualized Rental Revenue per Occupied Square Foot(2)(3)
Colorado Springs:
Colorado Springs East—Colorado Springs, CO(5)	11	732,635	80.6%	$12,637,316	$21.41
Colorado Springs Northwest—Colorado Springs, CO	3	322,151	81.6%	4,809,098	18.29
I-25 North Corridor—Colorado Springs, CO(4)	7	522,724	82.0%	8,179,819	19.07

Subtotal / Average	21	1,577,510	81.3%	$25,626,233	$19.99

Greater Philadelphia—Blue Bell, PA	3	548,303	89.9%	$9,487,836	$19.25

Other Region:
Huntsville—Huntsville, AL	2	258,154	91.0%	$5,223,721	$22.25
Richmond Southwest—Richmond, VA	1	193,000	100.0%	5,469,456	28.34
Southwest Virginia—Lebanon, VA	1	102,842	100.0%	3,738,634	36.35

Subtotal / Average	4	553,996	95.8%	$14,431,811	$27.20

Total /Average:	210	19,128,105	87.6%	$468,163,135	$27.95

(1)
This percentage is based upon all rentable square feet under lease terms that were in effect as of March 31, 2013.

(2)
Annualized rental revenue is the monthly contractual base rent as of March 31, 2013 multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. We consider annualized rental revenue to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under generally accepted accounting principles does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis.

(3)
Annualized rental revenue per occupied square foot is a property's annualized rental revenue divided by that property's occupied square feet as of March 31, 2013. Our computation of annualized rental revenue excludes the effect of lease incentives. The annualized rent per occupied square foot, including the effect of lease incentives, for our total office portfolio and two largest regions follows: total office portfolio: $27.88; Baltimore/Washington Corridor: $28.61; and Northern Virginia: $31.39.

(4)
These properties were included in our Strategic Reallocation Plan and classified as held for sale as of March 31, 2013.

(5)
Nine of these properties were included in our Strategic Reallocation Plan and classified as held for sale as of March 31, 2013.

        The following table provides certain information about our office properties that were under construction or redevelopment, or for which we were contractually committed to construct, as of March 31, 2013 (dollars in thousands):

Property and Location	Submarket	Estimated Rentable Square Feet Upon Completion	Percentage Leased	Calendar Quarter of Anticipated Completion	Costs Incurred to Date(1)	Estimated Costs to Complete(1)
Under Construction
Baltimore/Washington Corridor:
7175 Riverwood Road Columbia, MD	Howard County Perimeter	25,939	100%	3Q 2013	$6,733	$2,316
312 Sentinel Way Annapolis Junction, MD	National Business Park	125,160	0%	3Q 2014	21,046	15,607
420 National Business Parkway Jessup, MD	National Business Park	137,322	0%	2Q 2014	21,924	13,558

Subtotal/Average		288,421	9%		$49,703	$31,481

Northern Virginia:
7770 Backlick Road (Patriot Ridge) Springfield, VA	Springfield	239,272	49%	3Q 2013	$63,243	$9,775
Ashburn Crossing—DC-8 Ashburn, VA	Ashburn	200,000	100%	4Q 2013	8,490	14,036
Ashburn Crossing—DC-9 Ashburn, VA	Ashburn	115,000	100%	2Q 2015	4,808	7,963

Subtotal/Average		554,272	78%		$76,541	$31,774

Huntsville:
1100 Redstone Gateway Huntsville, AL	Huntsville	121,347	100%	1Q 2014	$4,684	$16,953
1200 Redstone Gateway Huntsville, AL	Huntsville	121,088	100%	4Q 2013	8,536	15,835
7200 Redstone Gateway Huntsville, AL	Huntsville	61,434	10%	4Q 2013	4,779	3,425

Subtotal/Average		303,869	82%		$17,999	$36,213

Total Under Construction		1,146,562	62%		$144,243	$99,468

Under Redevelopment
Greater Philadelphia:
721 Arbor Way (Hillcrest II)	Greater Philadelphia	183,416	61%	2Q 2014	$21,779	$10,211

Blue Bell, PA

(1)
Includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

        The following table provides certain information about our land held or under pre-construction as of March 31, 2013, including properties under ground lease to us:

Market/Submarket and Location	Acres		Estimated Developable Square Feet
Strategic Land
Baltimore/Washington Corridor:
National Business Park	200		2,092,000
Columbia Gateway	22		520,000
Airport Square	5		84,000
Arundel Preserve	84	up to	1,150,000

Subtotal	311		3,846,000

Northern Virginia;
Westfields Corporate Center	23		400,000
Westfields Park Center	33		475,000
Woodland Park	5		225,000
Patriot Ridge	11		739,000
Ashburn Crossing	10		120,000

Subtotal	82		1,959,000

San Antonio, Texas
8100 Potranco Road	9		125,000
Northwest Crossroads	31		375,000
Sentry Gateway	38		658,000

Subtotal	78		1,158,000

Huntsville, Alabama	443		4,173,000
St. Mary's & King George Counties	44		109,000
Greater Baltimore	49		1,340,000
Suburban Maryland	49		510,000

Total strategic land held and pre-construction	1,056		13,095,000

Non-Strategic Land
Baltimore/Washington Corridor	7		65,000
Greater Baltimore	133		1,352,000
Suburban Maryland	107		1,000,000
Colorado Springs	175		2,570,000
Greater Philadelphia, Pennsylvania	8		604,000
Other (Charles County, MD)	217		967,000

Total non-strategic land held	647		6,558,000

Total land held and pre-construction	1,703		19,653,000

Lease Expirations

        The following table provides a summary schedule of the lease expirations for leases in place at our office properties as of March 31, 2013, assuming that none of the tenants exercise renewal options. This analysis includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on 338,436 square feet executed but yet to commence as of March 31, 2013.

Year of Lease Expiration(1)	Number of Leases Expiring	Square Footage of Leases Expiring	Percentage of Total Occupied Square Feet	Annualized Rental Revenue of Expiring Leases(2)	Percentage of Total Annualized Rental Revenue Expiring(2)	Total Annualized Rental Revenue of Expiring Leases Per Occupied Square Foot
				(in thousands)
Nine Months Ending March 31, 2013	107	1,759,904	10.5%	$52,613	11.2%	$29.90
2014	105	2,253,528	13.5%	64,752	13.8%	28.73
2015	114	2,741,841	16.4%	73,429	15.7%	26.78
2016	84	1,654,394	9.9%	44,522	9.5%	26.91
2017	100	2,019,538	12.1%	54,693	11.7%	27.08
2018	63	1,676,310	10.0%	42,736	9.1%	25.49
2019	37	1,084,115	6.5%	32,316	6.9%	29.81
2020	38	1,391,859	8.3%	38,425	8.2%	27.61
2021	20	561,641	3.4%	15,898	3.4%	28.31
2022	12	793,969	4.7%	22,781	4.9%	28.69
2023	15	225,704	1.3%	4,893	1.0%	21.68
2024	2	29,528	0.2%	575	0.1%	19.48
2025	4	556,372	3.3%	20,530	4.4%	36.90

Total/Weighted Average	701	16,748,703	100.0%	$468,163	100.0%	$27.95

With regard to leases expiring in the nine months ending March 31, 2013, we believe that the weighted average annualized rental revenue per occupied square foot for such leases at March 31, 2013 was, on average, approximately 5% to 8% higher than estimated current market contractual rents for the related space, with specific results varying by market.

        The following table provides a summary schedule of the lease expirations for leases in place at our wholesale data center property as of March 31, 2013:

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage Expiring	Critical Load Used (in megawatts)	Annualized Rental Revenue of Expiring Leases(2)
				(in thousands)
2018	1	742	0.11	$222
2019	1	7,172	1.00	2,140
2020	1	19,023	2.00	4,258
2022	1	5,604	0.25	391

Total/Weighted Average	4	32,541	3.36	$7,011

(1)
Most of our leases with the United States Government provide for consecutive one-year terms or provide for early termination rights. All of the leasing statistics set forth above assumed that the United States Government will remain in the space that it leases through the end of the respective arrangements, without ending consecutive one-year leases prematurely or exercising early termination rights. We reported the statistics in this manner because we manage our leasing activities using these same assumptions and believe these assumptions to be probable.

(2)
Annualized rental revenue is the monthly contractual base rent as of March 31, 2013 multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases. Our computation of annualized rental revenue excludes the effect of lease incentives, although the effect of this exclusion is generally not material.

DIRECTORS AND EXECUTIVE OFFICERS

        This section reflects information with respect to the directors and executive officers of COPT. Because COPLP is managed by COPT, and COPT conducts substantially all of its operations through COPLP, COPLP refers to COPT's executive officers as its executive officers, and although as a partnership COPLP does not have a board of trustees, it refers to COPT's Board of Trustees as its Board of Trustees.

Board of Trustees

        Below is information with respect to our Trustees.

        Thomas F. Brady, 63, has been a member of our Board since January 2002 and has served as our Chairman since May 9, 2013. Mr. Brady is Chairman of the Opower Advisory Board, a global leader in providing energy information software to the utility industry. Mr. Brady is also on the Board of Directors of ENBALA Power Networks Ltd., a smart grid technology company providing innovative grid balancing services to utilities and electric system operators. Both Opower and ENBALA are privately-owned clean technology companies. Prior to joining Opower, Mr. Brady was Chairman of the Board of Directors of Baltimore Gas & Electric Company ("BGE") and Executive Vice President—Corporate Strategy at Constellation Energy Group ("CEG") (formerly NYSE: CEG, now a subsidiary of Exelon Corporation, NYSE: EXC). During a distinguished career at CEG/BGE, Mr. Brady held a series of senior executive positions providing experience in strategy, mergers and acquisitions, the boardroom, entrepreneurial start-up businesses, managing local utility operations and chief accounting officer responsibilities. Prior to its acquisition by Exelon, CEG was a Fortune 200 company owning energy related businesses, including BGE. BGE is the largest electric and gas utility in Maryland. He continued to serve on the Board of Directors of BGE through 2012. Mr. Brady is a Trustee and Treasurer of the Board of Stevenson University. Also, Mr. Brady served as Chairman of the Maryland Public Broadcasting Commission and Maryland Public Television from 2003 to 2007 and the Board of Directors of the Maryland Chamber of Commerce through 2010. Mr. Brady received a BS in Accounting from the University of Baltimore and an MBA in finance from Loyola University, completed an Advanced Executive Program at The Penn State University and was certified as a Certified Public Accountant.

        Mr. Brady's extensive career in key financial and strategic executive positions at a substantial public company, and experiences with privately-owned, venture capital funded start-up companies, qualifies him to lead our Board and assess our strategic initiatives, both qualitatively and quantitatively. His active engagement on our Board since joining, effective service in a strategic role on the Board and strong leadership skills contributed to his recent appointment as Chairman of the Board effective as of the Annual Meeting. Mr. Brady's utility operations experience and continuous significant civic involvements also complement and enhance the perspectives which he brings to his role as Chairman of the Board.

        Robert L. Denton, 61, has been a member of our Board since May 1999. Mr. Denton's background includes significant real estate and finance experience. He joined The Shidler Group in 1994, currently serving as Managing Partner in its New York office, and is responsible for the implementation of The Shidler Group's new investment vehicles. From 1991 to 1994, Mr. Denton was a Managing Director with Providence Capital, Inc., an investment banking firm that he co-founded. Mr. Denton served on the Board of Trustees of Pacific Office Properties Trust, Inc. until January 2013. Mr. Denton received an MBA from The Wharton School, University of Pennsylvania.

        Mr. Denton's extensive real estate and financial career, including as a senior executive in a significant private real estate investment and acquisition company, enables Mr. Denton to provide meaningful insight and leadership into our strategic initiatives, with specific focus on review and analysis of our proposed investment, development and capital market initiatives. Mr. Denton has continued to be very informed in the arena of corporate governance from his continuing education efforts.

        Clay W. Hamlin, III, 68, has been a member of our Board since October 1997 and served as our Vice Chairman from April 1, 2005 to May 9, 2013. Mr. Hamlin has been active in the real estate business for over 35 years. He is a Managing Partner of The Shidler Group and founder, President and Chief Executive Officer of LBCW Investments, a privately held investment company. He was our Chief Executive Officer from October 1997 until his retirement on April 1, 2005. From May 1989 until joining us, Mr. Hamlin was the Managing Partner of The Shidler Group's Mid-Atlantic region, where he supervised the acquisition, management and leasing of over four million square feet of office and industrial property. Mr. Hamlin is a founding shareholder of First Industrial Realty Trust, Inc., is CEO of the Hamlin Family Foundation and CITRS, a character education company, and served on the Board of Trustees of Pacific Office Properties Trust, Inc. until May, 2012. He also serves on the Board of Trustees for the Athletics Overseers Board of the University of Pennsylvania. Mr. Hamlin received an MBA in accounting and finance from The Wharton School, University of Pennsylvania and a Juris Doctor degree from Temple University, and previously practiced as a Certified Public Accountant and as a corporate, tax and real estate lawyer.

        Mr. Hamlin's lengthy real estate career, as our former Chief Executive Officer and in his extensive private company roles, as well as his deep experience in personal investment and finance activities, facilitate his valuable insight and perspective into our investment opportunities and operating and financial matters. In addition, Mr. Hamlin's broad civic involvement is an asset to managing effective Board relationships.

        U.S. Rear Admiral (Ret.) Elizabeth A. Hight, 60, has been a member of our Board since February 2011. From October 2010, RADM Hight has served as Vice President of the Hewlett-Packard Company's ("HP") Enterprise Services U.S. Public Sector Cybersecurity Practice. From January 2010 to October 2010, she served as Vice President of HP's U.S. Public Sector DoD Command and Control Infrastructure. From July 2008 until December 2008, RADM Hight served as the Acting Director of the Defense Information Systems Agency ("DISA") and Acting Commander of the Joint Task Force-Global Network Operations ("JTF GNO"). She also served as DISA's Vice Director from April 2007 until October 2009 and as Principal Director for Operations and Deputy Commander, JTF GNO from 2005 to 2007. In her DISA role, she was responsible for providing global command, control, communications and computer support to the nation's warfighters and in her JTF GNO role, she was responsible for directing the operation and defense of the DoD's Global Information Grid. RADM Hight joined the Navy in March 1977. Throughout her career in the Navy, she served in numerous roles, including program sponsor for the UHF Satellite Communications Program on the Chief of Naval Operations staff, Assistant Program Manager for the UHF Follow-on communications satellite program, Commanding Officer, Fleet Surveillance Support Command and Commanding Officer, Navy Computer and Telecommunications Area Master Station Atlantic. RADM Hight has a Masters in Telecommunications Systems from the Naval Postgraduate School and a Masters in Information Systems from The George Washington University.

        As a result of her lengthy Navy career spanning various substantive areas that complement our strategy and her subsequent transition to the private sector, RADM Hight is qualified to contribute significantly to our strategic objectives. She is also qualified to assist in evaluating potential data and cyber security initiatives resulting from the strategy.

        David M. Jacobstein, 67, has been a member of our Board since August 2009. He has more than 25 years of real estate experience. Since July 2009, Mr. Jacobstein has provided consulting services to real estate related businesses. Mr. Jacobstein was the senior advisor to Deloitte LLP's real estate industry group from June 2007 to June 2009, where he advised Deloitte's real estate practitioners on strategy, maintained and developed key client relationships and shaped thought leadership that addressed key industry and market trends. From 1999 to 2007, he was President and Chief Operating Officer of Developers Diversified Realty Corporation, now known as DDR Corp. (NYSE: DDR), an owner, developer and manager of market-dominant community shopping centers. Mr. Jacobstein also served on DDR's Board of Directors from 2000 to 2004 and the Board of Trustees of Macquarie DDR Trust (ASX: MDT) from 2003 to 2007. Prior to DDR, he was Vice Chairman and Chief Operating Officer of Wilmorite, Inc., a Rochester, New York based developer of regional shopping malls. Mr. Jacobstein began his career as a corporate and securities lawyer. He graduated from Colgate University with a Bachelors of Arts degree and from The George Washington University Law Center with a Juris Doctor degree. Mr. Jacobstein also serves on the Board of Broadstone Net Lease, Inc., a private REIT focused on single tenant net lease real estate. He is a member of the National Association of Corporate Directors (NACD). He also serves on the Advisory Board of White Oak Partners, LLC, a private equity firm based in Columbus, Ohio, concentrating in real estate investment.

        Mr. Jacobstein's experience as a senior executive and board member of a publicly traded REIT enables him to provide insight in a variety of areas affecting our operational and strategic functions, including with respect to proposed real estate investments, corporate level investments, financial matters and corporate governance. In addition, his background as a corporate and securities lawyer is valuable to our Board in its assessment of legal matters.

        Steven D. Kesler, 61, has been a member of our Board since September 1998. Since 2006, Mr. Kesler has served as Chief Financial Officer for CRP (Chesapeake Realty Partners) Operations, LLC, a private company that is actively engaged in the development of residential land and the construction and operation of commercial properties and residential rental communities. He served as a Managing Director of The Casey Group, a regional consulting firm that helps clients find solutions to operating and financial management issues, from 2005 to 2006. Mr. Kesler also served as the Chief Executive Officer and/or President of Constellation Investments, Inc. from 1988 and the Chief Executive Officer and President of Constellation Real Estate, Inc. and Constellation Health Services, Inc. from 1998 until his retirement in 2003; all of these entities were wholly-owned indirect subsidiaries of CEG. In these roles, Mr. Kesler managed a corporate investment entity, CEG's pension plan and nuclear decommissioning trust and a portfolio of real estate assets, including assisted living facilities. Mr. Kesler previously served as a Director on the Boards of Atapco, Inc., a private real estate and investment company, and Ace Guaranty Corporation, a financial guaranty subsidiary of Ace, Limited, a public company. Mr. Kesler received an MBA in finance from The Wharton School, University of Pennsylvania and previously worked in public accounting.

        Mr. Kesler's executive positions at both private and public real estate companies as well as his Board service on both private and public companies adds to the value of his contributions to our Board for both investment and financial oversight.

        Jay H. Shidler, 67, served as our Chairman of our Board from October 1997 to May 9, 2013. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a national real estate investment firm. Since forming The Shidler Group in 1972, Mr. Shidler and his affiliates have acquired and managed over 2,000 properties in 40 states and Canada. He has founded, and been the initial investor in, numerous public and private companies, including the following three other public real estate investment trusts: TriNet Corporate Realty Trust, Inc. (formerly New York Stock Exchange ("NYSE"): TRI), now part of iStar Financial; First Industrial Realty Trust, Inc. (NYSE: FR), for which he served as Chairman of the Board of Directors from 1993 through January 2009 and served as Director through May 2010; and Pacific Office Properties Trust, Inc. (NYSE: PCE), for which he serves as Chairman of the Board of Directors. From 1998 through 2005, Mr. Shidler also served as a Director of Primus Guaranty, Ltd. (NYSE: PRS), a Bermuda company of which Mr. Shidler is a founder.

        Mr. Shidler's extensive experience in owning and managing various types of commercial real estate properties as well as his service as founder and chairman of multiple private and publicly-traded companies, contributes to his participation on our Board in evaluation of real estate investment, capital initiatives and corporate governance matters.

        Richard Szafranski, 65, has been a member of our Board since August 2009. His background includes over 40 years of experience in national security and expertise in pay for performance, strategic planning, scenario planning, market assessments, and business development. He formerly was a senior fellow and managing partner at Toffler Associates, a strategy and management consulting firm, where he provided consulting services for senior executives in U.S. Government agencies, including the U.S. intelligence community, and commercial firms in the global defense, communications and aerospace sectors. He retired from active service in the United States Air Force as a colonel in 1996. Mr. Szafranski served on the Board of Directors for Ceridian Corporation from 2006 to 2007 and SBS Technologies, Inc. from 2002 to 2005, where he chaired the Compensation Committee. He has a Master of Arts in Human Resources Management from Central Michigan University and has completed executive education on corporate governance at the Harvard Business School and Robert H. Smith School of Business Directors' Institute at the University of Maryland.

        Mr. Szafranski's extensive background in matters of national security positions him to contribute significantly to our core strategic initiatives. In addition, Mr. Szafranski's past board service and consulting service experience create a strong foundation for him to assess corporate governance initiatives and compensation matters.

        Roger A. Waesche, Jr., 59, our Chief Executive Officer and a member of our Board since April 1, 2012, has been our President since September 2010, after holding the position of Executive Vice President since January 2004 and the position of Senior Vice President from September 1998 through December 2003. Mr. Waesche was our Chief Operating Officer from August 2006 through September 2011, after serving as our Chief Financial Officer since March 1999. Prior to joining us, Mr. Waesche served as Senior Vice President for Constellation Real Estate, Inc., where he was responsible for all financial operations, including treasury, accounting, budgeting and financial planning. Mr. Waesche also had primary responsibility for Constellation Real Estate, Inc.'s asset investment and disposition activities. Prior to joining Constellation Real Estate, Inc. in 1984, Mr. Waesche was a practicing Certified Public Accountant with Coopers & Lybrand. Mr. Waesche is a member on the Maryland Industrial Development Financing Authority and a board member of the Economic Alliance of Greater Baltimore and the Board of Sponsors of the Loyola University Maryland's Sellinger School of Business.

        As a long-tenured real estate professional with COPT and its predecessor entities, and with a depth of both operational and financial expertise, Mr. Waesche is highly qualified to serve as a valued member of our Board. In his role as Chief Executive Officer, Mr. Waesche is a critical link between the Board and management. Mr. Waesche's experience at initiating and implementing strategic initiatives and continued active community involvement are also valuable assets to the Board.

        Kenneth D. Wethe, 71, has been a member of our Board since January 1990. Mr. Wethe has over 30 years of experience in the group insurance and employee benefits area. Since 1988, he has been the owner and principal officer of Wethe & Associates, a Dallas based firm providing independent risk management, insurance and employee benefit consulting services to school districts and government agencies. Mr. Wethe serves as Chairman of the Board of Directors of the Enterprise Education Foundation. Mr. Wethe received an MBA from Pepperdine University and is a Certified Public Accountant.

        Mr. Wethe's financial literacy and business endeavors are valuable to the Board in its efforts to monitor and evaluate financial matters, assess and oversee enterprise risk and to evaluate particular real estate and corporate initiatives.

 Executive Officers

        Below is information with respect to our executive officers (in addition to Roger A. Waesche, Jr.) (sometimes referred to herein as our "executive officers" or "executives").

        Stephen E. Riffee, 55, has been our Executive Vice President and Chief Financial Officer since August 2006. Prior to that time, Mr. Riffee served CarrAmerica Realty Corporation, a real estate investment trust, as Executive Vice President and Chief Financial Officer from April 2002 to July 2006 and Senior Vice President, Controller and Treasurer from July 1999 to March 2002. Prior to joining CarrAmerica Realty Corporation, Mr. Riffee held positions with Marriott International, Inc. and Burlington Northern Railroad and practiced as a Certified Public Accountant with KPMG Peat Marwick.

        Stephen E. Budorick, 52, has been our Executive Vice President and Chief Operating Officer since September 2011. Prior to joining us, Mr. Budorick served as Executive Vice President of Asset Management at Callahan Partners, LLC, a private real estate owner and developer, for five years. From 1997 to 2006, Mr. Budorick was Executive Vice President in charge of Trizec Properties, Inc.'s Central Region and from 1991 to 1997, he was Executive Vice President responsible for third-party management at Miglin Beitler Management Company. Mr. Budorick also worked in asset management at LaSalle Partners, Inc. from 1988 to 1991 and facilities management and planning at American Hospital Association from 1983 to 1988.

        Wayne Lingafelter, 53, has been our Executive Vice President, Development & Construction Services since January 2009, previously serving as Senior Vice President-Development & Construction since May 2008. Prior to joining us, Mr. Lingafelter served Duke Realty Corporation, a real estate investment trust, for 20 years in several positions, the most recent of which included Senior Vice President of Government Solutions from February 2006 to May 2008 and Senior Vice President of Cleveland Operations from 2002 to February 2006.

        Karen M. Singer, 48, has been our Senior Vice President, General Counsel and Secretary since September 2006, after holding the position of Vice President, General Counsel and Secretary since January 2004. Ms. Singer served as Assistant Secretary and Associate General Counsel of COPT from September 1998 through December 2003. From August 1996 through August 1998, Ms. Singer was Assistant General Counsel of Constellation Real Estate, Inc. From 1989 through January 1996, Ms. Singer was in private practice as an associate at Weinberg and Green, LLC, now a part of Saul Ewing LLP, where she provided a broad spectrum of real estate related services to various clients. Ms. Singer currently serves on the Board of Directors of American Red Cross- Howard County, Art With a Heart, Inc., and Esophageal Cancer Action Network, Inc.

EXECUTIVE COMPENSATION

        This section reflects information with respect to the trustees and executive officers of COPT. Because COPLP is managed by COPT, and COPT conducts substantially all of its operations through COPLP, COPLP refers to COPT's executive officers as its executive officers, and although as a partnership COPLP does not have a board of trustees, it refers to COPT's Board of Trustees as its Board of Trustees.

Compensation Discussion and Analysis

Executive Summary

        2012 was a year of change for us on many fronts. We believe that our succession plan for the anticipated retirement of our long tenured CEO effective March 31, 2012 was well executed, and our new CEO forged a strategy that refocused COPT on our core niche. Our management team led the successful execution of our Strategic Reallocation Plan ("SRP"), a plan to dispose of office properties and land that were no longer closely aligned with our strategy. At the same time, we achieved record leasing and significantly improved our balance sheet in terms of leverage and liquidity. This year of repositioning and refocusing rewarded COPT's shareholders with a total return of 23.1%. We believe it is important to attract, retain and motivate superior talent as we continue to address a variety of challenges in advancing our strategy, while delivering strong results to our shareholders. Our compensation programs are specifically designed to link annual and long-term financial results and total shareholder return to executive compensation. The majority of each executive's pay is tied directly to achievement of objectives; our pay for performance approach is designed to ensure that the financial interests of our executives are closely aligned with those of COPT's shareholders.

Pay for Performance Highlights for 2012:

  •
  COPT's Total Shareholder Return ("TSR") for 2012 was 23.1% compared to 2011 negative TSR of 34.4%.

  •
  Our CEO transition went very smoothly as Mr. Waesche, a 28-year veteran of our organization, took the helm on April 1, 2012.

  •
  Our new CEO's annualized target total compensation for 2012 of $2,061,250 was 61% of our previous CEO's annualized target total compensation for 2012, reflective of Mr. Waesche's tenure in the role.

  •
  Prior to setting the executives' 2012 annual cash incentive award targets, the Compensation Committee reviewed the budgeted 2012 financial results, which were projected to be lower than 2011's actual results due to our repositioning efforts. The Committee decided to reduce the executives' 2012 annual cash incentive award levels to 60% of the prior year targets to help us achieve our budgeted financial results, and management concurred with this approach, further demonstrating the Committee's focus on pay and performance alignment.

  •
  In 2012, we implemented a balanced scorecard approach for measuring company performance and determining the executive officers' annual cash incentive awards. The scorecard weighted three objectives (Operating Results at 60%, SRP execution at 25%, and Balance Sheet and Capital Markets metrics at 15%), using both quantitative and qualitative evaluations. We believe this approach rewards our executives for short-term financial achievement as well as the achievement of strategic objectives that will create value for our shareholders.

  •
  Our executive long-term equity incentive program was comprised of two elements in 2012:

  •
  The majority of the executives' long-term equity incentives (75%) were awarded in the form of performance share units ("PSUs"). We believe these forward-looking awards, which focus entirely on TSR relative to our peer group over a three-year performance period, closely align our executives' and our shareholders' risks and rewards. The number of shares earned at the end of the period depends entirely on performance relative to our established peer group, and if COPT's results are in the bottom quartile, no shares will be earned. We believe that the PSU plan further motivates our executives to achieve strong returns over a sustained period of time.

  •
  25% of the executives' long-term equity incentives are restricted share grants with a three-year ratable vesting period. We believe this portion of their award provides an element of retention during these challenging times, in addition to incentivizing our executives to increase shareholder value over an extended time frame.

  •
  Consistent with our pay philosophy, we believe that our CEO's compensation is aligned with Company performance. As reflected below, over the period 2008 to 2012, realizable pay for our CEO (Mr. Griffin in 2008 through 2011 and both Mr. Griffin and Mr. Waesche in 2012) was closely correlated with COPT's indexed total shareholder return ("Indexed TSR"). Indexed TSR represents the cumulative return on a $100 investment in our common shares made at the beginning of the measurement period. As illustrated, realizable pay is the combined value of salary, annual cash incentive awards and projected payout value of the equity awards as of December 31, 2012.

CEO

Other Compensation Program Highlights:

        The Compensation Committee of the Board (the "Committee") annually reviews in detail all elements of our compensation program to ensure its alignment with our philosophy and corporate governance approach. Some highlights include:

  •
  Clawback:    An incentive recoupment (i.e., "clawback") policy was adopted in 2012 and will be revised, if necessary, in light of applicable SEC regulations regarding clawbacks, once such regulations are enacted.

  •
  Tax gross-ups:    We will not enter into any new, or materially amended, employment agreements that provide for reimbursement by us for the tax obligations of our employees resulting from severance payments made in the event of a change in control. On August 15, 2012, we entered into a new employment agreement with Mr. Riffee that does not provide for tax gross-ups or any other perquisites other than employee benefit programs generally available to our other employees.

  •
  Employment agreements:    To further support our commitment to corporate governance best practices, we are shifting away from executive employment agreements for our tenured NEOs and in March 2013 adopted an Executive Change in Control and Severance Plan ("CIC Plan"). On March 8, 2013, we entered into an agreement with Mr. Waesche to not renew his existing employment agreement (which contained provisions for tax gross-ups, perquisites and an auto-renewal feature) upon its expiration on June 30, 2013, and instead include him as a participant in the CIC Plan effective July 1, 2013. See additional information in the section entitled "Severance and Change in Control Benefits."

  •
  Risk oversight:    We annually prepare an Enterprise Risk Management Assessment. The Committee carefully considers the risks associated with all of our compensation programs.

  •
  Annual pay for performance analysis:    We compare our pay and performance against those of our peers to ensure that actual results reflect our philosophy of aligning payouts with results.

  •
  Independent compensation consultant:    The Committee uses an independent consultant that is precluded from performing any work directly for the our management, unless pre-approved by the Committee. No such additional work was requested or performed in 2012.

  •
  Peer group:    We use the same appropriately sized and defined peer group for compensation benchmarking purposes as we do for measuring relative TSR under the long-term equity incentive plan. We review the peer group annually for continued appropriateness.

  •
  Succession planning:    The Board proactively engages in succession planning activities. As planned, Mr. Griffin retired from his role as CEO effective March 31, 2012, and Mr. Waesche now serves as President and CEO and as a member of our Board of Trustees effective April 1, 2012.

  •
  Hedging:    We have in place a policy on securities trading which, among other things, prohibits any hedging activity in Company-issued securities by NEOs or Trustees.

  •
  Stock options:    We do not reprice underwater stock options, i.e., modify outstanding option awards to lower the exercise price.

  •
  Stock ownership guidelines:    Guidelines for both executives and Trustees have been in place since March 2009 and were reviewed and revised in 2012. Guidelines for the executives range from two times to six times salary, and guidelines for non-employee Trustees are three times their annual cash retainer. These guidelines are validated against market practice biennially.

Named Executive Officers

        This Compensation Discussion and Analysis describes the material elements of compensation for our Named Executive Officers ("NEOs") as listed in the Summary Compensation Table of this proxy.

Compensation Objectives

        The compensation of each executive is tightly coupled to our performance and is affected by each individual's performance. We generally target compensation to be commensurate with that of executives performing similar responsibilities for an appropriate peer group of companies. Our executives' compensation relative to that of counterparts in the peer group can vary based on the individual's skill and experience in the position (both overall and with the Company), the performance of the executive and the business unit managed, the amount that we pay our other executives and the competition in the marketplace for the talents of the executive. We believe that providing the opportunity to earn a higher relative level of total compensation when warranted by superior results and performance is important in order for us to retain and motivate our executives.

        Our incentive programs provide compensation in the form of both annual cash and long-term equity awards in order to reward both annual and long-term performance. The allocation of total compensation between cash and long-term equity awards is reviewed annually in comparison to the peer group to assist in determining the compensation of our executives both in total and by component. The majority of compensation provided is performance-based, linked to a combination of annual and long-term goals. Long-term equity awards represent a significant, if not the largest, component of our NEOs' incentive compensation, as further described in the section below entitled "Long-Term Equity Incentive Awards."

Role of the Compensation Committee of the Board

        The Compensation Committee is appointed by, and acts on behalf of, the Board. The Committee's general purpose includes establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for executives and other Company employees.

        Compensation decisions for our NEOs must be approved by the independent non-management members of the Board after recommendation by the Committee. The Board is responsible for oversight of the Committee's activities, except where the Committee has sole authority to act as required by an NYSE listing standard or applicable law or regulation. The Committee has complete and open access to management and any other resources of the Company required to assist it in carrying out its duties and responsibilities, including sole authority, in its discretion, to retain, set compensation for and terminate any consultants, legal counsel, or other advisors.

Annual Shareholder Say-on-Pay Votes

        COPT provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At COPT's annual meeting of shareholders held in May 2012, a substantial majority (97.5%) of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this vote was indicative of our shareholders' support of the Company's approach to executive compensation. The Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs.

Use of Independent Consultants

        The Committee makes use of analyses provided, at its request, by external consultants in determining executive compensation. In 2012, the Committee engaged Pay Governance LLC for these services. The Committee has reviewed the independence of Pay Governance LLC's advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Committee concluded that Pay Governance LLC has no conflicts of interest, and provides the Committee with objective and independent executive compensation advisory services. Pay Governance LLC provides data relevant to reviewing executive compensation, discussions of compensation practices and observations to the Committee regarding compensation programs and pay levels. Pay Governance LLC did not perform any work for the Company at the direction of management during 2012. As appropriate, the Committee meets with its independent consultant in executive session without management present.

Role of Management

        The CEO meets with the Committee to make compensation recommendations, present analyses based on the Committee's requests and discuss the compensation recommendations the Committee makes to the Board. The CEO discusses the effect of business results on compensation recommendations, reviews executive compensation data, and informs the Committee of the other NEOs' performance. The CEO also presents management's perspective on business objectives and discusses the CEO's perspective on succession planning for the Company. Our CEO attends Committee meetings and general meetings of the Board, but he does not attend those portions of Board and Compensation Committee meetings intended to be held without members of management present, including those relating to the CEO's compensation.

        Holly G. Edington, our Senior Vice President, Human Resources, who reports directly to our CEO, also takes direction from, and provides suggestions to, the Committee, oversees the formulation of compensation plans incorporating the recommendations of the Committee and assists the Chairman of the Compensation Committee in preparing the agenda for meetings.

Compensation Comparisons

        To meet our objectives of attracting and retaining superior talent, we annually review pay practices of our peers. However, we do not set our NEO pay as a direct function of market pay levels. Instead, we use market data to help confirm that our pay practices are reasonable. We review our peer group annually, seeking to include companies that are similar in size and business structure to us. Within these peers, we then focus on executives with responsibilities similar to ours. In order to provide data for this analysis, the independent consultant obtains an understanding of the goals, objectives and responsibilities of each executive position based on reviews of job descriptions and discussions with management and the Committee.

        The Committee, with the assistance of its independent consultant, developed a peer group comprised of 18 companies for 2012 to use for purposes of assessing the compensation of our NEOs. The peer group includes a blend of publicly-traded office, diversified and industrial REITs. Inclusion is based on the following criteria: market capitalization; geographic location; and comparability of management structure. In general, companies are selected such that we fall near the median with regard to market capitalization. The companies included in the 2012 peer group are set forth below:

Alexandria Real Estate Equities, Inc.	First Industrial Realty Trust
BioMed Realty Trust, Inc.	Highwoods Properties, Inc.
Brandywine Realty Trust	Kilroy Realty Corporation
CommonWealth REIT	Lexington Realty Trust
DCT Industrial Trust Inc.	Liberty Property Trust
Douglas Emmett, Inc.	Mack-Cali Realty Corporation
Duke Realty Corporation	Piedmont Office Realty Trust Inc.
DuPont Fabros Technology, Inc.	PS Business Parks, Inc.
EastGroup Properties, Inc.	Washington Real Estate Investment Trust

        The independent consultant provided peer group compensation data to the Committee. Base salaries, annual cash incentive awards, long-term equity awards and total compensation for our NEOs were compared to compensation information for comparable positions in each of the companies in the peer group. The independent consultant provided detailed information at the 25th, 50th, and 75th percentiles and the average in order to assist the Committee in understanding how our executive compensation compared to that of peers. The consultant also provided the Committee with data drawn from executive compensation surveys, such as that prepared by the National Association of Real Estate Investment Trusts.

        As in prior years, the independent consultant also conducted a comprehensive pay for performance assessment of the Company's executive compensation program and the linkage between organizational performance and the value of the compensation delivered to the executives. The assessment indicated that over the three-year period 2009-2011, the Company's current management team's pay and performance relative to peers were generally aligned.

Base Salary

        We view base salary as the fixed rate of pay throughout the year that is required to attract and retain executives. The base salaries of our NEOs are determined in consideration of their position's scope of responsibilities and their individual skills and experience. They are eligible for periodic increases in their base salary as a result of individual performance and significant increases in their duties and responsibilities. NEOs' salary levels are also influenced by a variety of factors considered by the Committee, including budget considerations, the desire to create an appropriate level of differentiation between the base salaries of the executives, and peer group data. The Committee reviewed a summary of base salaries for executives in our peer group.

        Annual base salary actions in 2012 included the following:

	Base Salary as of December 31,
Name of Executive	2011	2012	% Increase
Roger A. Waesche, Jr.	$485,000	$485,000	0.0%
Randall M. Griffin	$645,000	N/A	N/A
Stephen E. Riffee	$415,000	$430,000	3.6%
Stephen E. Budorick	$350,000	$375,000	7.1%
Wayne H. Lingafelter	$395,000	$395,000	0.0%
Karen M. Singer	$305,000	$305,000	0.0%

        The Board determined that no salary increases would be given to the NEOs effective January 1, 2012, with the exception of Mr. Budorick, who had a contractual increase in his annual base salary of $25,000, or 7.1%, effective April 1, 2012. Subsequently, at the expiration of his employment agreement on August 14, 2012, Mr. Riffee was given a new employment agreement with an annual base salary effective August 15, 2012 of $430,000.

Annual Cash Incentive Awards

        Our executives receive annual cash incentive awards based on the Company's overall financial performance and achievement of other stated corporate objectives, which is influenced by each executive's performance against individual objectives. In the first quarter of each year, the Committee approves both performance goals for the annual cash incentive plan and associated potential award payouts. Each executive's potential annual cash incentive award is set as a percentage of the executive's base salary. In 2012, the Committee implemented a balanced scorecard approach to measuring the Company's performance. The scorecard weights three objectives (Operating Results at 60%, SRP execution at 25%, Balance Sheet and Capital Markets metrics at 15%), using both quantitative and qualitative evaluations. We believe this approach rewards our executives for short-term financial achievement as well for the achievement of strategic objectives that will create value for our shareholders over the longer term. Each objective on the scorecard has three levels of performance achievement (threshold, target and maximum) and the weighted average achievement of these measures establishes the associated payout. Performance at target approximates management's estimate of the related objective as set forth in the annual budget as approved by the Board; this level of performance is intended to be challenging, yet attainable. The maximum level of performance for the established objectives is intended to have a much lower likelihood of being attained, but is intended to still be attainable with superior performance. The threshold level of performance for the established objectives is at a level that has a higher likelihood of being attained than the target. If the Company does not achieve threshold level performance of the weighted average of the three scorecard measures, then no annual incentive awards will be made. Actual awards are determined once actual performance with respect to these objectives is known, and results are interpolated between the performance levels as appropriate. The Committee retains the authority to adjust annual cash incentive awards at its discretion.

2012 Performance Objectives for Annual Cash Incentive Awards

        The Committee sets the Company scorecard objectives and approves the goal levels. In previous years, our CEO's cash annual incentive award was based solely on certain of the Company's financial results. For 2012, the Committee believed that all executives should be focused on the achievement of the three scorecard objectives, and therefore, the cash annual incentive award for all executives is based on these results. We believe this approach emphasizes the achievement of challenging operational goals (focused primarily on leasing and cost reductions in 2012) and the successful execution of our SRP, while continuing to focus on financial results.

        The Committee, with the assistance of management, developed the 2012 corporate scorecard using the Company's annual budget and information regarding other related business and operations initiatives. The scorecard consists of three objectives, weighted as follows:

  1.
  Operating Results—60%

  •
  The Company's target operating measures used in 2012 were diluted funds from operations per share, as adjusted for comparability (defined herein as "diluted FFO per share") of $2.11 (20%), diluted adjusted funds from operations per share (defined herein as "diluted AFFO per share") of $1.53 (20%) and average square feet leased of 1.75 million (20%). All of these measures are frequently used by equity REITs to evaluate performance. We use these measures because they are useful metrics in evaluating the effectiveness of our operations and are core objectives in our annual budgets. Further, we believe that growth in these measures in the long run contributes to an increase in shareholder value and, as a result, linking compensation to these measures helps to align the interests of our NEOs with those of our shareholders.

  2.
  SRP Execution—25%

  •
  In 2011, the Company announced a plan to dispose of $562 million of office properties and land that were no longer closely aligned with the Company's strategy. For 2012, the target disposition objective was $206 million. Monetizing non-strategic assets is critical to repositioning the Company for growth.

  3.
  Balance Sheet/Capital Markets—15%

  •
  To ensure access to the capital markets at the right price for our shareholders, a qualitative objective to increase the Company's liquidity and reduce the level of leverage was established.

        Each executive also had individual objectives approved by the Committee. These objectives were tailored to the operations of the business unit for which the individual was responsible and included managing the mitigation of risks identified by the Company's Enterprise Risk Assessment ("ERA"). As appropriate, individual objectives are either quantitative or qualitative in nature. The Committee evaluates the achievement of our CEO's individual objectives, and the CEO recommends his assessment of the other executives' achievement for approval by the Committee. The level of achievement of these objectives will influence the executives' annual cash incentive award payout.

2012 Annual Cash Incentive Award Targets

        The Committee generally sets target payouts in consideration of peer levels, budget and anticipated financial performance. This is the level to be paid when target performance by the Company is achieved. The expectation is that actual payouts will compare more favorably to peer levels when performance is exceptional. Prior to setting the executives' 2012 annual cash incentive award targets, the Committee reviewed the budgeted 2012 financial results, which were projected to be lower than 2011's actual results due to the Company's repositioning efforts. The Committee decided to reduce the executives' 2012 annual cash incentive award target and threshold projected payout levels to 60% of the prior year percentages to help the Company achieve its budgeted financial results, and management concurred with this approach, further demonstrating the Committee's focus on pay and performance alignment. To incentivize superior performance, the maximum award payout level was established at 200% of the 2012 target level. The table below sets forth the 2012 potential award payouts as a percentage of the executive's base salary:

	2012 Annual Cash Incentive Award Opportunity as a % of Salary
Name of Executive	Threshold Level Payout	Target Level Payout	Maximum Level Payout
Roger A. Waesche, Jr.	51%	75%	150%
Randall M. Griffin(1)	N/A	N/A	N/A
Stephen E. Riffee	51%	69%	138%
Stephen E. Budorick	51%	69%	138%
Wayne H. Lingafelter	51%	69%	138%
Karen M. Singer	45%	60%	120%

(1)
Due to his retirement on March 31, 2012, Mr. Griffin was not eligible for an annual cash incentive award.

        Final award levels are based on a review of the corporate scorecard objectives and individual executive performance. A summary of individual performance objectives for our executives is presented below:

  •
  Mr. Waesche: creation of a long-term vision; leadership in key initiatives such as the SRP and cost reductions; succession planning for key positions; communication with analysts and investors; and improved capital allocation. All objectives were deemed critical to the Company's success and were equally weighted.

  •
  Mr. Riffee: effectiveness in capital planning and plan execution; expansion of capital partner relationships; integration of Enterprise Risk Management across the Company; and improvement of the effectiveness of communications with analysts and investors. The weightings of these objectives range from 10% to 25%, with objectives relating to capital plan execution weighted at the highest end of that range.

  •
  Mr. Budorick: value creation measures (such as achieving certain measures for net operating income, leased square footage, occupancy, capital expenditures and cost reductions) and strategic objectives (including SRP execution, specific asset problem solving and organizational structure). The weightings of these objectives range from 10% to 40%, with objectives relating to value creation weighted at the highest end of that range.

  •
  Mr. Lingafelter: value creation (through development and delivery of new and renovated buildings and expense management) and strategic objectives (including SRP execution of non-core land sales). The weightings of these objectives range from 15% to 65%, with objectives relating to value creation weighted at the highest end of that range.

  •
  Ms. Singer: effectiveness in improving corporate governance; support for the SRP initiative; and oversight and effective delivery of legal and internal audit services. The weightings of these objectives range from 5% to 30%, with objectives relating to corporate governance weighted at the highest end of that range.

2012 Annual Cash Incentive Award Results

        The Company performed at a level well above target in several of the balanced scorecard objectives. In addition, the Committee determined that superior results were achieved in regards to the SRP Execution and Balance Sheet/Capital Markets objectives, and deemed that a 200% (maximum)

achievement percentage was appropriate for those objectives. Following is the scorecard reflecting final results for 2012:

Objective	Weighting	Threshold Level	Target Level	Maximum Level(1)	Actual Results	Achievement %	Weighted Results
Operating Results
Diluted FFO per share	20.0%	$2.03	$2.11	$2.20	$2.08	87.0%	17.8%
Diluted AFFO per share	20.0%	$1.45	$1.53	$1.59	$1.59	150.0%	30.0%
Average leased square feet (in millions)	20.0%	1.50	1.75	2.00	1.81	110.9%	22.2%
SRP Execution—Disposition Proceeds
Total Disposition Proceeds (in millions)	25.0%	$156	$206	$266	$315	200.0%	50.0%
Balance Sheet/Capital Markets(2)	15.0%	N/A	N/A	N/A	N/A	200.0%	30.0%

	100.0%						150.0%

(1)
The Committee determined that superior performance (results above the maximum achievement level) could receive an achievement percentage up to 200%.

(2)
Includes qualitative objectives to increase the Company's liquidity and reduce the level of leverage.

        In addition, each executive achieved 100% of his or her individual objectives, with Mr. Budorick achieving 104% due to his superior performance overseeing the Company's leasing efforts and operating expense savings. The chart below shows the actual cash incentive awards for 2012 given the Committee's assessment of the quantitative and qualitative measures, which resulted in their awarding each executive 150% of his or her 2012 targeted payout per the scorecard above (with the exception of Mr. Budorick as noted):

Name of Executive	Target Payout as a % of Salary	Actual Payout as a % of 2012 Target	Actual AIA Award	Actual Payout as a % of Salary
Roger A. Waesche, Jr.	75%	150%	$545,625	112.5%
Stephen E. Riffee	69%	150%	434,700	103.5%
Stephen E. Budorick(1)	69%	156%	395,000	107.4%
Wayne H. Lingafelter	69%	150%	408,800	103.5%
Karen M. Singer	60%	150%	274,500	90.0%

(1)
Mr. Budorick's payout percentage was 156% of his 2012 Target due to overachievement of his individual objectives.

        The chart below reflects our alignment of pay and performance, demonstrating that the annual cash incentive awards for both our retiring and incoming CEOs for the period 2010 - 2012 tracked commensurate with the indexed TSR in each of those years:

Long-Term Equity Incentive Awards

        Our long-term equity incentive awards are designed to align the interests of the executives with those of our shareholders by rewarding them for sustained performance. Since these awards vest over time, they also encourage the executives to remain with the Company. The Company's practice is generally to issue such awards to the executives on the date of the first quarterly Board meeting of each year.

        Long-term equity incentives are awarded in two components: Performance Share Units ("PSUs") and restricted shares ("RSs"). The PSU component is earned entirely as a function of the Company's TSR performance over a forward-looking three-year period in comparison to peers. The Committee believes that awarding a majority (75%) of the executive long-term equity incentive awards through the use of PSU grants provides for the following:

  •
  Executive and shareholder risks and rewards are more closely aligned by a long-term, forward-looking plan focused primarily on relative TSR;

  •
  Retention of key executives is enhanced due to the payout opportunities available in the event of superior relative performance;

  •
  Grants and potential awards under the plan are clearly determined and communicated to the NEOs at the beginning of the performance period; and

  •
  Dividends are accrued but not paid out on the PSUs until, and to the extent, they are earned at the end of the defined performance period, thus putting additional compensation at risk based on performance.

        The other 25% of the executives' long-term incentive award is made in the form of RSs to provide an element of retention to our plan.

Awards Made in 2012

        On March 1, 2012, for our executives other than Ms. Singer, the Board granted PSUs as set forth below, representing the majority (75%) of the respective individuals' long-term equity incentive award.

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary	Value of PSUs Awarded (75% of Target)	Number of PSUs Awarded
Roger A. Waesche, Jr.	$485,000	200%	$727,494	22,200
Stephen E. Riffee	$415,000	150%	$466,874	14,247
Stephen E. Budorick	$375,000	100%	$281,265	8,583
Wayne H. Lingafelter	$395,000	100%	$296,241	9,040

        These target award percentages were developed using a broad perspective and multiple data points, including: (1) peer long-term equity award data; (2) the Company's historical long-term equity award levels; and (3) the target total compensation to be delivered to NEOs. The number of PSUs granted was derived by dividing the value of the award by the value of each PSU. The valuation of the PSU was calculated using a Monte Carlo simulation of our share price on March 1, 2012 for the performance period January 1, 2012 through December 31, 2014. These grants have a performance period beginning on January 1, 2012 and concluding the earlier of: (1) three years from the grant date; (2) the date of termination by the Company without cause, the death or disability of the executive, or the constructive discharge of the executive (collectively, "qualified termination"); or (3) a change in control of the Company.

        The actual number of shares that will be distributed at the end of the three-year performance period ("earned PSUs") will be determined based on the percentile rank of the Company's TSR relative to those of the companies in the 2012 peer group, as set forth in the following schedule, with interpolation between points:

Percentile Rank	Earned PSUs Payout %
75th or greater	200% of PSUs granted
50th	100% of PSUs granted
25th	50% of PSUs granted
Below 25th	0% of PSUs granted

        At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of: (1) the number of earned PSUs in settlement of the award plan; and (2) the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date. PSUs do not carry voting rights.

        If a performance period ends due to a change in control or qualified termination, the number of earned PSUs is prorated based on the portion of the three-year performance period that has elapsed. If employment is terminated by the employee or the Company for cause, all PSUs are forfeited.

        Mr. Griffin was not included in the 2012 PSU plan because of his retirement. Ms. Singer was also not included in the 2012 PSU plan based on her role within the Company.

        In 2012, the Board also approved grants of restricted shares as set forth below to our executives:

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary	Value of Restricted Shares Awarded (25% of Target)	Number of Restricted Shares Awarded
Roger A. Waesche, Jr.	$485,000	200%	$242,507	9,838
Stephen E. Riffee	$415,000	150%	$155,633	6,381
Stephen E. Budorick	$375,000	100%	$93,755	3,844
Wayne H. Lingafelter	$395,000	100%	$98,755	4,049

        Ms. Singer's long-term equity award was made under our long-term equity award program for senior management employees, which grants restricted shares by assessing the trailing three-year performance on diluted FFO per share, diluted AFFO per share and TSR as compared to the Company's established peer group. Her target award as a percentage of her base salary was 85%. The weighted average of these three measures yielded relative performance at the 37th percentile for the period 2010 through 2012, equating to an award value of 62% of her base salary. Ms. Singer was awarded 7,741 restricted shares valued at $188,803 as of the March 1, 2012 grant date.

        Restricted shares granted vest in equal one-third increments annually over a three-year period provided that the individuals remain employed by the Company. Mr. Griffin was not awarded any restricted shares due to his retirement.

Pay for Performance and Compensation Program Highlights for 2013:

        Based on the Company's commitment to align pay and performance, the following actions have been taken for 2013:

  •
  On March 8, 2013, the Company entered into an agreement with Mr. Waesche not to extend his existing employment agreement, which expires on June 30, 2013. Effective July 1, 2013, he will be included in the Company's "Executive Change in Control and Severance Plan" ("CIC Plan") (see additional disclosure in the section entitled "Severance and Change in Control Benefits"). The decision not to extend his existing employment agreement eliminates pay practices that are no longer aligned with our commitment to corporate governance best practices that were inherent in that agreement, such as tax gross-ups, executive perquisites and an auto-renewal feature.

  •
  As the other existing employment agreements expire, the Company intends to include those executives in the CIC Plan rather than renew or provide for a continuing employment agreement. We feel that the CIC Plan affords our executives with financial security in the event of a change in control, while ensuring that the Company retains the appropriate knowledge and expertise needed during that situation. We believe that the design of the CIC Plan is competitive with others found in our industry.

  •
  Mr. Waesche received an 8.2% increase in base salary as of January 1, 2013 due to the increased responsibilities inherent with his promotion to CEO in 2012. Even with that increase, his base salary is in the 25th percentile compared to the CEOs in our peer group, which we feel is appropriate given his relatively brief tenure in this role.

  •
  The 2013 annual cash incentive award plan will utilize the balanced scorecard measurement process to emphasize the achievement of challenging operational goals (focused primarily on leasing and new business development) and the successful completion of our SRP, while continuing to focus on diluted FFO per share results, diluted AFFO per share results and strengthening our balance sheet.

  •
  The large majority of our long-term equity awards for our CEO will continue to be provided in the form of PSUs, and the balance will be in the form of restricted shares. On March 1, 2013, Mr. Waesche, Mr. Riffee, Mr. Budorick and Mr. Lingafelter were awarded long-term equity incentive grants that consisted of 75% PSUs and 25% restricted shares. We believe this mix reflects our commitment to aligning pay with our shareholders' interests, while providing an element of retention during a continually challenging period.

Retirement Benefits

        Our retirement benefits are designed to assist our executives in accumulating sufficient wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain executives and to encourage such executives to save money for their retirement, while allowing us to maintain a competitive cost structure. Information pertaining to our retirement benefits is set forth below.

401(k) Plan

        Our executives participate in a 401(k) defined contribution plan covering substantially all of our employees. The plan provides for Company matching contributions in an amount equal to an aggregate of 3.5% on the first 6% of participant pre-tax and/or after tax contributions to the plan.

Nonqualified Deferred Compensation Plan

        We offer our senior management team (director level and above), as well as our Trustees, a nonqualified deferred compensation plan. This plan allows for the deferral of up to 100% of a participant's cash compensation on a pre-tax basis and enables such participants to receive a tax-deferred return on such deferrals. Participants may diversify their investments among a wide array of investment alternatives, including mutual funds and brokerage accounts. The plan does not guarantee a return or provide for above-market preferential earnings. The plan is not qualified under the Employee Retirement and Income Security Act of 1974. The deferral account balances increase or decrease in value based on the performance of the investments selected by the participants. Participants in this plan defer their contributions for three years from the beginning of the calendar year following the year in which the deferral election is made. Participants may choose to receive account balances in a lump sum or in five, ten or fifteen annual installments. Upon termination of employment, a participant's account balance will be distributed within 60 days of separation unless the participant is a "specified employee," as defined in the plan, in which case such distribution shall not be made for six months. Payments are due to parties designated by the participant in lump sum upon the death of a participant. Participant account balances become fully vested in the event of a "change in control" of the Company, as defined in the plan, or in the event that a participant becomes permanently disabled. Participation in the deferred compensation plan is voluntary. Information about the NEOs' participation in our deferred compensation plans is set forth below in the tables entitled "All Other Compensation" and "Nonqualified Deferred Compensation Table."

Severance and Change-in-Control Benefits

        In accordance with what we believe to be best practice, the Company is shifting away from executive employment agreements for our tenured NEOs and in early 2013 adopted the CIC Plan. The CIC Plan provides for a severance package in the event of the termination of the executive's employment (1) within 12 months of a change in control of the Company, as defined in the CIC Plan or (2) by us without cause or by the employee based upon constructive discharge. The CIC Plan participants must agree to certain non-competition, non-solicitation and confidentiality covenants and must deliver a release of claims in order to receive payments and benefits under the CIC Plan. While we may continue to offer short-term employment agreements to new executives to attract superior talent, we believe that the CIC Plan affords our executives with financial security in the event of a change in control, while ensuring that the Company retains the appropriate knowledge and expertise needed during this situation. We also believe that having this CIC Plan in place helps to encourage the continued dedication of the executives evaluating potential transactions involving the Company which might result in a change in control. We have elected to start this transition with our CEO and plan to move the other executives to the CIC Plan as their existing employment agreements expire. On March 8, 2013, the Company adopted the CIC Plan and entered into an agreement with Mr. Waesche not to renew or extend his existing employment agreement upon its June 30, 2013 expiration. He will become a participant in the CIC Plan effective July 1, 2013.

        Employment agreements with our executives establish various parameters of their compensation, particularly their base salaries and certain benefit entitlements. The terms of our employment agreements reflect negotiations with our NEOs in order to recruit and retain their services. We periodically review these clauses against market practice to ensure the terms of these agreements remain competitive. Following is the status of the Company's employment agreements that were in place during 2012:

  •
  Randall M. Griffin's agreement expired on March 31, 2012.

  •
  Roger A. Waesche, Jr.'s employment agreement will expire on June 30, 2013, and on March 8, 2013 he entered into an agreement to become a participant in the Company's CIC Plan effective July 1, 2013.

  •
  Stephen E. Riffee's agreement expired on August 14, 2012; he is party to a new agreement that commenced on August 15, 2012 and will expire on March 31, 2015.

  •
  Wayne H. Lingafelter is party to an agreement that commenced on January 2, 2009 and will expire on January 1, 2015.

  •
  Stephen E. Budorick is party to an agreement that commenced on September 29, 2011 and will expire on September 28, 2014.

        Mr. Waesche and Mr. Lingafelter's agreements provide for a continuous and self-renewing one-year term after the basic term unless otherwise indicated by either the Company or the employee prior to a specified point in time during the then current term. No new or materially amended agreements will provide for such an "evergreen" renewal provision, as demonstrated by the provisions of Mr. Budorick and Mr. Riffee's more recent agreements. Under the employment agreements, the executive officers are required to devote their full business time to our affairs and are prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

        The employment agreements provide for severance packages in the event of termination (1) by us without cause or by the employee based upon constructive termination or discharge or (2) as it relates to a change of control of our Company, as defined in the agreements. The employment agreements provide for these items in order to assist employees in their transition to new employment and, in the case of a change-in-control, encourage the continued dedication of our executives as they evaluate these transactions. These provisions are discussed further in the section below entitled "Potential Payments on Termination, Change in Control, Death or Disability."

        Due to the authority vested with the executives and the knowledge of Company proprietary information held by such individuals, the Company must protect its real estate interests in each of its major markets. For this reason, executive employment agreements include non-compete provisions for a 12 month period following termination of employment. Mr. Budorick and Mr. Riffee's employment agreements require them to deliver a release of claims against the Company and related parties in order to be eligible to receive severance payments under their agreements.

Other Benefits and Perquisites

        As employees, our executives are eligible to participate in employee benefit programs generally available to our other employees, including medical, dental, life and disability insurance. Three of our executives also receive certain benefits that are offered to other management level employees, such as auto allowances (except for Mr. Budorick and Mr. Riffee) and all are eligible for participation in an Executive Wellness Program. As with all other employees of the Company, they also receive a monetary award for achieving service anniversary milestones. The value of these benefits that is received is essentially equivalent to that offered to the broader management and/or employee group.

        The employment agreements in place as of December 31, 2012 for Mr. Waesche and Mr. Lingafelter provide for an allowance for automobile, personal financial planning and income tax preparation of $17,000 and $18,200, respectively. Mr. Riffee was entitled to these same benefits through August 14, 2012, when the Company entered into a new employment agreement with him that did not include these and other provisions no longer aligned with our commitment to best practices in executive compensation.

        The Company also offers supplemental long-term disability insurance coverage to our CEO and CFO (at this time, our CEO has elected not to receive such coverage).

        The value of these benefits is included in the tables entitled "Summary Compensation Table" and "All Other Compensation." At the time Mr. Waesche and Mr. Lingafelter's employment agreements were negotiated, the Committee believed that these benefits aligned with industry practice and our desire to attract and retain superior management talent for the benefit of the Company. As demonstrated by Mr. Budorick and Mr. Riffee's employment agreements, as well as Mr. Waesche's participation in the CIC Plan effective July 1, 2013, any new or materially modified agreements will not contain provisions for perquisites.

Accounting for Compensation Elements

        The tax and accounting implications associated with the key elements of our executive compensation are set forth below:

  •
  Salary is expensed as incurred.

  •
  Annual cash incentive awards are recognized over the period to which such awards relate.

  •
  Restricted share and PSU grants are recognized over the period during which the employee is required to provide service in exchange for the award (generally the vesting or performance period).

Tax Compliance Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility on certain corporations' income tax return to compensation of $1 million for NEOs. Certain performance-based compensation plans are excluded from this limitation provided that the shareholders approve the plan and certain other requirements are met. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's NEOs with appropriate rewards for their performance. We did not pay any compensation in 2012 that was not deductible under Section 162(m) of the Internal Revenue Code, and we do not believe that any future nondeductible compensation that is paid will have a material impact on the Company.

        Section 409A of the Code relates to the tax treatment of earnings when a payment the Company is obligated to make to an NEO is deferred to a future tax year. The Company, with the assistance of external counsel, continuously reviews a review of all its various executive compensation and benefits plans, as well as employment and other agreements, to ensure compliance with Section 409A.

        Sections 280G and 4999 of the Code relate to a 20% excise tax that may be levied on a payment made to an NEO as a result of a change-in-control if the payment exceeds three times the individual's base earnings (as defined by the Code section). Mr. Lingafelter's employment agreement, which was negotiated prior to 2009, includes provisions that provide a tax gross-up if subject to the excise tax imposed by 280G. At this time, he would not be due reimbursement under this provision. The Company has determined that it will not enter into any new or materially amended, employment agreements that provide for such tax gross-ups, as reflected by the provisions of Mr. Budorick and Mr. Riffee's recently executed agreements.

Executive Ownership and Capital Accumulation

        We believe that the ownership of shares in the Company by NEOs assists in aligning their interests with those of our shareholders. On February 26, 2009, the Board approved share ownership guidelines for our Trustees and NEOs. The ownership guidelines, which were reviewed and revised in 2012, are as follows:

Role	Value of Common Shares to be Owned
Trustees	3 times annual retainer
Chief Executive Officer(1)	6 times base salary
President	3 times base salary
Chief Financial Officer	3 times base salary
Chief Operating Officer	3 times base salary
Executive Vice President—Development & Construction Services	2 times base salary
General Counsel	2 times base salary

(1)
In 2012, the CEO's ownership guideline was increased from five (5) times to six (6) times base salary.

        The ownership guidelines generally include common shares beneficially owned by the respective individuals, including unvested restricted shares, certain share equivalents under Company sponsored plans and units in the Company's Operating Partnership owned by such individuals, although the guidelines exclude outstanding stock options and PSUs.

        For Trustees and executives in office as of March 1, 2009, the effective date of these Ownership Guidelines was March 1, 2009. For those individuals, the share ownership goal was determined using their retainers or base salaries in effect as of that date and a common share price of $26.18 per share. The share ownership goal under the ownership guidelines for persons assuming a Trustee or executive level position after March 1, 2009 is determined using their retainers or base salaries as of the date they become subject to the ownership guidelines and using the average closing price of our common shares on the NYSE for the 60 trading days prior to such date. Once established, a person's share ownership goal will not change because of changes in his retainer or base salary or fluctuations in our common share price. An individual's share ownership goal will only be re-established upon a change to a different executive position. Generally, individuals will have a five-year period to attain their share ownership goals. Trustees and executives subject to the Ownership Guidelines as of March 1, 2009 have until March 1, 2014 to achieve the ownership guidelines. If an individual's share ownership goal increases because of a change in position, a five-year period to achieve the incremental amount of shares will begin on the effective date of the change in position.

        The Committee currently does not explicitly consider the accumulated wealth of our executives from prior years' awards under our long-term equity plan in making compensation decisions.

Trading Controls

        Executives and Trustees are required to receive the permission of Karen M. Singer, Senior Vice President, General Counsel and Secretary, prior to entering into transactions in Company shares or share equivalents. Executives and Trustees are subject to black-out periods on the trading of Company shares for a period of time before the completion of each quarter end and a period of time following the release of earnings for each quarter end.

        Executives and Trustees bear full responsibility if they violate the Company Policy Statement on Securities Trading by permitting shares to be bought or sold without pre-approval by Ms. Singer or when trading is restricted. The Policy Statement on Securities Trading also specifically prohibits NEOs and Trustees from participating in any hedging activities in Company shares.

Compensation and Risk

        We reviewed the elements of executive and non-executive compensation to determine whether they encourage excessive or unintended risk-taking and concluded that:

  •
  significant weighting toward long-term equity compensation discourages short-term risk taking;

  •
  vesting schedules for restricted shares and PSUs cause management to have a significant amount of unvested awards at any time;

  •
  performance goals are set based on a business plan approved by the Board and their achievement does not automatically entitle management to annual cash incentive awards or equity awards, which are at the discretion of the Board;

  •
  the Board exercises approval rights over significant investment decisions that could expose the Company to long-term risks;

  •
  share ownership guidelines require management to hold a certain amount of our stock such that the NEOs' interests are aligned with shareholders; and

  •
  our clawback policy allows the Company to recoup incentive awards paid to executives and certain other key employees, in the event such recoupment is warranted.

Accordingly, we concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

        The following table summarizes the compensation earned by our NEOs for 2012, 2011 and 2010.

Name and Principal Position	Year	Salary	Bonus(1)	Share-Based Compensation Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Roger A. Waesche, Jr.	2012	$485,000	$—	$970,001	$545,625	$18,938	$2,019,564
President and	2011	485,000	—	1,687,820	—	19,044	2,191,864
Chief Executive Officer(5)	2010	485,000	—	2,328,783	517,675	13,364	3,344,822

Randall M. Griffin	2012	259,240	—	—	—	22,053	281,293
Chief Executive Officer(5)	2011	645,000	—	2,370,388	—	26,223	3,041,611
	2010	645,000	—	4,351,126	1,031,372	25,512	6,053,010

Stephen E. Riffee	2012	420,077	—	622,507	434,700	17,482	1,494,766
Executive Vice President	2011	415,000	—	1,083,159	—	22,029	1,520,188
and Chief Financial Officer	2010	415,000	—	1,470,810	455,332	21,775	2,362,917

Stephen E. Budorick	2012	367,849	—	375,020	395,000	60,096	1,197,965
Executive Vice President	2011	90,192	33,000	560,750	—	23,024	706,966
and Chief Operating Officer(6)

Wayne H. Lingafelter	2012	395,000	—	394,996	408,800	23,723	1,222,519
Executive Vice President	2011	395,000	—	687,317	—	21,927	1,104,244
of Development & Construction	2010	350,000	—	796,657	376,165	21,775	1,544,597

Karen M. Singer	2012	305,000	—	188,803	274,500	18,950	787,253
Senior Vice President,	2011	305,000	—	341,149	—	23,372	669,521
General Counsel and Secretary	2010	305,000	—	635,504	283,150	18,775	1,242,429

(1)
The amount included in this column for Mr. Budorick represents a signing bonus agreed to by the Company at the commencement of his employment.

(2)
Represents the grant date fair value of PSUs and restricted shares awarded during the calendar year. The settlement value of the PSU award, if any, will be realized by the executive three years from the date of grant based on relative total shareholder return performance over such period of performance. See Notes 2 and 13 to the Company's consolidated financial statements included in the Company's Annual Report for the year ended December 31, 2012 for additional information regarding PSUs and restricted shares. PSUs awarded to Messrs. Waesche, Riffee and Lingafelter in 2010 were surrendered in late 2011.

(3)
Represents annual cash incentive awards paid in 2013, 2012 and 2011 determined by actual performance against the pre-established Company and individual performance objectives as compensation for services performed during 2012, 2011 and 2010, respectively. Mr. Griffin's award is based entirely on achievement of the Company financial objectives for 2010. For 2011, the threshold level of the Company objectives was not achieved, resulting in no payout for this portion of the NEOs' potential award. Also in 2011, the Board exercised its discretion and did not award any annual cash incentive payouts to the NEOs with respect to their individual performance objectives, despite their achievement of certain of these individual objectives.

(4)
Refer to the table below entitled "All Other Compensation" for details on these amounts, which include perquisites, auto allowances and personal financial and tax preparation fees paid by the Company on behalf of the officers, Company match on employee contributions to the Company's 401(k) and nonqualified deferred compensation plans, reimbursement for moving costs and milestone service awards received for attaining a certain length of employment with the Company under a program available to the Company's other employees.

(5)
On March 31, 2012, Mr. Griffin retired and Mr. Waesche assumed the role of President and Chief Executive Officer.

(6)
Mr. Budorick was appointed as Executive Vice President and Chief Operating Officer effective September 29, 2011.

All Other Compensation

Name	Year	Financial Advice and Tax Preparation Benefits	Auto Allowance and Lease Costs	Johns Hopkins Wellness Program Participation	Matching of Contributions to 401(k) and Deferred Compensation Plans	Other	Total
Roger A. Waesche, Jr.	2012	$—	$10,188	$—	$8,750	$—	$18,938
	2011	—	10,469	—	8,575	—	19,044
	2010	—	4,789	—	8,575	—	13,364

Randall M. Griffin	2012	10,259	3,044	—	8,750	—	22,053
	2011	10,300	7,348	—	8,575	—	26,223
	2010	9,105	7,832	—	8,575	—	25,512

Stephen E. Riffee	2012	—	8,732	—	8,750	—	17,482
	2011	—	13,200	—	8,575	254	22,029
	2010	—	13,200	—	8,575	—	21,775

Stephen E. Budorick(1)	2012	—	—	—	8,750	51,346	60,096
	2011	—	—	—	—	23,024	23,024

Wayne H. Lingafelter	2012	—	13,200	1,773	8,750	—	23,723
	2011	—	13,200	—	8,575	152	21,927
	2010	—	13,200	—	8,575	—	21,775

Karen M. Singer	2012	—	10,200	—	8,750	—	18,950
	2011	3,326	10,200	—	8,575	1,271	23,372
	2010	—	10,200	—	8,575	—	18,775

(1)
The amounts reported for Mr. Budorick in the "Other" column primarily represent reimbursement for relocation expenses incurred. Mr. Budorick's agreement does not provide for reimbursement for financial advice, tax preparation fees or auto allowance and lease costs.

2012 Grants of Plan-Based Awards

        The following table sets forth information about equity and non-equity awards granted to the NEOs for 2012.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Awards: Number of Shares of Stock (#)(4)
										Grant Date Fair Value of Stock Awards ($) (3)(4)(5)
Name	Grant Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Roger A. Waesche, Jr.	Annual	3/1/2012	247,350	363,750	727,500
	PSU	3/1/2012				11,100	22,200	44,400		727,494
	Restricted	12/3/2012							9,838	242,507
Stephen E. Riffee	Annual	3/1/2012	214,239	289,853	579,706
	PSU	3/1/2012				7,124	14,247	28,494		466,874
	Restricted	3/1/2012							6,381	155,633
Stephen E. Budorick(6)	Annual	3/1/2012	187,603	253,816	507,632
	PSU	3/1/2012				4,292	8,583	17,166		281,265
	Restricted	3/1/2012							3,844	93,755
Wayne H. Lingafelter	Annual	3/1/2012	201,450	272,550	545,100
	PSU	3/1/2012				4,520	9,040	18,080		296,241
	Restricted	3/1/2012							4,049	98,755
Karen M. Singer	Annual	3/1/2012	137,250	183,000	366,000
	Restricted	3/1/2012							7,741	188,803

(1)
March 1, 2012 is the date on which the Board established the range of potential cash annual incentive awards for 2012 performance by NEOs employed as of that date. March 1, 2012 is also the date on which the Board made grants of PSUs and restricted shares under the long-term equity incentive program for certain NEOs employed as of that date. Mr. Waesche's restricted shares were awarded December 3, 2012, and Ms. Singer did not participate in the PSU program in 2012.

(2)
As described in the section entitled "Compensation Discussion and Analysis," the Board approved annual cash incentive awards for the NEOs, as a percentage of base salary, for three levels of performance. These columns show the estimated future payouts of annual incentive awards for the three levels of performance approved by the Board for 2012, as converted from the percentages of 2012 base salary.

(3)
The Target column reflects the PSU awards made under the long-term incentive plan approved by the Board on March 1, 2012. The Threshold and Maximum columns reflect the estimated payout at those levels as indicated by the terms of the PSU award agreement described in "Executive Compensation—Compensation Discussion and Analysis" of this prospectus. The actual awards distributed in 2015 will be a function entirely of the Company's TSR performance over the defined performance period in comparison to peers. At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of: (1) the number of earned PSUs in settlement of the award plan; and (2) the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date, as defined under the terms of the agreement.

(4)
This column reflects the restricted share awards made under the long-term incentive plan. These shares vest as the individual remains with the Company in equal one-third increments annually over a three-year period.

(5)
The grant date fair value of PSUs was $32.77 per PSU as calculated using a Monte Carlo model, which included assumptions of, among other things, the following: baseline common share value of $24.39; expected volatility for our common shares of 43.2%; and risk-free interest rate of 0.41%. The grant date fair value of restricted shares was calculated using the closing common share price on the NYSE of $24.39 on March 1, 2012 and $24.65 on December 3, 2012.

Outstanding Equity Awards at December 31, 2012

        The table below provides information about unvested restricted shares and unearned PSUs at December 31, 2012 for the NEOs.

		Stock Awards
Name	Grant Date	Number of Shares That Have Not Vested(1)	Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units(4)
Roger A. Waesche, Jr.	3/4/2010	8,369	209,058	—	—
	3/3/2011	6,129	153,102	15,409	384,917
	3/1/2012	—	—	11,589	289,493
	12/3/2012	9,838	245,753	—	—

Stephen E. Riffee	2/28/2008	30,000	749,400	—	—
	3/4/2010	5,286	132,044	—	—
	3/3/2011	3,934	98,271	9,889	247,027
	3/1/2012	6,381	159,397	7,438	185,789

Stephen E. Budorick	9/29/2011	20,000	499,600	—	—
	3/1/2012	3,844	96,023	4,481	111,923

Wayne H. Lingafelter	5/31/2008	4,000	99,920	—	—
	3/4/2010	2,864	71,543	—	—
	3/3/2011	2,496	62,350	6,275	156,737
	3/1/2012	4,049	101,144	4,719	117,881

Karen M. Singer	3/4/2010	2,285	57,079	—	—
	3/3/2011	6,467	161,546	—	—
	3/1/2012	7,741	193,370	—	—

(1)
This column represents the number of restricted shares awarded. The forfeiture restrictions on these awards that were unvested at December 31, 2012 lapsed or will lapse on the following dates:

Grant Date	Vesting Schedule
2/28/2008	100% of the award vested on 2/28/2013.
5/31/2008	100% of the award vested on 5/31/2013.
3/4/2010	100% of the award vested on 3/4/2013.
3/3/2011	50% of the award vested on 3/3/2013 and 50% vests on 3/3/2014.
9/29/2011	25% of the award vests on each of the following dates: 12/1/2013, 12/1/2014, 12/1/2015 and 12/1/2016.
3/1/2012	One-third of the award vested on 3/1/13 and one-third vests on each of the following dates: 3/1/2014 and 3/1/2014.
12/3/2012	One-third of the award vests on each of the following dates: 12/1/2013, 12/1/2014 and 12/1/2015.
(2)
This column represents the value of the restricted share awards. The value is calculated by multiplying the number of shares subject to vesting or issuable by $24.98, the closing price of our common shares on the NYSE on December 31, 2012.

(3)
The amount reported in this column represents the number of common shares that would be issuable in settlement of the PSUs at the threshold level of performance, including the effect of aggregate dividends declared through December 31, 2012. The PSUs have a performance period beginning on the grant date and concluding on the earlier of: (1) the date that is three years from the grant date; (2) the date of termination by the Company without cause, the death or disability of the executive or the constructive discharge of the executive (collectively, "qualified termination"); or (3) the date of a sale event. At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of: (1) the number of earned PSUs in settlement of the award plan; and (2) the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date, as defined under the terms of the agreement.

(4)
This column represents the market value of the PSU awards. The value is calculated by multiplying the number of common shares that would be issuable in settlement of the PSUs at the threshold level of performance, as reported in the previous column, by $24.98, the closing price of our common shares on the NYSE on December 31, 2012.

Stock Vested in 2012

        The table below provides information about the value realized on restricted shares vesting during 2012 for the NEOs.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Roger A. Waesche, Jr.	28,796	$703,504
Randall M. Griffin	130,175	3,133,064
Stephen E. Riffee	17,068	416,886
Stephen E. Budorick	5,000	123,400
Wayne H. Lingafelter	9,419	219,718
Karen M. Singer	12,360	301,840

(1)
Value realized on vesting of restricted shares is calculated by multiplying the closing price of our common shares as reported by the NYSE on the day before the vesting date by the number of shares vesting.

Nonqualified Deferred Compensation

        The following table shows the contributions, earnings and account balances for the NEOs in the Company's nonqualified deferred compensation plan:

Named Executive	Executive Contributions in 2012(1)	Aggregate Earnings in 2012(2)	Aggregate Distributions in 2012	Aggregate Balance at 12/31/12(3)
Roger A. Waesche, Jr.	$—	$119,708	$—	$1,031,508
Randall M. Griffin	—	253,214	(1,780,641)	501,112
Stephen E. Riffee	8,401	13,204	—	122,178
Karen M. Singer	—	68,410	(54,810)	521,334

(1)
The amounts in this column include amounts reflected in the Summary Compensation Table in the salary column, as well as non-equity incentive plan compensation paid in 2012 for 2011.

(2)
The amounts in this column reflect aggregate earnings on participant-directed investments. The nonqualified deferred compensation plan does not pay above-market interest rates.

(3)
The table below sets forth the portions of the amounts included in this column that were reported in the Summary Compensation Table appearing in the Company's proxy statements in this year or in prior years:

	Amounts Reported as Compensation
Named Executive	Current Year	Prior Years	Total
Roger A. Waesche, Jr.	$—	$538,901	$538,901
Randall M. Griffin	—	1,966,781	1,966,781
Stephen E. Riffee	8,401	86,005	94,406
Karen M. Singer	—	450,105	450,105

Potential Payments on Termination, Change in Control, Death or Disability

        The employment agreement of Mr. Waesche will expire on June 30, 2013. On March 8, 2013, the Company adopted the CIC Plan and entered into an agreement with Mr. Waesche such that he will become a participant in that plan effective July 1, 2013. The CIC Plan provides for the following severance package in the event of termination of the executive's employment (1) within 12 months of a change in control of the Company or (2) by us without cause or by the executive based upon constructive discharge:

  •
  severance payment equal to the sum of (A) current annualized base annual salary plus (B) the average of the three most recent annual incentive awards, multiplied by 2.99 if due to change in control or 2.0 if due to termination without cause or constructive discharge;

  •
  a pro-rated annual incentive cash bonus for the year of termination;

  •
  continued medical, dental and vision benefits for 12 months following termination unless such benefits are available through other employment after termination;

  •
  full vesting of previously unvested options, restricted shares and other equity awards subject to time-based vesting with the right to exercise options for up to 18 months following termination; and

  •
  vesting of performance based equity awards in accordance with the terms of the applicable award agreements.

        The severance payments will be paid in substantially equal monthly installments over 12 months, or if as a result of a change in control, severance will be paid in a lump sum. Such payments will be made in accordance with the provisions of Section 409A of the Internal Revenue Code, and do not provide for any gross-up on excise taxes.

        The employment agreements of Mr. Waesche (through its expiration on June 30, 2013) and Mr. Lingafelter provide for the same severance package as provided for in the CIC Plan in the event of (1) termination of employment within 12 months of a change in control of the Company or (2) termination by us without cause or by the executive based upon constructive discharge, with the following exceptions:

  •
  the payment multiple for annualized base salary and average performance bonus is equal to 3.0 for termination of employment related to a change in control, without cause or a constructive discharge; and

  •
  in the case of a change in control, in the event that any payment or benefit constitutes an excess parachute payment under Section 280G of the Code subject to an excise tax under Section 4999 of the Code, the executive will be entitled to a gross-up payment with respect to such taxes.

        The employment agreements of Mr. Riffee and Mr. Budorick provide for the same severance package as provided for in the CIC Plan in the event of (1) termination of employment within 12 months of a change in control of the Company or (2) termination by us without cause or by the executive based upon constructive discharge.

        Under the CIC Plan and the employment agreements, a termination by us without cause is termination of employment for any reason other than (1) expiration of the term of the employment agreement or any renewal term; (2) termination upon disability; or (3) a "for-cause" termination. A "for-cause" termination is the termination of employment by us on the basis or as a result of (i) the Executive's conviction or disposition other than "not guilty" of a felony, a crime of moral turpitude or any crime in connection with any financial, business or commercial enterprise or transaction; (ii) a final judgment or other finding by a federal or state court or federal or self-regulatory agency that Executive has committed an intentional or reckless violation of security laws; (iii) any actions engaged in by Executive constituting a violation of law, dishonesty, bad faith or willful disregard of duties in connection with his services with respect to the Employer; (iv) any act of willful misconduct committed by Executive directly or indirectly related to Executive's employment or services with respect to the Employer, including but not limited to, misappropriation of funds, dishonesty, fraud, unlawful securities transactions or a material violation of the Employer's Code of Business Conduct and Ethics or the Employer's Code of Ethics for Financial Officers; or (v) the willful or negligent failure of the Executive to perform his duties hereunder, which failure continues for a period of thirty (30) days after written notice thereof is given to the Executive.

        Under the CIC Plan and the employment agreements, constructive termination is termination initiated by the individual upon being "constructively discharged" by us, which means the occurrence of any of the following events (not in connection with a "for-cause" termination): (1) the Executive is not re-elected to, or is removed from his position with the Company, other than as a result of the Executive's election or appointment to positions of equal or superior scope and responsibility; or (2) a material diminution in the Executive's responsibilities, authority or duties; or (3) the Employer changes the primary employment location of the Executive to a place that is more than fifty (50) miles from 6711 Columbia Gateway Drive, Columbia, Maryland; or (4) the Employer otherwise commits a material breach of its obligations under this Agreement.

        Under the CIC Plan and the employment agreements, a change in control means the occurrence of any of the following during the term of the employment agreement: (1) the consummation of the acquisition by any person, (as such term is defined in Section 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power embodied in the then outstanding voting securities of the Company or the employee's employer; (2) the consummation of: (a) a merger or consolidation of the Company or the employee's employer, if the shareholders of the Company or the employer of the employee immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company or the employee's employer outstanding immediately before such merger or consolidation; or (b) the sale or other disposition of all or substantially all of the assets of the Company or the employer of the employee; or (3) approval by the shareholders of the Company or the employer of the employee of a complete or substantial liquidation or dissolution of the Company or the employer of the employee.

        In the event of death or termination of employment due to disability, the employment agreements provide for the full vesting of all options and restricted shares subject to time-based vesting granted to executive officers under any stock plan or similar program. Vesting of performance based awards is in accordance with the terms of the applicable award agreements.

        The table below reflects the payments that may be made to the NEOs pursuant to the provisions discussed above, assuming that the termination event described occurred on December 31, 2012.

Name	Cash Severance Payments(1)	Continuation of Medical/ Welfare Benefits(2)	Value of Restricted Share Vestings(3)	Value of PSU Vestings(4)	Excise Tax Gross-Up Payment(5)	Total Termination Benefits
Roger A. Waesche, Jr.
Premature/Constructive Termination	$2,692,675	$71,546	$607,913	$674,410	$—	$4,046,544
Change in Control	2,692,675	71,546	607,913	674,410	—	4,046,544
Death or Disability	—	—	607,913	674,410	—	1,282,323
Stephen E. Riffee
Premature/Constructive Termination	2,152,361	18,773	1,139,113	432,816	—	3,743,063
Change in Control	2,152,361	18,773	1,139,113	432,816	—	3,743,063
Death or Disability	—	—	1,139,113	432,816	—	1,571,929
Stephen E. Budorick
Premature/Constructive Termination	943,252	18,773	595,623	111,923	—	1,669,571
Change in Control	943,252	18,773	595,623	111,923	—	1,669,571
Death or Disability	—	—	595,623	111,923	—	707,546
Wayne H. Lingafelter
Premature/Constructive Termination	1,981,165	37,005	334,957	274,618	—	2,627,744
Change in Control	1,981,165	37,005	334,957	274,618	—	2,627,744
Death or Disability	—	—	334,957	274,618	—	609,574
Karen M. Singer
Premature/Constructive Termination	—	—	411,995	—	—	411,995
Change in Control	—	—	411,995	—	—	411,995
Death or Disability	—	—	—	—	—	—

(1)
Cash payments due to the named executive officers upon separation from service within the meaning of Section 409A of the Code would be considered deferred compensation, and as such shall not be payable until the date that is the earlier of: (a) the executive's death; or (b) the later of (i) six months and one day after the executive's separation from service or (ii) March 16, 2012.

(2)
These benefits were computed based on the monthly medical and welfare benefits, auto allowances, and financial planning allowances for the named executive officers as of December 31, 2012 multiplied by the number of months over which such benefits are to continue beyond such executives' employment termination.

(3)
Value of a restricted share vesting is calculated by multiplying the number of shares subject to vesting as of December 31, 2012 by $24.98, the closing price of our common shares on the NYSE on December 31, 2012.

(4)
Value of PSU vestings is calculated by multiplying the number of common shares that would be issuable in settlement of the PSUs at the threshold level of performance (including the effect of aggregate dividends declared through December 31, 2012) by $24.98, the closing price of our common shares on the NYSE on December 31, 2012.

(5)
The gross-up payments do not take into account mitigation for payments in consideration of non-competition agreements or as reasonable compensation. The employment agreements of

  Mr. Riffee and Mr. Budorick do not provide for reimbursement of parachute excise taxes and related tax gross-ups. We have determined that Mr. Lingafelter would not have excise taxes due in the periods used in this computation. We will not enter into any new, or materially amended, employment agreements that provide for gross-up payments.

Equity Compensation Plan Information

          The table below provides information as of December 31, 2012 regarding our compensation plans under which equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods and services.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	798,210	$37.62	2,988,010	(1)
Equity compensation plans not approved by security holders	—	N/A	—

Total	798,210	$37.62	2,988,010

(1)
Represents awards available to be issued under the Amended and Restated 2008 Omnibus Equity and Incentive Plan; the Plan provides for a maximum of 5,900,000 of the Registrant's common shares of beneficial interest to be issued in the form of share options, share appreciation rights, deferred share awards, restricted share awards, unrestricted share awards, performance shares, dividend equivalent rights and other equity-based awards and for the granting of cash-based awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

        In 2012, no Trustees or executive officers of the Company, or security holder of more than five percent of the Company's outstanding common stock, or members of any of their immediate families, had direct or indirect interests in transactions or potential transactions with the Company, COPLP or any other subsidiary of the Company. Any transactions between or among related persons are referred to the Company's Board of Trustees for review.

Independent Directors

        We believe that in order for our Board to effectively serve in its capacity, it is important, and the NYSE mandates, that at least a majority of our Trustees be independent as defined by the applicable rules of the NYSE. Therefore, we require that a substantial majority of the Board be independent, as so defined. No Trustee will be considered independent unless the Board affirmatively determines that the Trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The following per se exclusions apply to the determination of Trustee independence: a Trustee will not be deemed independent until three years after the end of any of the following relationships or situations: (1) the Trustee is employed by the Company or a member of his/her immediate family is an executive officer of the Company; (2) the Trustee or a member of his/her immediate family receives, in any year, more than $120,000 in direct compensation from the Company (other than Trustee and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); (3) the Trustee is employed by or affiliated with the Company's present or former internal auditors or outside independent registered public accounting firm serving as the Company's auditors, or a member of the Trustee's immediate family is a current partner of such auditors or firm, is a current employee of such auditors or such firm and personally works on the Company's audit, or was within the past three years a partner or employee of such auditors or firm and personally worked on the Company's audit during that time; (4) the Trustee or a member of his/her immediate family is employed as an executive officer of another entity of which any of the Company's then-current executive officers serves on that other entity's compensation committee; (5) the Trustee is an employee, or a member of his/her immediate family is an executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, or (6) the Trustee is an executive officer or compensated employee, or an immediate family member of the Trustee is an executive officer, of a charitable organization to whom we make donations in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such charitable organization's donations. In determining Trustee independence, the Board also considered the ownership by Mr. Shidler and Mr. Hamlin of a land parcel adjacent to land owned by the Company, and the potential development of all of the land under a common development plan, in its analyses of the independence of these Trustees.

        The Board has determined that each of our Trustees meet the independence guidelines described above, except for Mr. Waesche, our current President and Chief Executive Officer.

 DESCRIPTION OF NOTES

        We issued the private notes and will issue the exchange notes pursuant to an indenture, dated as of May 6, 2013, among COPLP, COPT, as guarantor, and U.S. Bank National Association, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of some of the provisions of the exchange notes and the indenture and does not purport to be complete. This description is subject to and is qualified by reference to all the provisions of the exchange notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read those documents because they, and not this description, define your rights as a holder of the exchange notes. You may request a copy of the indenture from us as described in "Where You Can Find More Information."

        As used in this "Description of Notes," references to the "Operating Partnership," "we," "our" or "us" refer solely to COPLP and not to our subsidiaries, and references to the "Company" or "guarantor" refer to COPT and not to any of its subsidiaries. Unless the context requires otherwise, references to "notes" in this section means the exchange notes and references to "dollars" means U.S. dollars. Capitalized terms used in this section have the meaning set forth below in "—Definitions."

General

        The notes will be issued pursuant to an indenture, to be dated as of May 6, 2013, among COPLP, COPT, as guarantor, and U.S. Bank National Association, as trustee. You may request copies of the indenture and the form of the notes.

        The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under "—Book-Entry System." The registered holder of a Note will be treated as its owner for all purposes.

        If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term "business day" means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

        The notes will be fully and unconditionally guaranteed by COPT on an unsecured and unsubordinated basis. See "—Guarantee" below.

        The terms of the notes provide that COPLP is permitted to reduce interest payments and payments upon a redemption of Notes otherwise payable to a holder for any amounts COPLP is required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. COPLP will set-off any such withholding tax that COPLP is required to pay against payments of interest payable on the notes and payments upon a redemption of Notes.

Ranking

        The notes will be COPLP's unsecured and unsubordinated obligations and will rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to its existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The notes will also be effectively subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of COPLP's subsidiaries. As of March 31, 2013, COPLP had approximately $1.01 billion of secured indebtedness and $951.7 million of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to COPLP's subsidiaries.

        Except as described under "—Covenants" and "—Merger, consolidation or sale," the indenture governing the notes does not prohibit COPLP or any of its subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving COPLP or COPT, (2) a change of control of COPLP or COPT or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of COPLP's or COPT's assets or similar transaction that may adversely affect the holders of the notes. COPLP may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of its indebtedness or substantially change its assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See "Risk Factors—Risks Related to this Offering and the Exchange Notes"—despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the notes."

Additional notes

        The notes will initially be limited to an aggregate principal amount of $350.0 million. COPLP may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

        Interest on the notes will accrue at the rate of 3.600% per year from and including May 6, 2013 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2013. The interest so payable will be paid to each holder in whose name a Note is registered at the close of business on the May 1 or November 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.

        If COPLP redeems the notes in accordance with the terms of such Note, COPLP will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such Note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, COPLP will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

        The notes will mature on May 15, 2023 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under "—COPLP's Redemption Rights" below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

COPLP's Redemption Rights

        COPLP may redeem the notes at its option and in our sole discretion, at any time or from time to time prior to 90 days prior to the maturity date in whole or in part, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes being redeemed; or

  •
  as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points (0.30%), plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its Notes for redemption).

        Notwithstanding the foregoing, if the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

        As used herein:

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

        "Quotation Agent" means the Reference Treasury Dealer appointed by COPLP.

        "Reference Treasury Dealer" means (1) J.P. Morgan Securities LLC, (2) a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC or their respective successors, and (3) any one other Primary Treasury Dealer selected by us; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1) or (2) above ceases to be a primary U.S. Government securities dealer ("Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

        If COPLP decides to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the notes.

        In the event of any redemption of notes in part, COPLP will not be required to:

  •
  issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

  •
  such notes will cease to be outstanding;

  •
  interest on such notes will cease to accrue; and

  •
  all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

        COPLP will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain covenants

        Limitation on total outstanding debt.    The notes will provide that COPLP will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication): (1) its and its Subsidiaries' Total Assets as of the last day of the then most recently ended fiscal quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by COPLP or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

        Secured debt test.    The notes will provide that COPLP will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries' property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with United States generally accepted accounting principles) of all of its and its Subsidiaries' outstanding Debt which is secured by a Lien on any of our and our Subsidiaries' property or assets is greater than 40% of the sum of (without duplication): (1) its and its Subsidiaries' Total Assets as of the last day of the then most recently ended fiscal quarter; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by COPLP or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

        Debt service test.    The notes also will provide that COPLP will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by COPLP or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of us or any of our Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by COPLP or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by COPLP or any of its Subsidiaries whenever COPLP or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

        Maintenance of total unencumbered assets.    The notes will provide that COPLP will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries' outstanding Unsecured Debt determined on a consolidated basis in accordance with United States generally accepted accounting principles.

        Existence.    Except as permitted under "—Merger, consolidation or sale," COPLP will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and COPT will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither COPLP nor COPT will be required to preserve any right or franchise if COPLP's or COPT's board of trustees (or any duly authorized committee of that board of trustees), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of our or COPT's business, as the case may be.

        Maintenance of properties.    The notes will provide that COPLP will cause all of its properties used or useful in the conduct of its business or any of its Subsidiaries' business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in our judgment may be necessary in order for COPLP to at all times properly and advantageously conduct its business carried on in connection with such properties.

        Insurance.    The notes will provide that COPLP will, and will cause each of our Subsidiaries to, keep in force upon all of its and each of its Subsidiaries' properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which COPLP and its Subsidiaries do business in accordance with prevailing market conditions and availability.

        Payment of taxes and other claims.    The notes will provide that COPLP and COPT will each pay or discharge or cause to be paid or discharged before it becomes delinquent:

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  all taxes, assessments and governmental charges levied or imposed on each of them or any of their respective Subsidiaries or on their respective or any such Subsidiary's income, profits or property; and

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  all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon their respective property or the property of any of their respective Subsidiaries.

However, neither COPLP nor COPT will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

        Provision of financial information.    The notes will provide that:

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  Whether or not COPLP is subject to Section 13 or 15(d) of the Exchange Act and for so long as any notes are outstanding, we will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if COPLP was required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if COPLP was required to file such reports, in each case within 15 days after COPLP files such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officers' certificate). Notwithstanding the foregoing,, if permitted by the SEC, COPLP may satisfy its obligation to furnish the reports described above by furnishing such reports filed by COPT.

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  If so required by Rule 144A, COPLP and COPT will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the notes pursuant to Rule 144A.

Calculations in respect of the notes

        Except as explicitly specified otherwise herein, COPLP will be responsible for making all calculations required under the notes. COPLP will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. COPLP will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes upon request.

Guarantee

        COPT will fully and unconditionally guarantee COPLP's obligations under the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be an unsecured and unsubordinated obligation of COPT and will rank equally in right of payment with other unsecured and unsubordinated obligations of COPT. COPT has no material assets other than its investment in COPLP.

Merger, consolidation or sale

        The indenture provides that COPLP or COPT may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

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  COPLP or COPT, as the case may be, shall be the continuing entity, or the successor entity (if other than COPLP or COPT, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

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  immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

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  an officer's certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which COPLP and/or COPT are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and COPLP and/or COPT shall be discharged from our obligations under the notes and the indenture.

Events of default

        The indenture provides that the following events are "Events of Default" with respect to the notes:

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  default for 30 days in the payment of any installment of interest under the notes;

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  default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the indenture shall not constitute a default in the payment of principal;

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  COPLP's failure to comply with any of our other agreements in the notes or the indenture upon receipt by COPLP of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and COPLP's failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

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  failure to pay any recourse indebtedness for money borrowed by COPLP or COPT or any of their respective Subsidiaries in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to COPLP or COPT from the trustee (or to COPLP and the trustee from holders of at least 25% in principal amount of the outstanding Notes); or

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  certain events of bankruptcy, insolvency or reorganization, court appointment of a receiver, liquidator or trustee of COPLP, COPT or any material subsidiary or any substantial part of their respective property, or commencement of an involuntary case or other proceeding against COPLP, COPT or any material subsidiary seeking liquidation, reorganization or other relief with respect to COPLP, COPT or any material subsidiary or its debts under any bankruptcy, insolvency or other similar law (which involuntary case or other proceeding remains undismissed and unstayed for 30 days). For purposes of this provision, a "material subsidiary" means any subsidiary that meets either of the following conditions: (1) COPT and its other subsidiaries' investments in and advances to the subsidiary exceed 10% of COPT and its subsidiaries' total assets consolidated (determined in accordance with generally accepted accounting principles) as of the end of the most recent fiscal quarter for which a periodic report has been filed under the Exchange Act; or (2) COPT and its other subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10% of COPT and its subsidiaries' total assets consolidated (determined in accordance with generally accepted accounting principles) as of the end of the most recent fiscal quarter for which a periodic report has been filed under the Exchange Act.

        If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to us and COPT (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding Notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes have been cured or waived as provided in the indenture.

        The indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to the notes and its consequences, except a default:

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  in the payment of the principal of or interest on the notes, unless such default has been cured and we or COPT shall have deposited with the trustee all required payments of the principal of and interest on the notes; or

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  in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

        The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or interest on the notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

        The indenture provides that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates thereof.

        Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the notes not joining therein.

        Within 120 days after the close of each fiscal year, COPLP and COPT must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

        COPLP may, at its option and at any time, elect to have its obligations and the obligations of COPT discharged with respect to the outstanding Notes and guarantee ("Legal Defeasance"). Legal Defeasance means that COPLP and COPT shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and guarantee, and to have satisfied all other obligations under such Notes, the guarantee and the indenture, except as to:

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  the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such Notes when such payments are due from the trust funds referred to below;

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  COPLP's obligations with respect to such Notes concerning exchange and registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes, issuing temporary Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

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  the rights, powers, trust, duties, and immunities of the trustee, and COPLP's and COPT's obligations in connection therewith; and

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  the Legal Defeasance provisions of the indenture.

In addition, COPLP may, at its option and at any time, elect to have its obligations and the obligations of COPT released with respect to certain covenants under the indenture, including the covenants listed under "—Certain Covenants" above, as described in the indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of

Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the indenture and such Notes and guarantee will be unaffected by the occurrence of Covenant Defeasance, and the notes will continue to be deemed "outstanding" for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

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  COPLP must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the redemption date of the notes, as the case may be, and COPLP must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

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  in the case of Legal Defeasance, COPLP must deliver to the trustee an opinion of counsel confirming that:

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  COPLP has received from, or there has been published by the Internal Revenue Service (the "IRS") a ruling, or

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  since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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  in the case of Covenant Defeasance, COPLP must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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  no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

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  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or COPT is a party or by which COPLP or COPT is bound;

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  COPLP must deliver to the trustee an officers' certificate stating that the deposit was not made by COPLP or COPT with the intent of preferring the holders of the notes over their other creditors with the intent of defeating, hindering, delaying or defrauding any of their creditors or others; and

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  COPLP must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

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  either:

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  all the notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation;

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  all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) are to be called for redemption under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of COPLP, and COPLP, in the case of clause (1) or (2) above, have irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which COPLP is a party or to which COPLP is bound;

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  COPLP has paid or caused to be paid all other sums payable under the indenture by COPLP; or

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  COPLP has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification, waiver and meetings

        Modifications and amendments of, and supplements to, the indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each note affected thereby:

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  change the stated maturity of the principal of or any installment of interest on the notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the notes, or adversely affect any right of repayment of the holder of the notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

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  reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

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  modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest; or

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  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.

        Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by COPLP, COPT and the trustee without the consent of any holder of the notes for any of the following purposes:

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  to evidence a successor to us as obligor or COPT as guarantor under the indenture;

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  to add to our covenants or those of COPT for the benefit of the holders of the notes or to surrender any right or power conferred upon us or COPT in the indenture;

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  to add Events of Default for the benefit of the holders of the notes;

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  to amend or supplement any provisions of the indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any Notes then outstanding;

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  to secure the notes;

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  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

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  to provide for rights of holders of the notes if any consolidation, merger or sale of all or substantially all of our property or assets occurs;

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  to cure any ambiguity, defect or inconsistency in the indenture; provided, that the action shall not adversely affect the interests of holders of the notes in any material respect;

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  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

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  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the notes; provided, that the action shall not adversely affect the interests of the holders of the notes in any material respect; or

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  to conform the text of the indenture, any guarantee or the notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the indenture, such guarantee or the notes.

In addition, without the consent of any holder of the notes, COPT, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the notes and the performance of every covenant of the indenture on our part to be performed or observed. Upon any assumption, COPT or such subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the indenture with the same effect as if COPT or such subsidiary had been the issuer of the notes, and COPLP shall be released from all obligations and covenants with respect to the notes. No assumption shall be permitted unless COPT has delivered to the trustee (1) an officers' certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of COPT in the indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of the notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Notes are then listed on the New York Stock Exchange, that the notes shall not be delisted as a result of the assumption.

        In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the notes, the indenture provides that Notes owned by us or any other obligor upon the notes or any of our affiliates or of the other obligor shall be disregarded.

        The indenture contains provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by COPLP, COPT or the holders of at least 10% in principal amount of the outstanding Notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding Notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting duly reconvened, will be holders holding or representing a majority in principal amount of the outstanding Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, holders holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum.

        Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding Notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding Notes.

Trustee

        U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the notes, subject to replacement at COPLP's option as provided in the indenture.

        If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

        If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with COPLP. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No conversion or exchange rights

        The notes will not be convertible into or exchangeable for any shares of beneficial interest of COPLP or COPT.

No personal liability of trustees, officers, employees and shareholders

        No trustee, officer, employee, incorporator, shareholder or limited partner of COPLP's or COPT's, as such, will have any liability for any of our obligations or those of COPT under the notes, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-entry, delivery and form

        Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and is subject to change by them. COPLP takes no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised COPLP that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised COPLP that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of the Participants with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture governing the notes for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, COPLP, COPT and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither COPLP, COPT, the trustee nor any agent of them or the trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised COPLP that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        DTC has advised COPLP that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

          (1)   DTC (a) notifies COPLP that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary;

          (2)   COPLP, at its option, notify the trustee in writing that COPLP elects to cause the issuance of the Certificated Notes; or

          (3)   upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may be exchanged for beneficial interests in Global Notes.

Same day settlement and payment

        COPLP will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. COPLP will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. COPLP expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Notices

        Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the Note register; provided that notices given to holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing law

        The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

        As used in the indenture, the following terms have the respective meanings specified below:

        "Acquired Debt" means Debt of a person:

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  existing at the time such person is merged or consolidated with or into COPLP or any of its subsidiaries or becomes a subsidiary of ours; or

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  assumed by COPLP or any of its subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into us or any of our subsidiaries or becomes a subsidiary of ours or the date of the related acquisition, as the case may be.

        "Annual Debt Service Charge" means, for any period, the interest expense of COPLP and its subsidiaries for such period, determined on a consolidated basis in accordance with United States generally accepted accounting principles.

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of COPLP and its subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

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  interest expense on Debt;

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  provision for taxes based on income;

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  amortization of debt discount, premium and deferred financing costs;

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  impairment losses and gains on sales or other dispositions of properties and other investments;

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  real estate related depreciation and amortization;

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  the effect of any non-recurring, non-cash items;

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  amortization of deferred charges;

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  gains or losses on early extinguishment of debt; and

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  acquisition expenses,

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  all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

        "Consolidated Net Income" for any period means the amount of net income (or loss) of COPLP and its subsidiaries for such period, excluding, without duplication:

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  extraordinary items; and

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  the portion of net income (but not losses) of COPLP and its subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by COPLP or one of its subsidiaries,

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  all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

        "Debt" means, with respect to any person, any indebtedness of such person in respect of:

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  borrowed money or evidenced by bonds, notes, debentures or similar instruments;

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  indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of COPLP and a subsidiary, by COPT's board of trustees or a duly authorized committee thereof) of the property subject to such Lien;

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  reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

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  any lease of property by such person as lessee which is required to be reflected on such person's balance sheet as a capitalized lease in accordance with United States generally accepted accounting principles, and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof).

        "Lien" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

        "Subsidiary" means, with respect to COPLP or COPT, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by COPLP or COPT, as the case may be, or by one or more other Subsidiaries of COPLP or COPT, as the case may be. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Total Assets" means the sum of, without duplication:

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  Undepreciated Real Estate Assets; and

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  all other assets (excluding accounts receivable and non-real estate intangibles) of COPLP and its Subsidiaries,

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  all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

        "Total Unencumbered Assets" means the sum of, without duplication:

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  those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

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  all other assets (excluding accounts receivable and non-real estate intangibles) of us and our Subsidiaries not subject to a Lien securing Debt,

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  all determined on a consolidated basis in accordance with United States generally accepted accounting principles; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in "Certain Covenants—Maintenance of Total Unencumbered Assets," all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

        "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets and related intangibles of COPLP and our Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

        "Unsecured Debt" means Debt of COPLP or any of its Subsidiaries which is not secured by a Lien on any property or assets of COPLP or any of its Subsidiaries.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF
CORPORATE OFFICE PROPERTIES, L.P

We have summarized the material terms and provisions of the Second Amended and Restated Limited Partnership Agreement of COPLP, as amended, which we refer to as the partnership agreement. This summary is not complete. For more detail you should refer to the partnership agreement itself, a copy of which has previously been filed with the SEC by COPT, and which we incorporate herein by reference.

General

        Substantially all of COPT's assets are held by, and its operations are conducted through, COPLP. As of March 31, 2013, COPT held approximately 96% of the outstanding common interests and approximately 97% of the outstanding preferred interests in COPLP.

        Under the partnership agreement, COPT, in its capacity as the sole general partner of COPLP, has the exclusive power to manage and conduct the business of COPLP. Accordingly, COPT's Board of Trustees directs the affairs of COPLP. COPLP is responsible for, and pays when due, its share of all administrative and operating expenses of its properties. As general partner of COPLP, COPT has fiduciary duties to COPLP's limited partners, the discharge of which may conflict with interests of COPT's shareholders. Pursuant to the partnership agreement, however, the limited partners have acknowledged that COPT is acting both on behalf of COPT's shareholders and, in its capacity as general partner, on behalf of the limited partners. The limited partners have agreed that COPT will discharge its fiduciary duties to the limited partners by acting in the best interests of COPT's shareholders.

Management

        COPLP is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. COPT, as the sole general partner of COPLP, generally has full, exclusive and complete discretion in managing and controlling COPLP. However, the general partner may not perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in the partnership agreement or under the laws of the State of Delaware.

Amendments of the partnership agreement

        Amendments to the partnership agreement may be proposed by the general partner. An amendment proposed at any time when the general partner holds less than 90% of all partnership units (as defined in the partnership agreement) will be adopted and effective only if it receives the consent of the holders of a majority of each of the partnership units and preferred units (as defined in the partnership agreement), voting separately, not then held by the general partner. An amendment proposed at any time when the general partner holds 90% or more of all partnership units and preferred units may be made by the general partner without the consent of any limited partner or preferred limited partner (as defined in the partnership agreement), provided that no amendment may be adopted without the consent of each adversely affected limited partner if it would:

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  convert a limited partner's partnership interest or preferred limited partner's preferred units into a general partner interest,

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  increase the liability of a limited partner or a preferred limited partner under the partnership agreement,

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  except as otherwise permitted in the partnership agreement, alter the amount or the limited partner's rights to distributions or allocations,

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  alter or modify any aspect of a limited partner's rights with respect to redemption of partnership units or conversion of preferred units,

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  cause the early termination of COPLP (other than pursuant to the terms of the partnership agreement); or

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  amend the terms according to which the partnership agreement may be modified.

        In connection with any proposed amendment of the partnership agreement requiring the consent of adversely affected partners, the general partner must either call a meeting to solicit the vote of the partners or seek the written vote of the partners to such amendment. In the case of a request for a written vote, the general partner shall be authorized to impose such reasonable time limitations for response, but in no event less than ten days, with the failure to respond being deemed a vote consistent with the vote of the general partner.

        Notwithstanding the foregoing, amendments may be made to the partnership agreement by the general partner, without the consent of any limited partner or preferred limited partner, to (i) add to its own representations, duties or obligations, or surrender any of its rights or powers granted under the partnership agreement; (ii) cure any ambiguity, correct or supplement any provision under the partnership agreement which may be inconsistent with any other provision under the partnership agreement or make any other provisions with respect to matters or questions arising under the partnership agreement which will not be inconsistent with any other provision thereof; (iii) reflect the admission, substitution, termination or withdrawal of partners in accordance with the partnership agreement; or (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The general partner must reasonably promptly notify the limited partners and preferred limited partners whenever it exercises such authority.

Conversion and redemption

        As of March 31, 2013, COPT owned 2,000,000 Series H Preferred Units, 3,390,000 Series J Preferred Units, 531,667 Series K Preferred Units and 6,900,000 Series L Preferred Units. All such preferred units have economic terms substantially equivalent to the economic terms of the corresponding series of COPT preferred shares of beneficial interest for which they may be redeemed. On April 22, 2013, COPLP redeemed the Series J Preferred Units in accordance with their terms.

        The only other preferred units outstanding are 352,000 Series I Preferred Units owned by a third party. The Series I Preferred Units have a liquidation preference of $25.00. Prior to the distributions with respect to our common units, and through September 23, 2019, each Series I Preferred Unit is entitled to a priority distribution of 7.5% of the liquidation value per Series I Preferred Unit, payable quarterly. After September 23, 2019, the priority distribution on the Series I Preferred Units increases in accordance with the terms thereof. Each Series I Preferred Unit is convertible into 0.5 common units at any time at the option of the holder. We may redeem the Series I Preferred Units at any time after September 23, 2019 for any amount equal to their liquidation preference.

        Subject to compliance with the partnership agreement, each limited partner has the right to require COPLP to redeem all or a portion of the partnership units held by such limited partner. COPLP (or COPT as the general partner) has the right, in its sole discretion, to deliver to such redeeming limited partner for each partnership unit either one Company common share (subject to anti-dilution adjustment) or a cash payment equal to the then fair market value of such share (so adjusted) (based on the formula for determining such value set forth in the partnership agreement). Such rights of redemption and conversion are immediately exercisable upon the happening of a Special Event (as defined in the partnership agreement). Any such redemption of partnership units for COPT common shares will have the effect of increasing COPT's percentage interest in COPLP.

        The receipt of COPT common shares upon exercise of such right of redemption is subject to compliance with a number of significant conditions precedent, including compliance with COPT's Declaration of Trust, all requirements under the Internal Revenue Code of 1986, as amended (the "Code") applicable to REITs, the MGCL or any other law then in effect applicable to COPT and any applicable rule or policy of any stock exchange or self-regulatory organization.

Liability and indemnification

        The partnership agreement provides that the general partner shall not be liable to COPLP or any of the other partners for any act or omission performed or omitted in good faith on behalf of COPLP and in a manner reasonably believed to be (i) within the scope of the authority granted by the partnership agreement and (ii) in the best interests of COPLP or the shareholders of COPT. The partnership agreement also provides that COPLP shall indemnify the general partner and each director, officer and shareholder of the general partner and each person (including any affiliate) designated as an agent by the general partner to the fullest extent permitted under the Delaware Revised Uniform Limited Partnership Act from and against any and all losses (including reasonable attorney's fees), and any other amounts arising out of or in connection with any claim, relating to or resulting (directly or indirectly) from the operations of COPLP, in which such indemnified party becomes involved, or reasonably believes it may become involved, as a result of its acting in the referred to capacity.

Capital contributions

        Should COPT contribute additional capital to COPLP from the proceeds of issuances of COPT common shares or preferred shares, COPT's interest in COPLP will be increased on a proportionate basis based upon the number of COPT common shares or preferred shares issued to the extent the net proceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.

Tax matters

        Pursuant to the partnership agreement, COPT is the tax matters partner of COPLP and, as such, has authority to make certain tax related decisions and tax elections under the Code on behalf of COPLP.

Operations

        The partnership agreement allows COPT to operate COPLP in a manner that will enable COPT to satisfy the requirements for being classified as a REIT. The partnership agreement also requires the distribution of the cash available for distribution of COPLP quarterly on a basis in accordance with the partnership agreement.

Term

        COPLP will continue in full force and effect until October 31, 2096 or until sooner dissolved upon (i) the withdrawal of COPT as a general partner (unless a majority of the limited partners elect to continue COPLP) or (ii) entry of a decree of judicial dissolution of COPLP or (iii) the sale, exchange or other disposition of all or substantially all of the assets of COPLP or (iv) the affirmative vote of two-thirds in interest of limited partners.

 CERTAIN PROVISIONS OF MARYLAND LAW AND COPT'S CHARTER AND BYLAWS

        The following is a description of certain provisions of Maryland law and COPT's declaration of trust and bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and COPT's declaration of trust and bylaws. You should read COPT's declaration of trust and bylaws, which are incorporated by reference to COPT's SEC filings. See "Where You Can Find More Information."

Vacancies and Removal of Trustees

        The bylaws of COPT provide that any vacancy on the Board of Trustees may be filled by a majority vote of the remaining Trustees. Any individual so elected Trustee will hold office for the unexpired term of the Trustee he or she is replacing. The declaration of trust of COPT provides that a Trustee may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. These provisions preclude shareholders from removing incumbent Trustees, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Meetings of Shareholders; Advance Notice of Nominations and New Business

        The bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (a) pursuant to COPT's notice of the meeting, (b) by the Board of Trustees or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws. With respect to special meetings of shareholders, the bylaws provide that only the business specified in COPT's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (a) pursuant to COPT's notice of the meeting, (b) by the Board of Trustees or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Stockholder Action by Written Consent

        The bylaws of COPT provides that shareholders may take any action required or permitted to be taken at a meeting without a meeting if a written consent setting forth the action is signed by all shareholders entitled to vote on the matter and any other shareholder that is entitled to notice of the meeting, but not to vote at the meeting, has waived in writing any right to dissent to the action.

Possible Antitakeover Effect of Certain Provisions of Maryland Law

        The Maryland General Corporations Law ("MGCL") contains provisions that may be deemed to have an antitakeover effect. The provisions applicable to COPT are set forth below.

        Certain Business Combinations.    Under the MGCL, as applicable to Maryland real estate investment trusts, certain business combinations (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of such trust (an "Interested Shareholder"), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative votes of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. The Board of Trustees has opted out of this statute by resolution. The Board of Trustees may, however, rescind its resolution at any time to make these provisions of Maryland law applicable to COPT.

        Control Share Provisions.    The MGCL generally provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights unless those rights are approved by a vote of two-thirds of the disinterested shares (generally shares held by persons other than the acquiror, officers or trustees who are employees of the trust). An acquiror is deemed to own control shares the first time that the acquiror's voting power in electing trustees equals or exceeds 20% of all such voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of the demand to consider whether the control shares will have voting rights. The trust may present the question at any shareholders' meeting on its own initiative.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for the control shares. Fair value will be determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share provisions do not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. The bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of COPT's shares of beneficial interest. The Board of Trustees may, however, amend the bylaws at any time to eliminate such provision, either prospectively or retroactively.

Indemnification of Directors and Officers

        Title 8 of the MGCL, as amended (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. COPT's declaration of trust contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

        COPT's declaration of trust authorizes COPT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of COPT and at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. COPT's bylaws obligate COPT, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any such Trustee or officer who, at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of COPT. The declaration of trust and the bylaws also permit COPT to provide indemnification to any person who served a predecessor of COPT in any of the capacities described above and to any employee or agent of COPT or a predecessor of COPT. The bylaws require COPT to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

        The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify in a proceeding by or in the right of the corporation in which the director was adjudged to be liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to indemnify or advance reasonable expenses to a director or officer in a proceeding by that director or officer against the corporation only with respect to a proceeding brought to enforce indemnification under the MGCL or if the charter or bylaws of the corporation, a resolution by the board of directors, or an agreement approved by the board of directors to which the corporation is a party expressly provides for such indemnification or advancement. In addition, reasonable expenses may be advanced upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.

        The Maryland REIT Law and the bylaws may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Dissolution of COPT; Termination of REIT Status

        The declaration of trust of COPT permits the termination of COPT and the discontinuation of the operations of COPT by the affirmative vote of the holders of not less than two-thirds of the outstanding common shares entitled to be cast on the matter at a meeting of shareholders or by written consent. In addition, the declaration of trust of COPT permits the termination of COPT's qualification as a REIT if such qualification, in the opinion of the Board of Trustees, is no longer advantageous to the shareholders.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT: (1) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY PROSPECTIVE INVESTORS, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE CODE; (2) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (3) PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following discussion is a summary of U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon Code, current, temporary and proposed U.S. Treasury Regulations issued thereunder (the "Treasury Regulations"), the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances. For example, except to the extent discussed under the heading "—Non-U.S. Holders", special rules not discussed here may apply to you if you are:

  •
  a broker-dealer or a dealer in securities or currencies;

  •
  an S corporation;

  •
  a bank, thrift or other financial institution;

  •
  a regulated investment company or a REIT;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  subject to the alternative minimum tax provisions of the Code;

  •
  holding the notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

  •
  holding the notes through a partnership or other pass-through entity;

  •
  a non-U.S. corporation or partnership, or person who is not a resident or citizen of the United States;

  •
  a U.S. person whose "functional currency" is not the U.S. dollar; or

  •
  a U.S. expatriate or former long-term resident.

        In addition, this discussion is limited to persons that hold the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

        As used herein, "U.S. Holder" means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

        We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        THIS SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

U.S. Holders

Interest

        A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it accrues or is received on the notes in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

Market discount

        If a U.S. Holder acquires a note (other than at original issuance) at a cost that is less than its stated redemption price at maturity (i.e., its stated principal amount), the amount of such difference is treated as "market discount for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

        Under the market discount rules of the Code, a U.S. Holder is required to treat any partial payment of principal on a note, and any gain on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the accrued market discount that has not previously been included in income. If a U.S. Holder disposes of a note with market discount in certain otherwise nontaxable transactions, such holder must include accrued market discount as ordinary income as if the holder had sold the note at its then fair market value.

        In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is generally irrevocable.

        With respect to notes with market discount, a U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A U.S. Holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

Additional amounts

        As described under "Description of Notes—COPLP's Redemption Rights", upon the occurrence of certain events, we may be required to make certain payments in excess of stated interest and the principal amount of the notes in connection with our redemption of the notes. In addition, as described under "Description of Notes—Events of default," we may be obligated to pay additional interest if we violate any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the indenture as described under "Description of Notes—Reports" ("Additional Interest"). These contingencies may implicate the provisions of Treasury Regulations relating to "contingent payment debt instruments." For purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the issuance date of the notes) are ignored. We believe that the possibility of making such additional payments is remote and/or incidental, and consequently intend to take the position that the notes should not be treated as contingent payment debt instruments. Assuming such position is respected, any amounts paid to a holder pursuant to any such redemption would be taxable as described below in "—U.S. Holders—Sale or other taxable disposition of the notes", and any payments of Additional Interest should be taxable as additional ordinary income when received or accrued, in accordance with such holder's method of accounting for U.S. federal income tax purposes. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a holder's income and the timing of our deductions with respect to the notes. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Sale or other taxable disposition of the notes

        A U.S. Holder will recognize gain or loss on the sale, exchange (other than for exchange notes pursuant to the exchange offer), redemption (including a partial redemption), retirement or other taxable disposition of a note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder's income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note (or a portion thereof) generally will be the U.S. Holder's cost therefor decreased by any payment on the note other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the note has been held for more than one year, such capital gain will be subject to tax at a maximum tax rate of 20%. The deductibility of capital losses is subject to certain limitations.

Exchange pursuant to the exchange offer

        The exchange of the private notes for the exchange notes in the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the private notes. Accordingly, the exchange of private notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the private notes exchanged therefor and the same tax consequences as the private notes have to holders, including without limitation, the same issue price, adjusted tax basis and holding period.

Medicare surtax on net investment income

        For taxable years beginning after December 31, 2012, certain U.S. Holders who are individuals, estates, or trusts are subject to a 3.8% Medicare surtax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's net investment income will generally include its gross interest income and its net gains from the disposition of the notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders should consult their tax advisors regarding the effect, if any, of this surtax on their investment in the notes.

Non-U.S. Holders

        For purposes of this discussion, "Non-U.S. Holder" means a beneficial owner of the notes that is not a "U.S. Holder." Special rules may apply to holders that are partnerships or entities treated as partnerships for U.S. federal income tax purposes and to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Interest

        Subject to the discussion below under "—Foreign Accounts Tax Compliance Act ("FATCA") and "—Backup withholding and information reporting" below, interest paid to a Non-U.S. Holder on its notes will not be subject to U.S. federal withholding tax provided that:

  •
  such holder does not actually or constructively own a 10% or greater interest in COPLP's capital or profits;

  •
  such holder is not a controlled foreign corporation with respect to which COPLP is a "related person" within the meaning of Section 864(d)(4) of the Code;

  •
  such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  the Non-U.S. Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides us or our paying agent with a copy of such statement or (3) the Non-U.S. Holder holds its notes directly through a "qualified intermediary" and certain conditions are satisfied.

        A Non-U.S. Holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. "permanent establishment") (as discussed below under "—Non-U.S. Holders—U.S. trade or business") and the holder provides us with a properly executed IRS Form W-8ECI (or applicable successor form).

        If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may also be reduced or eliminated under a tax treaty between the United States and the Non-U.S. Holder's country of residence. To claim a reduction or exemption under a tax treaty, a Non-U.S. Holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Additional amounts

        As described under "Description of Notes—COPLP's Redemption Rights", upon the occurrence of certain events, we may be required to make certain payments in excess of stated interest and the principal amount of the notes in connection with our redemption of the notes. In addition, as described under "Description of Notes—Events of default," we may be obligated to pay additional interest if we violate any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the indenture as described under "Description of Notes—Reports." Such payments may be treated as interest, subject to the rules described under "—Non-U.S. Holders—Interest" and "—Non-U.S. Holders—U.S. trade or business", or additional amounts paid for the notes, subject to the rules described under "—Non-U.S. Holders—Sale or other taxable disposition of the notes" or "—Non-U.S. Holders—U.S. trade or business", as applicable, or as other income subject to the U.S. federal withholding tax. A Non-U.S. Holder that is subject to the U.S. federal withholding tax should consult its tax advisors as to whether it can obtain a refund for all or a portion of any amounts withheld.

Sale or other taxable disposition of the notes

        Subject to the discussion below under "—Foreign Accounts Tax Compliance Act ("FATCA") and "—Backup withholding and information reporting" below, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note so long as (1) the gain is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder) and (2) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A Non-U.S. Holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder's gain realized on a note.

U.S. trade or business

        If interest paid on a note or gain from a disposition of a note is effectively connected with a Non-U.S. Holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, the Non-U.S. Holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. A Non-U.S. Holder that is a

non-U.S. corporation may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain from a disposition of a note will be included in effectively connected earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Exchange offer

        Any exchange of the private notes for exchange notes would not constitute a taxable exchange for U.S. federal income tax purposes for a Non-U.S. Holder.

Foreign Accounts Tax Compliance Act ("FATCA")

        Pursuant to FATCA, a U.S. federal withholding tax at a 30% rate will apply to interest payments made after December 31, 2013 and proceeds in respect of a sale of debt obligations occurring after December 31, 2016 received by certain non-U.S. Holders (or U.S. Holders holding through foreign accounts or intermediaries), if certain disclosure requirements related to U.S. ownership or accounts are not satisfied. In general, this new withholding tax is not expected to apply to obligations that are issued prior to January 1, 2014. If the notes are "significantly modified" on or after January 1, 2014 in such a way that they were considered to be re-issued for U.S. federal income tax purposes, FATCA withholding may be required with respect to interest payments and proceeds of sale in respect of the notes. If we are required to withhold any U.S. federal withholding tax on payments made to any holder of our notes, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the notes with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled. Holders of notes should consult their tax advisors regarding the potential application of FATCA to their investment in the notes.

Information reporting and backup withholding

        U.S. Holders.    Payments to a U.S. Holder of interest on a note, or proceeds from the sale or other disposition of a note by a U.S. Holder, are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to backup withholding tax if such U.S. Holder fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding or if the U.S. Holder fails to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

        Non-U.S. Holders.    In general, a Non-U.S. Holder will not be subject to backup withholding tax with respect to payments of interest on the notes provided that we do not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code, and we have received from the Non-U.S. Holder the required certification that it is a Non-U.S. Holder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. Generally, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld, will be reported to the IRS.

Foreign, state and local tax considerations

        In addition to the U.S. federal income tax consequences described above, holders of notes should consider the foreign, state and local tax consequences of purchasing, owning, and disposing of the notes. Foreign, state and local tax laws may differ substantially from the corresponding U.S. federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any foreign jurisdiction, state or locality. Holders of the notes should therefore consult their tax advisors with respect to the various foreign, state and local tax consequences of an investment in the notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed that for a period of up to one year after the date that this registration statement is declared effective by the SEC, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it for use in connection with any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the notes (including any broker-dealers) against liabilities under the Securities Act.

        By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS

        Certain legal matters in connection with the notes offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania and Saul Ewing LLP, Baltimore, Maryland.

EXPERTS

        The financial statements as of December 31, 2012 and December 31, 2011 and for each of the three years in the period ended December 31, 2012 of Corporate Office Properties, L.P., included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Corporate Office Properties Trust for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a Registration Statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For further information about us and the notes, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our Registration Statement.

        COPT files and COPLP will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document COPT files or COPLP will file with the SEC at the SEC's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information COPT files or COPLP will file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. In addition, COPT maintains a website that contains information about COPT and COPLP at http://www.copt.com. Information on or accessible through our website is not a part of and is not incorporated by reference into this prospectus.

        You should rely only upon the information incorporated by reference or provided in this prospectus. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission allows COPT to "incorporate by reference" into this prospectus the information COPT files with the Commission, which means that COPT can disclose important information to you by referring you to those documents. Information incorporated by reference is an important part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information. COPT incorporates by reference the documents listed below and any future filings COPT makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  •
  COPT's Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  COPT's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013;

  •
  COPT's Current Reports on Form 8-K, filed with the SEC on March 13, 2013, March 18, 2013, May 1, 2013, May 7, 2013, and May 15, 2013; and

  •
  COPT's Definitive Proxy Statement for the 2013 Annual Meeting of Shareholders, filed with the SEC on March 28, 2013.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

        You may request a copy of these filings, at no cost, by contacting Stephanie Krewson, Vice President, Investor Relations, Corporate Office Properties Trust, 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046, by telephone at 443-285-5400, by facsimile at 443-285-7640, or by e-mail at ir@copt.com, or by visiting our website at www.copt.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except unit data)

(unaudited)

	March 31, 2013	December 31, 2012
Assets
Properties, net:
Operating properties, net	$2,705,335	$2,597,666
Projects in development or held for future development	484,638	565,378

Total properties, net	3,189,973	3,163,044
Assets held for sale, net	142,404	140,229
Cash and cash equivalents	23,509	10,594
Restricted cash and marketable securities	9,982	14,781
Accounts receivable (net of allowance for doubtful accounts of $5,351 and $4,694, respectively)	10,768	19,247
Deferred rent receivable	88,716	85,802
Intangible assets on real estate acquisitions, net	72,035	75,879
Deferred leasing and financing costs, net	59,856	59,952
Prepaid expenses and other assets	80,798	77,455

Total assets	$3,678,041	$3,646,983

Liabilities and equity
Liabilities:
Debt, net	$1,957,360	$2,019,168
Accounts payable and accrued expenses	90,645	97,922
Rents received in advance and security deposits	26,024	27,632
Dividends and distributions payable	29,947	28,698
Deferred revenue associated with operating leases	10,833	11,995
Distributions received in excess of investment in unconsolidated real estate joint venture	6,420	6,420
Interest rate derivatives	5,340	6,185
Other liabilities	573	2,166

Total liabilities	2,127,142	2,200,186

Commitments and contingencies (Note 16)
Redeemable noncontrolling interest	10,356	10,298

Equity:
Corporate Office Properties, L.P.'s equity:
Preferred units
General partner, 12,821,667 preferred units outstanding at March 31, 2013 and December 31, 2012	333,833	333,833
Limited partner, 352,000 preferred units outstanding at March 31, 2013 and December 31, 2012	8,800	8,800
Common units, 85,758,438 and 80,952,986 held by the general partner and 3,818,898 and 4,067,542 held by limited partners at March 31, 2013 and December 31, 2012, respectively	1,191,776	1,089,391
Accumulated other comprehensive loss	(4,634)	(5,708)

Total Corporate Office Properties, L.P.'s equity	1,529,775	1,426,316

Noncontrolling interests in subsidiaries	10,768	10,183

Total equity	1,540,543	1,436,499

Total liabilities, redeemable noncontrolling interest and equity	$3,678,041	$3,646,983

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per unit data)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Revenues
Rental revenue	$95,295	$89,859
Tenant recoveries and other real estate operations revenue	21,440	20,802
Construction contract and other service revenues	14,262	21,534

Total revenues	130,997	132,195

Expenses
Property operating expenses	42,575	41,253
Depreciation and amortization associated with real estate operations	28,252	27,834
Construction contract and other service expenses	13,477	20,607
Impairment losses (recoveries)	1,857	(4,836)
General, administrative and leasing expenses	7,820	9,569
Business development expenses and land carry costs	1,359	1,576

Total operating expenses	95,340	96,003

Operating income	35,657	36,192
Interest expense	(22,307)	(24,431)
Interest and other income	946	1,217
Loss on early extinguishment of debt	(5,184)	—

Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	9,112	12,978
Equity in income (loss) of unconsolidated entities	41	(89)
Income tax expense	(16)	(204)

Income from continuing operations	9,137	12,685
Discontinued operations	3,786	(2,450)

Income before gain on sales of real estate	12,923	10,235
Gain on sales of real estate	2,354	—

Net income	15,277	10,235
Net loss attributable to noncontrolling interests in consolidated entities	336	570

Net income attributable to Corporate Office Properties, L.P.	15,613	10,805
Preferred unit distributions	(6,271)	(4,190)

Net income attributable to Corporate Office Properties, L.P. common unitholders	$9,342	$6,615

Net income attributable to Corporate Office Properties, L.P.:
Income from continuing operations	$11,860	$13,261
Discontinued operations, net	3,753	(2,456)

Net income attributable to Corporate Office Properties, L.P.	$15,613	$10,805

Basic earnings per common unit(1)
Income from continuing operations	$0.06	$0.12
Discontinued operations	0.05	(0.03)

Net income attributable to common unitholders	$0.11	$0.09

Diluted earnings per common unit(1)
Income from continuing operations	$0.06	$0.12
Discontinued operations	0.05	(0.03)

Net income attributable to common unitholders	$0.11	$0.09

Distributions declared per common unit	$0.275	$0.275

(1)
Basic and diluted earnings per common unit are calculated based on amounts attributable to common unitholders of Corporate Office Properties, L.P.

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Net income	$15,277	$10,235

Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	462	(1,987)
Losses on interest rate derivatives included in net income	658	1,474

Other comprehensive income (loss)	1,120	(513)

Comprehensive income	16,397	9,722
Comprehensive loss attributable to noncontrolling interests	290	588

Comprehensive income attributable to Corporate Office Properties, L.P.	$16,687	$10,310

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Equity

(Dollars in thousands)

(unaudited)

	Limited Partner Preferred Units		General Partner Preferred Units
					Common Units		Accumulated Other Comprehensive Loss
								Noncontrolling Interests in Subsidiaries	Total Equity
	Units	Amount	Units	Amount	Units	Amount
Balance at December 31, 2011	352,000	$8,800	8,121,667	$216,333	76,313,112	$972,107	$(1,837)	$10,496	$1,205,899
Costs of common units resulting from public issuance of common shares	—	—	—	—	—	(5)	—	—	(5)
Issuance of common units resulting from exercise of share options	—	—	—	—	5,667	82	—	—	82
Share-based compensation	—	—	—	—	83,180	3,746	—	—	3,746
Restricted common unit redemptions	—	—	—	—	(97,094)	(2,373)	—	—	(2,373)
Comprehensive income	—	165	—	4,025	—	6,615	(495)	(14)	10,296
Distributions to owners of common and preferred units	—	(165)	—	(4,025)	—	(20,993)	—	—	(25,183)
Adjustment to arrive at fair value of noncontrolling interest	—	—	—	—	—	(903)			(903)

Balance at March 31, 2012	352,000	$8,800	8,121,667	$216,333	76,304,865	$958,276	$(2,332)	$10,482	$1,191,559

Balance at December 31, 2012	352,000	$8,800	12,821,667	$333,833	85,020,528	$1,089,391	$(5,708)	$10,183	$1,436,499
Issuance of common units resulting from public issuance of common shares	—	—	—	—	4,485,000	117,913	—	—	117,913
Issuance of common units resulting from exercise of share options	—	—	—	—	16,453	301	—	—	301
Share-based compensation	—	—	—	—	116,315	2,000	—	—	2,000
Restricted common unit redemptions	—	—	—	—	(60,960)	(1,576)	—	—	(1,576)
Comprehensive income	—	165	—	6,106	—	9,342	1,074	500	17,187
Distributions to owners of common and preferred units	—	(165)	—	(6,106)	—	(24,643)	—	—	(30,914)
Contributions from noncontrolling interests in subsidiaries	—	—	—	—	—	—	—	85	85
Adjustment to arrive at fair value of noncontrolling interest	—	—	—	—	—	(848)	—	—	(848)
Increase in tax benefit from share-based compensation	—	—	—	—	—	(104)	—	—	(104)

Balance at March 31, 2013	352,000	$8,800	12,821,667	$333,833	89,577,336	$1,191,776	$(4,634)	$10,768	$1,540,543

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Revenues from real estate operations received	$119,348	$129,184
Construction contract and other service revenues received	15,695	18,170
Property operating expenses paid	(38,865)	(39,659)
Construction contract and other service expenses paid	(15,588)	(12,454)
General, administrative, leasing, business development and land carry costs paid	(8,521)	(7,997)
Interest expense paid	(18,018)	(19,896)
Previously accreted interest expense paid	(2,263)	—
Settlement of interest rate derivatives	—	(29,738)
Proceeds from sale of trading marketable securities	—	7,041
Exit costs on property dispositions	—	(1,108)
Payments in connection with early extinguishment of debt	(4,803)	—
Interest and other income received	320	252
Income taxes paid	6	(8)

Net cash provided by operating activities	47,311	43,787

Cash flows from investing activities
Purchases of and additions to properties
Construction, development and redevelopment	(44,361)	(35,476)
Tenant improvements on operating properties	(5,263)	(7,934)
Other capital improvements on operating properties	(9,327)	(3,360)
Proceeds from sales of properties	—	61,230
Mortgage and other loan receivables funded or acquired	(2,231)	(3,506)
Leasing costs paid	(3,436)	(2,853)
Other	4,442	(310)

Net cash (used in) provided by investing activities	(60,176)	7,791

Cash flows from financing activities
Proceeds from debt
Revolving Credit Facility	99,000	71,000
Other debt proceeds	68,132	260,097
Repayments of debt
Revolving Credit Facility	(99,000)	(337,000)
Scheduled principal amortization	(2,512)	(3,207)
Other debt repayments	(125,877)	(50)
Deferred financing costs paid	(1,109)	(2,044)
Net proceeds from issuance of common units	118,389	77
Common unit distributions paid	(23,481)	(31,460)
Preferred unit distributions paid	(6,271)	(4,190)
Restricted unit redemptions	(1,576)	(2,373)
Other	85	—

Net cash provided by (used in) financing activities	25,780	(49,150)

Net increase in cash and cash equivalents	12,915	2,428
Cash and cash equivalents
Beginning of period	10,594	5,559

End of period	$23,509	$7,987

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Reconciliation of net income to net cash provided by operating activities:
Net income	$15,277	$10,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	28,782	31,705
Impairment losses	1,857	5,479
Settlement of previously accreted interest expense	(2,263)	—
Amortization of deferred financing costs	1,528	1,572
Increase in deferred rent receivable	(4,236)	(2,559)
Amortization of net debt discounts	710	775
Gain on sales of real estate	(2,354)	(4,138)
Share-based compensation	1,649	3,402
Loss on early extinguishment of debt	381	—
Other	(2,717)	(1,423)
Changes in operating assets and liabilities:
Decrease in accounts receivable	8,479	14,792
Decrease in restricted cash and marketable securities	483	14,276
Decrease (increase) in prepaid expenses and other assets	4,180	(9,612)
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(2,837)	9,187
Decrease in rents received in advance and security deposits	(1,608)	(1,901)
Decrease in interest rate derivatives in connection with cash settlement	—	(28,003)

Net cash provided by operating activities	$47,311	$43,787

Supplemental schedule of non-cash investing and financing activities:
(Decrease) increase in accrued capital improvements, leasing and other investing activity costs	$(5,353)	$11,828

Increase (decrease) in fair value of derivatives applied to AOCL and noncontrolling interests	$1,105	$(528)

Dividends/distribution payable	$29,947	$24,544

Increase in redeemable noncontrolling interest and decrease in equity in connection with adjustment to arrive at fair value of noncontrolling interest	$848	$903

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

(unaudited)

1. Organization

        Corporate Office Properties, L.P. ("COPLP") and subsidiaries (collectively, the "Operating Partnership," "we" or "us") is the entity through which Corporate Office Properties Trust ("COPT" or the "Company"), a fully-integrated and self-managed real estate investment trust ("REIT") and our sole general partner, conducts almost all of its operations and owns substantially all of its assets. As of March 31, 2013, COPT owned 96% of the outstanding common units and 97% of the outstanding preferred units in COPLP; the remaining common and preferred units in COPLP were owned by third parties, which included certain members of COPT's Board of Trustees. Common units in COPLP not owned by COPT carry certain redemption rights. The number of common units in COPLP owned by COPT is equivalent to the number of outstanding common shares of beneficial interest ("common shares") of COPT, and the entitlement of all COPLP common units to quarterly distributions and payments in liquidation are substantially the same as those of COPT common shareholders. Similarly, in the case of each series of preferred units in COPLP held by COPT, there is a series of preferred shares that is equivalent in number and carries substantially the same terms as such series of COPLP preferred units. COPT's common shares are publicly traded on the New York Stock Exchange ("NYSE") under the ticker symbol "OFC".

        We focus primarily on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. We generally acquire, develop, manage and lease office and data center properties concentrated in large office parks located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of March 31, 2013, our investments in real estate included the following:

  •
  210 operating office properties totaling 19.1 million square feet;

  •
  10 office properties under construction or redevelopment, or for which we were contractually committed to construct, that we estimate will total approximately 1.3 million square feet upon completion, including one partially operational property included above;

  •
  land held or under pre-construction totaling 1,703 acres (including 561 controlled but not owned) that we believe is potentially developable into approximately 19.7 million square feet; and

  •
  a partially operational, wholesale data center which upon completion and stabilization is expected to have a critical load of 18 megawatts.

        We own real estate both directly and through subsidiary partnerships, limited liability companies, business trusts and corporations. In addition to owning real estate, we also own subsidiaries that provide real estate services such as property management and construction and development services primarily for our properties but also for third parties.

        Because we are managed by COPT, and COPT conducts substantially all of its operations through us, we refer to COPT's executive officers as our executive officers, and although, as a partnership, we do not have a board of trustees, we refer to COPT's Board of Trustees as our Board of Trustees.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

2. Summary of Significant Accounting Policies

Basis of Presentation

        The consolidated financial statements include the accounts of COPLP, its subsidiaries and other entities in which COPLP has a majority voting interest and control. We also consolidate certain entities when control of such entities can be achieved through means other than voting rights ("variable interest entities" or "VIEs") if we are deemed to be the primary beneficiary of such entities. We eliminate all significant intercompany balances and transactions in consolidation.

        We use the equity method of accounting when we own an interest in an entity and can exert significant influence over the entity's operations but cannot control the entity's operations. We discontinue equity method accounting if our investment in an entity (and net advances) is reduced to zero unless we have guaranteed obligations of the entity or are otherwise committed to provide further financial support for the entity.

        We use the cost method of accounting when we own an interest in an entity and cannot exert significant influence over its operations.

        These interim financial statements should be read together with the financial statements and notes thereto as of and for the year ended December 31, 2012 included in this prospectus. The unaudited consolidated financial statements include all adjustments that are necessary, in the opinion of management, to fairly present our financial position and results of operations. All adjustments are of a normal recurring nature except for errors described below. The consolidated financial statements have been prepared using the accounting policies described in the 2012 audited annual financial statements included in this prospectus.

Recent Accounting Pronouncements

        We adopted guidance issued by the Financial Accounting Standards Board ("FASB") effective January 1, 2013 related to the reporting of the effect of significant reclassifications from accumulated other comprehensive income. This guidance requires an entity to report, either parenthetically on the face of the financial statements or in a single footnote, changes in the components of accumulated other comprehensive income for the period. An entity is required to separately report the amount of such changes attributable to reclassifications (and the statements of operations line affected by such reclassifications) and the amount of such changes attributable to current period other comprehensive income. For amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures that provide additional detail about those amounts. Our adoption of this guidance did not affect our consolidated financial statements or disclosures.

3. Fair Value Measurements

        For a description on how we estimate fair value, see Note 3 to the consolidated financial statements in 2012 audited annual financial statements included in this prospectus.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

3. Fair Value Measurements (Continued)

Recurring Fair Value Measurements

        The table below sets forth our financial assets and liabilities that are accounted for at fair value on a recurring basis as of March 31, 2013 and the hierarchy level of inputs used in measuring their respective fair values under applicable accounting standards (in thousands):

Description	Quoted Prices in Active Markets for Identical Assets(Level 1)	Significant Other Observable Inputs(Level 2)	Significant Unobservable Inputs(Level 3)	Total
Assets:
Common stock(1)	$743	$—	$—	$743
Interest rate derivatives(2)	—	260	—	260
Warrants to purchase common stock(2)	—	420	—	420

Assets	$743	$680	$—	$1,423

Liabilities:
Interest rate derivatives	$—	$5,340	$—	$5,340

Redeemable noncontrolling interest	$—	$—	$10,356	$10,356

(1)
Included in the line entitled "restricted cash and marketable securities" on our consolidated balance sheet.

(2)
Included in the line entitled "prepaid expenses and other assets" on our consolidated balance sheet.

        As discussed further in Note 5, our partner in a real estate joint venture has the right to require us to acquire its interest at fair value beginning in March 2020; accordingly, we classify the fair value of our partner's interest as a redeemable noncontrolling interest in the mezzanine section of our consolidated balance sheet. In determining the fair value of our partner's interest, we used a discount rate of 15.5%, which factored in risk appropriate to the level of future property development expected to be undertaken by the joint venture; a significant increase (decrease) in the discount rate used in determining the fair value would result in a significantly (lower) higher fair value. Given our reliance on the unobservable inputs, the valuations are classified in Level 3 of the fair value hierarchy.

        The carrying values of cash and cash equivalents, restricted cash, accounts receivable, other assets (excluding mortgage loans receivable) and accounts payable and accrued expenses are reasonable estimates of their fair values because of the short maturities of these instruments. We estimated the fair values of our mortgage loans receivable as discussed in Note 6 based on the discounted estimated future cash flows of the loans (categorized within Level 3 of the fair value hierarchy); the discount rates used approximate current market rates for loans with similar maturities and credit quality, and the estimated cash payments include scheduled principal and interest payments. For our disclosure of debt fair values in Note 7 to the consolidated financial statements, we estimated the fair value of our exchangeable senior notes based on quoted market prices for publicly-traded debt (categorized within Level 2 of the fair value hierarchy) and estimated the fair value of our other debt based on the discounted estimated future cash payments to be made on such debt (categorized within Level 3 of the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

3. Fair Value Measurements (Continued)

fair value hierarchy); the discount rates used approximate current market rates for loans, or groups of loans, with similar maturities and credit quality, and the estimated future payments include scheduled principal and interest payments. Fair value estimates are made at a specific point in time, are subjective in nature and involve uncertainties and matters of significant judgment. Settlement of such fair value amounts may not be possible and may not be a prudent management decision.

        For additional fair value information, please refer to Note 6 for mortgage loans receivable, Note 7 for debt and Note 8 for interest rate derivatives.

Nonrecurring Fair Value Measurements

Three Months Ended March 31, 2013

        During the three months ended March 31, 2013, we shortened the holding period for a property in the Baltimore/Washington Corridor that we expect to sell. We determined that the carrying amount of this property will not likely be recovered from the cash flows from the operation and sale of the property over the likely remaining holding period. Accordingly, we recognized a non-cash impairment loss of $1.9 million for the amount by which the carrying value of the property exceeded its estimated fair value. The table below sets forth the fair value hierarchy of the valuation technique used by us in determining the fair value of the property (dollars in thousands):

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Impairment Losses Recognized
Assets(1):
Properties, net	$—	$—	$7,250	$7,250	$1,857

(1)
Reflects balance sheet classifications of assets at time of fair value measurement, excluding the effect of held for sale classifications.

The table below sets forth quantitative information about significant unobservable inputs used for the Level 3 fair value measurements reported above (dollars in thousands):

Description	Fair Value on Measurement Date	Valuation Technique	Unobservable Input	Range (Weighted Average)
Property on which impairment loss was recognized	$7,250	Bid for property indicative of value	Indicative bid(1)		(1)

(1)
This fair value measurement was developed by a third party source, subject to our corroboration for reasonableness.

Three Months Ended March 31, 2012

        During the three months ended March 31, 2012, we recognized non-cash impairment losses of $5.5 million for the amount by which the carrying values of certain properties exceeded their estimated

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

3. Fair Value Measurements (Continued)

fair values. The table below sets forth the fair value hierarchy of the valuation techniques used by us in determining such fair values for the three months ended March 31, 2012 (dollars in thousands):

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Impairment Losses Recognized(1)
Assets(2):
Properties, net	$—	$—	$92,176	$92,176	$5,479

(1)
Represents impairment losses, excluding exit costs incurred of $1.1 million.

(2)
Reflects balance sheet classifications of assets at time of fair value measurement, excluding the effect of held for sale classifications.

The table below sets forth quantitative information about significant unobservable inputs used for the Level 3 fair value measurements reported above (dollars in thousands):

Description	Fair Value on Measurement Date	Valuation Technique	Unobservable Input	Range (Weighted Average)
Properties on which impairment losses were recognized	$92,176	Bid for properties indicative of value	Indicative bid(1)		(1)

		Contract of sale	Contract price(1)		(1)
		Discounted cash flow	Discount rate	11.0	%(2)
			Terminal capitalization rate	9.0	%(2)
			Market rent growth rate	3.0	%(2)
			Expense growth rate	3.0	%(2)
		Yield Analysis	Yield	12	%(2)
			Market rent rate	$8.50 per square foot	(2)
			Leasing costs	$20.00 per square foot	(2)

(1)
These fair value measurements were developed by third party sources, subject to our corroboration for reasonableness.

(2)
Only one value applied for this unobservable input.

4. Properties, net

        Operating properties, net consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Land	$431,152	$427,766
Buildings and improvements	2,850,482	2,725,875
Less: accumulated depreciation	(576,299)	(555,975)

Operating properties, net	$2,705,335	$2,597,666

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

4. Properties, net (Continued)

        Projects we had in development or held for future development consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Land	$234,357	$236,324
Construction in progress, excluding land	250,281	329,054

Projects in development or held for future development	$484,638	$565,378

2012 Construction Activities

        During the three months ended March 31, 2013, we placed into service an aggregate of 236,000 square feet in three newly constructed office properties located in the Baltimore/Washington Corridor, Northern Virginia and Huntsville, Alabama. As of March 31, 2013, we had nine office properties under construction, or for which we were contractually committed to construct, that we estimate will total 1.1 million square feet upon completion, including three in the Baltimore/Washington Corridor, three in Huntsville, Alabama and three in Northern Virginia. We also had redevelopment underway on one office property in Greater Philadelphia that we estimate will total 183,000 square feet upon completion.

5. Real Estate Joint Ventures

        During the three months ended March 31, 2013, we had an investment in one unconsolidated real estate joint venture accounted for using the equity method of accounting. Information pertaining to this joint venture investment is set forth below (dollars in thousands):

Investment Balance at(1)
March 31, 2013	December 31, 2012	Date Acquired	Ownership	Nature of Activity	Maximum Exposure to Loss(2)
$(6,420)	$(6,420)	9/29/2005	20%	Operates 16 Buildings	$—

(1)
The carrying amount of our investment in this joint venture was lower than our share of the equity in the joint venture by $4.0 million at March 31, 2013 and $4.5 million December 31, 2012 due to our deferral of gain on the contribution by us of real estate into the joint venture upon its formation and our discontinuance of loss recognition under the equity method effective October 2012, as discussed below. A difference will continue to exist to the extent the nature of our continuing involvement in the joint venture remains the same and we continue to no longer recognize income or losses under the equity method.

(2)
Derived from the sum of our investment balance and maximum additional unilateral capital contributions or loans required from us. Not reported above are additional amounts that we and our partner are required to fund when needed by this joint venture; these funding requirements are proportional to our respective ownership percentages. Also not reported above are additional unilateral contributions or loans from us, the amounts of which are uncertain, that we would be required to make if certain contingent events occur (see Note 16).

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

5. Real Estate Joint Ventures (Continued)

The following table sets forth condensed balance sheets for this unconsolidated real estate joint venture (in thousands):

	March 31, 2013	December 31, 2012
Properties, net	$58,130	$58,460
Other assets	5,120	4,376

Total assets	$63,250	$62,836

Liabilities (primarily debt)	$75,417	$72,693
Owners' equity	(12,167)	(9,857)

Total liabilities and owners' equity	$63,250	$62,836

The following table sets forth condensed statements of operations for this unconsolidated real estate joint venture (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Revenues	$1,792	$1,894
Property operating expenses	(786)	(737)
Interest expense	(2,774)	(1,125)
Depreciation and amortization expense	(542)	(570)

Net loss	$(2,310)	$(538)

        As discussed further in our 2012 annual financial statements included in this prospectus, in 2012, the holder of mortgage debt encumbering all of the joint venture's properties notified us of the debt's default, initiated foreclosure proceedings and terminated our property management responsibilities; accordingly, we discontinued recognition of losses on this investment under the equity method effective in October 2012 due to our having neither the obligation nor intent to support the joint venture.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

5. Real Estate Joint Ventures (Continued)

        The table below sets forth information pertaining to our investments in consolidated real estate joint ventures at March 31, 2013 (dollars in thousands):

				March 31, 2013(1)
	Date Acquired	Ownership % at 3/31/2013	Nature of Activity	Total Assets	Pledged Assets	Total Liabilities
LW Redstone Company, LLC	3/23/2010	85%	Developing business park(2)	$95,447	$23,199	$23,973
M Square Associates, LLC	6/26/2007	50%	Operating two buildings and developing others(3)	61,059	47,361	42,675
Arundel Preserve #5, LLC	7/2/2007	50%	Operating one building(4)	39,462	35,114	20,177
COPT-FD Indian Head, LLC	10/23/2006	75%	Holding land parcel(5)	6,447	—	—
MOR Forbes 2 LLC	12/24/2002	50%	Operating one building(6)	3,926	—	95

				$206,341	$105,674	$86,920

(1)
Excludes amounts eliminated in consolidation.

(2)
This joint venture's property is in Huntsville, Alabama.

(3)
This joint venture's properties are in College Park, Maryland (in the Suburban Maryland region).

(4)
This joint venture's property is in Hanover, Maryland (in the Baltimore/Washington Corridor).

(5)
This joint venture's property is in Charles County, Maryland. In 2012, the joint venture exercised its option under a development agreement to require Charles County to repurchase the land parcel at its original acquisition cost. Under the terms of the agreement with Charles County, the repurchase is expected to occur by August 2014.

(6)
This joint venture's property is in Lanham, Maryland (in the Suburban Maryland region).

These ventures include only ones in which parties other than COPLP and COPT own interests.

        Our commitments and contingencies pertaining to our real estate joint ventures are disclosed in Note 16.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

6. Prepaid Expenses and Other Assets

        Prepaid expenses and other assets consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Mortgage and other investing receivables	$38,441	$33,396
Prepaid expenses	14,023	19,270
Furniture, fixtures and equipment, net	7,616	7,991
Deferred tax asset	6,493	6,612
Lease incentives	5,366	5,578
Other assets	8,859	4,608

Prepaid expenses and other assets	$80,798	$77,455

Mortgage and Other Investing Receivables

        Mortgage and other investing receivables consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Notes receivable from City of Huntsville	$38,441	$33,252
Mortgage loan receivable	—	144

	$38,441	$33,396

Our notes receivable from the City of Huntsville funded infrastructure costs in connection with our LW Redstone Company, LLC joint venture (see Note 5). We did not have an allowance for credit losses in connection with our notes receivable at March 31, 2013 or December 31, 2012. The fair value of our mortgage and other investing receivables totaled $38.4 million at March 31, 2013 and $33.4 million at December 31, 2012.

Operating Notes Receivable

        We had operating notes receivable due from tenants with terms exceeding one year totaling $261,000 at March 31, 2013 and $271,000 at December 31, 2012. We carried allowances for estimated losses for most of these balances.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

7. Debt

        Our debt consisted of the following (dollars in thousands):

		Carrying Value at
	Maximum Availability at March 31, 2013
		March 31, 2013	December 31, 2012	Stated Interest Rates at March 31, 2013	Scheduled Maturity Dates at March 31, 2013
Mortgage and Other Secured Loans:
Fixed rate mortgage loans(1)	N/A	$931,952	$948,414	3.96% - 7.87%(2)	2013 - 2034
Variable rate secured loans	N/A	38,270	38,475	LIBOR + 2.25%(3)	2015
Other construction loan facilities	$70,800	35,400	29,557	LIBOR + 1.95% to 2.75%(4)	2013 - 2015

Total mortgage and other secured loans		1,005,622	1,016,446
Revolving Credit Facility	800,000	—	—	LIBOR + 1.75% to 2.50%	September 1, 2014
Term Loan Facilities(5)	770,000	770,000	770,000	LIBOR + 1.65% to 2.60%(6)	2015 - 2019
Unsecured notes payable	N/A	1,766	1,788	0%(7)	2026
4.25% Exchangeable Senior Notes(8)	N/A	179,972	230,934	4.25%	April 2030

Total debt		$1,957,360	$2,019,168

(1)
Several of the fixed rate mortgages carry interest rates that were above or below market rates upon assumption and therefore were recorded at their fair value based on applicable effective interest rates. The carrying values of these loans reflect net unamortized premiums totaling $877,000 at March 31, 2013 and $1.3 million at December 31, 2012.

(2)
The weighted average interest rate on these loans was 5.97% at March 31, 2013.

(3)
The interest rate on the loan outstanding was 2.45% at March 31, 2013.

(4)
The weighted average interest rate on these loans was 2.51% at March 31, 2013.

(5)
We have the ability to borrow an aggregate of an additional $180.0 million under these term loan facilities, provided that there is no default under the facilities and subject to the approval of the lenders.

(6)
The weighted average interest rate on these loans was 1.93% at March 31, 2013.

(7)
These notes carry interest rates that were below market rates upon assumption and therefore were recorded at their fair value based on applicable effective interest rates. The carrying value of these notes reflects an unamortized discount totaling $845,000 at March 31, 2013 and $873,000 at December 31, 2012.

(8)
As described further in our 2012 annual financial statements included in this prospectus, these notes have an exchange settlement feature that provides that the notes may, under certain circumstances, be exchangeable for cash and, at our discretion, COPT common shares at an exchange rate (subject to adjustment) of 20.8513 shares per one thousand dollar principal amount of the notes (exchange rate is as of March 31, 2013 and is equivalent to an exchange price of $47.96 per common share). During the three months ended March 31, 2013, we repaid $53.7 million principal amount of these notes and recognized a $5.3 million loss on early extinguishment of debt. The carrying value of these notes included a principal amount of $186.3 million and an unamortized discount totaling $6.3 million at March 31, 2013 and a principal amount of $240.0 million and an unamortized discount totaling $9.1 million at December 31, 2012. The effective interest rate under the notes, including amortization of the issuance costs, was 6.05%. Because the closing price of our common shares at March 31, 2013 and December 31, 2012 was less than the exchange price per common share applicable to these notes, the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

7. Debt (Continued)

  if-converted value of the notes did not exceed the principal amount. The table below sets forth interest expense recognized on these notes before deductions for amounts capitalized (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Interest expense at stated interest rate	$2,304	$2,550
Interest expense associated with amortization of discount	864	892

Total	$3,168	$3,442

          We capitalized interest costs of $2.4 million in the three months ended March 31, 2013 and $3.8 million in the three months ended March 31, 2012.

          The following table sets forth information pertaining to the fair value of our debt (in thousands):

	March 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Fixed-rate debt
4.25% Exchangeable Senior Notes	$179,972	$187,150	$230,934	$240,282
Other fixed-rate debt	933,718	947,263	950,202	968,180
Variable-rate debt	843,670	849,555	838,032	845,558

	$1,957,360	$1,983,968	$2,019,168	$2,054,020

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

  8. Interest Rate Derivatives

          The following table sets forth the key terms and fair values of our interest rate swap derivatives (dollars in thousands):

						Fair Value at
Notional Amount		Fixed Rate	Floating Rate Index	Effective Date	Expiration Date	March 31, 2013	December 31, 2012
$100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014	$(495)	$(594)
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014	(492)	(591)
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,238)	(1,313)
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,238)	(1,313)
38,270	(1)	3.8300%	One-Month LIBOR + 2.25%	11/2/2010	11/2/2015	(1,176)	(1,268)
100,000		0.8055%	One-Month LIBOR	9/2/2014	9/1/2016	(329)	(263)
100,000		0.8100%	One-Month LIBOR	9/2/2014	9/1/2016	(339)	(272)
100,000		1.6730%	One-Month LIBOR	9/1/2015	8/1/2019	260	(154)
100,000		1.7300%	One-Month LIBOR	9/1/2015	8/1/2019	(33)	(417)

						$(5,080)	$(6,185)

(1)
The notional amount of this instrument is scheduled to amortize to $36.2 million.

Each of the one-month LIBOR interest rate swaps set forth in the table above was designated as cash flow hedges of interest rate risk.

        The table below sets forth the fair value of our interest rate derivatives as well as their classification on our consolidated balance sheet (in thousands):

	March 31, 2013		December 31, 2012
Derivatives	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest rate swaps designated as cash flow hedges	Prepaid expenses and other assets	$260	Prepaid expenses and other assets	$—
Interest rate swaps designated as cash flow hedges	Interest rate derivatives	(5,340)	Interest rate derivatives	(6,185)

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

8. Interest Rate Derivatives (Continued)

        The table below presents the effect of our interest rate derivatives on our consolidated statements of operations and comprehensive income (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Amount of gain (loss) recognized in accumulated other comprehensive loss ("AOCL") (effective portion)	$462	$(1,987)
Amount of loss reclassified from AOCL into interest expense (effective portion)	658	1,474

Over the next 12 months, we estimate that approximately $2.5 million will be reclassified from AOCL as an increase to interest expense.

        We have agreements with each of our interest rate derivative counterparties that contain provisions under which, if we default or are capable of being declared in default on any of our indebtedness, we could also be declared in default on our derivative obligations. These agreements also incorporate the loan covenant provisions of our indebtedness with a lender affiliate of the derivative counterparties. Failure to comply with the loan covenant provisions could result in our being declared in default on any derivative instrument obligations covered by the agreements. As of March 31, 2013, the fair value of interest rate derivatives in a liability position related to these agreements was $5.3 million, excluding the effects of accrued interest. As of March 31, 2013, we had not posted any collateral related to these agreements. We are not in default with any of these provisions. If we breached any of these provisions, we could be required to settle our obligations under the agreements at their termination value of $5.3 million.

9. Redeemable Noncontrolling Interest

        The table below sets forth activity in our redeemable noncontrolling interest (in thousands):

	Three Months Ended March 31,
	2013	2012
Beginning balance	$10,298	$8,908
Net loss attributable to noncontrolling interest	(790)	(574)
Adjustment to arrive at fair value of interest	848	903

Ending balance	$10,356	$9,237

10. Equity

        On March 19, 2013, COPT completed a public offering of 4,485,000 common shares at a price of $26.34 per share for net proceeds of $118.1 million (after underwriter discounts but before offering expenses) that were contributed to COPLP in exchange for 4,485,000 common units.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

10. Equity (Continued)

        COPT also acquired common units during the three months ended March 31, 2013 as a result of activity pertaining to our share-based compensation plans, as disclosed in Note 12.

        During the three months ended March 31, 2013, limited partners holding common units redeemed 248,644 common units into common shares on the basis of one common share for each common unit.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

11. Information by Business Segment

        We have ten reportable operating office property segments (comprised of: the Baltimore/Washington Corridor; Northern Virginia; San Antonio; Washington, DC—Capitol Riverfront; St. Mary's and King George Counties; Greater Baltimore; Suburban Maryland; Colorado Springs; Greater Philadelphia; and other). We also have an operating wholesale data center segment. The table below reports segment financial information for our reportable segments (in thousands). We measure the performance of our segments through the measure we define as NOI from real estate operations, which is derived by subtracting property operating expenses from revenues from real estate operations.

	Operating Office Property Segments
	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Washington, DC—Capitol Riverfront	St. Mary's & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Other	Operating Wholesale Data Center	Total
Three Months Ended March 31, 2013
Revenues from real estate operations	$56,436	$22,942	$7,757	$4,244	$3,992	$10,719	$2,224	$6,733	$2,487	$3,190	$1,353	$122,077
Property operating expenses	19,266	7,817	3,888	1,949	1,193	4,168	787	2,448	838	396	1,316	44,066

NOI from real estate operations	$37,170	$15,125	$3,869	$2,295	$2,799	$6,551	$1,437	$4,285	$1,649	$2,794	$37	$78,011

Additions to long-lived assets	$2,731	$1,544	$10	$157	$275	$702	$29	$315	$—	$91	$—	$5,854
Transfers from non-operating properties	$22,665	$9,839	$—	$—	$6	$113	$332	$1,784	$7,050	$24,239	$65,568	$131,596
Segment assets at March 31, 2013	$1,226,544	$574,970	$119,145	$102,928	$97,346	$317,953	$53,250	$178,622	$85,017	$133,181	$166,920	$3,055,876
Three Months Ended March 31, 2012
Revenues from real estate operations	$56,250	$18,560	$7,608	$3,894	$4,212	$15,372	$5,749	$6,453	$2,172	$3,618	$1,416	$125,304
Property operating expenses	19,674	7,230	3,762	1,885	1,212	5,761	2,459	2,307	513	688	1,055	46,546

NOI from real estate operations	$36,576	$11,330	$3,846	$2,009	$3,000	$9,611	$3,290	$4,146	$1,659	$2,930	$361	$78,758

Additions to long-lived assets	$1,864	$1,661	$—	$(729)	$167	$719	$771	$99	$—	$26	$—	$4,578
Transfers from non-operating properties	$25,594	$—	$362	$—	$556	$365	$335	$316	$7,303	$—	$—	$34,831
Segment assets at March 31, 2012	$1,231,949	$480,457	$120,024	$108,649	$99,946	$370,754	$147,197	$181,241	$109,432	$114,108	$43,390	$3,007,147

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

11. Information by Business Segment (Continued)

        The following table reconciles our segment revenues to total revenues as reported on our consolidated statements of operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Segment revenues from real estate operations	$122,077	$125,304
Construction contract and other service revenues	14,262	21,534
Less: Revenues from discontinued operations (Note 14)	(5,342)	(14,643)

Total revenues	$130,997	$132,195

        The following table reconciles our segment property operating expenses to property operating expenses as reported on our consolidated statements of operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Segment property operating expenses	$44,066	$46,546
Less: Property operating expenses from discontinued operations (Note 14)	(1,491)	(5,293)

Total property operating expenses	$42,575	$41,253

        As previously discussed, we provide real estate services such as property management and construction and development services primarily for our properties but also for third parties. The primary manner in which we evaluate the operating performance of our service activities is through a measure we define as net operating income from service operations ("NOI from service operations"), which is based on the net of revenues and expenses from these activities. Construction contract and other service revenues and expenses consist primarily of subcontracted costs that are reimbursed to us by the customer along with a management fee. The operating margins from these activities are small relative to the revenue. We believe NOI from service operations is a useful measure in assessing both our level of activity and our profitability in conducting such operations. The table below sets forth the computation of our NOI from service operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Construction contract and other service revenues	$14,262	$21,534
Construction contract and other service expenses	(13,477)	(20,607)

NOI from service operations	$785	$927

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

11. Information by Business Segment (Continued)

        The following table reconciles our NOI from real estate operations for reportable segments and NOI from service operations to income from continuing operations as reported on our consolidated statements of operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
NOI from real estate operations	$78,011	$78,758
NOI from service operations	785	927
Interest and other income	946	1,217
Equity in income (loss) of unconsolidated entities	41	(89)
Income tax expense	(16)	(204)
Other adjustments:
Depreciation and other amortization associated with real estate operations	(28,252)	(27,834)
Impairment (losses) recoveries	(1,857)	4,836
General, administrative and leasing expenses	(7,820)	(9,569)
Business development expenses and land carry costs	(1,359)	(1,576)
Interest expense on continuing operations	(22,307)	(24,431)
NOI from discontinued operations	(3,851)	(9,350)
Loss on early extinguishment of debt	(5,184)	—

Income from continuing operations	$9,137	$12,685

        The following table reconciles our segment assets to total assets (in thousands):

	March 31, 2013	March 31, 2012
Segment assets	$3,055,876	$3,007,147
Non-operating property assets	490,083	638,856
Other assets	132,082	144,594

Total assets	$3,678,041	$3,790,597

        The accounting policies of the segments are the same as those used to prepare our consolidated financial statements, except that discontinued operations are not presented separately for segment purposes. In the segment reporting presented above, we did not allocate interest expense, depreciation and amortization and impairment losses to our real estate segments since they are not included in the measure of segment profit reviewed by management. We also did not allocate general and administrative expenses, business development expenses and land carry costs, interest and other income, equity in loss of unconsolidated entities, income taxes and noncontrolling interests because these items represent general corporate or non-operating property items not attributable to segments.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

12. Share-Based Compensation

Performance Share Units ("PSUs")

        On March 1, 2013, our Board of Trustees granted 69,579 PSUs with an aggregate grant date fair value of $1.9 million to executives. The PSUs have a performance period beginning on January 1, 2013 and concluding on the earlier of December 31, 2015 or the date of: (1) termination by us without cause, death or disability of the executive or constructive discharge of the executive (collectively, "qualified termination"); or (2) a sale event. The number of PSUs earned ("earned PSUs") at the end of the performance period will be determined based on the percentile rank of COPT's total shareholder return relative to a peer group of companies, as set forth in the following schedule:

Percentile Rank	Earned PSUs Payout %
75th or greater	200% of PSUs granted
50th or greater	100% of PSUs granted
25th	50% of PSUs granted
Below 25th	0% of PSUs granted

If the percentile rank exceeds the 25th percentile and is between two of the percentile ranks set forth in the table above, then the percentage of the earned PSUs will be interpolated between the ranges set forth in the table above to reflect any performance between the listed percentiles. At the end of the performance period, we, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of:

  •
  the number of earned PSUs in settlement of the award plan; plus

  •
  the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date, as defined under the terms of the agreement.

        If a performance period ends due to a sale event or qualified termination, the number of earned PSUs is prorated based on the portion of the three-year performance period that has elapsed. If employment is terminated by the employee or by us for cause, all PSUs are forfeited. PSUs do not carry voting rights.

        We computed a grant date fair value of $26.84 per PSU using a Monte Carlo model, which included assumptions of, among other things, the following: baseline common share value of $25.85; expected volatility for our common shares of 29.5%; and risk-free interest rate of 0.33%. We are recognizing the grant date fair value in connection with these PSU awards over the performance period.

        The PSUs granted to our executives on March 1, 2012 and March 3, 2011, as described in our 2012 annual financial statements included in this prospectus, were outstanding at March 31, 2013.

Restricted Shares

        During the three months ended March 31, 2013, certain employees were granted a total of 117,960 restricted shares with an aggregate grant date fair value of $3.0 million (weighted average of $25.85 per share). Restricted shares granted to employees vest based on increments and over periods of time set

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

12. Share-Based Compensation (Continued)

forth under the terms of the respective awards provided that the employees remain employed by us. During the three months ended March 31, 2013, forfeiture restrictions lapsed on 161,734 previously issued common shares; these shares had a weighted average grant date fair value of $33.42 per share, and the aggregate intrinsic value of the shares on the vesting dates was $4.2 million.

Options

        During the three months ended March 31, 2013, 16,453 options to purchase COPT common shares ("options") were exercised. The weighted average exercise price of these options was $18.33 per share, and the aggregate intrinsic value of the options exercised was $129,000.

13. Income Taxes

        We own a taxable REIT subsidiary ("TRS") that is subject to Federal and state income taxes. Our TRS's provision for income taxes consisted of the following (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Deferred
Federal	$(13)	$(167)
State	(3)	(37)

Total income tax expense	$(16)	$(204)

        Items in our TRS contributing to temporary differences that lead to deferred taxes include depreciation and amortization, share-based compensation, certain accrued compensation, compensation paid in the form of contributions to a deferred nonqualified compensation plan and net operating losses that are not deductible until future periods.

        Our TRS's combined Federal and state effective tax rate was 36.0% for the three months ended March 31, 2013 and 38.1% for the three months ended March 31, 2012.

14. Discontinued Operations and Assets Held for Sale

        Income from discontinued operations primarily includes revenues and expenses associated with the following:

  •
  five properties in White Marsh, Maryland (in the Greater Baltimore region) that were sold on January 30, 2012;

  •
  1101 Sentry Gateway in San Antonio that was sold on January 31, 2012;

  •
  222 and 224 Schilling Circle in Greater Baltimore that were sold on February 10, 2012;

  •
  15 and 45 West Gude Drive in Suburban Maryland that were sold on May 2, 2012;

  •
  11800 Tech Road in Suburban Maryland that was sold on June 14, 2012;

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

14. Discontinued Operations and Assets Held for Sale (Continued)

  •
  400 Professional Drive in Suburban Maryland for which the title to the property was transferred to the mortgage lender on July 2, 2012;

  •
  23 operating properties in the Baltimore/Washington Corridor and Greater Baltimore regions that were sold on July 24, 2012; and

  •
  16 operating properties in Colorado Springs and an operating property in Suburban Maryland classified as held for sale at March 31, 2013.

        The table below sets forth the components of discontinued operations reported on our consolidated statements of operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Revenue from real estate operations	$5,342	$14,643
Property operating expenses	(1,491)	(5,293)
Depreciation and amortization	—	(3,253)
Impairment losses	—	(11,423)
General, administrative and leasing expenses	(1)	—
Business development and land carry costs	—	(18)
Interest expense	(64)	(1,244)
Gain on sales of real estate	—	4,138

Discontinued operations	$3,786	$(2,450)

        The table below sets forth the components of assets held for sale on our consolidated balance sheets (in thousands):

	March 31, 2013	December 31, 2012
Properties, net	$130,292	$128,740
Deferred rent receivable	4,456	4,068
Intangible assets on real estate acquisitions, net	4,401	4,409
Deferred leasing costs, net	3,166	2,923
Lease incentives	89	89

Assets held for sale	$142,404	$140,229

15. Earnings Per Unit ("EPU")

        We present both basic and diluted EPU. We compute basic EPU by dividing net income available to common unitholders allocable to unrestricted common units under the two-class method by the weighted average number of unrestricted common units outstanding during the period. Our computation of diluted EPU is similar except that:

  •
  the denominator is increased to include: (1) the weighted average number of potential additional common units that would have been outstanding if securities that are convertible into our

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

15. Earnings Per Unit ("EPU") (Continued)

    common units were converted; and (2) the effect of dilutive potential common units outstanding during the period attributable to share-based compensation using the treasury stock or if-converted methods; and

  •
  the numerator is adjusted to add back any changes in income or loss that would result from the assumed conversion into common units that we added to the denominator.

Summaries of the numerator and denominator for purposes of basic and diluted EPU calculations are set forth below (in thousands, except per unit data):

	For the Three Months Ended March 31,
	2013	2012
Numerator:
Income from continuing operations	$9,137	$12,685
Gain on sales of real estate, net	2,354	—
Preferred unit distributions	(6,271)	(4,190)
Income from continuing operations attributable to noncontrolling interests	369	576
Income from continuing operations attributable to restricted units	(118)	(141)

Numerator for basic and diluted EPU from continuing operations attributable to COPLP common unitholders	$5,471	$8,930
Discontinued operations	3,786	(2,450)
Discontinued operations attributable to noncontrolling interests	(33)	(6)

Numerator for basic and diluted EPU on net income attributable to COPLP common unitholders	$9,224	$6,474

Denominator (all weighted averages):
Denominator for basic EPU (common units)	85,290	75,739
Dilutive effect of share-based compensation awards	52	44

Denominator for basic and diluted EPU	85,342	75,783

Basic EPU:
Income from continuing operations attributable to COPLP common unitholders	$0.06	$0.12
Discontinued operations attributable to COPLP common unitholders	0.05	(0.03)

Net income attributable to COPLP common unitholders	$0.11	$0.09

Diluted EPU:
Income from continuing operations attributable to COPLP common unitholders	$0.06	$0.12
Discontinued operations attributable to COPLP common unitholders	0.05	(0.03)

Net income attributable to COPLP common unitholders	$0.11	$0.09

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

15. Earnings Per Unit ("EPU") (Continued)

        Our diluted EPU computations do not include the effects of the following securities since the conversions of such securities would increase diluted EPU for the respective periods (in thousands):

	Weighted Average Units Excluded from Denominator For the Three Months Ended March 31,
	2013	2012
Conversion of Series I Preferred Units	176	176
Conversion of Series K Preferred Units	434	434

        The following share-based compensation securities were excluded from the computation of diluted EPU because their effect was antidilutive:

  •
  weighted average restricted units for the three months ended March 31, 2013 and 2012 of 409,000 and 572,000, respectively; and

  •
  weighted average options for the three months ended March 31, 2013 and 2012 of 621,000 and 819,000, respectively.

        As discussed in Note 7, we have outstanding senior notes that have an exchange settlement feature but did not affect our diluted EPU reported above since the weighted average closing price of COPT's common shares during each of the periods was less than the exchange prices per common share applicable for such periods.

16. Commitments and Contingencies

Litigation

        In the normal course of business, we are involved in legal actions arising from our ownership and administration of properties. We establish reserves for specific legal proceedings when we determine that the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Management does not anticipate that any liabilities that may result from such proceedings will have a materially adverse effect on our financial position, operations or liquidity. Our assessment of the potential outcomes of these matters involves significant judgment and is subject to change based on future developments.

Environmental

        We are subject to various Federal, state and local environmental regulations related to our property ownership and operation. We have performed environmental assessments of our properties, the results of which have not revealed any environmental liability that we believe would have a materially adverse effect on our financial position, operations or liquidity.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

16. Commitments and Contingencies (Continued)

Joint Ventures

        In connection with our 2005 contribution of properties to an unconsolidated partnership in which we hold a partnership interest, we entered into standard nonrecourse loan guarantees (environmental indemnifications and guarantees against fraud and misrepresentation, and springing guarantees of partnership debt in the event of a voluntary bankruptcy of the partnership). The maximum amount we could be required to pay under the guarantees is approximately $64 million. We are entitled to recover 80% of any amounts paid under the guarantees from an affiliate of our partner pursuant to an indemnity agreement. In 2012, the holder of the mortgage debt encumbering all of the joint venture's properties initiated foreclosure proceedings. Management considered this event and estimates that the aggregate fair value of the guarantees would not exceed the amounts included in distributions received in excess of investment in unconsolidated real estate joint venture reported on the consolidated balance sheets.

        We are party to a contribution agreement that formed a joint venture relationship with a limited partnership to develop up to 1.3 million square feet of office space on 92 acres of land located in Hanover, Maryland. As we and the joint venture partner agree to proceed with the construction of buildings in the future, our joint venture partner would contribute land into newly-formed entities and we would make cash capital contributions into such entities to fund development and construction activities for which financing is not obtained. We owned a 50% interest in one such joint venture as of March 31, 2013.

        We may be required to make our pro rata share of additional investments in our real estate joint ventures (generally based on our percentage ownership) in the event that additional funds are needed. In the event that the other members of these joint ventures do not pay their share of investments when additional funds are needed, we may then deem it appropriate to make even larger investments in these joint ventures.

Tax Incremental Financing Obligation

        In August 2010, Anne Arundel County, Maryland issued $30 million in tax incremental financing bonds to third-party investors in order to finance public improvements needed in connection with our project known as National Business Park North. The real estate taxes on increases in assessed value of a development district encompassing National Business Park North are to be transferred to a special fund pledged to the repayment of the bonds. We recognized a $3.5 million liability through March 31, 2013 representing the estimated fair value of our obligation to fund through a special tax any future shortfalls between debt service on the bonds and real estate taxes available to repay the bonds.

Environmental Indemnity Agreement

        We agreed to provide certain environmental indemnifications in connection with a lease and subsequent sale of three New Jersey properties. The prior owner of the properties, a Fortune 100 company that is responsible for groundwater contamination at such properties, previously agreed to indemnify us for (1) direct losses incurred in connection with the contamination and (2) its failure to perform remediation activities required by the State of New Jersey, up to the point that the state

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

16. Commitments and Contingencies (Continued)

declares the remediation to be complete. Under the environmental indemnification agreement, we agreed to the following:

  •
  to indemnify the tenant against losses covered under the prior owner's indemnity agreement if the prior owner fails to indemnify the tenant for such losses. This indemnification is capped at $5.0 million in perpetuity after the State of New Jersey declares the remediation to be complete;

  •
  to indemnify the tenant for consequential damages (e.g., business interruption) at one of the buildings in perpetuity and another of the buildings through 2025. This indemnification is limited to $12.5 million; and

  •
  to pay 50% of additional costs related to construction and environmental regulatory activities incurred by the tenant as a result of the indemnified environmental condition of the properties. This indemnification is limited to $300,000 annually and $1.5 million in the aggregate.

17. Subsequent Events

        On April 22, 2013, COPT redeemed all of its outstanding Series J Preferred Shares at a price of $25 per share, or $84.8 million in the aggregate, plus accrued and unpaid dividends thereon through the date of redemption. These shares accrued dividends equal to 7.625% of the liquidation preference. Concurrently, COPLP redeemed the Series J Preferred Units previously owned by COPT that carried terms substantially the same as the Series J Preferred Shares. We recognized a $2.9 million decrease to net income available to common unitholders pertaining to the original issuance costs incurred on the Series J Preferred Units at the time of the redemption.

        On May 6, 2013, we issued a $350.0 million aggregate principal amount of 3.600% Senior Notes at an initial offering price of 99.816% of their face value. The proceeds from the offering, after deducting discounts of the initial purchasers of the notes, but before other offering expenses, were approximately $347.1 million. The notes mature on May 15, 2023. Prior to 90 days prior to the maturity date, we may redeem the notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption. On or after 90 days prior to the maturity date, we may redeem the notes, in whole or in part at any time and from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to the date of redemption. The notes are unconditionally guaranteed by COPT.

        On May 29, 2013, we commenced a cash tender offer for the $186.3 million outstanding principal amount of our 4.25% Exchangeable Senior Notes. The consideration payable will be $1,070 per $1,000 principal amount, or $199.3 million in the aggregate, plus accrued and unpaid interest to, but not including, the payment date for the notes purchased as a result of the tender offer. The tender offer will expire on June 26, 2013, unless extended or earlier terminated by us.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Corporate Office Properties Trust and Corporate Office Properties, L.P.:

        In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Corporate Office Properties, L.P. ("COPLP") and its subsidiaries at December 31, 2012 and December 31, 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of COPLP's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Baltimore, MD
June 7, 2013

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except unit data)

	December 31,
	2012	2011
Assets
Properties, net:
Operating properties, net	$2,597,666	$2,714,056
Projects in development or held for future development	565,378	638,919

Total properties, net	3,163,044	3,352,975
Assets held for sale, net	140,229	116,616
Cash and cash equivalents	10,594	5,559
Restricted cash and marketable securities	14,781	28,644
Accounts receivable (net of allowance for doubtful accounts of $4,694 and $3,546, respectively)	19,247	26,032
Deferred rent receivable	85,802	86,856
Intangible assets on real estate acquisitions, net	75,879	89,120
Deferred leasing and financing costs, net	59,952	66,515
Prepaid expenses and other assets	77,455	83,650

Total assets	$3,646,983	$3,855,967

Liabilities and equity
Liabilities:
Debt, net	$2,019,168	$2,426,303
Accounts payable and accrued expenses	97,922	95,714
Rents received in advance and security deposits	27,632	29,548
Dividends and distributions payable	28,698	35,038
Deferred revenue associated with operating leases	11,995	15,554
Distributions received in excess of investment in unconsolidated real estate joint venture	6,420	6,071
Interest rate derivatives	6,185	30,863
Other liabilities	2,166	2,069

Total liabilities	2,200,186	2,641,160

Commitments and contingencies (Note 20)
Redeemable noncontrolling interest	10,298	8,908

Equity:
Corporate Office Properties, L.P.'s equity:
Preferred units
General partner, 12,821,667 preferred units outstanding at December 31, 2012 and 8,121,667 preferred units outstanding at December 31, 2011	333,833	216,333
Limited partner, 352,000 preferred units outstanding at December 31, 2012 and 2011	8,800	8,800
Common units, 80,952,986 and 72,011,324 held by the general partner and 4,067,542 and 4,301,788 held by limited partners at December 31, 2012 and 2011, respectively	1,089,391	972,107
Accumulated other comprehensive loss	(5,708)	(1,837)

Total Corporate Office Properties, L.P.'s equity	1,426,316	1,195,403
Noncontrolling interests in subsidiaries	10,183	10,496

Total equity	1,436,499	1,205,899

Total liabilities, redeemable noncontrolling interest and equity	$3,646,983	$3,855,967

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per unit data)

	For the Years Ended December 31,
	2012	2011	2010
Revenues
Rental revenue	$367,654	$348,006	$316,038
Tenant recoveries and other real estate operations revenue	86,517	80,490	71,521
Construction contract and other service revenues	73,836	84,345	104,675

Total revenues	528,007	512,841	492,234

Expenses
Property operating expenses	167,161	162,397	146,617
Depreciation and amortization associated with real estate operations	113,480	113,111	97,897
Construction contract and other service expenses	70,576	81,639	102,302
Impairment losses	43,214	83,478	—
General, administrative and leasing expenses	31,900	30,308	28,477
Business development expenses and land carry costs	5,711	6,122	6,403

Total operating expenses	432,042	477,055	381,696

Operating income	95,965	35,786	110,538
Interest expense	(94,624)	(98,222)	(95,729)
Interest and other income	7,172	5,603	9,568
Loss on early extinguishment of debt	(943)	(1,639)	—
Loss on interest rate derivatives	—	(29,805)	—

Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	7,570	(88,277)	24,377
Equity in (loss) income of unconsolidated entities	(546)	(331)	1,376
Income tax (expense) benefit	(381)	6,710	(108)

Income (loss) from continuing operations	6,643	(81,898)	25,645
Discontinued operations	13,677	(48,404)	17,054

Income (loss) before gain on sales of real estate	20,320	(130,302)	42,699
Gain on sales of real estate, net of income taxes	21	2,732	2,829

Net income (loss)	20,341	(127,570)	45,528
Net loss (income) attributable to noncontrolling interests in consolidated entities	507	244	(61)

Net income (loss) attributable to Corporate Office Properties, L.P.	20,848	(127,326)	45,467
Preferred unit distributions	(21,504)	(16,762)	(16,762)
Issuance costs associated with redeemed preferred units	(1,827)	—	—

Net (loss) income attributable to Corporate Office Properties, L.P. common unitholders	$(2,483)	$(144,088)	$28,705

Net income (loss) attributable to Corporate Office Properties, L.P.:
Income (loss) from continuing operations	$7,870	$(78,785)	$28,574
Discontinued operations, net	12,978	(48,541)	16,893

Net income (loss) attributable to Corporate Office Properties, L.P.	$20,848	$(127,326)	$45,467

Basic earnings per common unit(1)
(Loss) income from continuing operations	$(0.21)	$(1.33)	$0.17
Discontinued operations	0.17	(0.67)	0.27

Net (loss) income attributable to common unitholders	$(0.04)	$(2.00)	$0.44

Diluted earnings per common unit(1)
(Loss) income from continuing operations	$(0.21)	$(1.33)	$0.17
Discontinued operations	0.17	(0.67)	0.27

Net (loss) income attributable to common unitholders	$(0.04)	$(2.00)	$0.44

(1)
Basic and diluted earnings per common unit are calculated based on amounts attributable to common unitholders of Corporate Office Properties, L.P.

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Comprehensive Income

(in thousands)

	For the Years Ended December 31,
	2012	2011	2010
Net income (loss)	$20,341	$(127,570)	$45,528

Other comprehensive (loss) income
Unrealized losses on interest rate derivatives	(7,676)	(31,531)	(5,473)
Losses on interest rate derivatives included in net income (loss)	3,697	4,601	3,689
Loss on interest rate derivatives upon discontinuing hedge accounting	—	28,430	—

Other comprehensive (loss) income	(3,979)	1,500	(1,784)

Comprehensive income (loss)	16,362	(126,070)	43,744
Comprehensive loss (income) attributable to noncontrolling interests	615	244	(61)

Comprehensive income (loss) attributable to Corporate Office Properties, L.P.	$16,977	$(125,826)	$43,683

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Equity

(Dollars in thousands)

	Limited Partner Preferred Units		General Partner Preferred Units
					Common Units		Accumulated Other Comprehensive Loss
								Noncontrolling Interests in Subsidiaries	Total Equity
	Units	Amount	Units	Amount	Units	Amount
Balance at December 31, 2009	352,000	$8,800	8,121,667	$216,333	61,742,815	$887,046	$(2,080)	$11,187	$1,121,286
Issuance of 4.25% Exchangeable Senior Notes	—	—	—	—	—	18,149	—	—	18,149
Issuance of common units resulting from public issuance of common shares	—	—	—	—	7,475,000	245,621	—	—	245,621
Issuance of common units resulting from exercise of share options	—	—	—	—	278,656	4,575	—	—	4,575
Share-based compensation	—	—	—	—	276,970	11,845	—	—	11,845
Restricted common unit redemptions	—	—	—	—	(105,215)	(3,913)	—	—	(3,913)
Comprehensive income	—	660	—	16,102	—	28,705	(2,367)	644	43,744
Distributions to owners of common and preferred units	—	(660)	—	(16,102)	—	(105,768)	—	—	(122,530)
COPT contribution to COPLP of distribution from subsidiary	—	—	—	—	—	47	—	(47)	—
Contributions from noncontrolling interests in subsidiaries	—	—	—	—	—	—	—	510	510
Acquisition of noncontrolling interests in subsidiaries	—	—	—	—	—	(2,344)	—	(2,118)	(4,462)

Balance at December 31, 2010	352,000	8,800	8,121,667	216,333	69,668,226	1,083,963	(4,447)	10,176	1,314,825
Issuance of common units resulting from public issuance of common shares	—	—	—	—	4,600,000	145,367	—	—	145,367
Issuance of common units resulting from exercise of share options	—	—	—	—	191,264	2,461	—	—	2,461
Share-based compensation	—	—	—	—	302,226	14,267	—	—	14,267
Restricted common unit redemptions	—	—	—	—	(114,687)	(3,990)	—	—	(3,990)
Issuance of common units to COPT to balance units owned with common shares outstanding	—	—	—	—	1,666,083	—	—	—	—
Comprehensive loss	—	660	—	16,102	—	(144,088)	2,610	52	(124,664)
Distributions to owners of common and preferred units	—	(660)	—	(16,102)	—	(124,582)	—	—	(141,344)
Contributions from noncontrolling interests in subsidiaries	—	—	—	—	—	(23)	—	284	261
Distributions to noncontrolling interest in subsidiaries	—	—	—	—	—	—	—	(16)	(16)
Adjustment to arrive at fair value of noncontrolling interest	—	—	—	—	—	(1,315)	—	—	(1,315)
Increase in tax benefit from share-based compensation	—	—	—	—	—	47	—	—	47

Balance at December 31, 2011	352,000	8,800	8,121,667	216,333	76,313,112	972,107	(1,837)	10,496	1,205,899
Issuance of preferred units resulting from public issuance of preferred shares	—	—	6,900,000	172,500	—	(6,848)	—	—	165,652
Issuance of common units resulting from public issuance of common shares	—	—	—	—	8,625,000	204,696	—	—	204,696
Redemption of preferred units resulting from redemption of preferred shares	—	—	(2,200,000)	(55,000)	—	—	—	—	(55,000)
Issuance of common units resulting from exercise of share options	—	—	—	—	61,624	928	—	—	928
Share-based compensation	—	—	—	—	160,643	11,184	—	—	11,184
Restricted common unit redemptions	—	—	—	—	(139,851)	(3,379)	—	—	(3,379)
Comprehensive income	—	660	—	20,844	—	(656)	(3,871)	1,950	18,927
Distributions declared to owners of common and preferred units	—	(660)	—	(20,844)	—	(86,337)	—	—	(107,841)
Distributions to noncontrolling interests in subsidiaries	—	—	—	—	—	—	—	(655)	(655)
COPT contribution to COPLP of distribution from subsidiary	—	—	—	—	—	1,608	—	(1,608)	—
Adjustment to arrive at fair value of noncontrolling interest	—	—	—	—	—	(3,955)	—	—	(3,955)
Increase in tax benefit from share-based compensation	—	—	—	—	—	43	—	—	43

Balance at December 31, 2012	352,000	$8,800	12,821,667	$333,833	85,020,528	$1,089,391	$(5,708)	$10,183	$1,436,499

See accompanying notes to consolidated financial statements.

.. Table of Contents

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities
Revenues from real estate operations received	$483,421	$476,762	$453,847
Construction contract and other service revenues received	77,831	88,433	112,644
Property operating expenses paid	(174,683)	(180,041)	(173,625)
Construction contract and other service expenses paid	(67,952)	(94,140)	(124,867)
General, administrative, leasing, business development and land carry costs paid	(22,904)	(28,021)	(23,945)
Interest expense paid	(87,394)	(93,715)	(87,917)
Previously accreted interest expense paid	—	(17,314)	—
Settlement of interest rate derivatives	(29,738)	—	—
Proceeds from sale of trading marketable securities	18,975	—	—
Exit costs on property dispositions	(4,146)	—	—
Payments in connection with early extinguishment of debt	(2,637)	(353)	—
Interest and other income received	1,073	698	323
Income taxes paid	(8)	(160)	—

Net cash provided by operating activities	191,838	152,149	156,460

Cash flows from investing activities
Purchases of and additions to properties
Construction, development and redevelopment	(165,275)	(232,667)	(303,064)
Acquisitions of operating properties	(48,308)	(32,856)	(146,275)
Tenant improvements on operating properties	(27,103)	(37,195)	(20,826)
Other capital improvements on operating properties	(20,066)	(16,906)	(10,422)
Proceeds from sales of properties	290,603	79,638	27,576
Proceeds from sale of equity method investment	—	5,773	—
Mortgage and other loan receivables funded or acquired	(14,232)	(23,377)	(5,588)
Mortgage and other loan receivables payments received	10,113	16,759	1,568
Leasing costs paid	(13,278)	(15,997)	(14,403)
Investment in unconsolidated entities	(250)	(250)	(6,600)
Other	1,540	(3,309)	(1,133)

Net cash provided by (used in) investing activities	13,744	(260,387)	(479,167)

Cash flows from financing activities
Proceeds from debt
Revolving Credit Facility	329,000	1,180,000	663,000
Other debt proceeds	403,117	456,206	359,912
Repayments of debt
Revolving Credit Facility	(991,000)	(813,000)	(733,000)
Scheduled principal amortization	(11,684)	(13,755)	(13,996)
Other debt repayments	(124,386)	(698,100)	(66,663)
Deferred financing costs paid	(3,371)	(13,113)	(8,570)
Net proceeds from issuance of preferred units	165,652	—	—
Net proceeds from issuance of common units	205,425	147,828	250,196
Redemption of preferred units	(55,000)	—	—
Acquisition of noncontrolling interests in consolidated entities	—	—	(4,462)
Common unit distributions paid	(94,329)	(121,864)	(101,255)
Preferred unit distributions paid	(19,747)	(16,762)	(16,762)
Restricted common unit redemptions	(3,379)	(3,990)	(3,913)
Other	(845)	245	60

Net cash (used in) provided by financing activities	(200,547)	103,695	324,547

Net increase (decrease) in cash and cash equivalents	5,035	(4,543)	1,840
Cash and cash equivalents
Beginning of period	5,559	10,102	8,262

End of period	$10,594	$5,559	$10,102

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

(in thousands)

	For the Years Ended December 31,
	2012	2011	2010
Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$20,341	$(127,570)	$45,528
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and other amortization	124,418	136,594	125,819
Impairment losses	62,702	151,021	—
Loss on interest rate derivatives	—	29,805	—
Settlement of previously accreted interest expense	—	(17,314)	—
Amortization of deferred financing costs	6,243	6,596	5,871
Increase in deferred rent receivable	(11,776)	(10,102)	(5,706)
Amortization of net debt discounts	3,155	5,540	5,841
Gain on sales of real estate	(20,961)	(7,528)	(3,917)
Gain on equity method investment	—	(2,452)	(6,406)
Share-based compensation	9,982	11,920	11,845
(Gain) loss on early extinguishment of debt	(3,430)	1,670	—
Other	(3,195)	(314)	(3,872)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	6,693	(7,094)	(1,680)
Decrease (increase) in restricted cash and marketable securities	14,122	1,560	(3,372)
Decrease (increase) in prepaid expenses and other assets	8,550	(687)	8,674
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,913	(17,441)	(21,147)
Decrease in rents received in advance and security deposits	(1,916)	(2,055)	(1,018)
Decrease in interest rate derivatives in connection with cash settlement	(28,003)	—	—

Net cash provided by operating activities	$191,838	$152,149	$156,460

Supplemental schedule of non-cash investing and financing activities:
(Decrease) increase in accrued capital improvements, leasing and other investing activity costs	$(1,227)	$11,719	$4,576
Increase in property, debt and other liabilities in connection with acquisitions	$—	$3,040	$74,244
Decrease in property in connection with surrender of property in settlement of debt	$12,042	$—	$—
Decrease in debt in connection with surrender of property in settlement of debt	$16,304	$—	$—
Increase in property and noncontrolling interests in connection with property contribution by a noncontrolling interest in a joint venture	$—	$—	$9,000
Increase (decrease) in fair value of derivatives applied to AOCL and noncontrolling interests	$4,040	$1,438	$(1,846)
Distribution payable	$28,698	$35,038	$32,299
Increase in redeemable noncontrolling interest and decrease in equity in connection with adjustment to arrive at fair value of noncontrolling interest	$3,955	$1,315	$—

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

1. Organization

        Corporate Office Properties, L.P. ("COPLP") and subsidiaries (collectively, the "Operating Partnership," "we" or "us") is the entity through which Corporate Office Properties Trust ("COPT" or the "Company"), a fully-integrated and self-managed real estate investment trust ("REIT") and our sole general partner, conducts almost all of its operations and owns substantially all of its assets. Interests in COPLP are in the form of common and preferred units. As discussed further in Note 12, as of December 31, 2012, COPT owned 95% of the outstanding common units and 97% of the outstanding preferred units in COPLP; the remaining common and preferred units in COPLP were owned by third parties, which included certain members of COPT's Board of Trustees. Common units in COPLP not owned by COPT carry certain redemption rights. The number of common units in COPLP owned by COPT is equivalent to the number of outstanding common shares of beneficial interest ("common shares") of COPT, and the entitlement of all COPLP common units to quarterly distributions and payments in liquidation are substantially the same as those of COPT common shareholders. Similarly, in the case of each series of preferred units in COPLP held by COPT, there is a series of preferred shares that is equivalent in number and carries substantially the same terms as such series of COPLP preferred units. COPT's common shares are publicly traded on the New York Stock Exchange ("NYSE") under the ticker symbol "OFC".

        We focus primarily on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. We generally acquire, develop, manage and lease office and data center properties concentrated in large office parks located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of December 31, 2012, our investments in real estate included the following:

  •
  208 operating office properties totaling 18.8 million square feet;

  •
  13 office properties under construction or redevelopment, or for which we were contractually committed to construct, that we estimate will total approximately 1.7 million square feet upon completion, including two partially operational properties included above;

  •
  land held or under pre-construction totaling 1,694 acres (including 561 controlled but not owned) that we believe is potentially developable into approximately 19.3 million square feet; and

  •
  a partially operational, wholesale data center which upon completion and stabilization is expected to have a critical load of 18 megawatts.

        We own real estate both directly and through subsidiary partnerships, limited liability companies, business trusts and corporations. In addition to owning real estate, we also own subsidiaries that provide real estate services such as property management and construction and development services primarily for our properties but also for third parties.

        Because we are managed by COPT, and COPT conducts substantially all of its operations through us, we refer to COPT's executive officers as our executive officers, and although, as a partnership, we do not have a board of trustees, we refer to COPT's Board of Trustees as our Board of Trustees.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies

Basis of Presentation

        The consolidated financial statements include the accounts of COPLP, its subsidiaries and other entities in which COPLP has a majority voting interest and control. We also consolidate certain entities when control of such entities can be achieved through means other than voting rights ("variable interest entities" or "VIEs") if we are deemed to be the primary beneficiary of such entities. We eliminate all significant intercompany balances and transactions in consolidation.

        We use the equity method of accounting when we own an interest in an entity and can exert significant influence over the entity's operations but cannot control the entity's operations. We discontinue equity method accounting if our investment in an entity (and net advances) is reduced to zero unless we have guaranteed obligations of the entity or are otherwise committed to provide further financial support for the entity.

        We use the cost method of accounting when we own an interest in an entity and cannot exert significant influence over its operations.

Use of Estimates in the Preparation of Financial Statements

        We make estimates and assumptions when preparing financial statements under generally accepted accounting principles ("GAAP"). These estimates and assumptions affect various matters, including:

  •
  the reported amounts of assets and liabilities in our consolidated balance sheets at the dates of the financial statements;

  •
  the disclosure of contingent assets and liabilities at the dates of the financial statements; and

  •
  the reported amounts of revenues and expenses in our consolidated statements of operations during the reporting periods.

        Significant estimates are inherent in the presentation of our financial statements in a number of areas, including the evaluation of the collectability of accounts and notes receivable, the allocation of property acquisition costs, the determination of estimated useful lives of assets, the determination of lease terms, the evaluation of impairment of long-lived assets, the amount of revenue recognized relating to tenant improvements and the level of expense recognized in connection with share-based compensation. Actual results could differ from these and other estimates.

Acquisitions of Properties

        Upon completion of property acquisitions, we allocate the purchase price to tangible and intangible assets and liabilities associated with such acquisitions based on our estimates of their fair values. We determine these fair values by using market data and independent appraisals available to us and making numerous estimates and assumptions. We allocate property acquisitions to the following components:

  •
  properties based on a valuation performed under the assumption that the property is vacant upon acquisition (the "if vacant value"). The if-vacant value is allocated between land and buildings or, in the case of properties under development, construction in progress. We also allocate additional amounts to properties for in-place tenant improvements based on our

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

    estimate of improvements per square foot provided under market leases that would be attributable to the remaining non-cancellable terms of the respective leases;

  •
  above- and below-market lease intangible assets or liabilities based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between: (1) the contractual amounts to be received pursuant to the in-place leases; and (2) our estimate of fair market lease rates for the corresponding space, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining non-cancellable terms of the respective leases;

  •
  in-place lease value based on our estimates of: (1) the present value of additional income to be realized as a result of leases being in place on the acquired properties; and (2) costs to execute similar leases. Our estimate of additional income to be realized includes carrying costs, such as real estate taxes, insurance and other operating expenses, and revenues during the expected lease-up periods considering current market conditions. Our estimate of costs to execute similar leases includes leasing commissions, legal and other related costs;

  •
  tenant relationship value based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. Characteristics we consider in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors; and

  •
  above- and below- market cost arrangements (such as real estate tax treaties or above- or below- market ground leases) based on the present value of the expected benefit from any such arrangements in place on the property at the time of acquisition.

Properties

        We report properties to be developed or held and used in operations at our depreciated cost, reduced for impairment losses. The preconstruction stage of the development or redevelopment of an operating property includes efforts and related costs to secure land control and zoning, evaluate feasibility and complete other initial tasks which are essential to development. We capitalize interest expense, real estate taxes and direct and indirect project costs (including related compensation and other indirect costs) associated with properties, or portions thereof, undergoing construction, development and redevelopment activities. We continue to capitalize these costs while construction, development or redevelopment activities are underway until a property becomes "operational," which occurs upon the earlier of when leases commence or one year after the cessation of major construction activities. When leases commence on portions of a newly-constructed or redeveloped property in the period prior to one year from the cessation of major construction activities, we consider that property to be "partially operational." When a property is partially operational, we allocate the costs associated with the property between the portion that is operational and the portion under construction. We start depreciating newly-constructed and redeveloped properties as they become operational.

        Most of our leases involve some form of improvements to leased space. When we are required to provide improvements under the terms of a lease, we determine whether the improvements constitute landlord assets or tenant assets. We capitalize the cost of the improvements when we deem the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

improvements to be landlord assets. In determining whether improvements constitute landlord or tenant assets, we consider numerous factors, including: whether the improvements are unique to the tenant or reusable by other tenants; whether the tenant is permitted to alter or remove the improvements without our consent or without compensating us for any lost fair value; whether the ownership of the improvements remains with us or remains with the tenant at the end of the lease term; and whether the economic substance of the lease terms is properly reflected.

        We depreciate our fixed assets using the straight-line method over their estimated useful lives as follows:

Estimated Useful Lives
Buildings and building improvements	10 - 40 years
Land improvements	10 - 20 years
Tenant improvements on operating properties	Related lease term
Equipment and personal property	3 - 10 years

        We assess each of our operating properties for impairment quarterly using cash flow projections and estimated fair values that we derive for each of the properties. We update the leasing and other assumptions used in these projections regularly, paying particular attention to properties that have experienced chronic vacancy or face significant market challenges. We review our plans and intentions for our development projects and land parcels quarterly. Each quarter, we also review the reasonableness of changes in our estimated operating property fair values from amounts estimated in the prior quarter. If events or changes in circumstances indicate that the carrying values of certain operating properties, properties in development or land held for future development may be impaired, we perform a recovery analysis for such properties. For long-lived assets to be held and used, we analyze recoverability based on the estimated undiscounted future cash flows expected to be generated from the operations and eventual disposition of the assets over, in most cases, a ten-year holding period. If we believe there is a significant possibility that we might dispose of the assets earlier, we analyze recoverability using a probability weighted analysis of the estimated undiscounted future cash flows expected to be generated from the operations and eventual disposition of the assets over the various possible holding periods. If the recovery analysis indicates that the carrying value of a tested property is not recoverable from estimated future cash flows, it is written down to its estimated fair value and an impairment loss is recognized. If and when our plans change, we revise our recoverability analyses to use the cash flows expected from the operations and eventual disposition of each asset using holding periods that are consistent with our revised plans. Changes in holding periods may require us to recognize significant impairment losses.

        Property fair values are determined based on contract prices, indicative bids, discounted cash flow analyses or yield analyses. Estimated cash flows used in such analyses are based on our plans for the property and our views of market and economic conditions. The estimates consider items such as current and future rental rates, occupancies for the tested property and comparable properties, estimated operating and capital expenditures and recent sales data for comparable properties; most of these items are influenced by market data obtained from third party sources such as CoStar Group and real estate leasing and brokerage firms and our direct experience with the properties and their markets.

        When we determine that a property is held for sale, we discontinue the recording of depreciation expense on the property and estimate the fair value, net of selling costs; if we then determine that the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

estimated fair value, net of selling costs, is less than the net book value of the property, we recognize an impairment loss equal to the difference and reduce the net book value of the property.

        When we sell an operating property, or determine that an operating property is held for sale, and determine that we have no significant continuing involvement in such property, we classify the results of operations for such property as discontinued operations. Interest expense that is specifically identifiable to properties included in discontinued operations is used in the computation of interest expense attributable to discontinued operations.

Sales of Interests in Real Estate

        We recognize gains from sales of interests in real estate using the full accrual method, provided that various criteria relating to the terms of sale and any subsequent involvement by us with the real estate sold are met. We recognize gains relating to transactions that do not meet the requirements of the full accrual method of accounting when the full accrual method of accounting criteria are met.

Cash and Cash Equivalents

        Cash and cash equivalents include all cash and liquid investments that mature three months or less from when they are purchased. Cash equivalents are reported at cost, which approximates fair value. We maintain our cash in bank accounts in amounts that may exceed Federally insured limits at times. We have not experienced any losses in these accounts in the past and believe that we are not exposed to significant credit risk because our accounts are deposited with major financial institutions.

Investments in Marketable Securities

        We classify marketable securities as trading securities when we have the intent to sell such securities in the near term, and classify other marketable securities as available-for-sale securities. We determine the appropriate classification of investments in marketable securities at the acquisition date and re-evaluate the classification at each balance sheet date. We report investments in marketable securities classified as trading securities at fair value, with unrealized gains and losses recognized through earnings. We report investments in marketable securities classified as available-for-sale securities at fair value, with net unrealized gains or losses deferred to accumulated other comprehensive loss ("AOCL") and realized gains and losses resulting from sales of such investments recognized through earnings.

Accounts and Deferred Rents Receivable and Mortgage and Other Investing Receivables

        We maintain allowances for estimated losses resulting from the failure of our customers or borrowers to satisfy their payment obligations. We use judgment in estimating these allowances based primarily upon the payment history and credit status of the entities associated with the individual receivables. We write off these receivables when we believe the facts and circumstances indicate that continued pursuit of collection is no longer warranted. When we earn interest income in connection with receivables for which we have established allowances, we establish allowances in connection with such interest income that is unpaid. When cash is received in connection with receivables for which we have established allowances, we reduce the amount of losses recognized in connection with the receivables' allowance.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Intangible Assets and Deferred Revenue on Real Estate Acquisitions

        We capitalize intangible assets and deferred revenue on real estate acquisitions as described in the section above entitled "Acquisitions of Properties." We amortize the intangible assets and deferred revenue as follows:

Amortization Period
Above- and below-market leases	Related lease terms
In-place lease value	Related lease terms
Tenant relationship value	Estimated period of time that tenant will lease space in property
Above- and below-market cost arrangements	Term of arrangements
Market concentration premium	40 years

        We recognize the amortization of acquired above-market and below-market leases as adjustments to rental revenue. We recognize the amortization of above- and below- market cost arrangements as adjustments to property operating expenses. We recognize the amortization of other intangible assets on property acquisitions as amortization expense.

Deferred Leasing and Financing Costs, Net

        We defer costs incurred to obtain new tenant leases or extend existing tenant leases, including related compensation costs. We amortize these costs evenly over the lease terms. When tenant leases are terminated early, we expense any unamortized deferred leasing costs associated with those leases over the shortened term of the lease.

        We defer costs of financing arrangements and recognize these costs as interest expense over the related loan terms on a straight-line basis, which approximates the amortization that would occur under the effective interest method of amortization. We expense any unamortized loan costs when loans are retired early.

Noncontrolling Interests

        Our consolidated noncontrolling interests are comprised primarily of interests in our consolidated real estate joint ventures. Also included in consolidated noncontrolling interests are interests in several real estate entities owned directly by COPT, or a wholly owned subsidiary of COPT, that generally do not exceed 1%. We evaluate whether noncontrolling interests are subject to redemption features outside of our control. For noncontrolling interests that are currently redeemable or deemed probable to eventually become redeemable, we classify such interests as redeemable noncontrolling interests in the mezzanine section of our consolidated balance sheets; we adjust these interests each period to the greater of their fair value or carrying amount (initial amount as adjusted for allocations of income and losses and future contributions and distributions), with a corresponding offset to additional paid-in capital on our consolidated balance sheets, and only recognize reductions in such interests to the extent of their carrying amount. Our other noncontrolling interests are reported in the equity section of our consolidated balance sheets. The amounts reported for noncontrolling interests on our consolidated statements of operations represent the portion of these entities' income or losses not attributable to us.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        The table below sets forth activity in our redeemable noncontrolling interest (in thousands):

	Year Ended December 31,
	2012	2011
Beginning balance	$8,908	$9,000
Net loss attributable to noncontrolling interest	(2,565)	(1,407)
Adjustment to arrive at fair value of interest	3,955	1,315

Ending balance	$10,298	$8,908

Revenue Recognition

        We recognize minimum rents, net of abatements, on a straight-line basis over the non-cancelable term of tenant leases (including periods under bargain renewal options). The non-cancelable term of a lease includes periods when a tenant: (1) may not terminate its lease obligation early; or (2) may terminate its lease obligation early in exchange for a fee or penalty that we consider material enough such that termination would not be probable. We report the amount by which our minimum rental revenue recognized on a straight-line basis under leases exceeds the contractual rent billings associated with such leases as deferred rent receivable on our consolidated balance sheets. Amounts by which our minimum rental revenue recognized on a straight-line basis under leases are less than the contractual rent billings associated with such leases are included in deferred revenue associated with operating leases on our consolidated balance sheets.

        In connection with a tenant's entry into, or modification of, a lease, if we make cash payments to, or on behalf of, the tenant for purposes other than funding the construction of landlord assets, we defer the amount of such payments as lease incentives. We amortize lease incentives as a reduction of rental revenue over the term of the lease.

        We recognize tenant recovery revenue in the same periods in which we incur the related expenses. Tenant recovery revenue includes payments from tenants as reimbursement for property taxes, utilities and other property operating expenses.

        We recognize fees received for lease terminations as revenue and write off against such revenue any (1) deferred rents receivable, and (2) deferred revenue, lease incentives and intangible assets that are amortizable into rental revenue associated with the leases; the resulting net amount is the net revenue from the early termination of the leases. When a tenant's lease for space in a property is terminated early but the tenant continues to lease such space under a new or modified lease in the property, the net revenue from the early termination of the lease is recognized evenly over the remaining life of the new or modified lease in place on that property.

        We recognize fees for services provided by us once services are rendered, fees are determinable and collectability is assured. We recognize revenue under construction contracts using the percentage of completion method when the revenue and costs for such contracts can be estimated with reasonable accuracy; when these criteria do not apply to a contract, we recognize revenue on that contract using the completed contract method. Under the percentage of completion method, we recognize a percentage of the total estimated revenue on a contract based on the cost of services provided on the contract as of a point in time relative to the total estimated costs on the contract.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Interest Rate Derivatives

        Our primary objectives in using interest rate derivatives are to add stability to interest expense and to manage exposure to interest rate movements. To accomplish this objective, we primarily use interest rate swaps as part of our interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for our making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Derivatives are used to hedge the cash flows associated with interest rates on existing debt as well as future debt. We recognize all derivatives as assets or liabilities in the balance sheet at fair value. We defer the effective portion of changes in fair value of the designated cash flow hedges to AOCL and reclassify such deferrals to interest expense as interest expense is recognized on the hedged forecasted transactions. We recognize the ineffective portion of the change in fair value of interest rate derivatives directly in interest expense. When an interest rate swap designated as a cash flow hedge no longer qualifies for hedge accounting, we recognize changes in fair value of the hedge previously deferred to AOCL, along with any changes in fair value occurring thereafter, through earnings. We do not use interest rate derivatives for trading or speculative purposes. We manage counter-party risk by only entering into contracts with major financial institutions based upon their credit ratings and other risk factors.

        We use standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost and termination cost in computing the fair value of derivatives at each balance sheet date.

        Please refer to Note 11 for additional information pertaining to interest rate derivatives.

Expense Classification

        We classify as property operations expense costs incurred for property taxes, ground rents, utilities, property management, insurance, repairs, exterior and interior maintenance and tenant revenue collection losses, as well as associated labor and indirect costs attributable to these costs.

        We classify as general and administrative and leasing expenses costs incurred for corporate-level management, public company administration, asset management, leasing, investor relations, marketing and corporate-level insurance (including general business, director and officers and key man life) and leasing prospects, as well as associated labor and indirect costs attributable to these costs.

Share-Based Compensation

        We issued two forms of share-based compensation: restricted COPT common shares ("restricted shares") and COPT performance share units ("PSUs"). We also issued options to purchase COPT common shares ("options") in prior years. We account for share-based compensation in accordance with authoritative guidance provided by the Financial Accounting Standards Board ("FASB") that establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The guidance requires us to measure the cost of employee services received in exchange for an award of equity instruments based generally on the fair value of the award on the grant date; such cost is then recognized over the period during which the employee is required to provide service in exchange for the award. No compensation cost is

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

recognized for equity instruments for which employees do not render the requisite service. The guidance also requires that share-based compensation be computed based on awards that are ultimately expected to vest; as a result, future forfeitures of awards are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. If an award is voluntarily cancelled by an employee, we recognize the previously unrecognized cost associated with the original award on the date of such cancellation. We capitalize costs associated with share-based compensation attributable to employees engaged in construction and development activities.

        When we adopted the authoritative guidance on accounting for share-based compensation, we elected to adopt the alternative transition method for calculating the tax effects of share-based compensation. The alternative transition method enabled us to use a simplified method to establishing the beginning balance of the additional paid-in capital pool related to the tax effects of employee share-based compensation, which was available to absorb tax deficiencies recognized subsequent to the adoption of this guidance.

        We compute the fair value of options using the Black-Scholes option-pricing model. Under that model, the risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected option life is based on our historical experience of employee exercise behavior. Expected volatility is based on historical volatility of our common shares common shares. Expected dividend yield is based on the average historical dividend yield on our common shares over a period of time ending on the grant date of the options.

        We compute the fair value of PSUs using a Monte Carlo model. Under that model, the baseline common share value is based on the market value on the grant date. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected volatility is based on historical volatility of our common shares.

Recent Accounting Pronouncements

        We adopted guidance issued by the FASB effective January 1, 2012 related to the presentation of comprehensive income that requires us to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. We adopted this guidance using retrospective application. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of equity. Our adoption of this guidance did not affect our financial position, results of operations, cash flows or measurement of comprehensive income but did change the location of our disclosure pertaining to comprehensive income in our consolidated financial statements.

        We adopted guidance issued by the FASB effective January 1, 2012 that amends measurement and disclosure requirements related to fair value measurements to improve consistency with International Financial Reporting Standards. In connection with our adoption of this guidance, we made an accounting policy election to use an exception provided for in the guidance with respect to measuring counterparty credit risk for derivative instruments; this election enables us to continue to measure the fair value of groups of assets and liabilities associated with derivative instruments consistently with how market participants would price the net risk exposure at the measurement date. Our adoption of this guidance did not affect our financial position, results of operations or cash flows but did result in additional disclosure pertaining to our fair value measurements.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        We adopted guidance issued by the FASB effective January 1, 2012 relating to the testing of goodwill for impairment that permits us to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a quantitative impairment test. This guidance eliminates the requirement to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. Our adoption of this guidance did not materially affect our consolidated financial statements or disclosures.

3. Fair Value Measurements

        Accounting standards define fair value as the exit price, or the amount that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The standards also establish a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability developed based on market data obtained from sources independent of us. Unobservable inputs are inputs that reflect our assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The hierarchy of these inputs is broken down into three levels: Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities; Level 2 inputs include (1) quoted prices for similar assets or liabilities in active markets, (2) quoted prices for identical or similar assets or liabilities in markets that are not active and (3) inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly; and Level 3 inputs are unobservable inputs for the asset or liability. Categorization within the valuation hierarchy is based upon the lowest level of input that is most significant to the fair value measurement.

        The fair values of our interest rate derivatives are determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate market data and implied volatilities in such interest rates. While we determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with our interest rate derivatives also utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default. However, as of December 31, 2012, we assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivatives and determined that these adjustments are not significant. As a result, we determined that our interest rate derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

        At December 31, 2012 and 2011, we owned warrants to purchase 50,000 common shares in The KEYW Holding Corporation ("KEYW") at an exercise price of $9.25 per share. KEYW is an entity supporting the intelligence community's operations and transformation to Cyber Age mission by providing engineering services and integrated platforms that support the intelligence process. We acquired these warrants in March 2010 and began accounting for such warrants as derivatives in November 2010 when KEYW became a publicly-traded company. We compute the fair value of these warrants using the Black-Scholes option-pricing model. Under that model, the risk-free interest rate is based on the U.S. Treasury yield curve in effect as of the valuation date. The expected life is based on

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

the period of time until the expiration of the warrants. Expected volatility is based on an average of the historical volatility of companies in KEYW's industry that we deem to be comparable. Expected dividend yield is based on the dividend yield on KEYW's common shares as of the date of valuation. The warrants are classified in Level 2 of the fair value hierarchy.

        In addition to the warrants in KEYW described above, we also owned 1.9 million shares, or approximately 7%, of KEYW's common stock at December 31, 2011 and 3.1 million shares, or approximately 12%, at December 31, 2010. Our investment in these common shares had a fair value of $13.8 million at December 31, 2011 based on the closing price of KEYW's common stock on the NASDAQ Stock Market on that date and is included in the line entitled "restricted cash and marketable securities" on our consolidated balance sheet. We sold 1.2 million of these shares in 2011, resulting in $2.1 million in gain recognized. We used the equity method of accounting for our investment in the common stock until the resignation of our then Chief Executive Officer from the Board of Directors of KEYW effective July 1, 2011, at which time we began accounting for our investment in KEYW's common stock as a trading marketable equity security to be reported at fair value, with unrealized gains and losses recognized through earnings. We sold our remaining 1.9 million shares in 2012 for $14.0 million. We recognized revenue from a lease with KEYW in one of our properties of $2.4 million in 2012, $780,000 in 2011 and $668,000 in 2010.

        As discussed further in Note 6, our partner in a real estate joint venture has the right to require us to acquire its interest at fair value beginning in March 2020; accordingly, we classify the fair value of our partner's interest as a redeemable noncontrolling interest in the mezzanine section of our consolidated balance sheet. We determine the fair value of the interest based on unobservable inputs after considering the assumptions that market participants would make in pricing the interest. We apply a discount rate to the estimated future cash flows allocable to our partner from the properties underlying the joint venture. Estimated cash flows used in such analyses are based on our plans for the properties and our views of market and economic conditions, and consider items such as current and future rental rates, occupancies for the properties and comparable properties and estimated operating and capital expenditures. In determining the fair value of our partner's interest, we used a discount rate of 15.6%, which factored in risk appropriate to the level of future property development expected to be undertaken by the joint venture; a significant increase (decrease) in the discount rate used in determining the fair value would result in a significantly (lower) higher fair value. Given our reliance on the unobservable inputs, the valuations are classified in Level 3 of the fair value hierarchy.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

Recurring Fair Value Measurements

        The tables below set forth our financial assets and liabilities that are accounted for at fair value on a recurring basis as of December 31, 2012 and 2011 and the hierarchy level of inputs used in measuring their respective fair values under applicable accounting standards (in thousands):

Description	Quoted Prices in Active Markets for Identical Assets(Level 1)	Significant Other Observable Inputs(Level 2)	Significant Unobservable Inputs(Level 3)	Total
December 31, 2012:
Assets:
Common stock(1)	$809	$—	$—	$809
Warrants to purchase common shares in KEYW(2)	—	294	—	294

Assets	$809	$294	$—	$1,103

Liabilities:
Interest rate derivatives	$—	$6,185	$—	$6,185

Redeemable noncontrolling interest	$—	$—	$10,298	$10,298

December 31, 2011:
Assets:
Common stock(1)	$13,928	$—	$—	$13,928
Interest rate derivative(2)	—	716		716
Warrants to purchase common shares in KEYW(2)	—	125	—	125

Assets	$13,928	$841	$—	$14,769

Liabilities:
Interest rate derivatives	$—	$30,863	$—	$30,863

Redeemable noncontrolling interest	$—	$—	$8,908	$8,908

(1)
Included in the line entitled "restricted cash and marketable securities" on our consolidated balance sheet.

(2)
Included in the line entitled "prepaid expenses and other assets" on our consolidated balance sheet.

        The carrying values of cash and cash equivalents, restricted cash, accounts receivable, other assets (excluding mortgage loans receivable) and accounts payable and accrued expenses are reasonable estimates of their fair values because of the short maturities of these instruments. We estimated the fair values of our mortgage loans receivable as discussed in Note 9 based on the discounted estimated future cash flows of the loans (categorized within Level 3 of the fair value hierarchy); the discount rates used approximate current market rates for loans with similar maturities and credit quality, and the estimated cash payments include scheduled principal and interest payments. For our disclosure of debt fair values in Note 10 to the consolidated financial statements, we estimated the fair value of our

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Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

exchangeable senior notes based on quoted market prices for publicly-traded debt (categorized within Level 2 of the fair value hierarchy) and estimated the fair value of our other debt based on the discounted estimated future cash payments to be made on such debt (categorized within Level 3 of the fair value hierarchy); the discount rates used approximate current market rates for loans, or groups of loans, with similar maturities and credit quality, and the estimated future payments include scheduled principal and interest payments. Fair value estimates are made at a specific point in time, are subjective in nature and involve uncertainties and matters of significant judgment. Settlement of such fair value amounts may not be possible and may not be a prudent management decision.

        For additional fair value information, please refer to Note 9 for mortgage loans receivable, Note 10 for debt and Note 11 for interest rate derivatives.

Nonrecurring Fair Value Measurements

        We recognized impairment losses on certain properties and other assets associated with such properties in 2011 and 2012. Accordingly, certain properties and related assets were adjusted to fair value. The table below sets forth the fair value hierarchy of the valuation techniques used by us in determining such fair values for the year ended December 31, 2012 (dollars in thousands):

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Impairment Losses Recognized in 2012(1)
Assets(2):
Properties, net	$—	$—	$379,684	$379,684	$62,702

(1)
Represents impairment losses, excluding exit costs incurred of $4.2 million in 2012.

(2)
Reflects balance sheet classifications of assets at time of fair value measurement, excluding the effect of held for sale classifications.

The table below sets forth quantitative information about significant unobservable inputs used for the Level 3 fair value measurements reported above (dollars in thousands):

Description	Fair Value on Measurement Date	Valuation Technique	Unobservable Input	Range (Weighted Average)
Properties on which impairment losses were recognized	$379,684	Bid for properties indicative of value	Indicative bid(1)	(1)

		Contract of sale	Contract price(1)	(1)
		Discounted cash flow	Discount rate	10.0% to 11.0% (10.4%)
			Terminal capitalization rate	8.7% to 10.0% (8.9%)
			Market rent growth rate	3.0%(2)
			Expense growth rate	3.0%(2)
		Yield Analysis	Yield	12%(2)
			Market rent rate	$8.50 per square foot(2)
			Leasing costs	$20.00 per square foot(2)

(1)
These fair value measurements were developed by third party sources, subject to our corroboration for reasonableness.

(2)
Only one value applied for this unobservable input.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

The table below sets forth the fair value hierarchy of the valuation techniques used by us in determining such fair values for the year ended December 31, 2011 (dollars in thousands):

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Impairment Losses Recognized in 2011
Assets(1):
Properties, net	$—	$—	$320,894	$320,894	$150,093
Prepaid and other assets	—	—	163	163	928

(1)
Reflects balance sheet classifications of assets at time of fair value measurement, excluding the effect of held for sale classifications.

4. Concentration of Rental Revenue

        We derived large concentrations of our revenue from real estate operations from certain tenants during the periods set forth in our consolidated statements of operations. The following table summarizes the percentage of our rental revenue (which excludes tenant recoveries and other real estate operations revenue) earned from (1) individual tenants that accounted for at least 5% of our rental revenue from continuing and discontinued operations and (2) the aggregate of the five tenants from which we recognized the most rental revenue in the respective years:

	For the Years Ended December 31,
	2012	2011	2010
United States Government	18%	17%	16%
Northrop Grumman Corporation(1)	7%	8%	9%
Booz Allen Hamilton, Inc.	6%	6%	5%
Computer Sciences Corporation	5%	N/A	N/A
Five largest tenants	39%	38%	35%

(1)
Includes affiliated organizations and agencies and predecessor companies.

        We also derived in excess of 90% of our construction contract revenue from the United States Government in each of the years set forth on the consolidated statements of operations.

        In addition, we derived large concentrations of our total revenue from real estate operations (defined as the sum of rental revenue and tenant recoveries and other real estate operations revenue) from certain geographic regions. These concentrations are set forth in the segment information provided in Note 15. Several of these regions, including the Baltimore/Washington Corridor, Northern Virginia, Washington, DC—Capitol Riverfront, St. Mary's & King George Counties, Greater Baltimore, Maryland ("Greater Baltimore") and Suburban Maryland, are within close proximity to each other, and all but two of our regions with real estate operations (San Antonio, Texas ("San Antonio") and Colorado Springs, Colorado ("Colorado Springs")) are located in the Mid-Atlantic region of the United States.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net

        Operating properties, net consisted of the following (in thousands):

	December 31,
	2012	2011
Land	$427,766	$472,483
Buildings and improvements	2,725,875	2,801,252
Less: accumulated depreciation	(555,975)	(559,679)

Operating properties, net	$2,597,666	$2,714,056

        Projects we had in development or held for future development consisted of the following (in thousands):

	December 31,
	2012	2011
Land	$236,324	$229,833
Construction in progress, excluding land	329,054	409,086

Projects in development or held for future development	$565,378	$638,919

2012 Dispositions and Impairments

        In April 2011, we completed a review of our portfolio and identified a number of properties that are no longer closely aligned with our strategy, and our Board of Trustees approved a plan by Management to dispose of some of these properties (the "Strategic Reallocation Plan"). In December 2011, we identified additional properties for disposal, and our Board of Trustees approved a plan by management to increase the scope of the Strategic Reallocation Plan to include the disposition of additional properties. We completed dispositions of the following properties in 2012 primarily in connection with the Strategic Reallocation Plan (dollars in thousands):

Project Name	Location	Date of Sale	Number of Buildings	Total Rentable Square Feet	Transaction Value	Gain on Disposition
White Marsh Portfolio Disposition	White Marsh, Maryland	1/30/2012	5	163,000	$19,100	$2,445
1101 Sentry Gateway	San Antonio, Texas	1/31/2012	1	95,000	13,500	1,739
222 and 224 Schilling Circle	Hunt Valley, Maryland	2/10/2012	2	56,000	4,400	102
15 and 45 West Gude Drive	Rockville, Maryland	5/2/2012	2	231,000	49,107	—
11800 Tech Road	Silver Spring, Maryland	6/14/2012	1	240,000	21,300	—
400 Professional Drive	Gaithersburg, Maryland	7/2/2012	1	130,000	16,198	—
July 2012 Portfolio Disposition	Baltimore/Washington Corridor and Greater Baltimore	7/24/2012	23	1,387,000	161,901	16,900

			35	2,302,000	$285,506	$21,186

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net (Continued)

Each of the above dispositions represents property sales except for 400 Professional Drive, the disposition of which was completed in connection with a debt extinguishment, as described further below. We also had dispositions of non-operating properties during the year ended December 31, 2012 for aggregate transaction values totaling $28.1 million; in addition to the gain on sales reflected above, we also recognized impairment losses on certain of these sales that are disclosed below.

        On July 2, 2012, the mortgage lender on a $15 million nonrecourse mortgage loan that was secured by our 400 Professional Drive property accepted a deed in lieu of foreclosure on the property. As a result, we transferred title to the property to the mortgage lender and we were relieved of the debt obligation plus accrued interest. As of the transfer date, the property had an estimated fair value of $11 million. Upon completion of this transfer, we recognized a gain on extinguishment of debt of $3.7 million, representing the difference between the mortgage loan and interest payable extinguished over the carrying value of the property transferred as of the transfer date, which included the effect of previous impairments taken.

        We recognized impairment losses in 2012 in connection with the following:

  •
  our office properties and developable land in Greater Philadelphia, Pennsylvania. Our Board of Trustees approved a plan by Management to shorten the holding period for these properties because they no longer meet our strategic investment criteria. We determined that the carrying amounts of these properties will not likely be recovered from the cash flows from the operations and sales of such properties over the likely remaining holding period. Accordingly, we recognized aggregate non-cash impairment losses of $46.1 million in 2012 for the amounts by which the carrying values of the properties exceeded their respective estimated fair values. These losses contemplate our expectation that we will incur future cash expenditures of approximately $25 million to complete the redevelopment of certain of these properties;

  •
  the Strategic Reallocation Plan of $19.0 million ($23.7 million classified as discontinued operations and including $4.2 million in exit costs), including $6.9 million pertaining to certain properties in Colorado Springs, Colorado classified as held for sale at December 31, 2012 and approximately $5.1 million related to our disposition of an additional property from which the cash flows were not sufficient to recover its carrying value; and

  •
  construction costs incurred on a property held for future development of $1.9 million.

        The table below sets forth the impairment losses and exit costs recognized in 2012 by period of recognition and by property classification (in thousands):

	Three Months Ended
	3/31/2012	6/30/2012	9/30/2012	12/31/2012	Total
Operating properties	$11,833	$2,354	$55,829	$247	$70,263
Non-operating properties	(5,246)	—	—	1,893	(3,353)

Total	$6,587	$2,354	$55,829	$2,140	$66,910

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net (Continued)

2012 Acquisition

        On July 11, 2012, we acquired 13857 McLearen Road, a 202,000 square foot office property in Herndon, Virginia that was 100% leased, for $48.3 million. The table below sets forth the allocation of the acquisition costs of this property (in thousands):

Land, operating properties	$3,507
Building and improvements	30,177
Intangible assets on real estate acquisitions	14,993

Total assets	48,677
Below-market leases	(369)

Total acquisition cost	$48,308

Intangible assets recorded in connection with the above acquisition included the following (dollars in thousands):

		Weighted Average Amortization Period (in Years)
Tenant relationship value	$7,472	10
In-place lease value	7,109	5
Above-market leases	412	5

	$14,993	7

We expensed $229,000 in operating property acquisition costs in 2012 that are included in business development expenses and land carry costs on our consolidated statements of operations.

2012 Construction Activities

        During 2012, we placed into service an aggregate of 371,000 square feet in four newly constructed office properties, including two properties in the Baltimore/Washington Corridor, one in Greater Baltimore and one in Northern Virginia. As of December 31, 2012, we had 11 office properties under construction, or for which we were contractually committed to construct, that we estimate will total 1.4 million square feet upon completion, including four in the Baltimore/Washington Corridor, four in Huntsville, Alabama and three in Northern Virginia. We also had redevelopment underway on two office properties in Greater Philadelphia that we estimate will total 297,000 square feet upon completion.

2011 Dispositions and Impairment

        As discussed above, we implemented the Strategic Reallocation Plan in 2011 to dispose of office properties and land that are no longer closely aligned with our strategy. We determined that the carrying amounts of certain of the properties included in the Strategic Reallocation Plan (the "Impaired Properties") were not likely to be recovered from the cash flows from the operations and sales of such properties over the shorter holding periods. Accordingly, we recognized aggregate

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net (Continued)

non-cash impairment losses in 2011 of $122.5 million (including $67.5 million classified as discontinued operations and excluding $4.8 million in related income tax benefit) for the amounts by which the carrying values of the Impaired Properties exceeded their respective estimated fair values. We completed the sale of the following properties under the Strategic Reallocation Plan in 2011 (dollars in thousands):

Project Name	Location	Date of Sale	Number of Buildings	Total Rentable Square Feet	Transaction Value	Gain on Disposition
1344 & 1348 Ashton Road and 1350 Dorsey Road	Hanover, Maryland	5/24/2011	3	39,000	$3,800	$150
216 Schilling Circle	Hunt Valley, Maryland	8/23/2011	1	36,000	4,700	175
Towson Portfolio	Towson, Maryland	9/29/2011	4	179,000	16,000	1,134
11011 McCormick Road	Hunt Valley, Maryland	11/1/2011	1	57,000	3,450	822
10001 Franklin Square Drive	White Marsh, Maryland	12/13/2011	1	218,000	16,250	305
Rutherford Business Center Portfolio	Woodlawn, Maryland	12/15/2011	13	365,000	32,460	2,221

			23	894,000	$76,660	$4,807

        On February 15 and 17, 2011, the United States Army (the "Army") provided us disclosures regarding the past testing and use of tactical defoliants/herbicides at a property we owned and subsequently disposed of in Cascade, Maryland that was formerly an Army base known as Fort Ritchie ("Fort Ritchie"). Upon receipt of these disclosures, we commenced a review of our development plans and prospects for the property. We believed that these disclosures by the Army were likely to cause further delays in the resolution of certain existing litigation related to the property, and that they also increased the level of uncertainty as to our ultimate development rights at the property and future residential and commercial demand for the property. We analyzed various possible outcomes and resulting cash flows expected from the operations and ultimate disposition of the property. After determining that the carrying amount of the property was not likely to be recovered from those cash flows, we recognized a non-cash impairment loss of $27.7 million in March 2011 for the amount by which the carrying value of the property exceeded its estimated fair value.

        In 2011, we also recognized additional impairment losses of $803,000 on goodwill associated with operating properties.

        The table below sets forth the impairment losses recognized in 2011 by period of recognition and by property classification (in thousands):

	Three Months Ended
	3/31/2011	6/30/2011	12/31/2011	Total
Non-operating properties	$27,742	$13,574	$39,193	$80,509
Operating properties	—	31,031	39,481	70,512

Total	$27,742	$44,605	$78,674	$151,021

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net (Continued)

2011 Acquisition

        On August 9, 2011, we acquired 310 The Bridge Street, a 138,000 square foot office property in Huntsville, Alabama that was 100% leased, for $33.4 million. The table below sets forth the allocation of the acquisition costs of this property (in thousands):

Land, operating properties	$261
Building and improvements	26,577
Intangible assets on real estate acquisitions	6,575

Total acquisition cost	$33,413

        Intangible assets recorded in connection with the above acquisitions included the following (in thousands):

		Weighted Average Amortization Period (in Years)
Tenant relationship value	$3,187	8
In-place lease value	2,904	3
Above-market leases	484	3

	$6,575	6

        We expensed $156,000 in 2011 in connection with acquisitions of operating properties that are included in business development expenses on our consolidated statements of operations.

2011 Construction Activities

        During 2011, we placed into service an aggregate of 566,000 square feet in seven newly constructed office properties, including three in the Baltimore/Washington Corridor, two in Greater Baltimore, one in San Antonio and one in St. Mary's County.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Real Estate Joint Ventures

        During the periods included herein, we had an investment in one unconsolidated real estate joint venture accounted for using the equity method of accounting. Information pertaining to this joint venture investment is set forth below (dollars in thousands):

Investment Balance at(1)
December 31, 2012	December 31, 2011	Date Acquired	Ownership	Nature of Activity	Maximum Exposure to Loss(2)
$(6,420)	$(6,071)	9/29/2005	20%	Operates 16 Buildings	$—

(1)
The carrying amount of our investment in this joint venture was lower than our share of the equity in the joint venture by $4.5 million at December 31, 2012 and $5.2 million at December 31, 2011 due to our deferral of gain on the contribution by us of real estate into the joint venture upon its formation and our discontinuance of loss recognition under the equity method effective October 2012, as discussed below. A difference will continue to exist to the extent the nature of our continuing involvement in the joint venture remains the same and we continue to no longer recognize income or losses under the equity method.

(2)
Derived from the sum of our investment balance and maximum additional unilateral capital contributions or loans required from us. Not reported above are additional amounts that we and our partner are required to fund when needed by this joint venture; these funding requirements are proportional to our respective ownership percentages. Also not reported above are additional unilateral contributions or loans from us, the amounts of which are uncertain, that we would be required to make if certain contingent events occur (see Note 20).

        Net cash flows of the joint venture are distributed to the partners in proportion to their respective ownership interests. We did not recognize fees from the joint venture for property management, construction and leasing services we provided in 2012, 2011 and 2010.

        The following table sets forth condensed balance sheets for this unconsolidated real estate joint venture (in thousands):

	December 31,
	2012	2011
Properties, net	$58,460	$59,792
Other assets	4,376	3,529

Total assets	$62,836	$63,321

Liabilities (primarily debt)	$72,693	$67,710
Owners' equity	(9,857)	(4,389)

Total liabilities and owners' equity	$62,836	$63,321

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Real Estate Joint Ventures (Continued)

The following table sets forth condensed statements of operations for this unconsolidated real estate joint venture (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Revenues	$7,316	$7,577	$8,405
Property operating expenses	(2,829)	(3,673)	(3,600)
Interest expense	(7,672)	(3,913)	(3,937)
Depreciation and amortization expense	(2,283)	(2,463)	(3,154)

Net loss	$(5,468)	$(2,472)	$(2,286)

We historically accounted for the investment in our one unconsolidated real estate joint venture using the equity method of accounting primarily because: (1) we share with our partner the power to direct the matters that most significantly impact the activities of the joint venture, including the management and operations of the properties and disposal rights with respect to such properties; and (2) our partner has the right to receive benefits and absorb losses that could be significant to the VIE through its proportionately larger investment. We deferred gain in a prior period on our initial contribution of property to the joint venture due to certain guarantees described in Note 20, and we subsequently recognized losses in excess of our investment due to such guarantees and our intent to support the joint venture. During the fourth quarter of 2012, the holder of mortgage debt encumbering all of the joint venture's properties notified us of the debt's default, initiated foreclosure proceedings and terminated our property management responsibilities; accordingly, we discontinued recognition of losses on this investment under the equity method effective in October 2012 due to our having neither the obligation nor intent to support the joint venture.

        The table below sets forth information pertaining to our investments in consolidated real estate joint ventures at December 31, 2012 (dollars in thousands):

				December 31, 2012(1)
		Nominal Ownership % at 12/31/2012
	Date Acquired		Nature of Activity	Total Assets	Encumbered Assets	Total Liabilities
LW Redstone Company, LLC	3/23/2010	85%	Developing business park(2)	$76,295	$16,809	$12,990
M Square Associates, LLC	6/26/2007	50%	Operating two buildings and developing others(3)	60,798	47,360	43,149
Arundel Preserve #5, LLC	7/2/2007	50%	Operating one building(4)	39,581	36,811	17,722
COPT-FD Indian Head, LLC	10/23/2006	75%	Holding land parcel(5)	6,436	—	16
MOR Forbes 2 LLC	12/24/2002	50%	Operating one building(6)	3,879	—	96

				$186,989	$100,980	$73,973

(1)
Excludes amounts eliminated in consolidation.

(2)
This joint venture's property is in Huntsville, Alabama.

(3)
This joint venture's properties are in College Park, Maryland (in the Suburban Maryland region).

(4)
This joint venture's property is in Hanover, Maryland (in the Baltimore/Washington Corridor).

(5)
This joint venture's property is in Charles County, Maryland. In 2012, the joint venture exercised its option under a development agreement to require Charles County to repurchase the land parcel at its original acquisition cost. Under the terms of the agreement with Charles County, the repurchase is expected to occur by August 2014.

(6)
This joint venture's property is in Lanham, Maryland (in the Suburban Maryland region).

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Real Estate Joint Ventures (Continued)

With regard to our consolidated joint ventures:

  •
  For LW Redstone, LLC, we anticipate funding certain infrastructure costs (up to a maximum of $76.0 million) that we expect will be reimbursed by the City of Huntsville; as of December 31, 2012, we had advanced $33.3 million to the City to fund such costs (included in prepaid expenses and other assets on our consolidated balance sheet). We also expect to fund additional development and construction costs through equity contributions to the extent that third party financing is not obtained. Our partner was credited with a $9.0 million capital account upon formation and is not required to make any future equity contributions. While net cash flow distributions to the partners vary depending on the source of the funds distributed, cash flows are generally distributed as follows:

  •
  cumulative preferred returns on capital invested to fund the project's infrastructure costs on a pro rata basis to us and our partner;

  •
  cumulative preferred returns on our capital invested to fund the project's vertical construction;

  •
  return of our invested capital;

  •
  return of our partner's capital;

  •
  any remaining residual 85% to us and 15% to our partner.

    Our partner has the right to require us to acquire its interest for fair value beginning in March 2020; accordingly, we classify the fair value of our partner's interest as redeemable noncontrolling interests in the mezzanine section of our consolidated balance sheet. We have the right to purchase our partner's interest at fair value upon the earlier of five years following the project's achievement of a construction commencement threshold of 4.4 million square feet or March 2040.

  •
  For M Square Associates, LLC, net cash flows of this entity will be distributed to the partners as follows: (1) member loans and accrued interest; (2) our preferred return and capital contributions used to fund infrastructure costs; (3) the partners' preferred returns and capital contributions used to fund all other costs, including the base land value credit, in proportion to the accrued returns and capital accounts; and (4) residual amounts distributed 50% to each member.

  •
  For Arundel Preserve #5, LLC, net cash flows will be distributed to the partners as follows: (1) member loans and accrued interest; (2) preferred returns in proportion to the partners' respective capital accounts; (3) repayment of any building operating reserves funded by us; and (4) residual cash flows in proportion to the partners' respective ownership interests.

  •
  For COPT-FD Indian Head, LLC, net cash flows will be distributed to the partners in proportion to their respective ownership interests.

  •
  For MOR Forbes 2 LLC, net cash flows will be distributed to the partners in proportion to their respective ownership interests.

We consolidate these real estate joint ventures because we have: (1) the power to direct the matters that most significantly impact the activities of the joint ventures, including development, leasing and

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Real Estate Joint Ventures (Continued)

management of the properties constructed by the VIEs; and (2) the right to receive returns on our fundings and, in many cases, the obligation to fund the activities of the ventures to the extent that third-party financing is not obtained, both of which could be potentially significant to the VIEs.

        The ventures discussed above include only ones in which parties other than COPLP and COPT own interests.

        Our commitments and contingencies pertaining to our real estate joint ventures are disclosed in Note 20.

7. Intangible Assets on Real Estate Acquisitions

        Intangible assets on real estate acquisitions consisted of the following (in thousands):

	December 31, 2012			December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
In-place lease value	$134,964	$93,362	$41,602	$151,361	$97,594	$53,767
Tenant relationship value	46,828	23,346	23,482	45,940	23,246	22,694
Above-market cost arrangements	12,416	4,100	8,316	12,416	2,857	9,559
Above-market leases	8,925	7,432	1,493	10,118	8,037	2,081
Market concentration premium	1,333	347	986	1,333	314	1,019

	$204,466	$128,587	$75,879	$221,168	$132,048	$89,120

Amortization of the intangible asset categories set forth above totaled $21.4 million in 2012, $28.3 million in 2011 and $28.3 million in 2010. The approximate weighted average amortization periods of the categories set forth above follow: in-place lease value: seven years; tenant relationship value: eight years; above-market cost arrangements: 28 years; above-market leases: four years; and market concentration premium: 30 years. The approximate weighted average amortization period for all of the categories combined is ten years. Estimated amortization expense associated with the intangible asset categories set forth above for the next five years is: $14.4 million for 2013; $12.3 million for 2014; $10.6 million for 2015; $9.5 million for 2016; and $7.1 million for 2017.

8. Deferred Leasing and Financing Costs

        Deferred leasing and financing costs, net consisted of the following (in thousands):

	December 31,
	2012	2011
Deferred leasing costs	$97,852	$96,140
Deferred financing costs	30,520	44,159
Accumulated amortization	(68,420)	(73,784)

Deferred leasing and financing costs, net	$59,952	$66,515

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

9. Prepaid Expenses and Other Assets

        Prepaid expenses and other assets consisted of the following (in thousands):

	December 31,
	2012	2011
Mortgage and other investing receivables	$33,396	$27,998
Prepaid expenses	19,270	20,035
Furniture, fixtures and equipment, net	7,991	10,177
Deferred tax asset	6,612	6,923
Lease incentives	5,578	5,233
Other assets	4,608	13,284

Prepaid expenses and other assets	$77,455	$83,650

Mortgage and Other Investing Receivables

        Mortgage and other investing receivables consisted of the following (in thousands):

	December 31,
	2012	2011
Notes receivable from City of Huntsville	$33,252	$17,741
Mortgage loans receivable	144	10,257

	$33,396	$27,998

Our notes receivable from the City of Huntsville funded infrastructure costs in connection with our LW Redstone Company, LLC joint venture (see Note 6). As of December 31, 2012, our mortgage loans receivable reflected above consisted of one loan secured by a property in Greater Baltimore. We did not have an allowance for credit losses in connection with these receivables at December 31, 2012 or December 31, 2011. The fair value of our mortgage and other investing receivables totaled $33.4 million at December 31, 2012 and $28.0 million at December 31, 2011.

Operating Notes Receivable

        We had operating notes receivable due from tenants with terms exceeding one year totaling $271,000 at December 31, 2012 and $530,000 at December 31, 2011. We carried allowances for estimated losses for most of these balances.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

10. Debt

        Our debt consisted of the following (dollars in thousands):

		Carrying Value at
	Maximum Availability at December 31, 2012
		December 31, 2012	December 31, 2011	Stated Interest Rates at December 31, 2012	Scheduled Maturity Dates at December 31, 2012
Mortgage and Other Secured Loans:
Fixed rate mortgage loans(1)	N/A	$948,414	$1,052,421	5.20% - 7.87%(2)	2013 - 2034
Variable rate secured loans	N/A	38,475	39,213	LIBOR + 2.25%(3)	2015
Other construction loan facilities	$123,802	29,557	40,336	LIBOR + 1.95% to 2.75%(4)	2013 - 2015

Total mortgage and other secured loans		1,016,446	1,131,970
Revolving Credit Facility	800,000	—	662,000	LIBOR + 1.75% to 2.50%	September 1, 2014
Term Loan Facilities	770,000	770,000	400,000	LIBOR + 1.65% to 2.60%(5)	2015 - 2019
Unsecured notes payable	N/A	1,788	5,050	0%(6)	2026
4.25% Exchangeable Senior Notes	N/A	230,934	227,283	4.25%	April 2030(7)

Total debt		$2,019,168	$2,426,303

(1)
Several of the fixed rate mortgages carry interest rates that were above or below market rates upon assumption and therefore were recorded at their fair value based on applicable effective interest rates. The carrying values of these loans reflect net unamortized premiums totaling $1.3 million at December 31, 2012 and $2.4 million at December 31, 2011.

(2)
The weighted average interest rate on these loans was 6.01% at December 31, 2012.

(3)
The interest rate on the loan outstanding was 2.46% at December 31, 2012.

(4)
The weighted average interest rate on these loans was 2.66% at December 31, 2012.

(5)
The weighted average interest rate on these loans was 2.17% at December 31, 2012.

(6)
These notes carry interest rates that were below market rates upon assumption and therefore were recorded at their fair value based on applicable effective interest rates. The carrying value of these notes reflects an unamortized discount totaling $873,000 at December 31, 2012 and $1.8 million at December 31, 2011.

(7)
Refer to the paragraph below for descriptions of provisions for early redemption and repurchase of these notes.

        Effective September 1, 2011, we entered into a credit agreement providing for an unsecured revolving credit facility (the "Revolving Credit Facility") with a group of lenders for which J.P. Morgan Securities LLC and KeyBanc Capital Markets acted as join lead arrangers and joint book runners, KeyBank National Association acted as administrative agent and JPMorgan Chase Bank, N.A. and Bank of America, N.A. acted as co-syndication agents. The lenders' aggregate commitment under the facility was $1.0 billion, with the ability for us to increase the lenders' aggregate commitment to $1.5 billion, provided that there is no default under the facility and subject to the approval of the lenders. Effective August 10, 2012, we exercised our right to reduce the lenders' aggregate commitment under the facility from $1.0 billion to $800 million, with the ability for us to increase the lenders' aggregate commitment to $1.3 billion, provided that there is no default under the facility and subject to the approval of the lenders. Amounts available under the facility are computed based on 60% of our unencumbered asset value, as defined in the agreement. The facility matures on September 1, 2014,

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

10. Debt (Continued)

and may be extended by one year at our option, provided that there is no default under the facility and we pay an extension fee of 0.20% of the total availability of the facility. The interest rate on the facility is based on LIBOR (customarily the 30-day rate) plus 1.75% to 2.50%, as determined by our leverage levels. The facility also carries a quarterly fee that is based on the unused amount of the facility multiplied by a per annum rate of 0.25% to 0.35%, as determined by the level of our unused amount. As of December 31, 2012, the maximum borrowing capacity under this facility totaled $800.0 million, of which $792.3 million was available.

        Effective September 1, 2011, we entered into an unsecured term loan agreement with the same group of lenders as the Revolving Credit Facility under which we borrowed $400.0 million, with a right for us to borrow an additional $100.0 million, provided that there is no default under the agreement. The term loan matures on September 1, 2015, and may be extended by one year at our option, provided that there is no default and we pay an extension fee of 0.20% of the total availability of the agreement. The variable interest rate on the term loan is based on LIBOR rate (customarily the 30-day rate) plus 1.65% to 2.40%, as determined by our leverage levels.

        Upon entry into the Revolving Credit Facility and term loan on September 1, 2011, we repaid and extinguished our previously existing Revolving Credit Facility and Revolving Construction Facility and used most of the remaining proceeds to repay two variable rate secured loans totaling $270.3 million. Upon the early extinguishment of this debt, we recognized a loss of $1.7 million, representing unamortized issuance costs.

        Effective February 14, 2012, we entered into an unsecured term loan agreement with a group of lenders for which J.P. Morgan Securities LLC and KeyBank Capital Markets acted as joint lead arrangers and joint book runners, KeyBank National Association acted as administrative agent and JPMorgan Chase Bank, N.A. acted as syndication agent. We borrowed $250.0 million under the term loan. The term loan matures on February 14, 2017. The variable interest rate on the loan is based on the LIBOR rate (customarily the 30-day rate) plus 1.65% to 2.40%, as determined by our leverage levels.

        Effective August 3, 2012, we entered into an unsecured term loan agreement with a group of lenders for which Wells Fargo Securities, LLC acted as sole arranger and sole book runner, Wells Fargo Bank, National Association acted as administrative agent and Capital One, N.A. acted as documentation agent. We borrowed $120.0 million under the term loan, with the ability for us to borrow an additional $80.0 million, provided that there is no default under the loan and subject to the approval of the lenders. The term loan matures on August 2, 2019. The variable interest rate on the loan is based on the LIBOR rate (customarily the 30-day rate) plus 2.10% to 2.60%, as determined by our leverage levels.

        In 2010, we issued a $240.0 million aggregate principal amount of 4.25% Exchangeable Senior Notes due 2030. Interest on the notes is payable on April 15 and October 15 of each year. These notes have an exchange settlement feature that provides that the notes may, under certain circumstances, be exchangeable for cash and, at our discretion, COPT common shares at an exchange rate (subject to adjustment) of 20.8513 shares per one thousand dollar principal amount of the notes (exchange rate is as of December 31, 2012 and is equivalent to an exchange price of $47.96 per common share) (the initial exchange rate of the notes was based on a 20% premium over the closing price on the NYSE on the transaction pricing date). On or after April 20, 2015, COPLP may redeem the notes in cash in whole or in part. The holders of the notes have the right to require us to repurchase the notes in cash

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

10. Debt (Continued)

in whole or in part on each of April 15, 2015, April 15, 2020 and April 15, 2025, or in the event of a "fundamental change," as defined under the terms of the notes, for a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest. The notes are general unsecured senior obligations of COPLP and rank equally in right of payment with all other senior unsecured indebtedness of COPLP and are guaranteed by COPT. The carrying value of these notes included a principal amount of $240 million and an unamortized discount totaling $9.1 million at December 31, 2012 and $12.7 million at December 31, 2011. The effective interest rate under the notes, including amortization of the issuance costs, was 6.05%. Because the closing price of COPT's common shares at December 31, 2012 and 2011 was less than the exchange price per common share applicable to these notes, the if-converted value of the notes did not exceed the principal amount. The table below sets forth interest expense recognized on these notes before deductions for amounts capitalized (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Interest expense at stated interest rate	$10,200	$10,200	$7,480
Interest expense associated with amortization of discount	3,651	3,437	2,445

Total	$13,851	$13,637	$9,925

        Until September 15, 2011, we had $162.5 million aggregate principal amount of 3.50% Exchangeable Senior Notes due 2026. These notes had an exchange settlement feature that provided that the notes were, under certain circumstances, exchangeable for cash (up to the principal amount of the notes) and, with respect to any excess exchange value, were exchangeable into (at our option) cash, COPT common shares or a combination of cash and COPT common shares. On September 15, 2011, we repurchased these notes at 100% of the principal amount of $162.5 million after the holders of such notes surrendered them for repurchase pursuant to the terms of the notes and the related Indenture. The effective interest rate under the notes, including amortization of the issuance costs, was 5.97%. Because the closing price of COPT's common shares at December 31, 2011 was less than the exchange price per common share applicable to these notes, the if-converted value of the notes did not exceed the principal amount. The table below sets forth interest expense recognized on these notes before deductions for amounts capitalized:

	For the Years Ended December 31,
	2011	2010
Interest expense at stated interest rate	$4,013	$5,687
Interest expense associated with amortization of discount	2,617	3,736

Total	$6,630	$9,423

        Certain of our debt instruments require that we comply with a number of restrictive financial covenants, including maximum leverage ratio, unencumbered leverage ratio, minimum net worth, minimum fixed charge coverage, minimum unencumbered interest coverage ratio, minimum debt

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

10. Debt (Continued)

service and maximum secured indebtedness ratio. As of December 31, 2012, we were within the compliance requirements of these financial covenants.

        Our debt matures on the following schedule (in thousands):

2013	$121,129	(1)
2014	158,341
2015	795,802	(2)
2016	278,642
2017	551,388
Thereafter	122,490

Total	$2,027,792	(3)

(1)
Includes $17.5 million that may be extended for one year, subject to certain conditions.

(2)
Includes $411.1 million that may be extended for one year, subject to certain conditions.

(3)
Represents scheduled principal amortization and maturities only and therefore excludes net discounts of $8.6 million.

        Weighted average borrowings under our Revolving Credit Facilities totaled $276.5 million in 2012 and $482.3 million in 2011. The weighted average interest rate on our Revolving Credit Facilities was 2.27% in 2012 and 1.65% in 2011.

        We capitalized interest costs of $13.9 million in 2012, $17.4 million in 2011 and $16.5 million in 2010.

        The following table sets forth information pertaining to the fair value of our debt (in thousands):

	December 31, 2012		December 31, 2011
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Fixed-rate debt
4.25% Exchangeable Senior Notes	$230,934	$240,282	$227,283	$238,077
Other fixed-rate debt	950,202	968,180	1,057,471	1,054,424
Variable-rate debt	838,032	845,558	1,141,549	1,139,856

	$2,019,168	$2,054,020	$2,426,303	$2,432,357

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

11. Interest Rate Derivatives

        The following table sets forth the key terms and fair values of our interest rate swap derivatives (dollars in thousands):

						Fair Value at December 31,
Notional Amount				Effective Date	Expiration Date
		Fixed Rate	Floating Rate Index			2012	2011
$100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014	$(594)	$55
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014	(591)	56
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,313)	(66)
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,313)	(49)
38,475	(1)	3.8300%	One-Month LIBOR + 2.25%	11/2/2010	11/2/2015	(1,268)	(1,054)
100,000		0.8055%	One-Month LIBOR	9/2/2014	9/1/2016	(263)	—
100,000		0.8100%	One-Month LIBOR	9/2/2014	9/1/2016	(272)	—
100,000		1.6730%	One-Month LIBOR	9/1/2015	8/1/2019	(154)	—
100,000		1.7300%	One-Month LIBOR	9/1/2015	8/1/2019	(417)	—
50,000		0.5025%	One-Month LIBOR	1/3/2011	1/3/2012	—	(1)
50,000		0.5025%	One-Month LIBOR	1/3/2011	1/3/2012	—	(1)
120,000		1.7600%	One-Month LIBOR	1/2/2009	5/1/2012	—	(552)
100,000		1.9750%	One-Month LIBOR	1/1/2010	5/1/2012	—	(532)
100,000	(2)	3.8415%	Three-Month LIBOR	9/30/2011	9/30/2021	—	(16,333)
75,000	(2)	3.8450%	Three-Month LIBOR	9/30/2011	9/30/2021	—	(12,275)
100,000	(2)	2.0525%	Three-Month LIBOR-Reverse	12/30/2011	9/30/2021	—	345
75,000	(2)	2.0525%	Three-Month LIBOR-Reverse	12/30/2011	9/30/2021	—	260

						$(6,185)	$(30,147)

(1)
The notional amount of this instrument is scheduled to amortize to $36.2 million.

(2)
As described below, we settled these instruments on January 5, 2012, along with interest accrued thereon, for an aggregate of $29.7 million. Our policy is to present payments to terminate interest rate swaps entered into in order to hedge forecasted interest payments as operating activities on our consolidated statement of cash flows. Accordingly, the payments to settle these instruments were included in net cash provided by operating activities on our consolidated statement of cash flows.

        Each of the one-month LIBOR interest rate swaps set forth in the table above was designated as a cash flow hedge of interest rate risk.

        On April 5, 2011, we entered into the two forward starting three-month LIBOR swaps set forth above with an effective date of September 30, 2011 for an aggregate notional amount of $175 million. We designated these swaps as cash flow hedges of interest payments on ten-year, fixed-rate borrowings forecasted to occur between August 2011 and April 2012. After meeting with our Board of Trustees on December 21, 2011, we determined that we would pursue other financing options and concluded that the originally forecasted borrowings were expected not to occur. Accordingly, the swaps no longer qualified for hedge accounting. On December 22, 2011, we entered into the two reverse three-month LIBOR swaps set forth above with an effective date of December 30, 2011 for an aggregate notional amount of $175 million in order to remove the majority of the variability in the termination value of

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

11. Interest Rate Derivatives (Continued)

the forward starting swaps entered into on April 5, 2011. We recognized aggregate net losses of $29.8 million on these interest rate swaps in December 2011. On January 5, 2012, we settled all of the forward starting swaps entered into on April 5, 2011 and December 22, 2011 and interest accrued thereon for an aggregate of $29.7 million.

        The table below sets forth the fair value of our interest rate derivatives as well as their classification on our consolidated balance sheet (in thousands):

	December 31, 2012		December 31, 2011
Derivatives	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest rate swaps designated as cash flow hedges	Prepaid expenses and other assets	$—	Prepaid expenses and other assets	$111
Interest rate swaps not designated as hedges	N/A	—	Prepaid expenses and other assets	605
Interest rate swaps designated as cash flow hedges	Interest rate derivatives	(6,185)	Interest rate derivatives	(2,255)
Interest rate swaps not designated as hedges	N/A	—	Interest rate derivatives	(28,608)

        The table below presents the effect of our interest rate derivatives on our consolidated statements of operations and comprehensive income (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Amount of loss recognized in accumulated other comprehensive loss ("AOCL") (effective portion)	$(7,676)	$(31,531)	$(5,473)
Amount of loss reclassified from AOCL into interest expense (effective portion)	(3,697)	(4,601)	(3,689)
Amount of loss reclassified from AOCL to loss on interest rate derivatives upon discontinuing hedge accounting	—	28,430	—
Amount of loss on interest rate derivatives recognized subsequent to such derivatives no longer being designated as hedges	—	1,375	—

Over the next 12 months, we estimate that approximately $2.6 million will be reclassified from AOCL as an increase to interest expense.

        We have agreements with each of our interest rate derivative counterparties that contain provisions under which, if we default or are capable of being declared in default on any of our indebtedness, we could also be declared in default on our derivative obligations. These agreements also incorporate the loan covenant provisions of our indebtedness with a lender affiliate of the derivative counterparties. Failure to comply with the loan covenant provisions could result in our being declared in default on any derivative instrument obligations covered by the agreements. As of December 31, 2012, the fair value of interest rate derivatives in a liability position related to these agreements was $6.2 million, excluding the effects of accrued interest. As of December 31, 2012, we had not posted any collateral related to these agreements. We are not in default with any of these provisions. If we breached any of these provisions, we could be required to settle our obligations under the agreements at their termination value of $6.4 million.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

12. Equity

General Partner Preferred Units

        The table below sets forth information pertaining to preferred units in COPLP held by COPT at December 31, 2012 (dollars in thousands, except per share data):

Series	# of Units Issued	Aggregate Liquidation Preference	Month of Issuance	Annual Distribution Yield	Annual Distribution Per Unit	Earliest Redemption Date
Series H	2,000,000	$50,000	December 2003	7.500%	$1.87500	12/18/2008
Series J	3,390,000	84,750	July 2006	7.625%	$1.90625	7/20/2011
Series K	531,667	26,583	January 2007	5.600%	$2.80000	1/9/2017
Series L	6,900,000	172,500	June 2012	7.375%	$1.84375	6/27/2017

	12,821,667	$333,833

        In the case of each series of preferred units, COPT had outstanding series of preferred shares of beneficial interest ("preferred shares") that carry substantially the same terms. Each series of preferred units are redeemable for cash in the amount of its liquidation preference at our option on or after the earliest redemption date. The Series K Preferred Units are also convertible, subject to certain conditions, into common units on the basis of 0.8163 common units for each preferred unit. Holders of all preferred units are entitled to cumulative distributions, payable quarterly (as and if declared by our Board of Trustees).

        On June 27, 2012, COPT completed the public offering of 6.9 million Series L Cumulative Preferred Shares of beneficial interest ("Series L Preferred Shares") at a price of $25.00 per share for net proceeds of $165.7 million after underwriting discounts but before offering expenses. COPT contributed the net proceeds from the sale to COPLP in exchange for 6.9 million Series L Preferred Units. The Series L Preferred Units carry terms that are substantially the same as the Series L Preferred Shares.

        On August 6, 2012, COPLP redeemed all of the outstanding 8% Series G Preferred Units held by COPT at a price of $25.00 per unit, or $55.0 million in the aggregate, plus accrued and unpaid distributions thereon through the date of redemption. We recognized a $1.8 million decrease to net income available to common unitholders pertaining to the original issuance costs incurred on the Series G Preferred Units at the time of the redemption.

Limited Partner Preferred Units

        COPLP has 352,000 Series I Preferred Units issued to an unrelated party that have an aggregate liquidation preference of $8.8 million ($25.00 per unit), plus any accrued and unpaid distributions of return thereon (as described below), and may be redeemed for cash by COPLP at our option any time after September 22, 2019. The owner of these units is entitled to a priority annual cumulative return equal to 7.5% of their liquidation preference through September 22, 2019; the annual cumulative preferred return increases for each subsequent five-year period, subject to certain maximum limits. These units are convertible into common units on the basis of 0.5 common units for each Series I Preferred Unit; the resulting common units would then be exchangeable for common shares in accordance with the terms of COPLP's agreement of limited partnership.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

12. Equity (Continued)

Common Units

        COPT owned 95% of COPLP's common units as of December 31, 2012 and 94% as of December 31, 2011. Three of COPT's trustees also controlled, either directly or through ownership by other entities or family members, an additional 4% of COPLP's common units ("common units") as of December 31, 2012.

        During 2011 and 2012, COPT acquired additional common units through the following public offerings of common shares:

  •
  4.6 million common shares in May 2011 at a public offering price of $33.00 per share for net proceeds of $145.7 million (after underwriter discounts but before offering expenses) that were contributed to COPLP in exchange for 4.6 million common units; and

  •
  8.6 million common shares in October 2012 at a public offering price of $24.75 per share for net proceeds of $204.9 million (after underwriter discounts but before offering expenses) that were contributed to COPLP in exchange for 8.6 million common units.

COPLP also issued 1,666,083 common units to COPT in September 2011 to enable the number of common units in COPLP owned by COPT to equal the number of outstanding common shares of COPT. In addition, COPT also acquired common units as a result of activity pertaining to our share-based compensation plans, as disclosed in Note 13.

        Limited partners in COPLP holding common units have the right to require COPLP to redeem all or a portion of their common units. COPLP (or COPT as the general partner) has the right, in its sole discretion, to deliver to such redeeming limited partners for each partnership unit either one COPT common share (subject to anti-dilution adjustment) or a cash payment equal to the then fair market value of such share (so adjusted) (based on the formula for determining such value set forth in the partnership agreement). Limited partners holding common units redeemed their units into common shares on the basis of one common share for each common unit in the amount of 234,246 in 2012 and 100,939 in 2011.

        We declared distributions per common unit of $1.10 in 2012, $1.65 in 2011 and $1.61 in 2010.

13. Share-Based Compensation and Employee Benefit Plans

Share-Based Compensation Plans

        In May 2010, COPT adopted the Amended and Restated 2008 Omnibus Equity and Incentive Plan. COPT may issue equity-based awards under this plan to officers, employees, non-employee trustees and any other key persons of us and our subsidiaries, as defined in the plan. The plan provides for a maximum of 5,900,000 common shares in COPT to be issued in the form of options, share appreciation rights, deferred share awards, restricted share awards, unrestricted share awards, performance shares, dividend equivalent rights and other equity-based awards and for the granting of cash-based awards. The plan expires on May 13, 2020.

        In March 1998, COPT adopted a long-term incentive plan for our Trustees and our employees. This plan, which expired in March 2008, provided for the award of options, restricted shares and dividend equivalents.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Share-Based Compensation and Employee Benefit Plans (Continued)

        Grants of restricted shares and options under these plans to nonemployee Trustees generally vest on the first anniversary of the grant date provided that the Trustee remains in his or her position. Restricted shares and options granted to employees vest based on increments and over periods of time set forth under the terms of the respective awards provided that the employees remain employed by us. Options expire ten years after the date of grant. Shares for each of the share-based compensation plans are issued under registration statements on Form S-8 that became effective upon filing with the Securities and Exchange Commission. In connection with awards of common shares granted by COPT under such share-based compensation plans, COPLP issues to COPT an equal number of equity instruments with identical terms.

        The following table summarizes restricted share transactions under the share-based compensation plans for 2010, 2011 and 2012:

	Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2009	668,990	$30.43
Granted	290,956	37.74
Forfeited	(13,986)	34.38
Vested	(276,102)	32.24

Unvested at December 31, 2010	669,858	32.77
Granted	320,284	33.68
Forfeited	(18,058)	34.23
Vested	(323,706)	32.86

Unvested at December 31, 2011	648,378	33.13
Granted	177,662	23.64
Forfeited	(17,019)	31.43
Vested	(374,378)	32.72

Unvested at December 31, 2012	434,643	$29.67

Restricted shares expected to vest	419,014	$29.73

        The aggregate intrinsic value of restricted shares that vested was $9.0 million in 2012, $11.2 million in 2011 and $10.3 million in 2010.

        Our Board of Trustees made the following grants of PSUs to our executives:

  •
  100,645 PSUs on March 4, 2010 (the "2010 PSU Grants") with an aggregate grant date fair value of $5.4 million. Certain executives voluntarily cancelled 58,105 of these PSUs in 2011; we recognized a non-cash compensation charge of $1.2 million in 2011 in connection with these PSU cancellations. The remaining PSUs at December 31, 2011 were held by Mr. Randall M. Griffin, our former Chief Executive Officer, and were terminated upon his retirement on March 31, 2012; based on COPT's total shareholder return relative to its peer group of companies, there was no payout value in connection with the termination of the PSUs;

  •
  56,883 PSUs on March 3, 2011 (the "2011 PSU Grants") with an aggregate grant date fair value of $2.8 million which were all outstanding at December 31, 2012; and

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Share-Based Compensation and Employee Benefit Plans (Continued)

  •
  54,070 PSUs on March 1, 2012, (the "2012 PSU Grants") with an aggregate grant date fair value of $1.8 million which were all outstanding at December 31, 2012.

        The PSUs have a performance period beginning on the respective grant dates and concluding on the earlier of three years from the respective grant dates or the date of: (1) termination by us without cause, death or disability of the executive or constructive discharge of the executive (collectively, "qualified termination"); or (2) a sale event. The number of PSUs earned ("earned PSUs") at the end of the performance period will be determined based on the percentile rank of COPT's total shareholder return relative to a peer group of companies, as set forth in the following schedule:

Percentile Rank	Earned PSUs Payout %
75th or greater	200% of PSUs granted
50th or greater	100% of PSUs granted
25th	50% of PSUs granted
Below 25th	0% of PSUs granted

If the percentile rank exceeds the 25th percentile and is between two of the percentile ranks set forth in the table above, then the percentage of the earned PSUs will be interpolated between the ranges set forth in the table above to reflect any performance between the listed percentiles. At the end of the performance period, COPT, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of:

  •
  the number of earned PSUs in settlement of the award plan; plus

  •
  the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date, as defined under the terms of the agreement.

        If a performance period ends due to a sale event or qualified termination, the number of earned PSUs is prorated based on the portion of the three-year performance period that has elapsed. If employment is terminated by the employee or by us for cause, all PSUs are forfeited. PSUs do not carry voting rights.

        We computed grant date fair values for PSUs using Monte Carlo models and are recognizing these values over three-year periods that commenced on the respective grant dates. The grant date fair value and certain of the assumptions used in the Monte Carlo models for PSUs granted in 2010, 2011 and 2012 are set forth below:

	For the Years Ended December 31,
	2012	2011	2010
Grant date fair value	$32.77	$49.15	$53.31
Baseline common share value	$24.39	$35.17	$37.84
Expected volatility of common shares	43.2%	61.1%	62.2%
Risk-free interest rate	0.41%	1.32%	1.38%

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Share-Based Compensation and Employee Benefit Plans (Continued)

        The following table summarizes option transactions under COPT's share-based compensation plans for 2010, 2011 and 2012 (dollars in thousands, except per share data):

	Shares	Range of Exercise Price per Share	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2009	1,501,906	$8.63 - $57.00	$30.29	5	$14,579
Forfeited/Expired—2010	(34,966)	$41.33 - $49.60	$46.59
Exercised—2010	(278,656)	$8.63 - $42.07	$16.42

Outstanding at December 31, 2010	1,188,284	$9.54 - $57.00	$33.07	5	$7,987
Forfeited/Expired—2011	(51,598)	$22.49 - $50.59	$42.82
Exercised—2011	(191,264)	$9.54 - $30.25	$12.82

Outstanding at December 31, 2011	945,422	$13.40 - $57.00	$36.63	4	$510
Forfeited/Expired—2012	(85,588)	$25.52 - $57.00	$42.98
Exercised—2012	(61,624)	$13.40 - $22.49	$15.08

Outstanding at December 31, 2012	798,210	$13.60 - $57.00	$37.62	3	$325

Exercisable at December 31, 2010	1,188,284	(1)	$33.07

Exercisable at December 31, 2011	945,422	(2)	$36.63

Exercisable at December 31, 2012	798,210	(3)	$37.62

(1)
231,946 of these options had an exercise price ranging from $9.54 to $16.73; 246,103 had an exercise price ranging from $16.74 to $30.04; 205,012 had an exercise price ranging from $30.05 to $41.28; 253,607 had an exercise price ranging from $41.29 to $45.24; and 251,616 had an exercise price ranging from $45.25 to $57.00.

(2)
53,957 of these options had an exercise price ranging from $13.40 to $16.73; 225,903 had an exercise price ranging from $16.74 to $30.04; 198,762 had an exercise price ranging from $30.05 to $41.28; and 466,800 had an exercise price ranging from $41.29 to $57.00.

(3)
9,500 of these options had an exercise price ranging from $13.60 to $16.73; 204,736 had an exercise price ranging from $16.74 to $30.04; 180,962 had an exercise price ranging from $30.05 to $41.28; and 403,012 had an exercise price ranging from $41.29 to $57.00.

        The aggregate intrinsic value of options exercised was $553,000 in 2012, $4.0 million in 2011 and $5.9 million in 2010.

        We own a taxable REIT subsidiary that is subject to Federal and state income taxes. We realized a windfall tax benefit of $43,000 in 2012 and $47,000 in 2011 on options exercised and vesting restricted shares in connection with employees of that subsidiary.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Share-Based Compensation and Employee Benefit Plans (Continued)

        The table below sets forth our reporting for share based compensation expense (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
General, administrative and leasing expenses	$8,611	$9,077	$7,511
Property operating expenses	1,371	2,843	2,543
Capitalized to development activities	1,202	2,347	1,791

Share-based compensation expense	$11,184	$14,267	$11,845

        The amounts included in our consolidated statements of operations for share-based compensation reflected an estimate of pre-vesting forfeitures of: 0% for all PSUs; 0% to 5% for restricted shares for 2012; and 0% to 4% for restricted shares for 2011 and 2010.

        As of December 31, 2012, all of our options are vested and fully expensed. As of December 31, 2012, there was $6.8 million of unrecognized compensation cost related to unvested restricted shares that is expected to be recognized over a weighted average period of approximately two years. As of December 31, 2012, there was $2.3 million of unrecognized compensation cost related to PSUs that is expected to be recognized over a weighted average performance period of approximately two years.

401(k) Plan

        We have a 401(k) defined contribution plan covering substantially all of our employees that permits participants to contribute up to 90% of their compensation, as defined in the Plan, per pay period on a before-tax basis or after-tax basis, or a combination of both, subject to limitations under the Internal Revenue Code of 1986 (the "IRC"), as amended. Participants who are 50 years of age or older by the end of a particular plan year and have contributed the maximum 401(k) deferral amount allowed under the plan for that year are eligible to contribute an additional portion of their annual compensation on a before-tax basis as catch-up contributions, up to the annual limit under the IRC. We match 100% of the first 1% of pre-tax and/or after-tax contributions that participants contribute to the plan and 50% of the next 5% in participant contributions to the plan (representing an aggregate match by us of 3.5% on the first 6% of participant pre-tax and/or after-tax contributions to the plan). Participants' contributions are fully vested. Participants are 50% vested in matching contributions after one year of credited service and 100% vested after two years of credited service. We fund all contributions with cash. Our matching contributions under the plan totaled approximately $1.1 million in 2012, $1.1 million in 2011 and $1.0 million in 2010. The 401(k) plan is fully funded at December 31, 2012.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

14. Operating Leases

        We lease our properties to tenants under operating leases with various expiration dates extending to the year 2025. Gross minimum future rentals on noncancelable leases in our properties at December 31, 2012 were as follows (in thousands):

Year Ending December 31,
2013	$352,149
2014	310,422
2015	261,123
2016	208,483
2017	168,585
Thereafter	373,283

$1,674,045

Corporate Office Properties, L.P. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

15. Information by Business Segment

        We have ten reportable operating office property segments (comprised of: the Baltimore/Washington Corridor; Northern Virginia; San Antonio; Washington, DC—Capitol Riverfront; St. Mary's and King George Counties; Greater Baltimore; Suburban Maryland; Colorado Springs; Greater Philadelphia; and other). We also have an operating wholesale data center segment. On January 1, 2012, we revised our reportable segments to include only operating properties. Accordingly, we revised net operating income from real estate operations ("NOI from real estate operations") to exclude operating expenses not related to operating properties, revised our definition of segment assets to include only long-lived assets associated with operating properties and revised our definition of additions to long-lived assets to include only additions to existing operating properties (excluding acquisitions and transfers from non-operating properties). In 2012, we also reclassified costs expensed in connection with marketing space for lease to prospective tenants from property operating expenses to general, administrative and leasing expenses, the result of which is the exclusion of such expenses from NOI from real estate operations. Financial information for prior periods has been presented in conformity with these revisions.

        The table below reports segment financial information for our reportable segments (in thousands). We measure the performance of our segments through the measure we define as NOI from real estate operations, which is derived by subtracting property operating expenses from revenues from real estate operations.

	Operating Office Property Segments
											Operating Wholesale Data Center
	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Washington, DC—Capitol Riverfront	St. Mary's & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Other		Total
Year Ended December 31, 2012
Revenues from real estate operations	$224,959	$79,574	$32,018	$16,697	$16,392	$52,616	$15,016	$25,189	$9,698	$14,294	$6,647	$493,100
Property operating expenses	77,295	29,103	16,499	7,555	4,745	19,917	6,295	9,283	2,562	2,666	4,815	180,735

NOI from real estate operations	$147,664	$50,471	$15,519	$9,142	$11,647	$32,699	$8,721	$15,906	$7,136	$11,628	$1,832	$312,365

Additions to long-lived assets	$24,599	$65,157	$280	$317	$1,844	$9,690	$1,319	$2,977	$286	$133	$199	$106,801
Transfers from non-operating properties	$64,318	$44,250	$468	$—	$289	$37,558	$790	$4,295	$10,626	$394	$58,009	$220,997
Segment assets at December 31, 2012	$1,214,105	$569,860	$119,369	$104,544	$98,027	$320,548	$53,252	$176,726	$78,798	$109,924	$100,777	$2,945,930
Year Ended December 31, 2011
Revenues from real estate operations	$218,051	$74,214	$30,066	$17,878	$14,366	$70,668	$21,982	$23,860	$7,458	$12,235	$5,054	$495,832
Property operating expenses	78,631	28,518	14,371	6,762	4,142	29,543	9,174	8,800	1,402	3,048	3,429	187,820

NOI from real estate operations	$139,420	$45,696	$15,695	$11,116	$10,224	$41,125	$12,808	$15,060	$6,056	$9,187	$1,625	$308,012

Additions to long-lived assets	$20,974	$14,770	$—	$2,794	$1,638	$21,086	$12,267	$4,116	$516	$26,889	$59	$105,109
Transfers from non-operating properties	$67,357	$4	$17,638	$—	$16,858	$16,307	$395	$214	$5,446	$—	$20,169	$144,388
Segment assets at December 31, 2011	$1,216,770	$484,392	$131,412	$111,318	$100,818	$402,067	$148,635	$182,758	$102,572	$115,048	$43,650	$3,039,440
Year Ended December 31, 2010
Revenues from real estate operations	$207,456	$75,063	$21,673	$4,678	$13,967	$71,850	$21,759	$24,897	$6,299	$13,024	$1,062	$461,728
Property operating expenses	74,365	26,688	10,260	1,736	4,176	30,406	9,455	8,231	2,131	4,105	1,216	172,769

NOI from real estate operations	$133,091	$48,375	$11,413	$2,942	$9,791	$41,444	$12,304	$16,666	$4,168	$8,919	$(154)	$288,959

Additions to long-lived assets	$21,629	$91,919	$17	$92,827	$1,103	$11,501	$1,959	$1,626	$30	$(2,012)	$369	$220,968
Transfers from non-operating properties	$48,549	$(42)	$40,500	$—	$—	$15,289	$5,623	$32,438	$23,119	$14	$19,798	$185,288
Segment assets at December 31, 2010	$1,182,659	$492,005	$114,850	$119,927	$88,221	$473,977	$145,646	$215,801	$99,701	$85,633	$24,227	$3,042,647

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

15. Information by Business Segment (Continued)

        The following table reconciles our segment revenues to total revenues as reported on our consolidated statements of operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Segment revenues from real estate operations	$493,100	$495,832	$461,728
Construction contract and other service revenues	73,836	84,345	104,675
Less: Revenues from discontinued operations (Note 17)	(38,929)	(67,336)	(74,169)

Total revenues	$528,007	$512,841	$492,234

        The following table reconciles our segment property operating expenses to property operating expenses as reported on our consolidated statements of operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Segment property operating expenses	$180,735	$187,820	$172,769
Less: Property operating expenses from discontinued operations (Note 17)	(13,574)	(25,423)	(26,152)

Total property operating expenses	$167,161	$162,397	$146,617

        As previously discussed, we provide real estate services such as property management and construction and development services primarily for our properties but also for third parties. The primary manner in which we evaluate the operating performance of our service activities is through a measure we define as net operating income from service operations ("NOI from service operations"), which is based on the net of revenues and expenses from these activities. Construction contract and other service revenues and expenses consist primarily of subcontracted costs that are reimbursed to us by the customer along with a management fee. The operating margins from these activities are small relative to the revenue. We believe NOI from service operations is a useful measure in assessing both our level of activity and our profitability in conducting such operations. The table below sets forth the computation of our NOI from service operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Construction contract and other service revenues	$73,836	$84,345	$104,675
Construction contract and other service expenses	(70,576)	(81,639)	(102,302)

NOI from service operations	$3,260	$2,706	$2,373

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

15. Information by Business Segment (Continued)

        The following table reconciles our NOI from real estate operations for reportable segments and NOI from service operations to (loss) income from continuing operations as reported on our consolidated statements of operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
NOI from real estate operations	$312,365	$308,012	$288,959
NOI from service operations	3,260	2,706	2,373
Interest and other income	7,172	5,603	9,568
Equity in (loss) income of unconsolidated entities	(546)	(331)	1,376
Income tax (expense) benefit	(381)	6,710	(108)
Other adjustments:
Depreciation and other amortization associated with real estate operations	(113,480)	(113,111)	(97,897)
Impairment losses	(43,214)	(83,478)	—
General, administrative and leasing expenses	(31,900)	(30,308)	(28,477)
Business development expenses and land carry costs	(5,711)	(6,122)	(6,403)
Interest expense on continuing operations	(94,624)	(98,222)	(95,729)
NOI from discontinued operations	(25,355)	(41,913)	(48,017)
Loss on interest rate derivatives	—	(29,805)	—
Loss on early extinguishment of debt	(943)	(1,639)	—

Income (loss) from continuing operations	$6,643	$(81,898)	$25,645

        The following table reconciles our segment assets to total assets (in thousands):

	As of December 31,
	2012	2011
Segment assets	$2,945,930	$3,039,440
Non-operating property assets	570,402	658,900
Other assets	130,651	157,627

Total assets	$3,646,983	$3,855,967

        The accounting policies of the segments are the same as those used to prepare our consolidated financial statements, except that discontinued operations are not presented separately for segment purposes. In the segment reporting presented above, we did not allocate interest expense, depreciation and amortization and impairment losses to our real estate segments since they are not included in the measure of segment profit reviewed by management. We also did not allocate general and administrative expenses, business development expenses and land carry costs, interest and other income, equity in loss of unconsolidated entities, income taxes and noncontrolling interests because these items represent general corporate or non-operating property items not attributable to segments.

16. Income Taxes

        Because COPLP is a limited partnership, its partners are required to report their respective share of the Operating Partnership's taxable income on their respective tax returns.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

16. Income Taxes (Continued)

        The differences between taxable income reported on our income tax return and net income as reported on our consolidated statements of operations are set forth below (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Net income (loss)	$20,341	$(127,570)	$45,528
Adjustments:
Rental revenue recognition	(10,794)	(10,708)	(9,192)
Compensation expense recognition	(2,669)	(1,298)	(4,820)
Operating expense recognition	1,158	751	280
Gain on sales of properties	(74,858)	1,154	6,548
Impairment losses	66,910	151,021	—
Loss on interest rate derivatives	(29,805)	29,805	—
Gains from non-real estate investments	7,854	4,447	(6,994)
Income from service operations	1,500	(12,078)	(1,628)
Income tax expense	381	6,710	119
Depreciation and amortization	24,804	44,070	42,365
Discounts/premiums included in interest expense	3,978	5,548	5,841
Income from unconsolidated entities	(725)	(374)	(244)
Noncontrolling interests, gross	(636)	(1,919)	2,501
Other	(70)	80	2,173

Taxable income	$7,369	$89,639	$82,477

        The net basis of our consolidated assets and liabilities for tax reporting purposes is approximately $387 million lower than the amount reported on our consolidated balance sheet at December 31, 2012, which is primarily related to differences in basis for net properties, intangible assets on property acquisitions and deferred rent receivable.

        We own a taxable REIT subsidiary ("TRS") that is subject to Federal and state income taxes. Our TRS had income (loss) before income taxes under GAAP of $11.3 million in 2012, $(27.7) million in

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

16. Income Taxes (Continued)

2011 and $345,000 in 2010. Our TRS' provision for income tax consisted of the following (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Deferred
Federal	$(312)	$5,510	$64
State	(69)	1,219	14

	(381)	6,729	78

Current
Federal	—	(16)	(161)
State	—	(3)	(36)

	—	(19)	(197)

Total income tax (expense) benefit	$(381)	$6,710	$(119)

Reported on line entitled income tax (expense) benefit	$(381)	$6,710	$(108)
Reported on line entitled gain on sales of real estate, net	—	—	(11)

Total income tax (expense) benefit	$(381)	$6,710	$(119)

        A reconciliation of our TRS' Federal statutory rate to the effective tax rate for income tax reported on our statements of operations is set forth below:

	For the Years Ended December 31,
	2012	2011	2010
Income taxes at U.S. statutory rate	34.0%	34.0%	34.0%
State and local, net of U.S. Federal tax benefit	4.6%	4.6%	4.2%
Other	0.0%	0.0%	(3.5)%

Effective tax rate	38.6%	38.6%	34.7%

        Items in our TRS contributing to temporary differences that lead to deferred taxes include depreciation and amortization, share-based compensation, certain accrued compensation, compensation paid in the form of contributions to a deferred nonqualified compensation plan, impairment losses and net operating losses that are not deductible until future periods. As of December 31, 2012, our TRS had a net operating loss carryforward for federal income tax purposes of approximately $16 million expiring in 2033.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

16. Income Taxes (Continued)

        The table below sets forth the tax effects of temporary differences and carry forwards included in the net deferred tax asset of our TRS (in thousands):

	December 31,
	2012	2011
Operating loss and interest deduction carry forwards	$6,014	$1,758
Share-based compensation	598	497
Property(1)	—	4,668

Net deferred tax asset	$6,612	$6,923

(1)
Difference primarily pertains to depreciation and amortization, basis of contributed assets and the capitalization of interest and certain other costs.

        We are subject to certain state and local income and franchise taxes. The expense associated with these state and local taxes is included in general and administrative expense and property operating expenses on our consolidated statements of operations. We did not separately state these amounts on our consolidated statements of operations because they are insignificant.

17. Discontinued Operations and Assets Held for Sale

        Income from discontinued operations primarily includes revenues and expenses associated with the following:

  •
  11101 McCormick Road in Greater Baltimore that was sold on February 1, 2010;

  •
  431 and 437 Ridge Road in Central New Jersey (included in the Other region) that were sold on September 8, 2010;

  •
  1344 and 1348 Ashton Road and 1350 Dorsey Road in the Baltimore/Washington Corridor that were sold on May 24, 2011;

  •
  216 Schilling Circle in Greater Baltimore that was sold on August 23, 2011;

  •
  four properties comprising the Towson Portfolio in Greater Baltimore that were sold on September 29, 2011;

  •
  11011 McCormick Road in Greater Baltimore that was sold on November 1, 2011;

  •
  10001 Franklin Square Drive in Greater Baltimore that was sold on December 13, 2011;

  •
  13 properties comprising the Rutherford Business Center portfolio in Greater Baltimore that were sold on December 15, 2011;

  •
  five properties in White Marsh, Maryland (in the Greater Baltimore region) that were sold on January 30, 2012;

  •
  1101 Sentry Gateway in San Antonio that was sold on January 31, 2012;

  •
  222 and 224 Schilling Circle in Greater Baltimore that were sold on February 10, 2012;

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

17. Discontinued Operations and Assets Held for Sale (Continued)

  •
  15 and 45 West Gude Drive in Suburban Maryland that were sold on May 2, 2012;

  •
  11800 Tech Road in Suburban Maryland that was sold on June 14, 2012;

  •
  400 Professional Drive in Suburban Maryland for which the title to the property was transferred to the mortgage lender on July 2, 2012 (see Note 5);

  •
  23 operating properties in the Baltimore/Washington Corridor and Greater Baltimore regions that were sold on July 24, 2012; and

  •
  16 operating properties in Colorado Springs and an operating property in Suburban Maryland classified as held for sale at December 31, 2012.

        The table below sets forth the components of discontinued operations reported on our consolidated statements of operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Revenue from real estate operations	$38,929	$67,336	$74,169
Property operating expenses	(13,574)	(25,423)	(26,152)
Depreciation and amortization	(8,457)	(21,020)	(25,346)
Impairment losses	(23,696)	(67,543)	—
General, administrative and leasing expenses	(3)	(12)	(223)
Business development and land carry costs	(24)	(75)	(72)
Interest expense	(2,174)	(6,079)	(6,399)
Gain on sales of real estate	20,940	4,796	1,077
Gain (loss) on early extinguishment of debt	1,736	(384)	—

Discontinued operations	$13,677	$(48,404)	$17,054

        The table below sets forth the components of assets held for sale on our consolidated balance sheets (in thousands):

	As of December 31,
	2012	2011
Properties, net	$128,740	$108,356
Deferred rent receivable	4,068	2,800
Intangible assets on real estate acquisitions, net	4,409	1,737
Deferred leasing costs, net	2,923	3,723
Lease incentives	89	—

Assets held for sale, net	$140,229	$116,616

18. Earnings Per Common Unit ("EPU")

        We present both basic and diluted EPU. We compute basic EPU by dividing net income available to common unitholders allocable to unrestricted common units under the two-class method by the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

18. Earnings Per Common Unit ("EPU") (Continued)

weighted average number of unrestricted common units outstanding during the period. Our computation of diluted EPU is similar except that:

  •
  the denominator is increased to include: (1) the weighted average number of potential additional common units that would have been outstanding if securities that are convertible into our common units were converted; and (2) the effect of dilutive potential common units outstanding during the period attributable to share-based compensation using the treasury stock or if-converted methods; and

  •
  the numerator is adjusted to add back any changes in income or loss that would result from the assumed conversion into common units that we added to the denominator.

Summaries of the numerator and denominator for purposes of basic and diluted EPU calculations are set forth below (in thousands, except per share data):

	For the Years Ended December 31,
	2012	2011	2010
Numerator:
Income (loss) from continuing operations	$6,643	$(81,898)	$25,645
Gain on sales of real estate, net	21	2,732	2,829
Preferred unit distributions	(21,504)	(16,762)	(16,762)
Issuance costs associated with redeemed preferred units	(1,827)	—	—
Loss from continuing operations attributable to noncontrolling interests	1,206	381	100
Income from continuing operations attributable to restricted units	(469)	(1,037)	(1,071)

Numerator for basic and diluted EPU from continuing operations attributable to COPLP common unitholders	$(15,930)	$(96,584)	$10,741
Discontinued operations	13,677	(48,404)	17,054
Discontinued operations attributable to noncontrolling interests	(699)	(137)	(161)

Numerator for basic and diluted EPU on net (loss) income attributable to COPLP common unitholders	$(2,952)	$(145,125)	$27,634

Denominator (all weighted averages):
Denominator for basic EPU (common units)	77,689	72,564	62,553
Dilutive effect of share-based compensation awards	—	—	333

Denominator for diluted EPU	77,689	72,564	62,886

Basic EPU:
(Loss) income from continuing operations attributable to COPLP common unitholders	$(0.21)	$(1.33)	$0.17
Discontinued operations attributable to COPLP common unitholders	0.17	(0.67)	0.27

Net (loss) income attributable to COPLP common unitholders	$(0.04)	$(2.00)	$0.44

Diluted EPU:
(Loss) income from continuing operations attributable to COPLP common unitholders	$(0.21)	$(1.33)	$0.17
Discontinued operations attributable to COPLP common unitholders	0.17	(0.67)	0.27

Net (loss) income attributable to COPLP common unitholders	$(0.04)	$(2.00)	$0.44

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

18. Earnings Per Common Unit ("EPU") (Continued)

        Our diluted EPU computations do not include the effects of the following securities since the conversions of such securities would increase diluted EPU for the respective periods (in thousands):

	Weighted Average Units Excluded from Denominator for the Years Ended December 31,
	2012	2011	2010
Conversion of Series I Preferred Units	176	176	176
Conversion of Series K Preferred Units	434	434	434

The following share-based compensation securities were excluded from the computation of diluted EPU because their effect was antidilutive:

  •
  weighted average restricted units of 461,000 for 2012, 638,000 for 2011 and 666,000 for 2010; and

  •
  weighted average options of 772,000 for 2012, 712,000 for 2011 and 653,000 for 2010, respectively.

        As discussed in Note 10, we have outstanding senior notes that have an exchange settlement feature but did not affect our diluted EPU reported above since the weighted average closing price of COPT's common shares during each of the periods was less than the exchange prices per common share applicable for such periods.

19. Quarterly Data (Unaudited)

        The tables below set forth selected quarterly information for the years ended December 31, 2012 and 2011 (in thousands, except per share data).

	For the Year Ended December 31, 2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$132,195	$128,163	$130,144	$137,505
Operating income (loss)	$36,192	$33,837	$(8,586)	$34,522
Income (loss) from continuing operations	$12,685	$10,065	$(31,850)	$15,743
Discontinued operations	$(2,450)	$1,775	$11,085	$3,267
Net income (loss)	$10,235	$11,861	$(20,765)	$19,010
Net loss (income) attributable to noncontrolling interests	570	1	(404)	340

Net income (loss) attributable to COPLP	10,805	11,862	(21,169)	19,350
Preferred unit distributions	(4,190)	(4,332)	(6,711)	(6,271)
Issuance costs associated with redeemed preferred units	—	—	(1,827)	—

Net income (loss) attributable to COPLP common unitholders	$6,615	$7,530	$(29,707)	$13,079

Basic earnings per common unit	$0.09	$0.10	$(0.39)	$0.16
Diluted earnings per common unit	$0.09	$0.10	$(0.39)	$0.16

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

19. Quarterly Data (Unaudited) (Continued)

	For the Year Ended December 31, 2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$126,320	$131,840	$126,707	$127,974
Operating income (loss)	$789	$16,604	$27,400	$(9,007)
(Loss) income from continuing operations	$(22,859)	$(393)	$1,669	$(60,315)
Discontinued operations	$1,584	$(25,008)	$5,801	$(30,781)
Net (loss) income	$(18,574)	$(25,374)	$7,470	$(91,092)
Net loss (income) attributable to noncontrolling interests	(103)	266	(301)	382

Net (loss) income attributable to COPLP	(18,677)	(25,108)	7,169	(90,710)
Preferred unit distributions	(4,190)	(4,191)	(4,190)	(4,191)

Net (loss) income attributable to COPLP common unitholders	$(22,867)	$(29,299)	$2,979	$(94,901)

Basic earnings per common unit	$(0.34)	$(0.42)	$0.04	$(1.26)
Diluted earnings per common unit	$(0.34)	$(0.42)	$0.04	$(1.26)

20. Commitments and Contingencies

Litigation

        In the normal course of business, we are involved in legal actions arising from our ownership and administration of properties. We establish reserves for specific legal proceedings when we determine that the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Management does not anticipate that any liabilities that may result from such proceedings will have a materially adverse effect on our financial position, operations or liquidity. Our assessment of the potential outcomes of these matters involves significant judgment and is subject to change based on future developments.

Environmental

        We are subject to various Federal, state and local environmental regulations related to our property ownership and operation. We have performed environmental assessments of our properties, the results of which have not revealed any environmental liability that we believe would have a materially adverse effect on our financial position, operations or liquidity.

Joint Ventures

        In connection with our 2005 contribution of properties to an unconsolidated partnership in which we hold a partnership interest, we entered into standard nonrecourse loan guarantees (environmental indemnifications and guarantees against fraud and misrepresentation, and springing guarantees of partnership debt in the event of a voluntary bankruptcy of the partnership). The maximum amount we could be required to pay under the guarantees is approximately $64 million. We are entitled to recover 80% of any amounts paid under the guarantees from an affiliate of our partner pursuant to an indemnity agreement. In 2012, the holder of the mortgage debt encumbering all of the joint venture's properties initiated foreclosure proceedings. Management considered this event and estimates that the aggregate fair value of the guarantees would not exceed the amounts included in distributions received

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

20. Commitments and Contingencies (Continued)

in excess of investment in unconsolidated real estate joint venture reported on the consolidated balance sheets.

        We are party to a contribution agreement that formed a joint venture relationship with a limited partnership to develop up to 1.3 million square feet of office space on 92 acres of land located in Hanover, Maryland. As we and the joint venture partner agree to proceed with the construction of buildings in the future, our joint venture partner would contribute land into newly-formed entities and we would make cash capital contributions into such entities to fund development and construction activities for which financing is not obtained. We owned a 50% interest in one such joint venture as of December 31, 2012.

        We may be required to make our pro rata share of additional investments in our real estate joint ventures (generally based on our percentage ownership) in the event that additional funds are needed. In the event that the other members of these joint ventures do not pay their share of investments when additional funds are needed, we may then deem it appropriate to make even larger investments in these joint ventures.

Tax Incremental Financing Obligation

        In August 2010, Anne Arundel County, Maryland issued $30 million in tax incremental financing bonds to third-party investors in order to finance public improvements needed in connection with our project known as National Business Park North. The real estate taxes on increases in assessed value of a development district encompassing National Business Park North are to be transferred to a special fund pledged to the repayment of the bonds. We recognized a $3.6 million liability through December 31, 2012 representing the estimated fair value of our obligation to fund through a special tax any future shortfalls between debt service on the bonds and real estate taxes available to repay the bonds.

Ground Leases

        We are obligated as lessee under ground leases with various lease expiration dates extending to the year 2100. Future minimum rental payments due under the terms of these leases as of December 31, 2012 follow (in thousands):

Year Ending December 31,
2013	$919
2014	973
2015	974
2016	974
2017	974
Thereafter	81,700

$86,514

Environmental Indemnity Agreement

        We agreed to provide certain environmental indemnifications in connection with a lease and subsequent sale of three New Jersey properties. The prior owner of the properties, a Fortune

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

20. Commitments and Contingencies (Continued)

100 company that is responsible for groundwater contamination at such properties, previously agreed to indemnify us for (1) direct losses incurred in connection with the contamination and (2) its failure to perform remediation activities required by the State of New Jersey, up to the point that the state declares the remediation to be complete. Under the environmental indemnification agreement, we agreed to the following:

  •
  to indemnify the tenant against losses covered under the prior owner's indemnity agreement if the prior owner fails to indemnify the tenant for such losses. This indemnification is capped at $5.0 million in perpetuity after the State of New Jersey declares the remediation to be complete;

  •
  to indemnify the tenant for consequential damages (e.g., business interruption) at one of the buildings in perpetuity and another of the buildings through 2025. This indemnification is limited to $12.5 million; and

  •
  to pay 50% of additional costs related to construction and environmental regulatory activities incurred by the tenant as a result of the indemnified environmental condition of the properties. This indemnification is limited to $300,000 annually and $1.5 million in the aggregate.

21. Subsequent Events

        On March 19, 2013, COPT completed a public offering of 4,485,000 common shares at a price of $26.34 per share for net proceeds of $118.1 million (after underwriter discounts but before offering expenses) that were contributed to COPLP in exchange for 4,485,000 common units.

        During the three months ended March 31, 2013, we repaid a $53.7 million principal amount of our 4.25% Exchangeable Senior Notes for an aggregate repayment amount of $56.4 million, and recognized a $5.3 million loss of early extinguishment of debt, including unamortized loan issuance costs.

        On April 22, 2013, COPT redeemed all of its outstanding Series J Preferred Shares at a price of $25 per share, or $84.8 million in the aggregate, plus accrued and unpaid dividends thereon through the date of redemption. Concurrently, COPLP redeemed the Series J Preferred Units previously owned by COPT that carried terms substantially the same as the Series J Preferred Shares. We recognized a $2.9 million decrease to net income available to common unitholders pertaining to the original issuance costs incurred on the Series J Preferred Units at the time of the redemption.

        On May 6, 2013, we issued a $350.0 million aggregate principal amount of 3.600% Senior Notes at an initial offering price of 99.816% of their face value. The proceeds from the offering, after deducting discounts of the initial purchasers of the notes, but before other offering expenses, were approximately $347.1 million. The notes mature on May 15, 2023. Prior to 90 days prior to the maturity date, we may redeem the notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption. On or after 90 days prior to the maturity date, we may redeem the notes, in whole or in part at any time and from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

21. Subsequent Events (Continued)

unpaid interest on the amount being redeemed to the date of redemption. The notes are unconditionally guaranteed by COPT.

        On May 29, 2013, we commenced a cash tender offer for the $186.3 million outstanding principal amount of our 4.25% Exchangeable Senior Notes. The consideration payable will be $1,070 per $1,000 principal amount, or $199.3 million in the aggregate, plus accrued and unpaid interest to, but not including, the payment date for the notes purchased as a result of the tender offer. The tender offer will expire on June 26, 2013, unless extended or earlier terminated by us.

Corporate Office Properties, L.P. and Subsidiaries
Schedule III—Real Estate and Accumulated Depreciation
December 31, 2012
(Dollars in thousands)

			Initial Cost			Gross Amounts Carried At Close of Period
					Costs Capitalized Subsequent to Acquisition
Property (Type)(1)	Location	Encumbrances(2)	Land	Building and Land Improvements		Land	Building and Land Improvements	Total(3)(4)	Accumulated Depreciation(5)	Year Built or Renovated		Date Acquired(6)
1000 Redstone Gateway (O)	Huntsville, AL	$11,078	$—	$18,582	$—	$—	$18,582	$18,582	$—		(7)	3/23/2010
1055 North Newport Road (O)(10)	Colorado Springs, CO	—	972	5,708	—	972	5,708	6,680	(178)	2007 - 2008		5/19/2006
10807 New Allegiance Drive (O)(10)	Colorado Springs, CO	—	1,840	15,439	122	1,840	15,561	17,401	(298)	2009		9/28/2005
1099 Winterson Road (O)	Linthicum, MD	12,012	1,323	5,293	2,499	1,323	7,792	9,115	(3,348)	1988		4/30/1998
1100 Redstone Gateway (O)	Huntsville, AL	—	—	924	—	—	924	924	—		(7)	3/23/2010
114 National Business Parkway (O)	Annapolis Junction, MD	—	364	3,109	21	364	3,130	3,494	(878)	2002		6/30/2000
11751 Meadowville Lane (O)	Richmond, VA	—	1,305	52,098	112	1,305	52,210	53,515	(7,278)	2007		9/15/2006
1190 Winterson Road (O)	Linthicum, MD	11,291	1,335	5,340	4,025	1,335	9,365	10,700	(5,111)	1987		4/30/1998
1199 Winterson Road (O)	Linthicum, MD	18,578	1,599	6,395	3,266	1,599	9,661	11,260	(4,665)	1988		4/30/1998
1200 Redstone Gateway (O)	Huntsville, AL	—	—	2,297	—	—	2,297	2,297	—		(7)	3/23/2010
1201 M Street (O)	Washington, DC	36,659	—	49,785	1,959	—	51,744	51,744	(3,939)	2001		9/28/2010
1201 Winterson Road (O)	Linthicum, MD	—	1,288	5,154	460	1,288	5,614	6,902	(2,068)	1985		4/30/1998
1220 12th Street, SE (O)	Washington, DC	30,153	—	42,464	733	—	43,197	43,197	(3,914)	2003		9/28/2010
1243 Winterson Road (L)	Linthicum, MD	—	630	—	—	630	—	630	—		(8)	12/19/2001
12515 Academy Ridge View (O)(10)	Colorado Springs, CO	—	2,612	6,087	—	2,612	6,087	8,699	(441)	2006		6/26/2009
1302 Concourse Drive (O)	Linthicum, MD	—	2,078	8,313	2,991	2,078	11,304	13,382	(4,626)	1996		11/18/1999
1304 Concourse Drive (O)	Linthicum, MD	—	1,999	12,934	1,202	1,999	14,136	16,135	(4,657)	2002		11/18/1999
1306 Concourse Drive (O)	Linthicum, MD	—	2,796	11,186	2,837	2,796	14,023	16,819	(4,998)	1990		11/18/1999
131 National Business Parkway (O)	Annapolis Junction, MD	6,922	1,906	7,623	2,657	1,906	10,280	12,186	(3,876)	1990		9/28/1998
132 National Business Parkway (O)	Annapolis Junction, MD	—	2,917	12,259	2,895	2,917	15,154	18,071	(6,563)	2000		5/28/1999
13200 Woodland Park Road (O)	Herndon, VA	—	10,428	41,711	13,831	10,428	55,542	65,970	(19,432)	2002		6/2/2003
133 National Business Parkway (O)	Annapolis Junction, MD	9,262	2,517	10,068	4,821	2,517	14,889	17,406	(6,167)	1997		9/28/1998
1331 Ashton Road (O)	Hanover, MD	—	587	2,347	677	587	3,024	3,611	(939)	1989		4/28/1999
1334 Ashton Road (O)	Hanover, MD	—	736	1,488	2,301	736	3,789	4,525	(1,468)	1989		4/28/1999
134 National Business Parkway (O)	Annapolis Junction, MD	19,200	3,684	7,517	2,230	3,684	9,747	13,431	(4,138)	1999		11/13/1998
1340 Ashton Road (O)	Hanover, MD	—	905	3,620	1,067	905	4,687	5,592	(1,874)	1989		4/28/1999
1341 Ashton Road (O)	Hanover, MD	—	306	1,223	588	306	1,811	2,117	(727)	1989		4/28/1999
1343 Ashton Road (O)	Hanover, MD	—	193	774	405	193	1,179	1,372	(435)	1989		4/28/1999
13450 Sunrise Valley Road (O)	Herndon, VA	—	1,386	5,576	2,722	1,386	8,298	9,684	(2,853)	1998		7/25/2003
13454 Sunrise Valley Road (O)	Herndon, VA	—	2,899	11,986	3,909	2,899	15,895	18,794	(4,605)	1998		7/25/2003
135 National Business Parkway (O)	Annapolis Junction, MD	9,925	2,484	9,750	2,882	2,484	12,632	15,116	(4,932)	1998		12/30/1998
1362 Mellon Road (O)	Hanover, MD	—	1,706	8,412	18	1,706	8,430	10,136	(841)	2006		2/10/2006
13857 McLearen Road (O)	Herndon, VA	—	3,507	30,177	1,724	3,507	31,901	35,408	(973)	2007		7/11/2012
140 National Business Parkway (O)	Annapolis Junction, MD	—	3,407	24,167	643	3,407	24,810	28,217	(5,748)	2003		12/31/2003
141 National Business Parkway (O)	Annapolis Junction, MD	9,725	2,398	9,590	2,389	2,398	11,979	14,377	(4,354)	1990		9/28/1998
14280 Park Meadow Drive (O)	Chantilly, VA	—	3,731	15,953	1,009	3,731	16,962	20,693	(4,529)	1999		9/29/2004
1460 Dorsey Road (L)	Hanover, MD	—	1,800	—	—	1,800	—	1,800	—		(8)	2/28/2006
14840 Conference Center Drive (O)	Chantilly, VA	—	1,572	8,175	508	1,572	8,683	10,255	(3,385)	2000		7/25/2003
14850 Conference Center Drive (O)	Chantilly, VA	—	1,615	8,358	539	1,615	8,897	10,512	(3,434)	2000		7/25/2003
14900 Conference Center Drive (O)	Chantilly, VA	—	3,436	14,402	3,560	3,436	17,962	21,398	(5,796)	1999		7/25/2003
15000 Conference Center Drive (O)	Chantilly, VA	54,000	5,193	47,045	18,198	5,193	65,243	70,436	(20,752)	1989		11/30/2001

			Initial Cost			Gross Amounts Carried At Close of Period
					Costs Capitalized Subsequent to Acquisition
Property (Type)(1)	Location	Encumbrances(2)	Land	Building and Land Improvements		Land	Building and Land Improvements	Total(3)(4)	Accumulated Depreciation(5)	Year Built or Renovated		Date Acquired(6)
1501 South Clinton Street (O)	Baltimore, MD	—	27,964	50,415	5,222	27,964	55,637	83,601	(5,696)	2006		10/27/2009
15010 Conference Center Drive (O)	Chantilly, VA	96,000	3,500	41,921	344	3,500	42,265	45,765	(6,503)	2006		11/30/2001
15049 Conference Center Drive (O)	Chantilly, VA	—	4,415	20,365	726	4,415	21,091	25,506	(7,276)	1997		8/14/2002
15059 Conference Center Drive (O)	Chantilly, VA	—	5,753	13,615	1,423	5,753	15,038	20,791	(4,891)	2000		8/14/2002
1550 West Nursery Road (O)	Linthicum, MD	—	14,071	16,930	—	14,071	16,930	31,001	(1,862)	2009		10/28/2009
1550 Westbranch Drive (O)	McLean, VA	—	5,595	26,212	116	5,595	26,328	31,923	(2,354)	2002		6/28/2010
1560A Cable Ranch Road (O)	San Antonio, TX	—	1,097	3,770	28	1,097	3,798	4,895	(667)	1985/2007		6/19/2008
1560B Cable Ranch Road (O)	San Antonio, TX	—	2,299	6,545	11	2,299	6,556	8,855	(1,120)	1985/2006		6/19/2008
16442 Commerce Drive (O)	Dahlgren, VA	2,305	613	2,582	555	613	3,137	3,750	(761)	2002		12/21/2004
16480 Commerce Drive (O)	Dahlgren, VA	—	1,856	7,425	164	1,856	7,589	9,445	(1,649)	2000		12/28/2004
16501 Commerce Drive (O)	Dahlgren, VA	1,885	522	2,090	185	522	2,275	2,797	(594)	2002		12/21/2004
16539 Commerce Drive (O)	Dahlgren, VA	—	688	2,860	1,443	688	4,303	4,991	(1,224)	1990		12/21/2004
16541 Commerce Drive (O)	Dahlgren, VA	—	773	3,094	1,321	773	4,415	5,188	(1,149)	1996		12/21/2004
16543 Commerce Drive (O)	Dahlgren, VA	1,571	436	1,742	12	436	1,754	2,190	(349)	2002		12/21/2004
1670 North Newport Road (O)(10)	Colorado Springs, CO	4,383	853	5,188	763	853	5,951	6,804	(776)	1986/1987		9/30/2005
1751 Pinnacle Drive (O)	McLean, VA	30,283	10,486	42,339	12,461	10,486	54,800	65,286	(16,190)	1989/1995		9/23/2004
1753 Pinnacle Drive (O)	McLean, VA	24,438	8,275	34,353	8,736	8,275	43,089	51,364	(10,657)	1976/2004		9/23/2004
1915 Aerotech Drive (O)	Colorado Springs, CO	3,394	556	3,094	539	556	3,633	4,189	(1,037)	1985		6/8/2006
1925 Aerotech Drive (O)	Colorado Springs, CO	3,717	556	3,067	343	556	3,410	3,966	(759)	1985		6/8/2006
201 Technology Drive (O)	Lebanon, VA	—	726	31,091	60	726	31,151	31,877	(4,021)	2007		10/5/2007
206 Research Boulevard (O)	Aberdeen, MD	—	1,813	17,334	—	1,813	17,334	19,147	(107)	2012		9/14/2007
209 Research Boulevard (O)	Aberdeen, MD	—	1,045	16,063	—	1,045	16,063	17,108	(859)	2010		9/14/2007
210 Research Boulevard (O)	Aberdeen, MD	—	1,065	13,144	—	1,065	13,144	14,209	(519)	2010		9/14/2007
22289 Exploration Drive (O)	Lexington Park, MD	—	1,422	5,719	1,005	1,422	6,724	8,146	(1,951)	2000		3/24/2004
22299 Exploration Drive (O)	Lexington Park, MD	—	1,362	5,791	682	1,362	6,473	7,835	(2,026)	1998		3/24/2004
22300 Exploration Drive (O)	Lexington Park, MD	—	1,094	5,038	169	1,094	5,207	6,301	(1,569)	1997		11/9/2004
22309 Exploration Drive (O)	Lexington Park, MD	—	2,243	10,419	227	2,243	10,646	12,889	(3,459)	1984/1997		3/24/2004
23535 Cottonwood Parkway (O)	California, MD	—	692	3,051	223	692	3,274	3,966	(789)	1984		3/24/2004
2500 Riva Road (O)	Annapolis, MD	—	2,791	12,145	1	2,791	12,146	14,937	(3,384)	2000		3/4/2003
2691 Technology Drive (O)	Annapolis Junction, MD	24,000	2,098	17,334	5,096	2,098	22,430	24,528	(5,167)	2005		5/26/2000
2701 Technology Drive (O)	Annapolis Junction, MD	13,794	1,737	15,266	306	1,737	15,572	17,309	(5,403)	2001		5/26/2000
2711 Technology Drive (O)	Annapolis Junction, MD	19,359	2,251	21,611	1,075	2,251	22,686	24,937	(7,961)	2002		11/13/2000
2720 Technology Drive (O)	Annapolis Junction, MD	24,068	3,863	29,272	88	3,863	29,360	33,223	(6,102)	2004		1/31/2002
2721 Technology Drive (O)	Annapolis Junction, MD	—	4,611	14,597	1,497	4,611	16,094	20,705	(4,841)	2000		10/21/1999
2730 Hercules Road (O)	Annapolis Junction, MD	32,734	8,737	31,612	5,277	8,737	36,889	45,626	(11,825)	1990		9/28/1998
2900 Towerview Road (O)	Herndon, VA	—	3,207	16,344	5,607	3,207	21,951	25,158	(3,785)	1982/2008		12/20/2005
300 Sentinel Drive (O)	Annapolis Junction, MD	—	1,517	58,642	119	1,517	58,761	60,278	(4,026)	2009		11/14/2003
302 Sentinel Drive (O)	Annapolis Junction, MD	22,693	2,648	29,398	380	2,648	29,778	32,426	(3,642)	2007		11/14/2003
304 Sentinel Drive (O)	Annapolis Junction, MD	37,280	3,411	24,917	132	3,411	25,049	28,460	(4,361)	2005		11/14/2003
306 Sentinel Drive (O)	Annapolis Junction, MD	20,973	3,260	22,592	110	3,260	22,702	25,962	(3,541)	2006		11/14/2003
308 Sentinel Drive (O)	Annapolis Junction, MD	—	1,422	26,197	—	1,422	26,197	27,619	(1,085)	2010		11/14/2003
310 The Bridge Street (O)	Huntsville, AL	—	261	26,576	26	261	26,602	26,863	(2,028)	2009		8/4/2011
312 Sentinel Way (O)	Annapolis Junction, MD	—	3,138	9,128	—	3,138	9,128	12,266	—		(7)	11/14/2003
3120 Fairview Park Drive (O)	Falls Church, VA	—	6,863	35,606	5,406	6,863	41,012	47,875	(2,247)	2008		11/23/2010

			Initial Cost			Gross Amounts Carried At Close of Period
					Costs Capitalized Subsequent to Acquisition
Property (Type)(1)	Location	Encumbrances(2)	Land	Building and Land Improvements		Land	Building and Land Improvements	Total(3)(4)	Accumulated Depreciation(5)	Year Built or Renovated		Date Acquired(6)
314 Sentinel Way (O)	Annapolis Junction, MD	—	1,254	1,325	—	1,254	1,325	2,579	(149)	2008		11/14/2003
316 Sentinel Way (O)	Annapolis Junction, MD	—	2,748	31,861	131	2,748	31,992	34,740	(830)	2011		11/14/2003
318 Sentinel Way (O)	Annapolis Junction, MD	22,240	2,185	28,426	—	2,185	28,426	30,611	(4,849)	2005		11/14/2003
320 Sentinel Way (O)	Annapolis Junction, MD	—	2,067	21,623	—	2,067	21,623	23,690	(2,688)	2007		11/14/2003
322 Sentinel Way (O)	Annapolis Junction, MD	21,912	2,605	22,827	—	2,605	22,827	25,432	(3,431)	2006		11/14/2003
324 Sentinel Way (O)	Annapolis Junction, MD	—	1,656	23,005	—	1,656	23,005	24,661	(1,352)	2010		6/29/2006
3535 Northrop Grumman Pt. (O)(10)	Colorado Springs, CO	17,982	—	18,388	121	—	18,509	18,509	(1,555)	2008		6/10/2008
375 West Padonia Road (O)	Timonium, MD	—	2,483	10,415	4,821	2,483	15,236	17,719	(5,242)	1986		12/21/1999
410 National Business Parkway (O)	Annapolis Junction, MD	—	1,831	16,569	—	1,831	16,569	18,400	(34)	2012		6/29/2003
420 National Business Parkway (O)	Annapolis Junction, MD	—	2,370	15,673	—	2,370	15,673	18,043	—		(7)	6/29/2006
4230 Forbes Boulevard (O)(10)	Lanham, MD	—	511	4,346	192	511	4,538	5,049	(1,837)	2003		12/24/2002
430 National Business Parkway (O)	Annapolis Junction, MD	—	1,852	21,038	—	1,852	21,038	22,890	(449)	2011		6/29/2006
44408 Pecan Court (O)	California, MD	—	817	1,583	118	817	1,701	2,518	(161)	1986		3/24/2004
44414 Pecan Court (O)	California, MD	—	405	1,619	336	405	1,955	2,360	(475)	1986		3/24/2004
44417 Pecan Court (O)	California, MD	—	434	1,939	88	434	2,027	2,461	(636)	1989		3/24/2004
44420 Pecan Court (O)	California, MD	—	344	890	126	344	1,016	1,360	(90)	1989		11/9/2004
44425 Pecan Court (O)	California, MD	—	1,309	3,506	1,217	1,309	4,723	6,032	(921)	1997		5/5/2004
45310 Abell House Lane (O)	California, MD	—	2,272	13,794	—	2,272	13,794	16,066	(368)	2011		8/30/2010
46579 Expedition Drive (O)	Lexington Park, MD	—	1,406	5,796	1,078	1,406	6,874	8,280	(2,147)	2002		3/24/2004
46591 Expedition Drive (O)	Lexington Park, MD	—	1,200	7,199	656	1,200	7,855	9,055	(1,083)	2005		3/24/2004
4851 Stonecroft Boulevard (O)	Chantilly, VA	—	1,878	11,558	21	1,878	11,579	13,457	(2,379)	2004		8/14/2002
4940 Campbell Drive (O)	White Marsh, MD	—	1,379	3,858	987	1,379	4,845	6,224	(933)	1990		1/9/2007
4969 Mercantile Road (O)	White Marsh, MD	—	1,308	4,456	62	1,308	4,518	5,826	(678)	1983		1/9/2007
4979 Mercantile Road (O)	White Marsh, MD	—	1,299	4,686	84	1,299	4,770	6,069	(727)	1985		1/9/2007
5020 Campbell Boulevard (O)	White Marsh, MD	—	1,014	3,136	781	1,014	3,917	4,931	(673)	1986 - 1988		1/9/2007
5022 Campbell Boulevard (O)	White Marsh, MD	—	624	1,924	332	624	2,256	2,880	(496)	1986 - 1988		1/9/2007
5024 Campbell Boulevard (O)	White Marsh, MD	—	767	2,420	250	767	2,670	3,437	(702)	1986 - 1988		1/9/2007
5026 Campbell Boulevard (O)	White Marsh, MD	—	700	2,138	45	700	2,183	2,883	(396)	1986 - 1988		1/9/2007
525 Babcock Road (O)(10)	Colorado Springs, CO	—	355	397	79	355	476	831	(89)	1967		7/12/2007
5325 Nottingham Drive (O)	White Marsh, MD	—	816	3,976	485	816	4,461	5,277	(763)	2002		1/9/2007
5355 Nottingham Drive (O)	White Marsh, MD	—	761	3,562	1,616	761	5,178	5,939	(1,380)	2005		1/9/2007
5520 Research Park Drive (O)	Catonsville, MD	—	—	20,066	—	—	20,066	20,066	(1,679)	2009		4/4/2006
5522 Research Park Drive (O)	Catonsville, MD	—	—	4,550	—	—	4,550	4,550	(614)	2007		3/8/2006
565 Space Center Drive (O)(10)	Colorado Springs, CO	—	644	6,284	352	644	6,636	7,280	(107)	2009		7/8/2005
5725 Mark Dabling Boulevard (O)	Colorado Springs, CO	12,882	900	11,397	2,832	900	14,229	15,129	(4,567)	1984		5/18/2006
5755 Mark Dabling Boulevard (O)	Colorado Springs, CO	10,208	799	10,324	3,597	799	13,921	14,720	(3,464)	1989		5/18/2006
5775 Mark Dabling Boulevard (O)	Colorado Springs, CO	12,477	1,035	12,440	1,658	1,035	14,098	15,133	(4,260)	1984		5/18/2006
5825 University Research Court (O)	College Park, MD	16,292	—	22,190	11	—	22,201	22,201	(2,118)	2008		1/29/2008
5850 University Research Court (O)	College Park, MD	22,183	—	30,273	57	—	30,330	30,330	(2,236)	2008		1/29/2008
655 Space Center Drive (O)(10)	Colorado Springs, CO	—	745	15,445	59	745	15,504	16,249	—	2008		7/8/2005
6700 Alexander Bell Drive (O)	Columbia, MD	4,000	1,755	7,019	4,628	1,755	11,647	13,402	(4,568)	1988		5/14/2001
6708 Alexander Bell Drive (O)	Columbia, MD	6,320	897	3,588	1,592	897	5,180	6,077	(2,440)	1988		5/14/2001
6711 Columbia Gateway Drive (O)	Columbia, MD	—	2,683	23,239	314	2,683	23,553	26,236	(3,503)	2006 - 2007		9/28/2000
6716 Alexander Bell Drive (O)	Columbia, MD	—	1,242	4,969	2,525	1,242	7,494	8,736	(3,394)	1990		12/31/1998

			Initial Cost			Gross Amounts Carried At Close of Period
					Costs Capitalized Subsequent to Acquisition
Property (Type)(1)	Location	Encumbrances(2)	Land	Building and Land Improvements		Land	Building and Land Improvements	Total(3)(4)	Accumulated Depreciation(5)	Year Built or Renovated		Date Acquired(6)
6721 Columbia Gateway Drive (O)	Columbia, MD	29,252	1,753	34,090	—	1,753	34,090	35,843	(3,233)	2009		9/28/2000
6724 Alexander Bell Drive (O)	Columbia, MD	10,939	449	5,039	579	449	5,618	6,067	(1,787)	2001		5/14/2001
6731 Columbia Gateway Drive (O)	Columbia, MD	—	2,807	19,098	1,648	2,807	20,746	23,553	(6,546)	2002		3/29/2000
6740 Alexander Bell Drive (O)	Columbia, MD	—	1,424	5,696	3,045	1,424	8,741	10,165	(3,933)	1992		12/31/1998
6741 Columbia Gateway Drive (O)	Columbia, MD	—	675	1,711	114	675	1,825	2,500	(195)	2008		9/28/2000
6750 Alexander Bell Drive (O)	Columbia, MD	—	1,263	12,461	3,351	1,263	15,812	17,075	(5,893)	2001		12/31/1998
6760 Alexander Bell Drive (O)	Columbia, MD	—	890	3,561	1,979	890	5,540	6,430	(2,582)	1991		12/31/1998
6940 Columbia Gateway Drive (O)	Columbia, MD	17,300	3,545	9,916	3,162	3,545	13,078	16,623	(5,274)	1999		11/13/1998
6950 Columbia Gateway Drive (O)	Columbia, MD	—	3,596	14,269	1,033	3,596	15,302	18,898	(5,975)	1998		10/22/1998
7000 Columbia Gateway Drive (O)	Columbia, MD	15,800	3,131	12,103	622	3,131	12,725	15,856	(3,246)	1999		5/31/2002
7015 Albert Einstein Drive (O)	Columbia, MD	2,486	2,058	6,093	826	2,058	6,919	8,977	(2,179)	1999		12/1/2005
7061 Columbia Gateway Drive (O)	Columbia, MD	—	729	3,094	571	729	3,665	4,394	(1,460)	2000		8/30/2001
7063 Columbia Gateway Drive (O)	Columbia, MD	—	902	3,684	1,043	902	4,727	5,629	(2,058)	2000		8/30/2001
7065 Columbia Gateway Drive (O)	Columbia, MD	—	919	3,763	1,263	919	5,026	5,945	(1,923)	2000		8/30/2001
7067 Columbia Gateway Drive (O)	Columbia, MD	—	1,829	11,823	2,415	1,829	14,238	16,067	(4,340)	2001		8/30/2001
7125 Columbia Gateway Drive (L)	Columbia, MD	—	3,361	128	279	3,361	407	3,768	—	1973/1999	(8)	6/29/2006
7125 Columbia Gateway Drive (O)	Columbia, MD	33,779	17,126	46,994	6,583	17,126	53,577	70,703	(10,556)	1973/1999		6/29/2006
7130 Columbia Gateway Drive (O)	Columbia, MD	6,519	1,350	4,359	1,784	1,350	6,143	7,493	(1,577)	1989		9/19/2005
7134 Columbia Gateway Drive (O)	Columbia, MD	2,949	704	1,971	299	704	2,270	2,974	(499)	1990		9/19/2005
7138 Columbia Gateway Drive (O)	Columbia, MD	5,406	1,104	3,518	1,961	1,104	5,479	6,583	(2,174)	1990		9/19/2005
7142 Columbia Gateway Drive (O)	Columbia, MD	6,280	1,342	3,978	1,326	1,342	5,304	6,646	(1,406)	1994		9/19/2005
7150 Columbia Gateway Drive (O)	Columbia, MD	4,850	1,032	3,429	321	1,032	3,750	4,782	(867)	1991		9/19/2005
7150 Riverwood Drive (O)	Columbia, MD	—	1,821	4,388	972	1,821	5,360	7,181	(1,163)	2000		1/10/2007
7160 Riverwood Drive (O)	Columbia, MD	—	2,732	7,006	1,503	2,732	8,509	11,241	(2,688)	2000		1/10/2007
7170 Riverwood Drive (O)	Columbia, MD	—	1,283	3,096	594	1,283	3,690	4,973	(726)	2000		1/10/2007
7175 Riverwood Drive (O)	Columbia, MD	—	1,788	4,133	—	1,788	4,133	5,921	—	1996	(7)	7/27/2005
7200 Redstone Gateway (O)	Huntsville, MD	—	—	4,531	—	—	4,531	4,531	—		(7)	3/23/2010
7200 Riverwood Road (O)	Columbia, MD	—	4,089	16,356	3,001	4,089	19,357	23,446	(6,741)	1986		10/13/1998
7205 Riverwood Drive (O)	Columbia, MD	—	1,367	14,300	—	1,367	14,300	15,667	—		(7)	7/27/2005
7272 Park Circle Drive (O)	Hanover, MD	5,232	1,479	6,300	1,798	1,479	8,098	9,577	(1,663)	1991/1996		1/10/2007
7318 Parkway Drive (O)	Hanover, MD	—	972	3,888	812	972	4,700	5,672	(1,582)	1984		4/16/1999
7320 Parkway Drive (O)	Hanover, MD	7,000	905	3,570	1,575	905	5,145	6,050	(1,557)	1983		4/4/2002
745 Space Center Drive (O)(10)	Colorado Springs, CO	—	654	7,521	15	654	7,536	8,190	(171)	2006		7/8/2005
7467 Ridge Road (O)	Hanover, MD	—	1,629	6,517	1,924	1,629	8,441	10,070	(3,346)	1990		4/28/1999
7700 Potranco Road (O)	San Antonio, TX	—	14,020	38,804	7	14,020	38,811	52,831	(5,703)	1982/1985		3/30/2005
7700-1 Potranco Road (O)	San Antonio, TX	—	—	1,066	—	—	1,066	1,066	(108)	2007		3/30/2005
7700-5 Potranco Road (O)	San Antonio, TX	—	—	1,884	—	—	1,884	1,884	(154)	2009		3/30/2005
7740 Milestone Parkway (O)	Hanover, MD	17,548	3,825	34,363	61	3,825	34,424	38,249	(2,265)	2009		7/2/2007
7770 Backlick Road (O)	Springfield, VA	931	6,387	71,600	8	6,387	71,608	77,995	(157)	2012	(7)	3/10/2010
800 International Drive (O)	Linthicum, MD	8,408	775	3,099	947	775	4,046	4,821	(1,662)	1988		4/30/1998
8000 Potranco Road (O)	San Antonio, TX	—	1,964	21,178	—	1,964	21,178	23,142	(1,149)	2010		1/20/2006
8003 Corporate Drive (O)	White Marsh, MD	—	611	1,611	53	611	1,664	2,275	(311)	1999		1/9/2007
8007 Corporate Drive (O)	White Marsh, MD	—	1,434	3,336	307	1,434	3,643	5,077	(727)	1995		1/9/2007
8010 Corporate Drive (O)	White Marsh, MD	—	1,349	3,262	1,672	1,349	4,934	6,283	(842)	1998		1/9/2007
8013 Corporate Drive (O)	White Marsh, MD	—	642	1,536	1,809	642	3,345	3,987	(432)	1990		1/9/2007
8015 Corporate Drive (O)	White Marsh, MD	—	446	1,116	243	446	1,359	1,805	(306)	1990		1/9/2007

			Initial Cost			Gross Amounts Carried At Close of Period
					Costs Capitalized Subsequent to Acquisition
Property (Type)(1)	Location	Encumbrances(2)	Land	Building and Land Improvements		Land	Building and Land Improvements	Total(3)(4)	Accumulated Depreciation(5)	Year Built or Renovated		Date Acquired(6)
8019 Corporate Drive (O)	White Marsh, MD	—	680	1,898	738	680	2,636	3,316	(555)	1990		1/9/2007
8020 Corporate Drive (O)	White Marsh, MD	—	2,184	3,767	2,199	2,184	5,966	8,150	(954)	1997		1/9/2007
8023 Corporate Drive (O)	White Marsh, MD	—	651	1,603	5	651	1,608	2,259	(267)	1990		1/9/2007
8030 Potranco Road (O)	San Antonio, TX	—	1,964	21,298	—	1,964	21,298	23,262	(1,148)	2010		1/20/2006
8094 Sandpiper Circle (O)	White Marsh, MD	—	1,960	3,716	369	1,960	4,085	6,045	(820)	1998		1/9/2007
8098 Sandpiper Circle (O)	White Marsh, MD	—	1,797	3,651	633	1,797	4,284	6,081	(558)	1998		1/9/2007
8100 Potranco Road (L)	San Antonio, TX	—	1,964	1,396	—	1,964	1,396	3,360	—		(8)	6/14/2005
8110 Corporate Drive (O)	White Marsh, MD	—	2,285	10,117	489	2,285	10,606	12,891	(2,202)	2001		1/9/2007
8140 Corporate Drive (O)	White Marsh, MD	—	2,158	8,457	2,018	2,158	10,475	12,633	(3,046)	2003		1/9/2007
849 International Drive (O)	Linthicum, MD	11,692	1,356	5,426	3,081	1,356	8,507	9,863	(4,043)	1988		2/23/1999
8621 Robert Fulton Drive (O)	Columbia, MD	11,000	2,317	12,642	199	2,317	12,841	15,158	(2,314)	2005 - 2006		6/10/2005
8661 Robert Fulton Drive (O)	Columbia, MD	6,200	1,510	3,764	1,042	1,510	4,806	6,316	(1,518)	2002		12/30/2003
8671 Robert Fulton Drive (O)	Columbia, MD	7,600	1,718	4,280	1,941	1,718	6,221	7,939	(2,148)	2002		12/30/2003
870 Elkridge Landing Road (O)	Linthicum, MD	18,900	2,003	9,442	6,689	2,003	16,131	18,134	(7,148)	1981		8/3/2001
881 Elkridge Landing Road (O)	Linthicum, MD	11,812	1,034	4,137	1,049	1,034	5,186	6,220	(1,991)	1986		4/30/1998
891 Elkridge Landing Road (O)	Linthicum, MD	—	1,165	4,772	1,777	1,165	6,549	7,714	(2,674)	1984		7/2/2001
900 Elkridge Landing Road (O)	Linthicum, MD	—	1,993	7,972	2,887	1,993	10,859	12,852	(4,722)	1982		4/30/1998
900 International Drive (O)	Linthicum, MD	8,008	981	3,922	834	981	4,756	5,737	(1,964)	1986		4/30/1998
901 Elkridge Landing Road (O)	Linthicum, MD	—	1,156	4,437	1,558	1,156	5,995	7,151	(2,148)	1984		7/2/2001
911 Elkridge Landing Road (O)	Linthicum, MD	—	1,215	4,861	2,024	1,215	6,885	8,100	(2,789)	1985		4/30/1998
920 Elkridge Landing Road (O)	Linthicum, MD	—	2,081	9,683	687	2,081	10,370	12,451	(4,084)	1982		7/2/2001
921 Elkridge Landing Road (O)	Linthicum, MD	—	1,044	4,176	639	1,044	4,815	5,859	(1,989)	1983		4/30/1998
930 International Drive (O)	Linthicum, MD	8,488	1,013	4,053	1,100	1,013	5,153	6,166	(2,203)	1986		4/30/1998
938 Elkridge Landing Road (O)	Linthicum, MD	—	1,209	4,748	476	1,209	5,224	6,433	(1,615)	1984		7/2/2001
939 Elkridge Landing Road (O)	Linthicum, MD	—	939	3,756	1,790	939	5,546	6,485	(2,452)	1983		4/30/1998
940 Elkridge Landing Road (L)	Linthicum, MD	—	1,104	4,718	170	1,104	4,888	5,992	(4,884)		(8)	7/2/2001
9651 Hornbaker Road (D)	Manassas, VA	—	6,050	196,428	253	6,050	196,681	202,731	(2,809)	2010		9/14/2010
9690 Deereco Road (O)	Timonium, MD	—	3,415	13,723	5,833	3,415	19,556	22,971	(7,927)	1988		12/21/1999
980 Technology Court (O)(10)	Colorado Springs, CO	—	526	2,046	442	526	2,488	3,014	(585)	1995		9/28/2005
985 Space Center Drive (O)(10)	Colorado Springs, CO	—	777	12,287	1,569	777	13,856	14,633	(2,948)	1989		9/28/2005
9900 Franklin Square Drive (O)	White Marsh, MD	—	979	3,466	202	979	3,668	4,647	(734)	1999		1/9/2007
9910 Franklin Square Drive (O)	White Marsh, MD	5,040	1,219	6,590	65	1,219	6,655	7,874	(1,457)	2005		1/9/2007
9920 Franklin Square Drive (O)	White Marsh, MD	—	1,058	5,293	1,429	1,058	6,722	7,780	(1,470)	2006		1/9/2007
9925 Federal Drive (O)(10)	Colorado Springs, CO	—	1,129	4,334	80	1,129	4,414	5,543	(97)	2008		9/28/2005
9930 Franklin Square Drive (O)	White Marsh, MD	—	1,137	3,921	36	1,137	3,957	5,094	(795)	2001		1/9/2007
9940 Franklin Square Drive (O)	White Marsh, MD	—	1,052	3,382	281	1,052	3,663	4,715	(732)	2000		1/9/2007
9945 Federal Drive (O)(10)	Colorado Springs, CO	—	1,854	849	—	1,854	849	2,703	(13)	2009		9/28/2005
9950 Federal Drive (O)(10)	Colorado Springs, CO	—	877	5,045	1,501	877	6,546	7,423	(1,944)	2001		12/22/2005
9960 Federal Drive (O)(10)	Colorado Springs, CO	—	695	2,286	291	695	2,577	3,272	(256)	2001		12/22/2005
9965 Federal Drive (L)(10)	Colorado Springs, CO	—	466	—	—	466	—	466	—		(8)	12/22/2005
9965 Federal Drive (O)(10)	Colorado Springs, CO	—	1,401	6,061	565	1,401	6,626	8,027	(907)	1983/2007		1/19/2006
999 Corporate Boulevard (O)	Linthicum, MD	13,533	1,187	8,332	556	1,187	8,888	10,075	(3,230)	2000		8/1/1999
Aerotech Commerce (L)	Colorado Springs, CO	—	900	—	—	900	—	900	—		(8)	5/19/2006
Arborcrest (O)	Blue Bell, PA	—	21,969	83,529	1,094	21,969	84,623	106,592	(2,686)	1991	(6)(7)	10/14/1997
Arundel Preserve (L)	Hanover, MD	—	—	5,886	—	—	5,886	5,886	—		(8)		(9)
Ashburn Crossing—DC-8 (O)	Ashburn, VA	—	7,291	—	—	7,291	—	7,291	—		(7)	12/27/2012
Ashburn Crossing—DC-9 (O)	Ashburn, VA	—	4,192	—	—	4,192	—	4,192	—		(7)	12/27/2012

			Initial Cost			Gross Amounts Carried At Close of Period
					Costs Capitalized Subsequent to Acquisition
Property (Type)(1)	Location	Encumbrances(2)	Land	Building and Land Improvements		Land	Building and Land Improvements	Total(3)(4)	Accumulated Depreciation(5)	Year Built or Renovated		Date Acquired(6)
Ashburn Crossing (L)	Ashburn, VA	—	4,309	3	—	4,309	3	4,312	—		(8)	12/27/2012
Canton Crossing Land (L)	Baltimore, MD	—	16,085	1,820	—	16,085	1,820	17,905	—		(8)	10/27/2009
Canton Crossing Util Distr Ctr (O)	Baltimore, MD	—	7,300	15,550	722	7,300	16,272	23,572	(1,655)	2005		10/27/2009
Columbia Gateway—Southridge (L)	Columbia, MD	—	6,387	2,938	—	6,387	2,938	9,325	—		(8)	9/20/2004
Dahlgren Technology Center (L)	Dahlgren, VA	—	1,083	178	—	1,083	178	1,261	—		(8)	3/16/2005
Expedition VII (L)	Lexington Park, MD	—	705	726	—	705	726	1,431	—		(8)	3/24/2004
Indian Head (L)	Bryans Road, MD	—	6,436	—	—	6,436	—	6,436	—		(8)	10/23/2006
InterQuest (L)	Colorado Springs, CO	—	14,515	8	—	14,515	8	14,523	—		(8)	9/28/2005
M Square Research Park (L)	College Park, MD	—	—	3,602	—	—	3,602	3,602	—		(8)	1/29/2008
National Business Park (L)	Annapolis Junction, MD	—	2,372	6,354	—	2,372	6,354	8,726	—		(8)	11/14/2003
National Business Park North (L)	Jessup, MD	—	25,654	25,069	—	25,654	25,069	50,723	—		(8)	6/29/2006
North Gate Business Park (L)	Aberdeen, MD	—	6,486	10,717	—	6,486	10,717	17,203	—		(8)	9/14/2007
Northwest Crossroads (L)	San Antonio, TX	—	7,430	836	—	7,430	836	8,266	—		(8)	1/20/2006
Old Annapolis Road (O)	Columbia, MD	—	1,637	5,500	2,103	1,637	7,603	9,240	(2,333)	1974/1985		12/14/2000
Patriot Park (L)	Colorado Springs, CO	—	8,768	248	—	8,768	248	9,016	—		(8)	7/8/2005
Patriot Ridge (L)	Springfield, VA	—	18,517	10,873	—	18,517	10,873	29,390	—		(8)	3/10/2010
Redstone Gateway (L)	Huntsville, AL	—	—	13,700	—	—	13,700	13,700	—		(8)	3/23/2010
Route 15/Biggs Ford Road (L)	Frederick, MD	—	8,703	526	—	8,703	526	9,229	—		(8)	8/28/2008
Sentry Gateway (L)	San Antonio, TX	—	8,275	3,621	—	8,275	3,621	11,896	—		(8)	3/30/2005
West Nursery Road (L)	Linthicum, MD	—	1,441	53	—	1,441	53	1,494	—		(8)	10/28/2009
Westfields—Park Center (L)	Herndon, VA	—	3,609	2,640	—	3,609	2,640	6,249	—		(8)	7/18/2002
Westfields Corporate Center (L)	Herndon, VA	—	7,141	1,342	—	7,141	1,342	8,483	—		(8)	7/31/2002
White Marsh (L)	White Marsh, MD	—	30,322	10,385	—	30,322	10,385	40,707	—		(8)	1/9/2007
Woodland Park (L)	Herndon, VA	—	9,614	81	—	9,614	81	9,695	—		(8)	4/29/2004
Other Developments, including intercompany eliminations (V)	Various	—	7	(152)	(438)	7	(590)	(583)	689	Various		Various

		$1,015,130	$681,001	$2,893,547	$285,412	$681,001	$3,178,959	$3,859,960	$(568,176)

(1)
A legend for the Property Type follows: (O) = Office Property; (L) = Land held or pre-construction; (D) = Data Center; and (V) = Various.

(2)
Excludes our term loan facilities of $770.0 million, senior exchangeable notes of $230.9 million, unsecured notes payable of $1.8 million, and net premiums on the remaining loans of $1.3 million.

(3)
The aggregate cost of these assets for Federal income tax purposes was approximately $3.4 billion at December 31, 2012.

(4)
As discussed in Note 5 to our Consolidated Financial Statements, we recognized impairment losses of $46.1 million in connection with our property in Greater Philadelphia, Pennsylvania and $19.0 million, including exit costs, in connection with certain properties included in our Strategic Reallocation Plan.

(5)
The estimated lives over which depreciation is recognized follow: Building and land improvements: 10 - 40 years; and tenant improvements: related lease terms.

(6)
The acquisition date of multi-parcel properties reflects the date of the earliest parcel acquisition.

(7)
Under construction or redevelopment at December 31, 2012.

(8)
Held or under pre-construction at December 31, 2012.

(9)
Development in progress in anticipation of acquisition at December 31, 2012.

(10)
Included in our Strategic Reallocation Plan and classified as held for sale as of December 31, 2012.

        The following table summarizes our changes in cost of properties for the years ended December 31, 2012, 2011 and 2010 (in thousands):

	2012	2011	2010
Beginning balance	$4,038,932	$3,948,487	$3,452,512
Acquisitions of operating properties	33,684	26,887	187,052
Improvements and other additions	214,418	304,079	338,358
Sales	(291,491)	(75,315)	(29,430)
Impairments	(121,557)	(165,206)	—
Other dispositions	(13,891)	—	—
Other	(135)	—	(5)

Ending balance	$3,859,960	$4,038,932	$3,948,487

        The following table summarizes our changes in accumulated depreciation for the same time periods (in thousands):

	2012	2011	2010
Beginning balance	$577,601	$503,032	$422,612
Depreciation expense	93,158	99,173	88,048
Sales	(40,346)	(9,640)	(7,764)
Impairments	(58,855)	(15,039)	—
Other dispositions	(3,247)	—	—
Other	(135)	75	136

Ending balance	$568,176	$577,601	$503,032

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    Indemnification of Directors and Officers.

        The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

        The Declaration of Trust authorizes COPT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of COPT and at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. The Bylaws obligate COPT, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any such Trustee or officer who, at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of COPT. The Declaration of Trust and the Bylaws also permit COPT to provide indemnification to any person who served a predecessor of COPT in any of the capacities described above and to any employee or agent of COPT or a predecessor of COPT. The Bylaws require COPT to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

        The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the Maryland General Corporation Law ("MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify in a proceeding by or in the right of the corporation in which the director was adjudged to be liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to indemnify or advance reasonable expenses to a director or officer in a proceeding by that director or officer against the corporation only with respect to a proceeding brought to enforce indemnification under the MGCL or if the charter or bylaws of the corporation, a resolution by the board of directors, or an agreement approved by the board of directors to which the corporation is a party expressly provides for such indemnification or advancement. In addition, reasonable expenses may be advanced upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.

        The Maryland REIT Law and the Bylaws may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

ITEM 21.    Exhibits and Financial Statement Schedules

EXHIBIT NO.	DESCRIPTION
3.1.1	Amended and Restated Declaration of Trust of COPT (filed with COPT's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).
3.1.2
Articles of Amendment of Amended and Restated Declaration of Trust (filed on March 22, 2002 with the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).
3.1.3	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company's Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).
3.1.4
Articles Supplementary of COPT Series B Cumulative Redeemable Preferred Shares, dated July 2, 1999 (filed with the Company's Current Report on Form 8-K on July 7, 1999 and incorporated herein by reference).
3.1.5
Articles Supplementary of COPT relating to the Series B Cumulative Redeemable Preferred Shares (filed with the Company's Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).
3.1.6	Articles Supplementary of COPT relating to the Series D Convertible Preferred Shares (filed with the Company's Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).
3.1.7
Articles Supplementary of COPT relating to the Series E Cumulative Redeemable Preferred Shares, dated April 3, 2001 (filed with COPT's Current Report on Form 8-K on April 4, 2001 and incorporated herein by reference).
3.1.8
Articles Supplementary of COPT relating to the Series F Cumulative Redeemable Preferred Shares, dated September 13, 2001 (filed with COPT's Amended Current Report on Form 8-K on September 14, 2001 and incorporated herein by reference).
3.1.9
Articles Supplementary of COPT relating to the Series G Cumulative Redeemable Preferred Shares, dated August 6, 2003 (filed with COPT's Registration Statement on Form 8-A on August 7, 2003 and incorporated herein by reference).
3.1.10
Articles Supplementary of COPT relating to the Series H Cumulative Redeemable Preferred Shares, dated December 11, 2003 (filed with COPT's Current Report on Form 8-K on December 12, 2003 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
3.1.11	Articles Supplementary of COPT relating to the Series J Cumulative Redeemable Preferred Shares of Beneficial Interest (filed with the Company's Current Report on Form 8-K dated July 19, 2006 and incorporated herein by reference).
3.1.12
Articles Supplementary of COPT relating to the Series K Cumulative Redeemable Convertible Preferred Shares of Beneficial Interest (filed with the Company's Current Report on Form 8-K dated January 16, 2007 and incorporated herein by reference).
3.1.13
Articles Supplementary of COPT relating to the Series L Cumulative Preferred Shares of Beneficial Interest (filed with the Company's Current Report on Form 8-K dated June 25, 2012 and incorporated herein by reference).
3.1.14	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company's Current Report on Form 8-K dated May 28, 2008 and incorporated herein by reference).
3.1.15	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company's Current Report on Form 8-K dated May 19, 2010 and incorporated herein by reference).
3.1.16	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company's Current Report on Form 8-K dated June 19, 2012 and incorporated herein by reference).
3.2.1	Bylaws of COPT, as amended and restated on December 3, 2009 (filed with the Company's Current Report on Form 8-K dated December 9, 2009 and incorporated herein by reference).
3.2.2	First Amendment to Amended and Restated Bylaws (filed with the Company's Current Report on Form 8-K dated December 18, 2012 and incorporated herein by reference).
3.3
Form of certificate for COPT's Common Shares of Beneficial Interest, $0.01 par value per share (filed with COPT's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).
4.1
Indenture, dated as of April 7, 2010, among COPLP, as issuer, COPT, as guarantor, and Wells Fargo Bank, National Association, as trustee (filed with the Company's Current Report on Form 8-K dated April 16, 2010 and incorporated herein by reference).
4.2	4.25% Exchangeable Senior Note due 2030 of COPLP (filed with the Company's Current Report on Form 8-K dated April 16, 2010 and incorporated herein by reference).
4.3
Indenture, dated as of May 6, 2013, among COPLP, as issuer, COPT, as guarantor, and U.S. Bank National Association, as trustee (filed with the Company's Current Report on Form 8-K dated May 7, 2013 and incorporated herein by reference).
4.4
Registration Rights Agreement, dated May 6, 2013, among COPLP, COPT, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (filed with the Company's Current Report on Form 8-K dated May 7, 2013 and incorporated herein by reference).
5.1	Opinion of Morgan, Lewis & Bockius LLP (filed as an exhibit to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference).
5.2	Opinion of Saul Ewing LLP (filed as an exhibit to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
10.1.1	Second Amended and Restated Limited Partnership Agreement of COPLP, dated December 7, 1999 (filed on March 16, 2000 with the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).
10.1.2
First Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated December 21, 1999 (filed on March 16, 2000 with the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).
10.1.3
Second Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated December 21, 1999 (filed with the Company's Post Effective Amendment No. 2 to Form S-3 dated November 1, 2000 (Registration Statement No. 333-71807) and incorporated herein by reference).
10.1.4
Third Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated September 29, 2000 (filed with the Company's Post Effective Amendment No. 2 to Form S-3 dated November 1, 2000 (Registration Statement No. 333-71807) and incorporated herein by reference).
10.1.5
Fourth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated November 27, 2000 (filed on March 27, 2003 with the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
10.1.6
Fifth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated January 25, 2001 (filed on March 27, 2003 with the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
10.1.7
Sixth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated April 3, 2001 (filed with the Company's Current Report on Form 8-K dated April 4, 2001 and incorporated herein by reference).
10.1.8
Seventh Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated August 30, 2001 (filed on March 27, 2003 with the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
10.1.9
Eighth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated September 14, 2001 (filed with the Company's Amended Current Report on Form 8-K dated September 14, 2001 and incorporated herein by reference).
10.1.10
Ninth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated October 16, 2001 (filed on March 27, 2003 with the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
10.1.11
Tenth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated December 29, 2001 (filed on March 27, 2003 with the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
10.1.12
Eleventh Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated December 15, 2002 (filed on March 27, 2003 with the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
10.1.13	Twelfth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated June 2, 2003 (filed on August 12, 2003 with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference).
10.1.14
Thirteenth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated August 11, 2003 (filed on March 27, 2003 with the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
10.1.15
Fourteenth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated December 18, 2003 (filed on March 11, 2004 with the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).
10.1.16
Fifteenth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated January 31, 2004 (filed on March 11, 2004 with the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).
10.1.17
Sixteenth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated April 15, 2004 (filed on May 7, 2004 with the Company's Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference).
10.1.18
Seventeenth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated September 23, 2004 (filed with the Company's Current Report on Form 8-K dated September 23, 2004 and incorporated herein by reference).
10.1.19
Eighteenth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated April 18, 2005 (filed with the Company's Form 8-K on April 22, 2005 and incorporated herein by reference).
10.1.20
Nineteenth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated July 8, 2005 (filed with the Company's Current Report on Form 8-K on July 14, 2005 and incorporated herein by reference).
10.1.21
Twentieth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated June 29, 2006 (filed with the Company's Current Report on Form 8-K dated July 6, 2006 and incorporated herein by reference).
10.1.22
Twenty-First Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated July 20, 2006 (filed with the Company's Current Report on Form 8-K dated July 26, 2006 and incorporated herein by reference).
10.1.23
Twenty-Second Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated January 9, 2007 (filed with the Company's Current Report on Form 8-K dated January 16, 2007 and incorporated herein by reference).
10.1.24
Twenty-Third Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated April 6, 2007 (filed with the Company's Current Report on Form 8-K dated April 12, 2007 and incorporated herein by reference).
10.1.25
Twenty-Fourth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated November 2, 2007 (filed with the Company's Current Report on Form 8-K dated November 5, 2007 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
10.1.26	Twenty-Fifth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated December 31, 2008 (filed with the Company's Current Report on Form 8-K dated January 5, 2009 and incorporated herein by reference).
10.1.27
Twenty-Sixth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated March 4, 2010 (filed with the Company's Current Report on Form 8-K dated March 10, 2010 and incorporated herein by reference).
10.1.28
Twenty-Seventh Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated February 3, 2011 (filed with the Company's Current Report on Form 8-K dated February 3, 2011 and incorporated herein by reference).
10.1.29
Twenty-Eighth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated September 15, 2011 (filed with the Company's Current Report on Form 8-K dated September 16, 2011 and incorporated herein by reference).
10.1.30
Twenty-Ninth Amendment to Second Amended and Restated Limited Partnership Agreement of COPLP, dated June 27, 2012 (filed with the Company's Current Report on Form 8-K dated June 27, 2012 and incorporated herein by reference).
10.2.1	Corporate Office Properties Trust 1998 Long Term Incentive Plan (filed with COPT's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).
10.2.2
Amendment No. 1 to Corporate Office Properties Trust 1998 Long Term Incentive Plan (filed on August 13, 1999 with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference).
10.2.3
Amendment No. 2 to Corporate Office Properties Trust 1998 Long Term Incentive Plan (filed on March 22, 2002 with the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).
10.3
Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan (filed with COPT's Registration Statement on Form S-8 (Commission File No. 333-87384) and incorporated herein by reference).
10.4.1	Employment Agreement, dated July 13, 2005, between COPLP, COPT and Randall M. Griffin (filed with the Company's Current Report on Form 8-K dated July 19, 2005 and incorporated herein by reference).
10.4.2
Amendment to Employment Agreement, dated May 30, 2006, between COPLP, COPT and Randall M. Griffin (filed with the Company's Current Report on Form 8-K dated June 1, 2006 and incorporated herein by reference).
10.4.3
Second Amendment to Employment Agreement, dated December 31, 2008, between COPLP, COPT and Randall M. Griffin (filed with the Company's Current Report on Form 8-K dated January 5, 2009 and incorporated herein by reference).
10.4.4
Third Amendment to Employment Agreement, dated September 16, 2010, between COPLP, COPT and Randall M. Griffin (filed on October 29, 2010 with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and incorporated herein by reference).
10.5.1
Employment Agreement, dated September 12, 2002, between COPLP, COPT and Roger A. Waesche, Jr. (filed on March 27, 2003 with the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
10.5.2	Amendment to Employment Agreement, dated March 4, 2005, between COPLP, COPT and Roger A. Waesche, Jr. (filed on March 16, 2005 with the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.5.3
Second Amendment to Employment Agreement, dated May 30, 2006, between COPLP, COPT, and Roger A. Waesche, Jr. (filed with the Company's Current Report on Form 8-K dated June 1, 2006 and incorporated herein by reference).
10.5.4
Third Amendment to Employment Agreement, dated July 31, 2006, between COPLP, COPT, and Roger A. Waesche, Jr. (filed with the Company's Current Report on Form 8-K dated August 1, 2006 and incorporated herein by reference).
10.5.5
Fourth Amendment to Employment Agreement, dated March 2, 2007, between COPLP, COPT, and Roger A. Waesche, Jr. (filed with the Company's Annual Report on Form 10-K dated February 29, 2008 and incorporated herein by reference).
10.5.6
Fifth Amendment to Employment Agreement, dated September 16, 2010, between COPLP, COPT, and Roger A. Waesche, Jr. (filed on October 29, 2010 with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and incorporated herein by reference).
10.5.7
Sixth Amendment to Employment Agreement, dated December 12, 2012, between COPLP, COPT, and Roger A. Waesche, Jr. (filed with the Company's Annual Report on Form 10-K dated February 12, 2013 and incorporated herein by reference).
10.5.8	Letter Agreement, dated March 8, 2013, between COPT, COPLP, and Roger A. Waesche, Jr. (filed with the Company's Current Report on Form 8-K dated March 13, 2013 and incorporated herein by reference)
10.6.1	Employment Agreement, dated July 31, 2006, between COPLP, COPT and Stephen E. Riffee (filed with the Company's Current Report on Form 8-K dated August 1, 2006 and incorporated herein by reference).
10.6.2
First Amendment to Employment Agreement, dated December 31, 2008, between COPLP, COPT and Stephen E. Riffee (filed with the Company's Current Report on Form 8-K dated January 5, 2009 and incorporated herein by reference).
10.6.3
Second Amendment to Employment Agreement, dated September 16, 2010, between COPLP, COPT and Stephen E. Riffee (filed on October 29, 2010 with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and incorporated herein by reference).
10.6.4	Employment Agreement, dated June 14, 2012, between COPLP, COPT and Stephen E. Riffee (filed with the Company's Current Report on Form 8-K dated June 19, 2012 and incorporated herein by reference).
10.7.1
Employment Agreement, dated December 31, 2008, between Corporate Development Services, LLC, COPT and Wayne Lingafelter (filed with the Company's Annual Report on Form 8-K dated January 5, 2009 and incorporated herein by reference).
10.7.2
First Amendment to Employment Agreement, dated September 16, 2010, between Corporate Development Services, LLC, COPT and Wayne Lingafelter (filed on October 29, 2010 with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
10.8.1	Employment Agreement, dated September 15, 2011, between COPLP, COPT and Stephen E. Budorick (filed with the Company's Current Report on Form 8-K dated September 16, 2011 and incorporated herein by reference).
10.9
Amended and Restated Registration Rights Agreement, dated March 16, 1998, for the benefit of certain shareholders of the Company (filed on August 12, 1998 with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).
10.10
Registration Rights Agreement, dated January 25, 2001, for the benefit of Barony Trust Limited (filed on March 22, 2001 with the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).
10.11.1
Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan (filed with the Company's Current Report on Form 8-K dated December 10, 2008 and incorporated herein by reference).
10.11.2
First Amendment to the Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan dated December 4, 2008 (filed with the Company's Current Report on Form 8-K dated December 10, 2008 and incorporated herein by reference).
10.12.1
Corporate Office Properties Trust 2008 Omnibus Equity and Incentive Plan (included in Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2008 and incorporated herein by reference).
10.12.2
Corporate Office Properties Trust Amended and Restated 2008 Omnibus Equity and Incentive Plan (included in Annex A to the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2010 and incorporated herein by reference).
10.13
Registration Rights Agreement, dated April 7, 2010, among COPLP, COPT, J.P. Morgan Securities Inc. and RBC Capital Markets Corporation (filed with the Company's Current Report on Form 8-K dated April 16, 2010 and incorporated herein by reference).
10.14	Common Stock Delivery Agreement, dated April 7, 2010, among COPLP and COPT (filed with the Company's Current Report on Form 8-K dated April 16, 2010 and incorporated herein by reference).
10.15
Credit Agreement, dated as of September 1, 2011, by and among COPLP; COPT; J.P. Morgan Securities LLC; KeyBanc Capital Markets; KeyBank National Association; JPMorgan Chase Bank, N.A.; Bank of America, N.A.; Royal Bank of Canada; Wells Fargo Bank, National Association; Barclays Bank PLC; PNC Bank, National Association; Regions Bank; Manufacturers and Traders Trust Company; and SunTrust Bank (filed with the Company's Current Report on Form 8-K/A dated September 1, 2011 and incorporated herein by reference).
10.16
Term Loan Agreement, dated as of September 1, 2011, by and among COPLP; COPT; J.P. Morgan Securities LLC; KeyBanc Capital Markets; KeyBank National Association; JPMorgan Chase Bank, N.A.; Bank of America, N.A.; Royal Bank of Canada; Barclays Bank PLC; PNC Bank, National Association; Wells Fargo Bank, National Association; Regions Bank; Manufacturers and Traders Trust Company; and SunTrust Bank (filed with the Company's Current Report on Form 8-K/A dated September 1, 2011 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
10.17	Term Loan Agreement, dated as of February 14, 2012, by and among COPLP; COPT; J.P. Morgan Securities LLC; KeyBanc Capital Markets; KeyBank National Association; JPMorgan Chase Bank, N.A.; Bank of America, N.A.; Royal Bank of Canada; and Wells Fargo Bank, National Association (filed with the Company's Quarter Report on Form 10-Q for the quarter ended March 31, 2012 and incorporated herein by reference).
10.18
Corporate Office Properties Trust and Corporate Office Properties, L.P. Executive Change in Control and Severance Plan (filed with the Company's Current Report on Form 8-K dated March 13, 2013 and incorporated herein by reference).
10.19	Letter Agreement, dated March 8, 2013, between COPT, COPLP, and Roger A. Waesche, Jr. (filed with the Company's Current Report on Form 8-K dated March 13, 2013 and incorporated herein by reference).
12.1	Statement regarding Computation of Earnings to Fixed Charges (filed as an exhibit to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference).
21.1	Subsidiaries of COPLP (filed as an exhibit to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference).
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference)
23.2	Consent of Saul Ewing LLP (included in Exhibit 5.2 to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference)
23.3	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney (included in signature page to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference)
25.1
Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association (Form T-1) (filed as an exhibit to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference).
99.1	Form of Letter of Transmittal (filed as an exhibit to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference).
99.2	Form of Notice of Guaranteed Delivery (filed as an exhibit to the registrants' Registration Statement on Form S-4 (No. 333-189188) and incorporated herein by reference).
(b)
Financial Statements and Financial Statement Schedules

        See Index to Financial Statements on page F-1

ITEM 22.    Undertakings.

(a)
The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)
The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d)
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbia, State of Maryland, on July 3, 2013.

CORPORATE OFFICE PROPERTIES, L.P.
BY:	CORPORATE OFFICE PROPERTIES TRUST, ITS GENERAL PARTNER
By:	/s/ ROGER A. WAESCHE. JR.
	Name:	Roger A. Waesche, Jr.
	Title:	President and Chief Executive Officer
By:	/s/ STEPHEN E. RIFFEE
	Name:	Stephen E. Riffee
	Title:	Executive Vice President and Chief Financial Officer
CORPORATE OFFICE PROPERTIES TRUST
By:	/s/ ROGER A. WAESCHE. JR.
	Name:	Roger A. Waesche, Jr.
	Title:	President and Chief Executive Officer
By:	/s/ STEPHEN E. RIFFEE
	Name:	Stephen E. Riffee
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Thomas F. Brady	Chairman of the Board of Trustees of Corporate Office Properties Trust	July 3, 2013
/s/ ROGER A. WAESCHE, JR. Roger A. Waesche, Jr.	President, Chief Executive Officer and Trustee of Corporate Office Properties Trust (Principal Executive Officer)	July 3, 2013

Signature		Capacity	Date

/s/ STEPHEN E. RIFFEE Stephen E. Riffee		Executive Vice President and Chief Financial Officer of Corporate Office Properties Trust (Principal Financial Officer)	July 3, 2013
/s/ GREGORY J. THOR Gregory J. Thor		Senior Vice President, Controller and Chief Accounting Officer of Corporate Office Properties Trust (Principal Accounting Officer)	July 3, 2013
* Robert L. Denton		Trustee of Corporate Office Properties Trust	July 3, 2013
* Clay W. Hamlin, III		Trustee of Corporate Office Properties Trust	July 3, 2013
* Elizabeth A. Hight		Trustee of Corporate Office Properties Trust	July 3, 2013
* David M. Jacobstein		Trustee of Corporate Office Properties Trust	July 3, 2013
* Steven D. Kesler		Trustee of Corporate Office Properties Trust	July 3, 2013
* Jay H. Shidler		Trustee of Corporate Office Properties Trust	July 3, 2013
* Richard Szafranski		Trustee of Corporate Office Properties Trust	July 3, 2013
* Kenneth D. Wethe		Trustee of Corporate Office Properties Trust	July 3, 2013
*By	/s/ STEPHEN E. RIFFEE attorney-in-fact